      PROSPECTUS SUPPLEMENT DATED MAY 17, 1999 SUPPLEMENTING AND RESTATING PROSPECTUS SUPPLEMENT DATED APRIL 27, 1999 (TO PROSPECTUS DATED JANUARY 27,
                                     1999)

            THE PURPOSE OF THIS PROSPECTUS SUPPLEMENT IS TO ADD THE
CLASS I-A-1 CERTIFICATES TO THE CLASSES OF CERTIFICATES BEING OFFERED HEREUNDER.
                         PNC MORTGAGE SECURITIES CORP.
                         DEPOSITOR AND MASTER SERVICER
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-4

                                  $978,650,561
                                 (APPROXIMATE)

                          THE PNC MORTGAGE SECURITIES CORP. SERIES 1999-4 TRUST WILL ISSUE THIRTY-FIVE CLASSES OF OFFERED CERTIFICATES AND SIX CLASSES OF PRIVATELY PLACED CERTIFICATES. EACH CLASS OF OFFERED CERTIFICATES WILL RECEIVE MONTHLY DISTRIBUTIONS OF INTEREST, PRINCIPAL OR BOTH. THE TABLE BEGINNING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT CONTAINS A LIST OF THE CLASSES OF OFFERED CERTIFICATES, INCLUDING THE PRINCIPAL BALANCE, INTEREST RATE, AND CERTAIN SPECIAL CHARACTERISTICS OF EACH CLASS.

                          OFFERED CERTIFICATES

Total principal amount (approximate)        $978,650,561

First payment date                          May 25, 1999

Interest and/or principal paid              Monthly

Last possible payment date                  June 25, 2029

                          Credit enhancement for the offered certificates is being provided by six classes of privately offered certificates which have an aggregate principal balance of approximately $12,168,952.

CONSIDER CAREFULLY THE RISK
FACTORS BEGINNING ON PAGE
S-12 IN THIS PROSPECTUS
SUPPLEMENT AND PAGE 5 IN THE
ACCOMPANYING PROSPECTUS.
The certificates will
represent interests only in
the trust created for Series
1999-4 and will not represent
interests in or obligations
of PNC Mortgage Securities
Corp., PNC Bank Corp. or any
of their affiliates.
This prospectus supplement
may be used to offer and sell
the offered certificates only
if accompanied by the
prospectus.


The underwriter listed below will offer the offered certificates at varying prices to be determined at the time of sale. The proceeds to PNC Mortgage Securities Corp. from the sale of the offered certificates will be approximately 100.87% of the principal balance of the offered certificates plus accrued interest, before deducting expenses. The underwriter's commission will be the difference between the price it pays to PNC Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter
                          DONALDSON, LUFKIN & JENRETTE

                                  May 17, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

     IF THE TERMS OF YOUR CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where certain capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption 'Index of Terms' on page S-96 in this prospectus supplement and under the caption 'Index of Terms' beginning on page 81 in the accompanying prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings assigned in the accompanying prospectus.

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
SUMMARY INFORMATION............................    S-4
     What You Own..............................    S-4
          Information About the Mortgage
            Pool...............................    S-4
     The Offered Certificates..................    S-4
          Components...........................    S-5
          Initial Principal Balance of the
            Certificates.......................    S-6
     Distributions on the Certificates.........    S-6
          Monthly Distributions................    S-6
          Distributions of Interest............    S-6
          Compensating Interest and Interest
            Shortfalls.........................    S-7
          Distributions of Principal...........    S-7
          Cross-Collateralization of Loan
            Group I and Loan Group IV..........    S-9
          Cross-Collateralization of Loan
            Group II and Loan Group III........    S-9
     Advances..................................    S-9
     Credit Enhancements.......................    S-9
     Allocation of Losses......................    S-9
     Yield Considerations......................   S-10
     Book-Entry Registration...................   S-10
     Denominations.............................   S-10
     Legal Investment..........................   S-10
     ERISA Considerations......................   S-10
     Federal Income Tax Consequences...........   S-10
     Ratings...................................   S-11
RISK FACTORS...................................   S-12
THE TRUST......................................   S-21
DESCRIPTION OF THE MORTGAGE POOL...............   S-21
     Loan Group I..............................   S-22
     Loan Group II.............................   S-22
     Loan Group III............................   S-22
     Loan Group IV.............................   S-23
     Additional Information....................   S-23
DESCRIPTION OF THE CERTIFICATES................   S-24
     General...................................   S-24
     Book-Entry Registration...................   S-26
     Definitive Certificates...................   S-28
     Priority of Distributions.................   S-28
     Distributions of Interest.................   S-33
     Cross-Collateralization...................   S-35
     Distributions of Principal................   S-38
          General..............................   S-38
          Group I Certificate Principal
            Distributions......................   S-38
          Group II Certificate Principal
            Distributions......................   S-42
          Group III Certificate Principal
            Distributions......................   S-42
          Group IV Certificate Principal
            Distributions......................   S-43
          Group C-B Certificate Principal
            Distributions......................   S-45
                                                  PAGE
                                                  ----
          Group D-B Certificate Principal
            Distributions......................   S-46
     Principal Prepayments.....................   S-47
     Distributions in Reduction of the Special
       Retail Certificates.....................   S-47
     Subordination and Allocation of Losses....   S-51
     The Class R-1 Certificates................   S-55
     Advances..................................   S-55
     Available Distribution Amount.............   S-55
     Last Scheduled Distribution Date..........   S-56
     Optional Termination of the Trust.........   S-57
     Servicing Compensation and Payment of
       Expenses................................   S-57
     Special Servicing Agreements..............   S-58
DELINQUENCY, LOSS AND FORECLOSURE EXPERIENCE...   S-58
YEAR 2000 READINESS DISCLOSURE.................   S-60
YIELD AND PREPAYMENT CONSIDERATIONS............   S-61
     General...................................   S-61
     Principal Prepayments and Compensating
       Interest................................   S-61
     Lockout Certificates......................   S-62
     Rate of Payments..........................   S-62
     Class I-A-4 Certificates..................   S-62
     Prepayment Assumptions....................   S-62
     Yield Considerations with Respect to the
       Interest Only, Principal Only and Class
       I-A-1 Certificates......................   S-64
     Yield Considerations with Respect to the
       Senior Subordinate Certificates.........   S-68
     Additional Yield Considerations Applicable
       Solely to the Residual Certificates.....   S-71
     Additional Information....................   S-71
CREDIT ENHANCEMENTS............................   S-71
     Subordination.............................   S-71
     Shifting of Interests.....................   S-72
CERTAIN FEDERAL INCOME TAX CONSEQUENCES........   S-72
     Special Tax Considerations Applicable to
       the Residual Certificates...............   S-73
CERTAIN LEGAL INVESTMENT ASPECTS...............   S-74
ERISA CONSIDERATIONS...........................   S-75
METHOD OF DISTRIBUTION.........................   S-76
LEGAL MATTERS..................................   S-76
CERTIFICATE RATINGS............................   S-76
APPENDIX A.....................................   S-78
APPENDIX B.....................................   S-84
APPENDIX C.....................................   S-92
INDEX OF TERMS.................................   S-96

                                       S-3

                              SUMMARY INFORMATION

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING. THIS SUMMARY IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

WHAT YOU OWN
YOUR CERTIFICATES REPRESENT INTERESTS ONLY IN THE ASSETS OF THE TRUST. ALL PAYMENTS TO YOU WILL COME ONLY FROM THE AMOUNTS RECEIVED IN CONNECTION WITH THOSE ASSETS.

The Trust contains a pool of mortgage loans and certain other assets, as described under 'The Trust' in this prospectus supplement.

INFORMATION ABOUT THE MORTGAGE POOL

The mortgage pool consists of approximately 5,117 mortgage loans with an aggregate principal balance as of April 1, 1999 of approximately $990,819,514. All of the mortgage loans are secured by residential properties or shares of cooperative apartments and each is set to mature within 30 years of the date it was originated.

The mortgage pool consists of the following four loan groups:

                                                   MAXIMUM
                                APPROXIMATE       YEARS TO
                                 PRINCIPAL        MATURITY
                  NUMBER OF      BALANCE AS         FROM
                  MORTGAGE      OF APRIL 1,      ORIGINATION
  LOAN GROUP        LOANS           1999            DATE
------------------------------------------------------------

Loan Group I        1,441       $445,108,650          30
Loan Group II       1,529        176,097,801          30
Loan Group III      1,750        218,321,648          30
Loan Group IV         397        151,291,414          30

For a further description of the mortgage loans in each loan group, see 'Description of the Mortgage Pool' and Appendix B in this prospectus supplement.

THE OFFERED CERTIFICATES

PNC Mortgage Securities Corp. will deposit, or cause to be deposited, the mortgage loans into the Trust. The Trust is being created for the purpose of issuing the Mortgage Pass-Through Certificates, Series 1999-4. The approximate initial class principal balance, annual certificate interest rate and type of each class of the offered certificates will be as follows:

              APPROXIMATE         ANNUAL
             INITIAL CLASS      CERTIFICATE
CLASS      PRINCIPAL BALANCE   INTEREST RATE             TYPE
----------------------------------------------------------------------
I-A-1        $  80,830,470          (1)            Senior/Component
I-A-2           58,501,000         6.200%             Senior/PAC
I-A-3          144,551,000         6.150%             Senior/TAC
I-A-4           13,627,000         6.750%(2)        Senior/Accrual
I-A-5            9,735,000         6.200%             Senior/PAC
I-A-6           47,746,000         6.050%             Senior/PAC
I-A-7           16,153,062         6.400%             Senior/PAC
I-A-8           54,549,000         6.200%             Senior/PAC
I-A-9                   --         6.750%(3)       Sr./Interest Only
I-A-10             499,000         6.750%         Sr. Support/Lockout
II-A-1         160,971,945         7.000%               Senior
III-A-1        199,197,720         7.250%               Senior
IV-A-1          83,477,000         6.500%               Senior
IV-A-2          10,097,000         6.500%               Senior
IV-A-3          10,046,000         6.500%               Senior
IV-A-4          14,484,686         6.500%           Senior/Lockout
IV-A-5           1,010,000         6.750%               Senior
IV-A-6           2,277,000         6.750%               Senior
IV-A-7           2,061,000         6.750%               Senior
IV-A-8             205,693          (4)           Sr./Principal Only
IV-A-9          21,203,000         6.500%               Senior
I-X                     --         6.750%(3)       Sr./Interest Only
II-X                    --         7.000%(3)       Sr./Interest Only
III-X                   --         7.250%(3)       Sr./Interest Only
II-P               597,787          (4)           Sr./Principal Only
III-P            1,112,392          (4)           Sr./Principal Only
C-B-1           11,629,801          (5)               Subordinate
C-B-2            6,262,201          (5)               Subordinate
C-B-3            2,385,600          (5)               Subordinate
D-B-1           13,804,680          (6)               Subordinate
D-B-2            7,493,970          (6)               Subordinate
D-B-3            4,141,404          (6)               Subordinate
R-1                     50         6.500%           Senior/Residual
R-2                     50         6.500%           Senior/Residual
R-3                     50         6.500%           Senior/Residual

------------

(1) The Class I-A-1 Certificates are comprised of five components, as described on page S-5 of this prospectus supplement, each of which has its own interest rate or will not receive any distributions of interest.

(2) These certificates will generally not receive any distributions of interest until the principal balances of the Class I-A-3 Certificates and Component I-A-1-5 have been reduced to zero. See 'Description of the Certificates -- Distributions of Interest' and ' -- Distributions of Principal -- Group I Certificate Principal
                                       S-4

    Distributions -- Distribution of Accrued Interest' in this prospectus supplement.

(3) These certificates will not receive any distributions of principal, but will accrue interest on the related class notional amount. The initial Class I-A-9, Class I-X, Class II-X and Class III-X notional amounts will be approximately $379,367, $4,027,551, $6,374,781 and $7,666,137, respectively.
    See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(4) These certificates will not receive any distributions of interest.

(5) The initial certificate interest rate on the Class C-B-1, Class C-B-2 and Class C-B-3 Certificates will each be approximately 6.687% per annum and thereafter will vary from 6.500% to 6.750% per annum. For a more detailed description of the certificate interest rate on these certificates, see 'Description of the Certificates -- Distributions of Interest -- Group C-B Certificate Interest Rate' in this prospectus supplement.

(6) The initial certificate interest rate on the Class D-B-1, Class D-B-2 and Class D-B-3 Certificates will each be approximately 7.138% per annum and thereafter will vary from 7.000% to 7.250% per annum. For a more detailed description of the certificate interest rate on these certificates, see 'Description of the Certificates -- Distributions of Interest -- Group D-B Certificate Interest Rate' in this prospectus supplement.

The Trust will also issue the Class C-B-4, Class C-B-5, Class C-B-6, Class D-B-4, Class D-B-5 and Class D-B-6 Certificates which are not being offered by this prospectus supplement. These private certificates are subordinated to the offered certificates and provide credit enhancement for the offered certificates.

COMPONENTS

The Class I-A-1 Certificates will be comprised of five components, each of which will have a specified component principal balance or component notional amount which functions in a manner comparable to that of a class principal balance or class notional amount, respectively, on which interest will accrue at a designated interest rate (other than Component I-A-1-4 which is not entitled to distributions of interest). Holders of the Class I-A-1 Certificates will be entitled to receive distributions on any distribution date to the extent of the amount distributed with respect to the related components on such distribution date. HOLDERS OF THE CLASS I-A-1 CERTIFICATES MAY NOT TRANSFER THE COMPONENTS SEPARATELY. The five components comprising the Class I-A-1 Certificates will have the designations, initial principal balances, interest rates and types set forth below:

                     APPROXIMATE
                       INITIAL        ANNUAL
                      COMPONENT      COMPONENT
                      PRINCIPAL       INTEREST
   DESIGNATION         BALANCE         RATE            TYPE
------------------------------------------------------------------
Component I-A-1-1             --       6.750%(1) Sr./Interest Only
Component I-A-1-2             --       6.750%(1) Sr./Interest Only
Component I-A-1-3             --       6.750%(1) Sr./Interest Only
Component I-A-1-4    $ 2,730,470        (2)       Sr./Prin. Only
Component I-A-1-5     78,100,000       6.750%(3)  Sr./TAC/Accrual

------------

(1) These components will not receive any distributions of principal, but will accrue interest on the related component notional amount. The initial Component I-A-1-1, Component I-A-1-2 and Component I-A-1-3 notional amounts will be approximately $12,000,000, $3,414,339 and $12,848,977, respectively.
    See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(2) Component I-A-1-4 will not receive any distributions of interest.

(3) Component I-A-1-5 will generally not receive any distributions of interest until the Class I-A-3 principal balance has been reduced to zero. See 'Description of the Certificates -- Distributions of Interest' and
    ' -- Distributions of Principal -- Group I Certificate Principal Distributions -- Distribution of Accrued Interest' in this prospectus supplement.

The certificates whose class designation begins with 'I' correspond to loan group I. The certificates whose class designation begins with 'II' correspond to loan group II. The certificates whose class designation begins with 'III' correspond to loan group III. The certificates whose class designation begins with 'IV' correspond to loan group IV. The certificates whose class designation begins with 'C' correspond to loan group I and loan group IV. The certificates whose class designation begins with 'D' correspond to loan group II and loan group III. Each of the certificates generally receives distributions based on principal and interest collected from mortgage loans in its corresponding loan group or loan groups.

INITIAL PRINCIPAL BALANCE OF THE CERTIFICATES

The initial aggregate principal balance of the certificates issued by the Trust is approximately $990,819,514, subject to an upward or downward variance of no more than 5%.

The initial aggregate principal balance of the certificates related to loan group I, loan group II, loan group III and loan group IV have the following composition:

certificates related to loan group I and loan group IV:

 the senior certificates related to each of loan group I and loan group IV comprise approximately 95.75% of the applicable loan group;

 the Class C-B-1, Class C-B-2 and Class C-B-3 Certificates comprise approximately 3.40% of the applicable loan groups; and

 the privately offered subordinate certificates comprise approximately 0.85% of the applicable loan groups.

certificates related to loan group II and loan group III:

 the senior certificates related to each of loan group II and loan group III comprise approximately 91.75% of the applicable loan group;

 the Class D-B-1, Class D-B-2 and Class D-B-3 Certificates comprise approximately 6.45% of the applicable loan groups; and

 the privately offered subordinate certificates comprise approximately 1.80% of the applicable loan groups.

DISTRIBUTIONS ON THE CERTIFICATES

MONTHLY DISTRIBUTIONS

Each month, the trustee, State Street Bank and Trust Company, will make distributions of interest and/or principal to the holders of the certificates. The first distribution date will be May 25, 1999. Thereafter, distributions will be made on the 25th day of each month, or if such 25th day is not a business day, on the next business day.

Source of Payments. The mortgagors pay their interest and principal during the month to the servicers. Each month, the servicers subtract their servicing fee and send the remainder to the master servicer. The master servicer then subtracts its master servicing fee and sends the remainder to the trustee. On the distribution date for that month, the trustee distributes that remaining amount by loan group to the holders of the certificates related to that loan group in the order described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement.

DISTRIBUTIONS OF INTEREST

Each class of offered certificates entitled to interest will accrue interest each month. On each distribution date interest will be distributed to these classes in the order described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement. The accrued interest on the Class I-A-4 Certificates will generally not be distributed to those certificates until the principal balances of the Class I-A-3 Certificates and Component I-A-1-5 have each been reduced to zero. Until that happens such accrued interest will be added to the principal balance of the Class I-A-4 Certificates. Likewise, the accrued interest on Component I-A-1-5 will generally not be distributed to such component until the principal balance of the Class I-A-3 Certificates has been reduced to zero. Until that happens such accrued interest will be added to the principal balance of Component I-A-1-5. See 'Description of the Certificates -- Distributions of Interest' and 'Description of the Certificates -- Distributions of Principal -- Group I Certificate Principal Distribution Amount -- Distribution of Accrued Interest' in this prospectus supplement.

It is possible that, on any given distribution date, there will be insufficient payments from the mortgage loans. As a result, some certificates, most likely the subordinate certificates, may not receive the full amount of accrued interest. If this happens, those certificates will be entitled to receive any shortfall in interest distributions in the following month in the same priority as their distribution of current interest. However, there will be no extra interest paid to make up for the delay.

The amount of interest each class of certificates or component accrues each month will equal 1/12th of the annual interest rate for that class or component multiplied by the related class principal balance, component principal balance, class notional amount or component notional amount, as applicable. The principal balance or notional amount used for this calculation on the first distribution date will be the applicable balance as of April 29, 1999. The principal balance or notional amount used for this calculation on any other distribution date will be the applicable balance immediately after the preceding distribution date. The annual interest rate for each class of offered certificates entitled to interest is described on page S-4 of this prospectus supplement. For a description of how the notional amounts are determined, see 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

The Class IV-A-8, Class II-P and Class III-P Certificates and Component I-A-1-4 will not receive any distributions of interest.

COMPENSATING INTEREST AND INTEREST SHORTFALLS.

Prepayments in Full. When mortgagors make prepayments in full, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of their prepayment. To compensate certificateholders for the shortfall in interest this causes, the master servicer may pay compensating interest to the certificateholders out of the master servicing fee it collects. For a description of how compensating interest is allocated among the certificates as well as important limitations on the amount of compensating interest that will be allocated among the certificates, see 'Description of the Certificates -- Distributions of Interest -- Compensating Interest' and 'Yield and Prepayment Considerations' in this prospectus supplement.

Partial Prepayments. When mortgagors make partial prepayments, they do not pay interest on the amount of that prepayment. Certificateholders will receive no compensating interest to compensate them for the shortfall in interest this causes.

DISTRIBUTIONS OF PRINCIPAL

General. As the mortgagors pay principal on the mortgage loans in each loan group, that principal is passed on to the holders of certificates related to that loan group. HOWEVER, NOT EVERY CLASS OF CERTIFICATES RECEIVES PRINCIPAL ON EACH DISTRIBUTION DATE.

Component I-A-1-4 and Class P Certificates. On each distribution date, Component I-A-1-4 and the Class II-P and Class III-P Certificates will each receive a portion of the principal that is received on each discount mortgage loan in the related loan group. A discount mortgage loan is a mortgage loan with a net interest rate, after subtracting the servicing fee and master servicing fee, of less than (i) 6.750% in loan group I, (ii) 7.000% in loan group II and
(iii) 7.250% in loan group III. For a description of the principal distributions to the Class P Certificates and Component I-A-1-4, see 'Description of the Certificates -- Distributions of Principal' in this prospectus supplement.

Group I-A Certificates. On each distribution date, a certain portion of the principal received on all of the mortgage loans in loan group I will be distributed to the Class I-A-1 Certificates (in respect of Component I-A-1-5) and the Class I-A-2 through the Class I-A-10 Certificates in the order of priority described in 'Description of the Certificates -- Distributions of Principal -- Group I Certificate Principal Distributions -- Group I Senior Principal Distribution Amount' in this prospectus supplement. HOWEVER, NOT ALL OF THESE CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE. SEE APPENDIX A FOR A TABLE SHOWING FOR EACH CLASS OF CERTIFICATES, THE EXPECTED RATE OF RETURN OF PRINCIPAL AT DIFFERENT RATES OF PREPAYMENTS ON THE MORTGAGE LOANS IN LOAN GROUP I. However, if there are no subordinate certificates related to loan group I and loan group IV outstanding, the Class I-A-1 Certificates (in respect of Component I-A-1-5) and the Class I-A-2 through Class I-A-10 Certificates will not receive principal in the order of priority described in 'Description of the Certificates -- Distributions of Principal -- Group I Certificate Principal Distributions -- Group I Senior Principal Distribution Amount' in this prospectus supplement. Instead, each of these classes of certificates will generally receive principal pro rata according to its class principal balance.

In addition, the Class I-A-3 Certificates and Component I-A-1-5 will receive as principal a portion of the interest accrued on certain other classes and components as described in 'Description of the Certificates -- Distributions of Principal -- Group I Certificate Principal Distribution Amount -- Distribution of Accrued Interest' in this prospectus supplement.

The Class I-A-9 Certificates and Components I-A-1-1, I-A-1-2 and I-A-1-3 will not receive any distributions of principal.

Class II-A-1 Certificates. On each distribution date, a certain portion of the principal received on all of the mortgage loans in loan group II will be distributed to the Class II-A-1 Certificates. See 'Description of the Certificates -- Distributions of Principal -- Group II Certificate Principal Distributions -- Group II Senior Principal Distribution Amount' in this prospectus supplement.

Class III-A-1 Certificates. On each distribution date, a certain portion of the principal received on all of the mortgage loans in loan group III will be distributed to the Class III-A-1 Certificates. See 'Description of the Certificates -- Distributions of Principal -- Group III Certificate Principal Distributions -- Group III Senior Principal Distribution Amount' in this prospectus supplement.

Group IV-A Certificates. On each distribution date, a certain portion of the principal received on all of the mortgage loans in loan group IV will be distributed to the Class IV-A-1 through the Class IV-A-9 Certificates in the order of priority described in 'Description of the Certificates -- Distributions of Principal -- Group IV Certificate Principal Distributions -- Group IV Senior Principal Distribution Amount' in this prospectus supplement. HOWEVER, NOT ALL OF THESE CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE. SEE APPENDIX A FOR A TABLE SHOWING FOR EACH CLASS OF CERTIFICATES, THE EXPECTED RATE OF RETURN OF PRINCIPAL AT DIFFERENT RATES OF PREPAYMENTS ON THE MORTGAGE LOANS IN LOAN GROUP IV. However, if there are no subordinate certificates related to loan group I and loan group IV outstanding, the Class IV-A-1 through Class IV-A-9 Certificates will not receive principal in the order of priority described in 'Description of the Certificates -- Distributions of Principal -- Group IV Certificate Principal Distributions -- Group IV Senior Principal Distribution Amount' in this prospectus supplement. Instead, each of these classes of certificates will receive principal pro rata according to its class principal balance.

The Class IV-A-5, Class IV-A-6 and Class IV-A-7 Certificates are subject to special rules and procedures regarding the distribution of principal to holders of such certificates. See 'Description of the Certificates -- Distribution in Reduction of the Special Certificates' in this prospectus supplement.

Group C-B Certificates. On each distribution date, the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates will be entitled to receive a certain portion of the principal received on all of the mortgage loans in loan group I and loan group IV, pro rata according to their respective class principal balances. However, under certain conditions described in this prospectus supplement under 'Description of the Certificates -- Priority of Distributions,' the amount of principal prepayments owed to some of these classes will be paid to other classes of these Group C-B Certificates with a higher priority.

Group D-B Certificates. On each distribution date, the Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5 and Class D-B-6 Certificates will be entitled to receive a certain portion of the principal received on all of the mortgage loans in loan group II and loan group III, pro rata according to their respective class principal balances. However, under certain conditions described in this prospectus supplement under 'Description of the Certificates -- Priority of Distributions,' the amount of principal prepayments owed to some of these classes will be paid to other classes of these Group D-B Certificates with a higher priority.

Priority of Principal Distributions. Each class of certificates in a certificate group receives its principal entitlements in the order described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement. It is possible that, on any given distribution date, there will be insufficient payments from the mortgage loans. As a result, some certificates, most likely the subordinate certificates, may not receive the full amount of principal distributions to which they are entitled.

The Class I-A-9, Class I-X, Class II-X and Class III-X Certificates and Components I-A-1-1, I-A-1-2 and I-A-1-3 will not receive any distributions of principal.

For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see 'Description of the Certificates -- Distributions of Principal' in this prospectus supplement.

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

CROSS-COLLATERALIZATION OF LOAN GROUP I AND LOAN GROUP IV

In certain limited circumstances, principal and interest collected from loan group I may be used to pay principal or interest, or both, to the senior certificates related to loan group IV and, similarly, principal and interest collected from loan group IV may be used to pay principal or interest, or both, to the senior certificates related to loan group I. See 'Description of the Certificates -- Cross-Collateralization' in this prospectus supplement.

CROSS-COLLATERALIZATION OF LOAN GROUP II AND LOAN GROUP III

In certain limited circumstances, principal and interest collected from loan group II may be used to pay principal or interest, or both, to the senior certificates related to loan group III and, similarly, principal and interest collected from loan group III may be used to pay principal or interest, or both, to the senior certificates related to loan group II. See 'Description of the Certificates -- Cross-Collateralization' in this prospectus supplement.

ADVANCES

For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment or if no payment is received at all, the master servicer will advance its own funds to cover that shortfall. However, the master servicer will make advances only so long as it determines that such advance will be recoverable from future payments or collections on that mortgage loan. See 'Description of the Certificates -- Advances' in this prospectus supplement.

CREDIT ENHANCEMENTS

Subordination. The senior certificates will receive all distributions of interest and principal before the related subordinate certificates are entitled to receive distributions of interest or principal. This provides credit enhancement to the senior certificates. In a similar fashion, each class of subordinate certificates will provide credit enhancement to all other related subordinate certificates with lower numerical class designations.

Shifting of Interests. The senior certificates in the aggregate will receive 100% of principal prepayments received on the mortgage loans in the related loan group until the fifth anniversary of the first distribution date. During the next four years, the senior certificates in the aggregate will generally receive a disproportionately large, but decreasing, share of principal prepayments. This will result in a quicker return of principal to the senior certificates and increases the likelihood that holders of the senior certificates will be paid the full amount of principal to which they are entitled. For a more detailed description of how principal prepayments are allocated among the senior certificates and the subordinate certificates, see 'Description of the Certificates -- Principal Prepayments' in this prospectus supplement.

ALLOCATION OF LOSSES

Realized Losses. A loss is realized on a mortgage loan when the master servicer or applicable servicer determines that it has received all amounts it expects to recover with respect to such loan and that amount is less than the outstanding principal balance of the loan and its accrued and unpaid interest. LOSSES WILL BE ALLOCATED TO THE CERTIFICATES BY DEDUCTING SUCH LOSSES FROM THE PRINCIPAL BALANCE OF THE CERTIFICATES WITHOUT MAKING ANY PAYMENTS TO THE CERTIFICATEHOLDERS. In general, the amount of such losses will be allocated to the most junior class of subordinate certificates related to such loan group then outstanding. In general, losses will be allocated to the senior certificates only after the principal balances of all of the related subordinate certificates have been reduced to zero.

Special Hazard, Fraud and Bankruptcy Losses. Special hazard losses, fraud losses and bankruptcy losses in excess of specified amounts will, in general, be allocated to all outstanding classes of related certificates pro rata according to the outstanding principal balance of such certificates. THEREFORE, FOR THESE TYPES OF LOSSES IN EXCESS OF THE SPECIFIED AMOUNTS, THE SUBORDINATE CERTIFICATES DO NOT ACT AS CREDIT ENHANCEMENTS FOR THE SENIOR CERTIFICATES. For a description of how much of these types of losses will be allocated to the subordinate certificates and how much will be allocated to all of the certificates, see 'Description of the Certificates -- Subordination and Allocation of Losses' in this prospectus supplement.

Losses on Discount Mortgage Loans. Losses realized on the discount mortgage loans will be treated differently from other losses. A certain portion of the loss on each discount mortgage

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

loan will first be allocated to the Class P Certificates related to that loan group or, in the case of loss on a discount mortgage loan in loan group I, to Component I-A-1-4, and the remainder of the loss will be allocated in the usual manner. However, the portion of the loss allocated to the Class P Certificates and Component I-A-1-4 will usually be recovered through amounts otherwise allocable to the related subordinate certificates as described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement.

For a more detailed description of the allocation of realized losses among the certificates, see 'Description of the Certificates -- Subordination and Allocation of Losses' in this prospectus supplement.

YIELD CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon, among other things:

 the price at which the certificates are purchased;

 the applicable interest rate, if any; and

 the rate of prepayments on the related mortgage loans.

The certificates that receive only distributions of principal or only distributions of interest will be especially sensitive to the rate of prepayments. For a discussion of special yield considerations applicable to these classes of certificates, see 'Risk Factors' and 'Yield and Prepayment Considerations -- Yield Considerations with Respect to the Interest Only, Principal Only and Class I-A-1 Certificates' in this prospectus supplement.

BOOK-ENTRY REGISTRATION

In general, the senior certificates, other than the Class I-A-10, Class R-1, Class R-2 and Class R-3 Certificates, will be available only in book-entry form through the facilities of The Depository Trust Company. See 'Description of the Certificates -- Book-Entry Registration' in this prospectus supplement.

DENOMINATIONS

The offered certificates, other than the Class I-A-9, Class IV-A-3, Class IV-A-5, Class IV-A-6, Class IV-A-7, Class I-X, Class II-X, Class III-X, Class R-1, Class R-2 and Class R-3 Certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof. The Class IV-A-3, Class IV-A-5, Class IV-A-6 and Class IV-A-7 Certificates are offered in minimum denominations of $1,000 each and multiples of $1 in excess thereof. The
Class I-A-9, Class I-X, Class II-X and Class III-X Certificates are offered in minimum denominations of $100,000 initial class notional amount each and multiples of $1 in excess thereof. The Class R-1, Class R-2 and Class R-3 Certificates will each have an initial class principal balance of $50 and will each be offered in a single certificate that represents a 99.99% interest in such class.

LEGAL INVESTMENT

As of the date of their issuance, all of the offered certificates, other than the Class C-B-2, Class C-B-3, Class D-B-2 and Class D-B-3 Certificates, will be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See 'Certain Legal Investment Aspects' in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS

Subject to important considerations described under 'ERISA Considerations' in this prospectus supplement and in the accompanying prospectus, the senior certificates, other than the Class I-A-10, Class R-1, Class R-2 and Class R-3 Certificates, will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, PNC Mortgage Securities Corp. will cause three REMIC elections to be made with respect to the Trust. The certificates, other than the Class R-1, Class R-2 and Class R-3 Certificates, will represent ownership of regular interests. Such certificates will generally be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R-1,

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

Class R-2 and Class R-3 Certificates will represent ownership of residual interests.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R-1, Class R-2 and Class R-3 Certificates, see 'Certain Federal Income Tax Consequences' in this prospectus supplement and in the accompanying prospectus.

RATINGS

The offered certificates are required to receive the ratings from Duff & Phelps Credit Rating Co. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. indicated under 'Certificate Ratings' in this prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of offered certificates of all distributions on the underlying mortgage loans to which they are entitled.
They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of certificates entitled to interest only to fail to recover their initial investments.

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

                                  RISK FACTORS

     THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

     THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

THERE IS NO GUARANTEE THAT YOU WILL RECEIVE       As the mortgagors make payments of interest and principal on
PRINCIPAL PAYMENTS ON YOUR CERTIFICATES AT ANY    their mortgage loans, you will receive payments. Because the
SPECIFIC RATE OR ON ANY SPECIFIC DATES            mortgagors are free to make those payments faster than
                                                  scheduled, you may receive distributions faster than you
                                                  expected. There is no guarantee that you will receive principal payments on your certificates at any specific rate or on any specific dates.
THE YIELD ON YOUR CERTIFICATES IS DIRECTLY        The yield to maturity on your certificates is directly related
RELATED TO THE PREPAYMENT RATE ON THE MORTGAGE    to the rate at which the mortgagors pay principal on the
LOANS                                             mortgage loans in the related loan group or loan groups.
                                                  Principal payments on the mortgage loans may be in the
                                                  following forms:
                                                    scheduled principal payments; and
                                                    principal prepayments which consist of:
                                                      prepayments in full on a mortgage loan;
                                                      partial prepayments on a mortgage loan; and
                                                      liquidation principal, which is the principal recovered
                                                      after foreclosing on or otherwise liquidating a defaulted
                                                      mortgage loan.
                                                  In general, as prevailing mortgage interest rates decline
                                                  significantly below the mortgage interest rates on the mortgage loans in the mortgage pool, the prepayment rate may increase.
                                                  General economic conditions and homeowner mobility will also affect the prepayment rate. All of the mortgage loans contain
                                                  'due-on-sale' clauses. Therefore, the sale of any mortgaged property may cause a prepayment in full on the related mortgage loan. See 'Yield and Prepayment Considerations' in this
                                                  prospectus supplement and 'Maturity, Average Life and
                                                  Prepayment Assumptions' in the prospectus. The prepayment rate will affect the yield on all of the offered certificates.
                                                  However, if you have purchased a certificate that receives only distributions of interest or only distributions of principal, the prepayment rate will be especially important to you.
THE YIELD TO MATURITY ON THE CLASS I-A-1          The Class I-A-1 Certificates are comprised of five components
CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE   with substantially different characteristics. Three of the
LEVEL OF PREPAYMENTS ON THE MORTGAGE LOANS IN     components are entitled to receive only interest distributions
LOAN GROUP I. EACH OF THE FIVE COMPONENTS         based, in each case, on interest accruing on the principal
COMPRISING THE CLASS I-A-1 CERTIFICATES HAS       balances of certain other classes of certificates. Another
SPECIAL CHARACTERISTICS THAT MAKE THESE           component is entitled to receive only principal distributions
CERTIFICATES EXTREMELY SENSITIVE TO THE           based on a portion of the principal payments received on the discount loans in loan

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
RATE AND TIMING OF SUCH PREPAYMENTS. INVESTORS    group I. The fifth component is entitled to receive both
SHOULD FULLY UNDERSTAND THE NATURE OF EACH OF     principal and interest. However, until the principal balance of
THE COMPONENTS AS WELL AS HOW THE FIVE            the Class I-A-3 Certificates has been reduced to zero, this
COMPONENTS MAY INTERACT UNDER DIFFERENT           component will not generally receive distributions of accrued
PREPAYMENT SCENARIOS BEFORE PURCHASING THE CLASS  interest and instead such accrued interest will be added to
I-A-1 CERTIFICATES                                this component's principal balance. Principal is generally distributed to this component in accordance with the TAC
                                                  schedule in appendix C. In addition to the principal this
                                                  component would otherwise be entitled to receive, interest payable with respect to another class of certificates will be distributed to this component as principal.
                                                  Because of the diverse nature of the Class I-A-1 components, principal prepayments on the loans in loan group I may affect the distributions on each component differently. See 'Yield and
                                                  Prepayment Considerations -- Yield Considerations with Respect to the Interest Only, Principal Only and Class I-A-1
                                                  Certificates' in this prospectus supplement for a table showing expected yields on the Class I-A-1 Certificates at different prepayment rates.
ALTHOUGH PRINCIPAL PAYMENTS TO THE CLASS I-A-2,   The Class I-A-2, Class I-A-5, Class I-A-6, Class I-A-7 and
CLASS I-A-3, CLASS I-A-5, CLASS I-A-6, CLASS      Class I-A-8 Certificates, which are the planned amortization
I-A-7 AND CLASS I-A-8 CERTIFICATES AND COMPONENT  classes, or PACs, will generally be less affected by the rate
I-A-1-5 GENERALLY FOLLOW A SCHEDULE, THE RATE OF  of principal prepayments than other certificates. This is
PREPAYMENTS ON MORTGAGE LOANS IN LOAN GROUP I     because on each distribution date, the Class I-A-2, Class
MAY STILL AFFECT DISTRIBUTIONS TO THESE           I-A-5, Class I-A-6, Class I-A-7 and Class I-A-8 Certificates,
CERTIFICATES                                      in the aggregate, receive principal distributions according to a schedule set forth in Appendix C. The schedule for the PACs assumes that the rate of prepayment on the mortgage loans in loan group I remains at a constant rate between 125% and 450%
                                                  of the standard prepayment assumption, as described in 'Yield and Prepayment Considerations -- Prepayment Assumption' in this prospectus supplement. HOWEVER, THERE IS NO GUARANTEE THAT THE
                                                  RATE OF PREPAYMENT ON THE MORTGAGE LOANS IN LOAN GROUP I WILL
                                                  STAY AT A CONSTANT RATE BETWEEN THESE LEVELS. If the mortgage loans in loan group I prepay at a rate faster or slower than the schedule allows for, or do not prepay at a constant rate, distributions of principal may no longer be made according to schedule. Moreover, once the Class I-A-3 and Class I-A-4
                                                  Certificates and Component I-A-1-5 have been paid in full, the
                                                  Class I-A-2, Class I-A-5, Class I-A-6, Class I-A-7 and Class
                                                  I-A-8 Certificates will become very sensitive to the rate of prepayments and will no longer be paid according to the
                                                  schedule. See Appendix A for a table showing the expected rate of return of principal at different rates of prepayment.
                                                  The Class I-A-3 Certificates and Component I-A-1-5, which are the targeted amortization classes, or TACs, will generally, in the aggregate, receive principal distributions according to a schedule set forth in Appendix C. The

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
                                                  schedule for the TACs assumes that the rate of prepayment on the mortgage loans in loan group I remains constant at 250% of the standard prepayment assumption, as described in 'Yield and
                                                  Prepayment Considerations -- Prepayment Assumption' in this prospectus supplement. HOWEVER, IT IS VERY UNLIKELY THAT THE
                                                  RATE OF PREPAYMENT ON THE MORTGAGE LOANS IN LOAN GROUP I WILL
                                                  REMAIN CONSTANT AT THIS LEVEL. If the mortgage loans in loan group I prepay at a rate faster or slower than the assumed level, distributions of principal may no longer be made
                                                  according to schedule. Moreover, once the Class I-A-4
                                                  Certificates have been paid in full, the Class I-A-3
                                                  Certificates and Component I-A-1-5 will become very sensitive to the rate of prepayments and will no longer be paid according to the schedule. See Appendix A for a table showing the
                                                  expected rate of return of principal at different rates of prepayment.
THE CLASS I-A-4 CERTIFICATES WILL BE VERY         THE CLASS I-A-4 CERTIFICATES WILL BE ESPECIALLY SENSITIVE TO
SENSITIVE TO THE RATE OF PREPAYMENT ON THE        THE RATE OF PREPAYMENT ON THE MORTGAGE LOANS IN LOAN GROUP I.
MORTGAGE LOANS IN LOAN GROUP I                    The Class I-A-4 Certificates act as a prepayment cushion for the PACs and TACs described above, absorbing excessive
                                                  principal prepayments. On each distribution date, the Class
                                                  I-A-4 Certificates receive principal only if the PACs and TACs have been paid according to their respective schedules. IF THE
                                                  RATE OF PREPAYMENTS ON THE MORTGAGE LOANS IN LOAN GROUP I IS
                                                  SLOW ENOUGH SO THAT THE PACs AND TACs ARE NOT PAID TO SCHEDULE,
                                                  THEN THE CLASS I-A-4 CERTIFICATES WILL RECEIVE NO DISTRIBUTIONS
                                                  OF PRINCIPAL ON THAT DISTRIBUTION DATE. However, if the rate of prepayments is high enough so that the PACs and TACs are paid according to their respective schedules, then the Class I-A-4
                                                  Certificates will receive all of the remaining principal
                                                  available for distribution. This may cause wide variations in the amount of principal the Class I-A-4 Certificates will
                                                  receive on each distribution date. See Appendix A for a table showing the expected rate of return of principal at different rates of prepayment.
BECAUSE THE CLASS I-A-3 CERTIFICATES AND          The Class I-A-3 Certificates will receive distributions of
COMPONENT I-A-1-5 RECEIVE DISTRIBUTIONS OF        principal otherwise payable as interest to the Class I-A-4
PRINCIPAL BASED ON INTEREST ACCRUED ON OTHER      Certificates and Component I-A-1-5. Because the Class I-A-3
CERTIFICATES AND COMPONENTS, THEY WILL RECEIVE    Certificates receive such distributions of principal, they will
PRINCIPAL DISTRIBUTIONS FASTER THAN THEY          receive distributions of principal faster than would otherwise
OTHERWISE WOULD                                   be the case.
                                                  Likewise, Component I-A-1-5 will receive distributions of
                                                  principal otherwise payable as interest to the Class I-A-4
                                                  Certificates. Because Component I-A-1-5 receives such
                                                  distributions of principal, it will receive distributions of principal faster than would otherwise be the case.
AN OPTIONAL TERMINATION OF THE TRUST WOULD        When the aggregate principal balance of the mortgage loans in
ADVERSELY AFFECT THE OFFERED CERTIFICATES THAT    the Trust has been reduced to less than 5% of such balance as
RECEIVE ONLY DISTRIBUTIONS OF INTEREST            of April 1, 1999, PNC Mortgage Securities Corp. may repurchase all of the mortgage loans

                                                  in the Trust and thereby terminate the Trust. PNC Mortgage
                                                  Securities Corp. will have this right even if the aggregate principal balance of the mortgage loans in any particular loan group is greater than 5% of such balance as of April 1, 1999.
                                                  See 'Description of the Certificates -- Optional Termination of
                                                  the Trust' in this prospectus supplement and 'Description of the Certificates -- Termination' in the prospectus. If this happens, the repurchase price paid by PNC Mortgage Securities
                                                  Corp. will be passed through to the certificateholders. This would have the same effect as if all of the remaining
                                                  mortgagors made prepayments in full. Since the Class I-A-9,
                                                  Class I-X, Class II-X and Class III-X Certificates receive only distributions of interest, such a termination would adversely affect holders of those Certificates.
RAPID PREPAYMENTS WILL REDUCE THE YIELD ON THE    Payments to the holders of the Class I-X, Class II-X and Class
CLASS I-X, CLASS II-X AND CLASS III-X             III-X Certificates come only from interest payments on certain
CERTIFICATES                                      mortgage loans in the related loan group. These mortgage loans are called premium rate mortgage loans because in general they have the highest mortgage interest rates in each loan group. If mortgage interest rates decline, the premium rate mortgage loans are more likely to be refinanced, and, therefore,
                                                  prepayments in full on such loans are more likely to occur.
                                                  Since these Class X Certificates receive their interest
                                                  payments only from the premium rate mortgage loans in the
                                                  related loan group that are still outstanding, the faster such mortgage loans prepay, the less the Class X Certificates
                                                  receive. When all of the premium rate mortgage loans in a loan group have been paid in full, the related Class X Certificates will receive no further distributions of interest.
                                                  You should fully consider the risks associated with an
                                                  investment in the Class X Certificates. If the related premium rate mortgage loans prepay faster than expected or if the Trust is terminated earlier than expected, you may not fully recover your initial investment. See 'Yield and Prepayment
                                                  Considerations -- Yield Considerations with Respect to the
                                                  Interest Only, Principal Only and Class I-A-1 Certificates' in
                                                  this prospectus supplement for a table showing expected yields at different prepayment rates.
RAPID PREPAYMENTS ON THE GROUP I LOANS WILL       The Class I-A-9 Certificates receive only distributions of
REDUCE THE YIELD ON THE CLASS I-A-9 CERTIFICATES  interest. Payments to the holders of the Class I-A-9
                                                  Certificates are based on the principal balance of the Class
                                                  I-A-2, Class I-A-5, Class I-A-7 and Class I-A-8 Certificates.
                                                  You should fully consider the risks associated with an
                                                  investment in the Class I-A-9 Certificates. If the mortgage loans in loan group I prepay faster than expected or if the
                                                  Trust is terminated earlier than expected, you may not fully recover your initial investment. See 'Yield and Prepayment
                                                  Considerations -- Yield Considerations with Respect to the
                                                  Interest Only, Principal Only and

                                                  Class I-A-1 Certificates' in this prospectus supplement for a table showing expected yields at different prepayment rates.
SLOW PREPAYMENTS WILL REDUCE THE YIELD ON THE     Payments to the holders of the Class II-P and Class III-P
CLASS II-P AND CLASS III-P CERTIFICATES           Certificates come only from principal payments on certain
                                                  discount mortgage loans in the related loan group. These
                                                  mortgage loans are in general the mortgage loans with lower mortgage interest rates in each loan group. Because holders of the Class II-P and Class III-P Certificates receive only
                                                  distributions of principal, they will be adversely affected by slower than expected prepayments. If you are investing in the
                                                  Class II-P or Class III-P Certificates, you should consider that since the discount mortgage loans have low mortgage
                                                  interest rates, they are likely to have a slower prepayment rate. See 'Yield and Prepayment Considerations -- Yield
                                                  Considerations with Respect to the Interest Only, Principal
                                                  Only and Class I-A-1 Certificates' in this prospectus
                                                  supplement for a table showing expected yields at different prepayment rates.
CERTIFICATES BOUGHT AT PREMIUMS AND DISCOUNTS     If you purchase a certificate at a discount from its original
MAY RECEIVE A LOWER YIELD THAN EXPECTED           principal balance and the rate of principal payments is slower than you expect, your yield may be lower than you anticipate.
                                                  If you purchase a certificate at a premium over its original principal balance and the rate of principal payments is faster than you expect, your yield may be lower than you anticipate.
LOSSES ON THE MORTGAGE LOANS WILL REDUCE THE      The yield to maturity on the Class C-B-1, Class C-B-2 and
YIELD ON THE RELATED CERTIFICATES                 Class C-B-3 Certificates will be extremely sensitive to most losses on the mortgage loans in loan group I and loan group IV.
                                                  After the aggregate principal balance of the Class C-B-4,
                                                  Class C-B-5 and Class C-B-6 Certificates has been reduced to zero, most losses on the related mortgage loans will be
                                                  allocated exclusively to the Class C-B-1, Class C-B-2 and
                                                  Class C-B-3 Certificates. Likewise, the yield to maturity on the Class D-B-1, Class D-B-2 and Class D-B-3 Certificates will be extremely sensitive to most losses on the mortgage loans in loan group II and loan group III. After the aggregate principal balance of the Class D-B-4, Class D-B-5 and Class D-B-6
                                                  Certificates has been reduced to zero, most losses on the
                                                  related mortgage loans will be allocated exclusively to the
                                                  Class D-B-1, Class D-B-2 and Class D-B-3 Certificates. In
                                                  addition, if the aggregate principal balance of a group of subordinate certificates has been reduced to zero, all further losses on the related mortgage loans will be allocated to the related senior certificates. See 'Description of the
                                                  Certificates -- Subordination and Allocation of Losses' in this prospectus supplement.
                                                  The yield to maturity on the Class I-A-10 Certificates may become extremely sensitive to losses on the mortgage loans in loan group I and loan group IV, because all of the losses that would otherwise be allocated to the Class I-A-1 Certificates, other than Component I-A-1-4

                                                  thereof, will instead be allocated to the Class I-A-10
                                                  Certificates. See 'Description of the Certificates --
                                                  Subordination and Allocation of Losses' in this prospectus supplement.
LOSSES ON THE MORTGAGE LOANS IN LOAN GROUP I AND  The applicable coverages for special hazard losses, fraud
LOAN GROUP IV MAY REDUCE THE YIELD ON SENIOR      losses and bankruptcy losses cover mortgage loans in loan
CERTIFICATES UNRELATED TO THAT LOAN GROUP         group I and loan group IV. Therefore, if mortgage loans in either of these loan groups suffer a high level of these
                                                  losses, it will reduce the available coverage for certificates related to both loan group I and loan group IV. MOREOVER, AFTER
                                                  THE AVAILABLE COVERAGE HAS BEEN EXHAUSTED, IF A MORTGAGE LOAN
                                                  IN EITHER LOAN GROUP I OR LOAN GROUP IV SUFFERS SUCH A LOSS,
                                                  THE SENIOR CERTIFICATES RELATED TO BOTH OF THESE LOAN GROUPS
                                                  WILL BE ALLOCATED A PORTION OF SUCH LOSS.
                                                  Investors in these senior certificates should also be aware that because the related subordinate certificates represent interests in both loan group I and loan group IV, the class principal balance of the related subordinate certificates could be reduced to zero as a result of realized losses on the
                                                  mortgage loans in either of these loan groups. Therefore, the allocation of realized losses on the mortgage loans in either of these loan groups to the shared subordinate certificates will reduce the subordination provided by the shared
                                                  subordinate certificates to all of the senior certificates related to both such loan groups, including the senior
                                                  certificates related to a loan group which did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to such other loan group.
                                                  See 'Description of the Certificates -- Subordination and
                                                  Allocation of Losses' in this prospectus supplement.
LOSSES ON THE MORTGAGE LOANS IN LOAN GROUP II     The applicable coverages for special hazard losses, fraud
AND LOAN GROUP III MAY REDUCE THE YIELD ON        losses and bankruptcy losses cover mortgage loans in loan
SENIOR CERTIFICATES UNRELATED TO THAT LOAN GROUP  group II and loan group III. Therefore, if mortgage loans in either of these loan groups suffer a high level of these
                                                  losses, it will reduce the available coverage for certificates related to both loan group II and loan group III. MOREOVER,
                                                  AFTER THE AVAILABLE COVERAGE HAS BEEN EXHAUSTED, IF A MORTGAGE
                                                  LOAN IN LOAN GROUP II OR LOAN GROUP III SUFFERS SUCH A LOSS,
                                                  THE SENIOR CERTIFICATES RELATED TO BOTH OF THESE LOAN GROUPS
                                                  WILL BE ALLOCATED A PORTION OF SUCH LOSS.
                                                  Investors in these senior certificates should also be aware that because the related subordinate certificates represent interests in both loan group II and loan group III, the class principal balance of the related subordinate certificates could be reduced to zero as a result of realized losses on the
                                                  mortgage loans in either of these loan groups. Therefore, the allocation of realized losses on the mortgage loans in either of these loan groups to the shared subordinate certificates will reduce the subordination provided by the shared
                                                  subordinate certificates to all of the

                                                  senior certificates related to both such loan groups, including the senior certificates related to a loan group which did not suffer any losses. This will increase the likelihood that
                                                  future realized losses may be allocated to the senior
                                                  certificates related to such other loan group.
                                                  See 'Description of the Certificates -- Subordination and
                                                  Allocation of Losses' in this prospectus supplement.
BECAUSE HOLDERS OF THE CLASS IV-A-3, CLASS        Holders of the Class IV-A-3, Class IV-A-5, Class IV-A-6 and
IV-A-5, CLASS IV-A-6 AND CLASS IV-A-7             Class IV-A-7 Certificates will be entitled to receive
CERTIFICATES WILL NOT RECEIVE DISTRIBUTIONS OF    distributions of interest on each distribution date as
PRINCIPAL FOR A RELATIVELY LONG PERIOD OF TIME,   described in 'Description of the Certificates -- Distributions
THEY MAY BE MORE SUSCEPTIBLE TO CREDIT LOSSES     of Interest.' However, unless the aggregate principal balance of the subordinate certificates related to loan group I and loan group IV has been reduced to zero, holders of each of these certificates will not be entitled to receive any
                                                  distributions of principal until the aggregate principal
                                                  balance of certain other classes of senior certificates related to loan group IV has been reduced to zero. The tables included in Appendix A indicate the dates on which distributions of principal to these certificates are expected to commence, and the dates on which such distributions are expected to end, based on various assumptions regarding the prepayment
                                                  experience of the mortgage loans in loan group IV. However, there can be no assurance that these mortgage loans will
                                                  perform according to such assumptions. In addition, because these classes of certificates will be outstanding for a
                                                  relatively long period of time, there is a greater likelihood that they will remain outstanding after the termination of the credit support provided by the subordinate certificates related to loan group I and loan group IV and, therefore, be more
                                                  susceptible to losses on the mortgage loans in loan group IV.
                                                  When considering investing in these certificates, you should consult with your financial advisor regarding the risks
                                                  associated with such an investment.
HOLDERS OF THE CLASS IV-A-5, CLASS IV-A-6 AND     Distributions of principal to the Class IV-A-5, Class IV-A-6
CLASS IV-A-7 CERTIFICATES MAY NOT RECEIVE         and Class IV-A-7 Certificates will, in general, be paid first
PRINCIPAL DISTRIBUTIONS WHEN REQUESTED            to the estates of deceased certificateholders who request such a distribution and then to the living certificateholders who request such a distribution. In general, priority will be given to the estates of deceased certificateholders in the order their request is received. After the requests by the estates of deceased certificateholders have been met, requests from living certificateholders will be given priority in the order they are received. See 'Description of the Certificates -- Distributions
                                                  in Reduction of the Special Retail Certificates.' WHEN
                                                  CONSIDERING INVESTING IN THESE CLASSES OF CERTIFICATES, YOU
                                                  SHOULD NOTE THAT BASED ON THE MODELING ASSUMPTIONS AND CERTAIN
                                                  PREPAYMENT ASSUMPTIONS: NO DISTRIBUTIONS OF PRINCIPAL ARE
                                                  EXPECTED TO BE MADE ON THE CLASS IV-A-5 CERTIFICATES UNTIL THE
                                                  DISTRIBUTION DATE IN MAY 2007; NO DISTRIBUTIONS OF PRINCIPAL
                                                  ARE EXPECTED TO BE MADE ON THE CLASS IV-A-6

                                                  CERTIFICATES UNTIL THE DISTRIBUTION DATE IN AUGUST 2008; AND NO
                                                  DISTRIBUTIONS OF PRINCIPAL ARE EXPECTED TO BE MADE ON THE
                                                  CLASS IV-A-7 CERTIFICATES UNTIL THE DISTRIBUTION DATE IN
                                                  NOVEMBER 2013. There is no assurance that if you submit a
                                                  request for a principal distribution on these special retail certificates, you will receive the distribution so requested within any particular time after it is submitted.
THE LACK OF SECONDARY MARKETS MAY MAKE IT         A secondary market for the offered certificates may not
DIFFICULT FOR YOU TO RESELL YOUR CERTIFICATES     develop. If a secondary market does develop, it might not
                                                  continue or it might not be sufficiently liquid to allow you to resell any of your certificates. The offered certificates will not be listed on any securities exchange.
THE LACK OF PHYSICAL CERTIFICATES FOR CERTAIN     You will not have a physical certificate if you own a Class X,
CERTIFICATES MAY CAUSE DELAYS IN PAYMENT AND      Class P or Class A Certificate, other than a Class I-A-10
CAUSE DIFFICULTIES IN PLEDGING OR SELLING YOUR    Certificate. As a result, you will be able to transfer your
CERTIFICATES                                      certificates only through The Depository Trust Company,
                                                  participating organizations, indirect participants and certain banks. The ability to pledge such a certificate to a person that does not participate in the DTC system may be limited because of the lack of a physical certificate. In addition, you may experience some delay in receiving distributions on these certificates because the trustee will not send distributions directly to you. Instead, the trustee will send all
                                                  distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations.
                                                  Those organizations will in turn credit accounts you have
                                                  either directly or indirectly though indirect participants.
                                                  Also, because investors may be unwilling to purchase
                                                  certificates without delivery of a physical certificate, these certificates may be less liquid in any secondary market that may develop.
RISKS ASSOCIATED WITH COMPUTER PROGRAMS AND THE   Some computer programs use two digits to define the applicable
YEAR 2000                                         year. In performing date calculations, a two-digit program could recognize a date ending in '00' as the year 1900, rather than the year 2000. This could result in a failure to properly calculate dates before and after December 31, 1999, including dates such as February 29, 2000, and this could also cause the computer running the programs to stop operating properly. The master servicer is testing for potential problems from
                                                  two-digit programs, and it plans to correct or replace its affected computer programs and systems on a timely basis. The master servicer has also requested each servicer to undertake testing and correction or replacement as necessary.
                                                  If the master servicer, any servicer or any of their suppliers, customers or agents do not timely implement effective
                                                  procedures to deal with computer programs that rely on
                                                  two-digit year calculations, the master servicer's performance of its obligations for the Trust could be adversely affected.
                                                  This could result in delays in

                                                  processing payments on the mortgage loans, which could cause a delay in distributions to you.
                                                  Likewise, The Depository Trust Company has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions to certificateholders, book-entry deliveries, and settlement of trades within the DTC system, continue to function appropriately. However, DTC's ability to perform properly its services is also dependent upon other parties, including issuers and their agents, as well as
                                                  DTC's direct and indirect participants and third party vendors.
                                                  If DTC, any of its agents, direct or indirect participants or vendors do not timely implement effective procedures to deal with computers programs that rely on two-digit year
                                                  calculations, certificateholders who do not have physical
                                                  certificates may not receive timely distributions.

                                   THE TRUST

     The primary assets of the Trust will consist of a pool (the 'MORTGAGE POOL') of Mortgage Loans. The Trust will also contain (i) certain insurance policies related to the Mortgage Loans, (ii) any property which secured a Mortgage Loan and which is acquired by foreclosure or by deed in lieu of foreclosure after April 1, 1999 (the 'CUT-OFF DATE'), (iii) amounts held in the Certificate Account (as defined in the Prospectus), (iv) the Rounding Accounts (as defined herein) and (v) certain other assets. Funds otherwise required to be held in the Certificate Account may be held in an investment account and invested for the benefit of the Master Servicer in Eligible Investments pursuant to the terms of the Pooling Agreement, as described herein. The Mortgage Loans will be assigned to the Trustee, together with all principal and interest due on the Mortgage Loans after the Cut-Off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement (the 'MORTGAGE LOAN SCHEDULE') which will specify with respect to each Mortgage Loan, among other things, the applicable Loan Group, the original principal balance and the outstanding principal balance as of the close of business on the Cut-Off Date, the term of the Mortgage Note and the Mortgage Interest Rate.

                       DESCRIPTION OF THE MORTGAGE POOL*

     The Mortgage Pool will consist of Mortgage Loans that will have an aggregate principal balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $990,819,514. The Group I Loans, Group II Loans, Group III Loans and Group IV Loans have an aggregate principal balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $445,108,650, $176,097,801, $218,321,648 and $151,291,414,
respectively. Certain of the risks of loss on certain Mortgage Loans will be covered up to specified limits by Primary Insurance Policies.

     The Mortgage Loans are secured by first mortgages or first deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties or shares of stock relating to cooperative apartments (the 'MORTGAGED PROPERTIES'), which may include detached homes, duplexes, townhouses, individual condominium units, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units (so long as the Mortgaged Property consists of no more than four units other than cooperative apartments), and having the additional characteristics described below and in the Prospectus.

     Each Mortgage Loan will have a first payment date during the period from May 1994 through June 1999, inclusive, and will have an original term to maturity of not more than 30 years.

------------
     * The description herein of the Mortgage Pool and the Mortgaged Properties in this section and in Appendix B is based on the Mortgage Loans as of the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before such date, whether or not actually received. All references herein to 'principal balance' refer to the principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not sum to 100%. References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the related Loan Group, based on the outstanding principal balances of the Mortgage Loans after giving effect to scheduled Monthly Payments due on or prior to the Cut-Off Date, whether or not received. References to weighted averages refer in each case to weighted averages by principal balance as of the Cut-Off Date of the related Mortgage Loans (determined as described in the preceding sentence). Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of Payoffs, delinquencies or otherwise. In such event, other Mortgage Loans may be included in the Mortgage Pool. The Company believes that the information set forth herein with respect to the Mortgage Pool is representative of the characteristics of the Mortgage Pool as it will actually be constituted at the time the Certificates are issued, although the range of Mortgage Interest Rates and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary. See ' -- Additional Information' herein.

LOAN GROUP I

     The Group I Loans consist of 1,441 Mortgage Loans with an aggregate principal balance as of the Cut-Off Date of approximately $445,108,650. All of the Group I Loans will have principal and interest payable on the first day of each month (the 'DUE DATE').

     None of the Group I Loans will be Buydown Loans (as defined in the Prospectus). As of the Cut-Off Date, approximately 12.0% of the Group I Loans are covered by a Primary Insurance Policy. Approximately 99.9% of the Group I Loans with Loan-to-Value Ratios as of the Cut-Off Date in excess of 80% were covered by a Primary Insurance Policy.

     SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP I LOANS.

LOAN GROUP II

     The Group II Loans consist of 1,529 Mortgage Loans with an aggregate principal balance as of the Cut-Off Date of approximately $176,097,801. All of the Group II Loans will have principal and interest payable on the first day of each month.

     One of the Group II Loans, with a principal balance as of the Cut-Off Date of approximately $45,423, will be a Buydown Loan. As of the Cut-Off Date, approximately 26.7% of the Group II Loans are covered by a Primary Insurance Policy or the Group PMI Policy (as defined below). Approximately 86.5% of the Group II Loans with Loan-to-Value Ratios as of the Cut-Off Date in excess of 80% were covered by a Primary Insurance Policy or the Group PMI Policy.

     As of the Cut-Off Date, approximately 2.4% of the Group II Loans impose penalties for early prepayments. The prepayment penalty period ranges from one to five years after origination of such Mortgage Loans.

     As of the Cut-Off Date, approximately 7.0% of the Group II Loans are covered by primary mortgage insurance policies or the Group PMI Policy, the premiums of which are paid by the applicable Servicers out of the Servicing Fees for such Mortgage Loans.

     As of the Cut-Off Date, approximately 6.8% of the Group II Loans have Loan-to-Value Ratios in excess of 80% but not in excess of 95%, and are not covered by traditional primary mortgage insurance policies. Instead, these Mortgage Loans are covered by a mortgage pool insurance policy (the 'GROUP PMI POLICY') issued by Commonwealth Mortgage Assurance Company. The Group PMI Policy provides coverage substantially similar to traditional primary mortgage insurance policies. Each Mortgage Loan covered by the Group PMI Policy (each, a 'GROUP PMI LOAN') with an initial Loan-to-Value Ratio of at least 80.01% up to and including 89.99% is covered by the Group PMI Policy in an amount equal to 22% of the appraised value of the related Mortgage Property, in each case, at the time of the origination of such Group PMI Loan. Each Group PMI Loan with an initial Loan-to-Value Ratio of at least 90.00% up to and including 95.00% is covered by the Group PMI Policy in an amount equal to 30% of the appraised value of the related Mortgaged Property, in each case, at the time of the origination of such Group PMI Loan. The Group PMI Policy does not cover Mortgage Loans with an initial Loan-to-Value Ratio in excess of 95.00%.

     The Group PMI Policy covers losses in an aggregate amount of 10% of the initial principal balance of the mortgage loans covered under the Group PMI Policy (up to a maximum aggregate principal balance of $2,000,000,000). Since the Group PMI Policy insures mortgage loans other than the Group PMI Loans (including mortgage loans not included in the Mortgage Pool) losses on such other mortgage loans may deplete the coverage available under the Group PMI Policy for losses incurred in connection with the Group PMI Loans. The premiums payable to Commonwealth Mortgage Assurance Company for coverage of each Group PMI Loan under the Group PMI Policy will be paid by the applicable Servicers out of the Servicing Fees for such Group PMI Loans.

     SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP II LOANS.

LOAN GROUP III

     The Group III Loans consist of 1,750 Mortgage Loans with an aggregate principal balance as of the Cut-Off Date of approximately $218,321,648. All of the Group III Loans will have principal and interest payable on the first day of each month.

     None of the Group III Loans will be Buydown Loans. As of the Cut-Off Date, approximately 30.4% of the Group III Loans are covered by a Primary Insurance Policy or the Group PMI Policy (as described above in ' -- Loan Group II'). Approximately 83.1% of the Group III Loans with Loan-to-Value Ratios as of the Cut-Off Date in excess of 80% were covered by a Primary Insurance Policy or the Group PMI Policy.

     As of the Cut-Off Date, approximately 8.0% of the Group III Loans impose penalties for early prepayments. The prepayment penalty period ranges from one to five years after origination of such Mortgage Loans.

     As of the Cut-Off Date, approximately 18.2% of the Group III Loans are covered by primary mortgage insurance policies or the Group PMI Policy, the premiums of which are paid by the applicable Servicers out of the Servicing Fees for such Mortgage Loans.

     As of the Cut-Off Date, approximately 16.4% of the Group III Loans have Loan-to-Value Ratios in excess of 80% but not in excess of 95%, are not covered by traditional primary mortgage insurance policies and instead will be covered by the Group PMI Policy.

     SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP III LOANS.

LOAN GROUP IV

     The Group IV Loans consist of 397 Mortgage Loans with an aggregate principal balance as of the Cut-Off Date of approximately $151,291,414. All of the Group IV Loans will have principal and interest payable on the first day of each month.

     None of the Group IV Loans will be Buydown Loans. As of the Cut-Off Date, approximately 10.5% of the Group IV Loans are covered by a Primary Insurance Policy. All of the Group IV Loans with Loan-to-Value Ratios as of the Cut-Off Date in excess of 80% were covered by a Primary Insurance Policy.

     SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP IV LOANS.

ADDITIONAL INFORMATION

     Appendix B contains important information about the Mortgage Loans and sets forth in detail the following information regarding the Mortgage Loans for each Loan Group: the Mortgage Interest Rates; the Pass-Through Rates; the original principal balances of the Mortgage Loans; the years in which initial Monthly Payments on the Mortgage Loans are due; the Loan-to-Value Ratios of the Mortgage Loans as of the Cut-Off Date; the types of Mortgaged Properties; the geographic distribution by state of the Mortgaged Properties; the scheduled maturity years of the Mortgage Loans and the weighted average remaining term to maturity of the Mortgage Loans (adjusted for Curtailments); the original terms to maturity of the Mortgage Loans; the number of Mortgage Loans originated under reduced documentation or no documentation programs, if any; the stated owner occupancy status of the Mortgaged Properties at the time the Mortgage Loans were originated; and the Mortgagor's purpose of financing.

     The Pooling Agreement, by means of a Current Report on Form 8-K, will be available to purchasers of the Offered Certificates and will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the footnote on page S-21, such removal or addition will be noted in the Current Report on Form 8-K.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the 'POOLING AGREEMENT') to be dated as of the Cut-Off Date between PNC Mortgage Securities Corp. (the 'COMPANY'), as Depositor and Master Servicer, and State Street Bank and Trust Company, as trustee (the 'TRUSTEE'), a form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. It is a condition to the issuance of the Offered Certificates that they receive the ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ('S&P'), and Duff & Phelps Credit Rating Co. ('DCR'), indicated under 'Certificate Ratings' herein. As of April 29, 1999 (the 'CLOSING DATE'), the Offered Certificates, other than the Class C-B-2, Class C-B-3, Class D-B-2 and Class D-B-3 Certificates, will qualify as 'mortgage related securities' within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

     The Master Servicer will be obligated to make Advances (as defined herein) with respect to delinquent payments on the Mortgage Loans as described herein under ' -- Advances.'

     The Certificates will evidence all the beneficial ownership interest in a trust (the 'TRUST') established by the Company into which the mortgage loans (the 'MORTGAGE LOANS') will be deposited. The Mortgage Pass-Through Certificates, Series 1999-4 (the 'CERTIFICATES'), will consist of the following classes: Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class II-A-1, Class III-A-1, Class IV-A-1, Class IV-A-2, Class IV-A-3, Class IV-A-4, Class IV-A-5, Class IV-A-6, Class IV-A-7, Class IV-A-8, Class IV-A-9, Class I-X, Class II-X, Class III-X, Class II-P, Class III-P, Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5, Class C-B-6, Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5, Class D-B-6, Class R-1, Class R-2 and Class R-3. The Certificates will have the following designations:

Group I-A Certificates.......................  Class I-A-1 (other than Component I-A-1-4 thereof),
                                               Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5,
                                               Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9 and
                                               Class I-A-10 Certificates.
Group IV-A Certificates......................  Class IV-A-1, Class IV-A-2, Class IV-A-3, Class IV-A-4,
                                               Class IV-A-5, Class IV-A-6, Class IV-A-7, Class IV-A-8
                                               and Class IV-A-9 Certificates.
Class A Certificates.........................  Group I-A, Class II-A-1, Class III-A-1 and Group IV-A
                                               Certificates.
Class X Certificates.........................  Class I-X, Class II-X and Class III-X Certificates.
Class P Certificates.........................  Class II-P and Class III-P Certificates and Component
                                               I-A-1-4.
Residual Certificates........................  Class R-1, Class R-2 and Class R-3 Certificates.
Regular Certificates.........................  All Classes of Certificates other than the Residual
                                               Certificates.
Group I Senior Certificates or Group I
  Certificates...............................  Group I-A and Class I-X Certificates and Component
                                               I-A-1-4.
Group II Senior Certificates or Group II
  Certificates...............................  Class II-A-1, Class II-X and Class II-P Certificates.
Group III Senior Certificates or Group III
  Certificates...............................  Class III-A-1, Class III-X and Class III-P Certificates.
Group IV Senior Certificates or Group IV
  Certificates...............................  Group IV-A and Residual Certificates.
Senior Certificates..........................  Group I Senior, Group II Senior, Group III Senior and
                                               Group IV Senior Certificates.

Group C-B Senior Subordinate Certificates....  Class C-B-1, Class C-B-2 and Class C-B-3 Certificates.
Group D-B Senior Subordinate Certificates....  Class D-B-1, Class D-B-2 and Class D-B-3 Certificates.
Group C-B Junior Subordinate Certificates....  Class C-B-4, Class C-B-5 and Class C-B-6 Certificates.
Group D-B Junior Subordinate Certificates....  Class D-B-4, Class D-B-5 and Class D-B-6 Certificates.
Group C-B Certificates.......................  Group C-B Senior Subordinate and Group C-B Junior
                                               Subordinate Certificates. The Group C-B Certificates are
                                               the Subordinate Certificates for the Group I and Group
                                               IV Certificates, and therefore, as used herein, their
                                               'related Certificate Group' includes the Group I and
                                               Group IV Certificates and their 'related Loan Group'
                                               includes the Group I and Group IV Loans.
Group D-B Certificates.......................  Group D-B Senior Subordinate and Group D-B Junior
                                               Subordinate Certificates. The Group D-B Certificates are
                                               the Subordinate Certificates for the Group II and Group
                                               III Certificates, and therefore, as used herein, their
                                               'related Certificate Group' includes the Group II and
                                               Group III Certificates and their 'related Loan Group'
                                               includes the Group II and Group III Loans.
Senior Subordinate Certificates..............  Group C-B Senior Subordinate and Group D-B Senior
                                               Subordinate Certificates.
Junior Subordinate Certificates..............  Group C-B Junior Subordinate and Group D-B Junior
                                               Subordinate Certificates.
Subordinate or Class B Certificates..........  Group C-B and Group D-B Certificates.
Certificate Group............................  The Group I Certificates, the Group II Certificates, the
                                               Group III Certificates, the Group IV Certificates, the
                                               Group C-B Certificates or the Group D-B Certificates.
Lockout Certificates.........................  Class I-A-10 and Class IV-A-4 Certificates.
Interest Only Certificates...................  Class I-A-9 and Class X Certificates and Components
                                               I-A-1-1, I-A-1-2 and I-A-1-3.
Principal Only Certificates..................  Class IV-A-8 and Class P Certificates.
PACs.........................................  Class I-A-2, Class I-A-5, Class I-A-6, Class I-A-7 and
                                               Class I-A-8 Certificates.
TACs.........................................  Class I-A-3 Certificates and Component I-A-1-5.
Special Retail Certificates..................  Class IV-A-5, Class IV-A-6 and Class IV-A-7
                                               Certificates.
Physical Certificates........................  Class I-A-10, Subordinate and Residual Certificates.
Book-Entry Certificates......................  All Classes of Certificates other than the Physical
                                               Certificates.

     Only the Senior Certificates and the Senior Subordinate Certificates (collectively, the 'OFFERED CERTIFICATES') are offered hereby. The Junior Subordinate Certificates are not offered hereby.

     The 'CLASS PRINCIPAL BALANCE' for any Class of Certificates (other than the Class I-A-1 Certificates) will equal the aggregate amount of principal to which such Class is entitled, after giving effect to prior (i) distributions of principal to such Class, (ii) allocations of losses required to be borne by such Class and (iii) in the case of the Class I-A-4 Certificates, increases resulting from all interest accrued and added to the Class Principal Balance thereof. The 'CLASS PRINCIPAL BALANCE' of the Class I-A-1 Certificates will equal the sum of the Component Principal Balances (as defined below) thereof.

     The Class I-A-1 Certificates will be comprised of five components (each, a 'COMPONENT'), each of which will have a specified principal balance (a 'COMPONENT PRINCIPAL BALANCE') or notional amount (a 'COMPONENT NOTIONAL AMOUNT'), which functions in a manner comparable to that of a Class Principal Balance or Class Notional Amount, respectively, on which, in the case of Component I-A-1-1, Component I-A-1-2, Component I-A-1-3 and Component I-A-1-5, interest will accrue at a designated interest rate. Holders of the Class I-A-1 Certificates will be entitled to receive distributions on any Distribution Date to the extent of the amount distributed with respect to the five Components thereof on such Distribution Date. HOLDERS OF THE CLASS I-A-1 CERTIFICATES MAY NOT TRANSFER THE COMPONENTS SEPARATELY. The Component Principal Balance for Component I-A-1-4 and Component 1-A-1-5 will equal the aggregate amount of principal to which each such Component is entitled, after giving effect to prior
(i) distributions of principal to such Component, (ii) allocations of losses required to be borne by such Component and (iii) in the case of Component I-A-1-5, increases resulting from all interest accrued and added to the Component Principal Balance thereof.

     The 'CERTIFICATE PRINCIPAL BALANCE' for any Certificate will be the portion of the corresponding Class Principal Balance represented by such Certificate.

     The Group I Senior Certificates will comprise approximately 95.75% of the aggregate principal balance of the Group I Loans as of the Cut-Off Date. The Group IV Senior Certificates will comprise approximately 95.75% of the aggregate principal balance of the Group IV Loans as of the Cut-Off Date. The Group C-B Senior Subordinate Certificates will comprise approximately 3.40% and the Group C-B Junior Subordinate Certificates will comprise approximately 0.85% of the aggregate principal balance of the Group I and Group IV Loans as of the Cut-Off Date.

     The Group II Senior Certificates will comprise approximately 91.75% of the aggregate principal balance of the Group II Loans as of the Cut-Off Date. The Group III Senior Certificates will comprise approximately 91.75% of the aggregate principal balance of the Group III Loans as of the Cut-Off Date. The Group D-B Senior Subordinate Certificates will comprise approximately 6.45% and the Group D-B Junior Subordinate Certificates will comprise approximately 1.80% of the aggregate principal balance of the Group II and Group III Loans as of the Cut-Off Date.

     The Offered Certificates, other than the Class IV-A-3, Class IV-A-5, Class IV-A-6, Class IV-A-7, Class I-A-9, Class X and Residual Certificates, are offered in minimum denominations equivalent to not less than $25,000 initial Certificate Principal Balance each and multiples of $1 in excess thereof. The Class IV-A-3, Class IV-A-5, Class IV-A-6 and Class IV-A-7 Certificates are offered in minimum denominations equivalent to not less than $1,000 initial Certificate Principal Balance each and multiples of $1 in excess thereof. The Class I-A-9 and Class X Certificates are offered in minimum denominations equivalent to not less than $100,000 initial Class Notional Amount each and multiples of $1 in excess thereof, except that one Certificate of each Class of the Interest Only Certificates may be offered in a different amount. Each Class of Residual Certificates will have an initial Class Principal Balance of $50 and will be offered in registered, certificated form in a single denomination of a 99.99% Percentage Interest. The remaining 0.01% Percentage Interest of each Class of Residual Certificates will be retained by the Company as set forth herein under 'Certain Federal Income Tax Consequences.'

     Distributions on the Group I, Group II, Group III and Group IV Certificates will be based solely on payments received or advanced in respect of the Group I, Group II, Group III and Group IV Loans, respectively, except in the limited circumstances described herein under ' -- Cross-Collateralization.' Distributions on the Group C-B Certificates will be based solely on payments received or advanced in respect of the Group I and Group IV Loans. Distributions on the Group D-B Certificates will be based solely on payments received or advanced in respect of the Group II and Group III Loans.

BOOK-ENTRY REGISTRATION

     Each Class of Book-Entry Certificates will initially be represented by a global Certificate registered in the name of the nominee of The Depository Trust Company ('DTC'). DTC has advised the Company that DTC's nominee will be Cede & Co. ('CEDE'). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates, and references to 'Book-Entry Certificateholders' should be understood to be references to the beneficial owners of such Book-Entry Certificates. No Book-Entry Certificateholder will be entitled to receive a certificate representing such person's interest in such Certificate. Unless and until Definitive

Certificates (as defined below) are issued under the limited circumstances described herein, all references herein to actions by Book-Entry Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports, and statements to Book-Entry Certificateholders shall refer to distributions, notices, reports, and statements to Cede, as the registered holder of such Certificates, for distribution to Book-Entry Certificateholders in accordance with DTC procedures.

     Certificateholders may hold their Book-Entry Certificates through DTC, if they are DTC Participants or indirectly through organizations that are DTC Participants. Transfers between DTC Participants will occur in the ordinary way in accordance with DTC rules. Cede, as nominee of DTC, will hold the global Certificates for the Book-Entry Certificates.

     DTC has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ('DTC PARTICIPANTS') deposit with DTC. DTC also facilitates the settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include the Underwriter, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to other entities, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ('INDIRECT DTC PARTICIPANTS').

     Certificateholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell, or otherwise transfer ownership of or other interests in Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, unless Definitive Certificates are issued, Certificateholders will receive all distributions of principal and interest on the Book-Entry Certificates through DTC Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, although payments are required to be forwarded to Cede, as nominee for DTC, on each such Distribution Date, DTC will forward such payments to DTC Participants which thereafter will be required to forward them to Indirect DTC Participants or Certificateholders. It is anticipated that the sole 'Certificateholder' (as such term is used in the Pooling Agreement) for each Class of Book-Entry Certificates will be Cede, as nominee of DTC, and that Book-Entry Certificateholders will not be recognized by the Trustee as Certificateholders under the Pooling Agreement. Book-Entry Certificateholders will be permitted to exercise the rights of Certificateholders under the Pooling Agreement only indirectly through DTC Participants, who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'RULES'), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal and interest, if any, on such Book-Entry Certificates. DTC Participants and Indirect DTC Participants with whom Book-Entry Certificateholders have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Book-Entry Certificateholders. Accordingly, although owners of Book-Entry Certificates will not possess Definitive Certificates, the Rules provide a mechanism by which owners of the Book-Entry Certificates through their DTC Participants will receive payments and will be able to transfer their interest.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Book-Entry Certificateholder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates.

     DTC has advised the Company that it will take any action permitted to be taken by a Book-Entry Certificateholder under the Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Company that it will take such actions with respect to a Book-Entry Certificate only at the direction of and on behalf of the DTC Participant whose holdings include that Certificate. DTC may take conflicting actions with respect to other

Book-Entry Certificates to the extent that such actions are taken on behalf of DTC Participants whose holdings include such Book-Entry Certificates.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The Book-Entry Certificates will be issued in fully registered, certificated form ('DEFINITIVE CERTIFICATES') to Certificateholders or their nominees, rather than to DTC or its nominee, only if (i) the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Trustee or the Company is unable to locate a qualified successor, (ii) the Company, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Certificateholders of Book-Entry Certificates evidencing not less than 66% of the aggregate outstanding Certificate Principal Balance advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of the Certificateholders.

     Upon notice of the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global Certificates and receipt from DTC of instructions for re-registration, the Trustee will issue the Book-Entry Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

     Distributions of principal and interest on the Definitive Certificates, as well as the other Classes of Certificates, will be made by the Trustee (or its duly appointed paying agent, if any) directly to holders of such Certificates in accordance with the procedures set forth herein and in the Pooling Agreement. Distributions of principal and interest on each Distribution Date will be made to holders in whose names such Certificates were registered at the close of business on the related Record Date. Distributions will be made by wire transfer in immediately available funds for the account of each such holder or, if a holder has not provided wire instructions, by check mailed to the address of such holder as it appears on the register maintained by the Certificate Registrar. The final payment on any Certificate will be made only upon presentation and surrender of such Certificate at the offices of the Trustee or its agent or such office or agency as is specified in the notice of final distribution to holders of Certificates being retired. The Trustee will provide such notice to registered Certificateholders not later than the fifteenth day of the month in which all remaining outstanding Certificates will be retired.

     Definitive Certificates, as well as the other Classes of Certificates, will be transferable and exchangeable at the office or agency of the Trustee in New York City. A reasonable service charge may be imposed for any registration of transfer or exchange, and the Trustee or such agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

PRIORITY OF DISTRIBUTIONS

     Commencing in May 1999, on the 25th day of each month, or if such 25th day is not a business day, on the immediately succeeding business day (each, a 'DISTRIBUTION DATE'), distributions will be made in the order and priority as follows:

     (a) with respect to the Group I Certificates, prior to the Group C-B Credit Support Depletion Date (as defined herein), to the extent of the Available Distribution Amount (as defined herein) for Loan Group I remaining following prior distributions, if any, on such Distribution
         Date:

         (i) first, to Component I-A-1-4, the Class I-P Fraction (as defined herein) of all principal received on or in respect of each Class I-P Mortgage Loan (as defined herein);

         (ii) second, (a) to the Group I-A Certificates and the Class I-X Certificates, pro rata, accrued and unpaid interest at their respective interest rates on their respective Class Principal Balances, Class Notional Amounts, Component Principal Balances or Component Notional Amounts, as applicable; provided, however, that no such distributions will be made to the Class I-A-4 Certificates on or before the Class I-A-4 Accretion Termination Date (as defined herein) nor to Component I-A-1-5 on or before the Component I-A-1-5 Accretion Termination Date (as defined herein), (b) on or before the Class I-A-4 Accretion Termination Date, to certain Group I-A Certificates in the manner described under ' -- Distributions of Principal -- Group I Certificate Principal Distributions -- Distribution of Accrued
               Interest -- Class I-A-4 Accrual' herein, as principal, the Class I-A-4 Accrual Amount (as defined herein) and (c) on or before the Component I-A-1-5 Accretion Termination Date, to certain Group I-A Certificates in the manner described under ' -- Distributions of Principal -- Group I Certificate Principal Distributions -- Distribution of Accrued Interest -- Component I-A-1-5 Accrual' herein, as principal, the Component I-A-1-5 Accrual Amount (as defined herein); and

         (iii) third, to the Group I-A Certificates entitled to principal, as principal, the Group I Senior Principal Distribution Amount in the order described in ' -- Distributions of Principal -- Group I Certificate Principal Distributions -- Group I Senior Principal Distribution Amount' herein;

     (b) with respect to the Group II Certificates, prior to the Group D-B Credit Support Depletion Date (as defined herein), to the extent of the Available Distribution Amount for Loan Group II remaining following prior distributions, if any, on such Distribution Date:

         (i) first, to the Class II-P Certificates, the Class II-P Fraction (as defined herein) of all principal received on or in respect of each Class II-P Mortgage Loan (as defined herein);

         (ii) second, to the Class II-A-1 Certificates and the Class II-X Certificates, pro rata, accrued and unpaid interest at their respective interest rates on their respective Class Principal Balance or Class Notional Amount, as applicable; and

         (iii) third, to the Class II-A-1 Certificates, as principal, the Group II Senior Principal Distribution Amount (as defined in
               ' -- Distributions of Principal -- Group II Certificate Principal Distributions -- Group II Senior Principal Distribution Amount' herein);

     (c) with respect to the Group III Certificates, prior to the Group D-B Credit Support Depletion Date, to the extent of the Available Distribution Amount for Loan Group III remaining following prior distributions, if any, on such Distribution Date:

         (i) first, to the Class III-P Certificates, the Class III-P Fraction (as defined herein) of all principal received on or in respect of each Class III-P Mortgage Loan (as defined herein);

         (ii) second, to the Class III-A-1 Certificates and the Class III-X Certificates, pro rata, accrued and unpaid interest at their respective interest rates on their respective Class Principal Balance or Class Notional Amount, as applicable; and

         (iii) third, to the Class III-A-1 Certificates, as principal, the Group III Senior Principal Distribution Amount (as defined in ' -- Distributions of Principal -- Group III Certificate Principal Distributions -- Group III Senior Principal Distribution Amount' herein);

     (d) with respect to the Group IV Certificates, prior to the Group C-B Credit Support Depletion Date, to the extent of the Available Distribution Amount for Loan Group IV remaining following prior distributions, if any, on such Distribution Date:

         (i) first, to the Group IV-A Certificates entitled to interest and the Residual Certificates, pro rata, accrued and unpaid interest at their respective interest rates on their respective Class Principal Balances; and

         (ii) second, to the Group IV-A Certificates and Residual Certificates, as principal, the Group IV Senior Principal Distribution Amount in the order described in ' -- Distributions of Principal -- Group IV Certificate Principal Distributions -- Group IV Senior Principal Distribution Amount' herein;

     (e) with respect to the Group C-B and Class R-1 Certificates and Component I-A-1-4, prior to the Group C-B Credit Support Depletion Date, subject to the payment of the Group I and Group IV Certificates as described above in paragraphs (a) and (d), and to the extent of the Available Distribution Amount for Loan Group I and Loan Group IV remaining following prior distributions, if any, on such Distribution Date and further subject to any payments to the Group I and Group IV Senior Certificates as described herein under ' -- Cross-Collateralization':

         (i) first, to Component I-A-1-4, to the extent of amounts otherwise available to pay the Group C-B Subordinate Principal Distribution Amount (as defined herein and without regard to clause (B)(x) of such definition) on such Distribution Date, the sum of (a) principal in an amount equal to the Class I-P Fraction of any loss on a Class I-P Mortgage Loan (other than a loss that has been allocated by Pro Rata Allocation) and (b) the sum of amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (e)(i) shall not cause a further reduction in the Component I-A-1-4 Principal Balance;

         (ii) second, to the Class C-B-1 Certificates, accrued and unpaid interest at the Class C-B-1 Certificate Interest Rate on the Class C-B-1 Principal Balance;

         (iii) third, to the Class C-B-1 Certificates, their pro rata share of the Group C-B Subordinate Principal Distribution Amount;

         (iv) fourth, to the Class C-B-2 Certificates, accrued and unpaid interest at the Class C-B-2 Certificate Interest Rate on the Class C-B-2 Principal Balance;

         (v) fifth, to the Class C-B-2 Certificates, their pro rata share of the Group C-B Subordinate Principal Distribution Amount;

         (vi) sixth, to the Class C-B-3 Certificates, accrued and unpaid interest at the Class C-B-3 Certificate Interest Rate on the Class C-B-3 Principal Balance;

         (vii) seventh, to the Class C-B-3 Certificates, their pro rata share of the Group C-B Subordinate Principal Distribution Amount;

        (viii) eighth, to the Group C-B Junior Subordinate Certificates, interest and principal in the same manner as for the Group C-B Senior Subordinate Certificates, first to the Class C-B-4 Certificates, then to the Class C-B-5 Certificates and then to the Class C-B-6 Certificates;

         (ix) ninth, to each Class of the Group C-B Certificates in order of seniority, the remaining portion, if any, of the Available Distribution Amount for Loan Group I and Loan Group IV, up to the amount of unreimbursed realized losses previously allocated to such Class, if any, provided, however, that any amounts distributed pursuant to this paragraph (e)(ix) shall not cause a further reduction in the Class Principal Balances of the Group C-B Certificates; and

         (x) tenth, to the Class R-1 Certificates, the remaining portion, if any (which is expected to be zero), of the Available Distribution Amount for Loan Group I and Loan Group IV for such Distribution Date; and

     (f) with respect to the Group D-B, Class II-P, Class III-P and Class R-1 Certificates, prior to the Group D-B Credit Support Depletion Date, subject to the payment of the Group II and Group III Certificates as described above in paragraphs (b) and (c), and to the extent of the Available Distribution Amount for Loan Group II and Loan Group III remaining following prior distributions, if any, on such Distribution Date and further subject to any payments to the Group II and Group III Senior Certificates as described herein under ' -- Cross-Collateralization':

         (i) first, to the Class II-P and Class III-P Certificates, to the extent of amounts otherwise available to pay the Group D-B Subordinate Principal Distribution Amount (as defined herein and without regard to clause (B)(x) of such definition) on such Distribution Date, the sum of (a) principal in an amount equal to the Class II-P Fraction or Class III-P Fraction, as applicable, of any loss on a Class II-P or Class III-P Mortgage Loan (other than a loss that has been allocated by Pro Rata Allocation) and
               (b) the sum of amounts, if any, by which the amount for such Class described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph
               (f)(i) shall not cause a further reduction in the Class II-P or Class III-P Principal Balance; provided, further, that if the amount otherwise available to pay the Group D-B Subordinate Principal Distribution Amount (without regard to clause (B)(x) of such definition) for any such Distribution Date is insufficient to cover such outstanding principal losses for the Class II-P and Class III-P Certificates as provided above, then such amount will be allocated pro rata to the Class II-P and Class III-P Certificates based on the amount such Certificates are entitled to receive pursuant to this paragraph (f)(i);

         (ii) second, to the Class D-B-1 Certificates, accrued and unpaid interest at the Class D-B-1 Certificate Interest Rate on the Class D-B-1 Principal Balance;

         (iii) third, to the Class D-B-1 Certificates, their pro rata share of the Group D-B Subordinate Principal Distribution Amount;

         (iv) fourth, to the Class D-B-2 Certificates, accrued and unpaid interest at the Class D-B-2 Certificate Interest Rate on the Class D-B-2 Principal Balance;

         (v) fifth, to the Class D-B-2 Certificates, their pro rata share of the Group D-B Subordinate Principal Distribution Amount;

         (vi) sixth, to the Class D-B-3 Certificates, accrued and unpaid interest at the Class D-B-3 Certificate Interest Rate on the Class D-B-3 Principal Balance;

         (vii) seventh, to the Class D-B-3 Certificates, their pro rata share of the Group D-B Subordinate Principal Distribution Amount;

        (viii) eighth, to the Group D-B Junior Subordinate Certificates, interest and principal in the same manner as for the Group D-B Senior Subordinate Certificates, first to the Class D-B-4 Certificates, then to the Class D-B-5 Certificates and then to the Class D-B-6 Certificates;

         (ix) ninth, to each Class of the Group D-B Certificates in order of seniority, the remaining portion, if any, of the Available Distribution Amount for Loan Group II and Loan Group III, up to the amount of unreimbursed realized losses previously allocated to such Class, if any, provided, however, that any amounts distributed pursuant to this paragraph (f)(ix) shall not cause a further reduction in the Class Principal Balances of the Group D-B Certificates; and

         (x) tenth, to the Class R-1 Certificates, the remaining portion, if any (which is expected to be zero), of the Available Distribution Amount for Loan Group II and Loan Group III for such Distribution Date.

     With respect to the Group C-B and Group D-B Certificates, notwithstanding paragraphs (e) and (f) above, on any Distribution Date on which the Subordination Level (as defined below) for any Class of Class B Certificates is less than such percentage as of the Closing Date, the portion of the Subordinate Principal Prepayments Distribution Amount (as defined herein) for such Certificate Group otherwise allocable to the Class or Classes of the Class B Certificates in the related Certificate Group junior to such Class will be allocated to the most senior Class of Class B Certificates in such Certificate Group for which the Subordination Level is less than such percentage as of the Closing Date and to the Class or Classes of Class B Certificates in such Certificate Group senior thereto, pro rata according to the Class Principal Balances of such Classes.

     The 'SUBORDINATION LEVEL' on any specified date is (i) with respect to any Class of Group C-B Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all Classes of Group C-B Certificates which are subordinate in right of payment to such Class by the sum of the Class Principal Balances of all Classes of Group I, Group IV and Group C-B Certificates as of such date prior to giving effect to distributions or allocations of realized losses on the Group I and Group IV Loans on such date and (ii) with respect to any Class of Group D-B Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all Classes of Group D-B Certificates which are subordinate in right of payment to such Class by the sum of the Class Principal Balances of all Classes of Group II, Group III and Group D-B Certificates as of such date prior to giving effect to distributions or allocations of realized losses on the Group II and Group III Loans on such date.

     The 'GROUP C-B CREDIT SUPPORT DEPLETION DATE' is the first Distribution Date on which the aggregate Class Principal Balance of the Group C-B Certificates has been or will be reduced to zero.

     The 'GROUP D-B CREDIT SUPPORT DEPLETION DATE' is the first Distribution Date on which the aggregate Class Principal Balance of the Group D-B Certificates has been or will be reduced to zero.

     On each Distribution Date on or after the Group C-B Credit Support Depletion Date, distributions will be made with respect to the Group I and Class R-1 Certificates as follows, subject, in each case, to the extent of the Available Distribution Amount for Loan Group I remaining following prior distributions, if any, on such Distribution Date:

         (i) first, to Component I-A-1-4, the Class I-P Fraction of all principal received on or in respect of each Class I-P Mortgage Loan;

         (ii) second, to the Group I-A Certificates and the Class I-X Certificates, pro rata, accrued and unpaid interest at their respective interest rates on their respective Class Principal Balances, Class Notional Amounts, Component Principal Balances or Component Notional Amounts, as applicable;

         (iii) third, to the Group I-A Certificates entitled to principal, pro rata, the Group I Senior Principal Distribution Amount; and

         (iv) fourth, after any payments to the Group IV Senior Certificates as described herein under ' -- Cross-Collateralization,' to the Class R-1 Certificates, the remaining portion, if any (which is expected to be zero), of the Available Distribution Amount for Loan Group I for such Distribution Date.

     On each Distribution Date on or after the Group D-B Credit Support Depletion Date, distributions will be made with respect to the Group II and Class R-1 Certificates as follows, subject, in each case, to the extent of the Available Distribution Amount for Loan Group II remaining following prior distributions, if any, on such Distribution Date:

         (i) first, to the Class II-P Certificates, the Class II-P Fraction of all principal received on or in respect of each Class II-P Mortgage Loan;

         (ii) second, to the Class II-A-1 Certificates and the Class II-X Certificates, pro rata, accrued and unpaid interest at their respective interest rates on their respective Class Principal Balance or Class Notional Amount, as applicable;

         (iii) third, to the Class II-A-1 Certificates, the Group II Senior Principal Distribution Amount; and

         (iv) fourth, after any payments to the Group III Senior Certificates as described herein under ' -- Cross-Collateralization,' to the Class R-1 Certificates, the remaining portion, if any (which is expected to be zero), of the Available Distribution Amount for Loan Group II for such Distribution Date.

     On each Distribution Date on or after the Group D-B Credit Support Depletion Date, distributions will be made with respect to the Group III and Class R-1 Certificates as follows, subject, in each case, to the extent of the Available Distribution Amount for Loan Group III remaining following prior distributions, if any, on such Distribution Date:

         (i) first, to the Class III-P Certificates, the Class III-P Fraction of all principal received on or in respect of each Class III-P Mortgage Loan;

         (ii) second, to the Class III-A-1 Certificates and the Class III-X Certificates, pro rata, accrued and unpaid interest at their respective interest rates on their respective Class Principal Balance or Class Notional Amount, as applicable;

         (iii) third, to the Class III-A-1 Certificates, the Group III Senior Principal Distribution Amount; and

         (iv) fourth, after any payments to the Group II Senior Certificates as described herein under ' -- Cross-Collateralization,' to the Class R-1 Certificates, the remaining portion, if any (which is expected to be zero), of the Available Distribution Amount for Loan Group III for such Distribution Date.

     On each Distribution Date on or after the Group C-B Credit Support Depletion Date, distributions will be made with respect to the Group IV Certificates as follows, subject, in each case, to the extent of the Available

Distribution Amount for Loan Group IV remaining following prior distributions, if any, on such Distribution Date:

         (i) first, to the Group IV-A Certificates entitled to interest and the Residual Certificates, pro rata, accrued and unpaid interest at their respective interest rates on their respective Class Principal Balances;

         (ii) second, to the Group IV-A Certificates and the Residual Certificates, pro rata, the Group IV Senior Principal Distribution Amount; and

         (iii) third, after any payments to the Group I Senior Certificates as described herein under ' -- Cross-Collateralization,' to the Class R-1 Certificates, the remaining portion, if any (which is expected to be zero), of the Available Distribution Amount for Loan Group IV for such Distribution Date.

     Distributions of interest and principal to the Group I, Group II, Group III and Group IV Certificates will be based solely on payments received or advanced with respect to the Group I, Group II, Group III and Group IV Loans, respectively, except in the limited circumstances described herein under ' -- Cross-Collateralization.' Distributions of interest and principal to the Group C-B Certificates will be based solely on payments received or advanced with respect to the Group I and Group IV Loans. Distributions of interest and principal to the Group D-B Certificates will be based solely on payments received or advanced with respect to the Group II and Group III Loans.

DISTRIBUTIONS OF INTEREST

     With respect to each Class of Certificates entitled to interest, interest will be passed through monthly on each Distribution Date, commencing in May 1999, except that (i) interest accrued on the Class I-A-4 Certificates on or before the Class I-A-4 Accretion Termination Date will be added to the Class I-A-4 Principal Balance and (ii) interest accrued on Component I-A-1-5 on or before the Component I-A-1-5 Accretion Termination Date will be added to the Component I-A-1-5 Principal Balance. With respect to each Distribution Date, an amount of interest will accrue or accrete, as applicable, on each Class of Certificates (or Component thereof) entitled to interest, generally equal to 1/12th of the applicable interest rate for such Class or Component multiplied by the related Class Principal Balance, Class Notional Amount, Component Principal Balance or Component Notional Amount, as applicable. Interest to be distributed on the Certificates on any Distribution Date will consist of accrued and unpaid interest as of previous Distribution Dates and interest accrued during the preceding calendar month. All distributions of interest for each Class of Certificates will generally be made only to the extent of the Available Distribution Amount for the related Loan Group (or Loan Groups) as described herein under ' -- Priority of Distributions.'

     The interest rates for the Offered Certificates entitled to interest are set forth on page S-4 hereof and the notes thereto.

     The Principal Only Certificates will not be entitled to receive any distributions of interest.

     Group C-B Certificate Interest Rate. The interest rate on the Class C-B-1, Class C-B-2 and Class C-B-3 Certificates will equal, on any Distribution Date, the quotient expressed as a percentage of (a) the sum of (i) the product of (x) 6.750% and (y) the Subordinate Component Balance (as defined herein under
' -- Cross-Collateralization') for Loan Group I immediately prior to such Distribution Date and (ii) the product of (x) 6.500% and (y) the Subordinate Component Balance for Loan Group IV immediately prior to such Distribution Date, divided by (b) the sum of the Subordinate Component Balances for Loan Group I and Loan Group IV immediately prior to such Distribution Date. The initial interest rate on the Class C-B-1, Class C-B-2 and Class C-B-3 Certificates will each be approximately 6.687% per annum.

     Group D-B Certificate Interest Rate. The interest rate on the Class D-B-1, Class D-B-2 and Class D-B-3 Certificates will equal, on any Distribution Date, the quotient expressed as a percentage of (a) the sum of (i) the product of (x) 7.000% and (y) the Subordinate Component Balance for Loan Group II immediately prior to such Distribution Date and (ii) the product of (x) 7.250% and (y) the Subordinate Component Balance for Loan Group III immediately prior to such Distribution Date, divided by (b) the sum of the Subordinate Component Balances for Loan Group II and Loan Group III immediately prior to such Distribution Date. The initial interest rate on the Class D-B-1, Class D-B-2 and Class D-B-3 Certificates will each be approximately 7.138% per annum.

     The Interest Only Certificates will accrue interest on the applicable Class or Component Notional Amount, as applicable.

     The 'CLASS I-A-9 NOTIONAL AMOUNT' with respect to any Distribution Date will equal 9.9999269316% of the sum of (i) 55/675 of the lesser of (a) $13,539,671.35 and (b) the Class I-A-2 Principal Balance, (ii) 55/675 of the lesser of (a) $6,024,080.09 and (b) the Class I-A-5 Principal Balance, (iii) 35/675 of the lesser of (a) $11,142,769.06 and (b) the Class I-A-7 Principal Balance and (iv) 55/675 of the lesser of (a) $19,904,525.94 and (b) the Class I-A-8 Principal Balance. The Class I-A-9 Notional Amount as of the Closing Date will be approximately $379,367.

     The 'COMPONENT I-A-1-1 NOTIONAL AMOUNT' with respect to any Distribution Date will equal the sum of (i) the product of (x) 55/675 and (y) the amount, if any, by which the Class I-A-2 Principal Balance exceeds $13,539,671.35, (ii) the product of (x) 55/675 and (y) the amount, if any, by which the Class I-A-5 Principal Balance exceeds $6,024,080.09, (iii) the product of (x) 70/675 and
(y) the Class I-A-6 Principal Balance, (iv) the product of (x) 35/675 and (y) the amount, if any, by which the Class I-A-7 Principal Balance exceeds $11,142,769.06 and (v) the product of (x) 55/675 and (y) the amount, if any, by which the Class I-A-8 Principal Balance exceeds $19,904,525.94. The Component I-A-1-1 Notional Amount as of the Closing Date will be approximately $12,000,000.

     The 'COMPONENT I-A-1-2 NOTIONAL AMOUNT' with respect to any Distribution Date will equal 90.0000730684% of the sum of (i) 55/675 of the lesser of (a) $13,539,671.35 and (b) the Class I-A-2 Principal Balance, (ii) 55/675 of the lesser of (a) $6,024,080.09 and (b) the Class I-A-5 Principal Balance, (iii) 35/675 of the lesser of (a) $11,142,769.06 and (b) the Class I-A-7 Principal Balance and (iv) 55/675 of the lesser of (a) $19,904,525.94 and (b) the Class I-A-8 Principal Balance. The Component I-A-1-2 Notional Amount as of the Closing Date will be approximately $3,414,339.

     The 'COMPONENT I-A-1-3 NOTIONAL AMOUNT' with respect to any Distribution Date will equal the Class I-A-3 Principal Balance multiplied by 60/675. The Component I-A-1-3 Notional Amount as of the Closing Date will be approximately $12,848,977.

     The 'CLASS I-X NOTIONAL AMOUNT' with respect to any Distribution Date will equal the product of (x) the aggregate scheduled principal balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-Off Date, of the Group I Loans having Pass-Through Rates in excess of 6.750% per annum (the 'GROUP I PREMIUM RATE MORTGAGE LOANS') and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates (as defined below) for the Group I Premium Rate Mortgage Loans as of such Due Date and the denominator of which is 6.750%. The Class I-X Notional Amount as of the Closing Date will be approximately $4,027,551.

     The 'CLASS II-X NOTIONAL AMOUNT' with respect to any Distribution Date will equal the product of (x) the aggregate scheduled principal balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-Off Date, of the Group II Loans having Pass-Through Rates in excess of 7.000% per annum (the 'GROUP II PREMIUM RATE MORTGAGE LOANS') and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates (as defined below) for the Group II Premium Rate Mortgage Loans as of such Due Date and the denominator of which is 7.000%. The Class II-X Notional Amount as of the Closing Date will be approximately $6,374,781.

     The 'CLASS III-X NOTIONAL AMOUNT' with respect to any Distribution Date will equal the product of (x) the aggregate scheduled principal balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-Off Date, of the Group III Loans having Pass-Through Rates in excess of 7.250% per annum (the 'GROUP III PREMIUM RATE MORTGAGE LOANS') and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates (as defined below) for the Group III Premium Rate Mortgage Loans as of such Due Date and the denominator of which is 7.250%. The Class III-X Notional Amount as of the Closing Date will be approximately $7,666,137.

     The 'STRIPPED INTEREST RATE' means (i) for each Group I Loan, the excess, if any, of the Pass-Through Rate for such Mortgage Loan over 6.750% per annum,
(ii) for each Group II Loan, the excess, if any, of the Pass-Through Rate for such Mortgage Loan over 7.000% per annum and (iii) for each Group III Loan, the excess, if any, of the Pass-Through Rate for such Mortgage Loan over 7.250% per annum. The 'PASS-THROUGH RATE' for each Mortgage Loan is equal to the Mortgage Interest Rate thereon less the sum of the rates at which the related Master Servicing Fee and Servicing Fee (each, as defined herein) are calculated.

     Compensating Interest. The Company, as Master Servicer, is obligated to remit to the Certificate Account on the day prior to each Distribution Date with respect to each Loan Group an amount equal to the lesser of (a) any shortfall for the previous month in interest collections resulting from the timing of Payoffs (as defined herein) on the Mortgage Loans in such Loan Group made from the 15th day of the calendar month preceding such Distribution Date to the last day of such month and (b) the applicable monthly Master Servicing Fee payable to the Company with respect to such Loan Group, any reinvestment income realized by the Company, as Master Servicer, relating to Payoffs on the Mortgage Loans in such Loan Group made during the Prepayment Period (as defined herein) and interest payments on such Payoffs received during the period of the first day through the 14th day of the month of such Distribution Date. Compensating Interest will be paid with respect to each Loan Group and will be added to the Available Distribution Amount for such Loan Group. Any remaining shortfall in interest collections resulting from Curtailments (as defined herein) and the timing of Payoffs will be allocated pro rata according to the amount of interest to which each Class of Certificates of the related Certificate Group (or, in the case of the Group C-B and Group D-B Certificates, only to the portion of such Certificates that derives its interest from such Loan Group) would otherwise be entitled in reduction thereof.

     See 'Yield and Prepayment Considerations' herein and 'Yield
Considerations -- Effective Interest Rate' in the Prospectus.

CROSS-COLLATERALIZATION

     Cross-Collateralization due to rapid prepayments in one Loan Group.

     Loan Group I and Loan Group IV. On each Distribution Date prior to the occurrence of the Group C-B Credit Support Depletion Date, but after the date on which either the aggregate Class Principal Balance of the Group I-A Certificates or the aggregate Class Principal Balance of the Group IV-A Certificates has been reduced to zero, all principal received or advanced with respect to the Mortgage Loans in the Loan Group relating to the Class A Certificates that have been paid in full will be paid as principal (after distributions of principal to Component I-A-1-4 if it is the Group I-A Certificates that have been paid in full) to the remaining Class A Certificates of the other Certificate Group; provided, however, that principal will not be distributed as described in this paragraph if on such Distribution Date (a) the Group C-B Percentage (as defined below) for such Distribution Date is greater than or equal to 200% of the Group C-B Percentage as of the Closing Date and (b) the average outstanding principal balance of the Mortgage Loans in either of Loan Group I or Loan Group IV delinquent 60 days or more over the last six months, as a percentage of the related Subordinate Component Balance (as defined below), is less than 50%.

     The 'GROUP C-B PERCENTAGE' as of any date of determination will equal the aggregate Class Principal Balance of the Group C-B Certificates divided by the then outstanding aggregate Stated Principal Balance (as defined below) of the Group I and Group IV Loans.

     Loan Group II and Loan Group III. On each Distribution Date prior to the occurrence of the Group D-B Credit Support Depletion Date, but after the date on which either the Class II-A-1 Principal Balance or the Class III-A-1 Principal Balance has been reduced to zero, all principal received or advanced with respect to the Mortgage Loans in the Loan Group relating to the Class A Certificates that have been paid in full will be paid as principal (after distributions of principal to the related Class P Certificates) to the remaining Class A Certificates of the other Certificate Group; provided, however, that principal will not be distributed as described in this paragraph if on such Distribution Date (a) the Group D-B Percentage (as defined below) for such Distribution Date is greater than or equal to 200% of the Group D-B Percentage as of the Closing Date and (b) the average outstanding principal balance of the Mortgage Loans in either of Loan Group II or Loan Group III delinquent 60 days or more over the last six months, as a percentage of the related Subordinate Component Balance (as defined below), is less than 50%.

     The 'GROUP D-B PERCENTAGE' as of any date of determination will equal the aggregate Class Principal Balance of the Group D-B Certificates divided by the then outstanding aggregate Stated Principal Balance of the Group II and Group III Loans.

     Cross-Collateralization due to disproportionate realized losses in one Loan Group.

     The 'SUBORDINATE COMPONENT BALANCE' for any Loan Group as of any date of determination will equal the then outstanding aggregate Stated Principal Balance of the Mortgage Loans in the applicable Loan Group (less the applicable Class P Fraction of any Class P Mortgage Loan in such Loan Group) minus the then outstanding aggregate Class Principal Balance of the related Class A Certificates.

     The 'STATED PRINCIPAL BALANCE' of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date of determination, and as further reduced to the extent that any realized loss thereon has been allocated to one or more Classes of Certificates on or before the date of determination.

     Loan Group I and Loan Group IV. Realized losses on Group I or Group IV Loans are allocated generally to the Group C-B Certificates and not just to the portion thereof representing an interest in the Loan Group which incurred the loss. Therefore, if realized losses in either Loan Group I or Loan Group IV that are allocated to the Group C-B Certificates exceed the Subordinate Component Balance for such Loan Group, the principal balance of the Mortgage Loans in that Loan Group will be less than the principal balance of the related Senior Certificates. In such a situation, payments on the Mortgage Loans in the other Loan Group may be used to pay interest and then principal to such Senior Certificates to the extent described below.

     If on any Distribution Date, the aggregate Class Principal Balance of the Group I-A or Group IV-A Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group less, with respect to Loan Group I, the Class I-P Fraction of any Class I-P Mortgage Loans (such Loan Group, an 'UNDERCOLLATERALIZED GROUP' and the other of Loan Group I or Loan Group IV, the related 'OVERCOLLATERALIZED GROUP'), then the priority of distributions described in ' -- Priority of Distributions' herein will be altered. On any such Distribution Date, to the extent of the Available Distribution Amount for Loan Group I and Loan Group IV remaining following prior distributions on such Distribution Date, distributions will be made as follows:
(1) first, Certificate Group I and Certificate Group IV will each receive its distributions of interest and principal pursuant to paragraphs (a) or (d), as applicable, under ' -- Priority of Distributions' herein; (2) second, to the extent of the remaining Available Distribution Amount for the related Overcollateralized Group, the Certificates related to the Undercollateralized Group will receive the Interest Transfer Amount (as defined below) from the related Overcollateralized Group; (3) third, to the extent of the remaining Available Distribution Amount for the related Overcollateralized Group, the Class A Certificates related to the Undercollateralized Group will receive the Principal Transfer Amount (as defined below) from such Overcollateralized Group; and (4) the remaining amount of the Available Distribution Amount for the related Overcollateralized Group, if any, will be distributed pursuant to paragraph (e) under ' -- Priority of Distributions' herein.

     Loan Group II and Loan Group III. Realized losses on Group II or Group III Loans are allocated generally to the Group D-B Certificates and not just to the portion thereof representing an interest in the Loan Group which incurred the loss. Therefore, if realized losses in either Loan Group II or Loan Group III that are allocated to the Group D-B Certificates exceed the Subordinate Component Balance for such Loan Group, the principal balance of the Mortgage Loans in that Loan Group will be less than the principal balance of the related Senior Certificates. In such a situation, payments on the Mortgage Loans in the other Loan Group may be used to pay interest and then principal to such Senior Certificates to the extent described below.

     If on any Distribution Date, the Class II-A-1 Principal Balance or the Class III-A-1 Principal Balance is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group less the applicable Class P Fraction of any Class P Mortgage Loans in such Loan Group (such Loan Group, an 'UNDERCOLLATERALIZED GROUP' and the other of Loan Group II or Loan Group III, the related 'OVERCOLLATERALIZED GROUP'), then the priority of distributions described in ' -- Priority of Distributions' herein will be altered. On any such Distribution Date, to the extent of the Available Distribution Amount for Loan Group II and Loan Group III remaining following prior distributions on such Distribution Date, distributions will be made as follows: (1) first, Certificate Group II and Certificate Group III will each receive its distributions of interest and principal pursuant to paragraphs (b) or (c), as applicable, under ' -- Priority of Distributions' herein; (2) second, to the extent of the remaining Available Distribution Amount for the related Overcollateralized Group, the Certificates related to the Undercollateralized Group will receive the Interest Transfer Amount (as defined below) from the related Overcollateralized Group; (3) third, to the extent of the remaining Available Distribution Amount for the related Overcollateralized Group, the Class A Certificates related to the Undercollateralized Group will receive the Principal Transfer Amount (as defined below) from such Overcollateralized Group; and (4) the remaining amount of the Available Distribution Amount for the related Overcollateralized Group, if any, will be distributed pursuant to paragraph (f) under ' -- Priority of Distributions' herein.

     On each Distribution Date, the 'INTEREST TRANSFER AMOUNT' for each Undercollateralized Group will equal one month's interest on the applicable Principal Transfer Amount at 6.750% per annum if the Undercollateralized Group is Loan Group I, at 7.000% per annum if the Undercollateralized Group is Loan Group II, at 7.250% per annum if the Undercollateralized Group is Loan Group III, or at 6.500% per annum if the Undercollateralized Group is Loan Group IV, plus any shortfall of interest on the Senior Certificates of such Undercollateralized Group from prior Distribution Dates.

     On each Distribution Date, the 'PRINCIPAL TRANSFER AMOUNT' for each Undercollateralized Group will equal the excess, if any, of the aggregate Class Principal Balance of the Class A Certificates related to such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group (less the applicable Class P Fraction of any Class P Mortgage Loan in such Loan Group).

     In the event that Loan Group I is an Undercollateralized Group, the payment of interest from the Available Distribution Amount for Loan Group IV to the Group I Senior Certificates may cause a shortfall in the amount of principal and interest otherwise distributable to the Group C-B Certificates. In addition, after the aggregate principal balance of the Group C-B Certificates has been reduced to zero, this may cause a shortfall of principal which would be allocated to the Group I-A Certificates.

     In the event that Loan Group III is an Undercollateralized Group, the payment of interest from the Available Distribution Amount for Loan Group II to the Group III Senior Certificates may cause a shortfall in the amount of principal and interest otherwise distributable to the Group D-B Certificates. In addition, after the aggregate principal balance of the Group D-B Certificates has been reduced to zero, this may cause a shortfall of principal which would be allocated to the Class III-A-1 Certificates.

DISTRIBUTIONS OF PRINCIPAL

GENERAL

     On each Distribution Date, Certificateholders of each Certificate Group will be entitled to receive principal distributions from the related Available Distribution Amount to the extent and in the priority described herein. See
' -- Priority of Distributions' herein. The Group I, Group II, Group III and Group IV Certificates will receive principal collected from the Group I, Group II, Group III and Group IV Loans, respectively, except in the limited circumstances described herein under ' -- Cross-Collateralization.' The Group C-B Certificates will receive principal collected from the Group I and Group IV Loans. The Group D-B Certificates will receive principal collected from the Group II and Group III Loans.

     For any Distribution Date and for any Loan Group, the 'PRINCIPAL PAYMENT AMOUNT' is the sum with respect to the Mortgage Loans in such Loan Group of (i) scheduled principal payments on the Mortgage Loans due on the Due Date immediately prior to such Distribution Date, (ii) the principal portion of repurchase proceeds received with respect to any Mortgage Loan which was repurchased as permitted or required by the Pooling Agreement during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal which were received on the Mortgage Loans during the preceding calendar month, other than Payoffs, Curtailments or Liquidation Principal (as defined below).

     'PRINCIPAL PREPAYMENTS' include prepayments in full on a Mortgage Loan ('PAYOFFS') and partial prepayments on a Mortgage Loan ('CURTAILMENTS'). For any Distribution Date and for any Loan Group, the 'PRINCIPAL PREPAYMENT AMOUNT' is the sum with respect to the Mortgage Loans in such Loan Group of all Payoffs and Curtailments relating to the Mortgage Loans in such Loan Group which were received during the related Prepayment Period.

     With respect to each Distribution Date and each Payoff, the related 'PREPAYMENT PERIOD' will commence on the 15th day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Cut-Off Date) and will end on the 14th day of the month in which such Distribution Date occurs. With respect to each Distribution Date and each Curtailment, the related 'PREPAYMENT PERIOD' will be the month preceding the month in which the related Distribution Date occurs.

     'LIQUIDATION PRINCIPAL' is the principal portion of Liquidation Proceeds (as defined in the Pooling Agreement) received with respect to each Mortgage Loan that became a Liquidated Mortgage Loan (as defined below) (but not in excess of the principal balance thereof) during the calendar month preceding the month of the Distribution Date, exclusive of the portion thereof, if any, attributable to the applicable Class P Principal Distribution Amount. A 'LIQUIDATED MORTGAGE LOAN' is a Mortgage Loan as to which the Master Servicer or a Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds (as defined in the Pooling Agreement), Liquidation Proceeds or otherwise, have been recovered.

     The Interest Only Certificates will not be entitled to receive any distributions of principal.

GROUP I CERTIFICATE PRINCIPAL DISTRIBUTIONS

     Distribution of Accrued Interest

     Class I-A-4 Accrual. The 'CLASS I-A-4 ACCRETION TERMINATION DATE' is the earlier to occur of (i) the Distribution Date on which the Class I-A-3 Principal Balance and Component I-A-1-5 Principal Balance have each been reduced to zero and (ii) the Group C-B Credit Support Depletion Date. On each Distribution Date on or before the Class I-A-4 Accretion Termination Date, an amount (the 'CLASS I-A-4 ACCRUAL AMOUNT') equal to the accrued interest that would otherwise be distributable in respect of the Class I-A-4 Certificates on such Distribution Date will be added to the Class I-A-4 Principal Balance (such amount to thereafter accrue interest at the Class I-A-4 Certificate Interest Rate) and such amount will be distributed, as principal, as follows:

          (i) first, up to the amount necessary to reduce the sum of the Class I-A-3 Principal Balance and the Component I-A-1-5 Principal Balance to the targeted principal balance for such Distribution Date as set forth in Appendix C, such amount to be distributed to the Class I-A-3 Certificates and Component I-A-1-5, sequentially, as follows:

             (A) first, to the Class I-A-3 Certificates, until the Class I-A-3 Principal Balance has been reduced to zero; and

             (B) second, to Component I-A-1-5, until the Component I-A-1-5 Principal Balance has been reduced to zero; and

          (ii) second, to the Class I-A-4 Certificates.

     Component I-A-1-5 Accrual. The 'COMPONENT I-A-1-5 ACCRETION TERMINATION DATE' is the earlier to occur of (i) the Distribution Date on which the Class I-A-3 Principal Balance has been reduced to zero and (ii) the Group C-B Credit Support Depletion Date. On each Distribution Date on or before the Component I-A-1-5 Accretion Termination Date, an amount (the 'COMPONENT I-A-1-5 ACCRUAL AMOUNT') equal to the accrued interest that would otherwise be distributable in respect of Component I-A-1-5 on such Distribution Date will be added to the Component I-A-1-5 Principal Balance (such amount to thereafter accrue interest at the Component I-A-1-5 Interest Rate) and such amount will be distributed, as principal, as follows:

          (i) first, to the Class I-A-3 Certificates, until the Class I-A-3 Principal Balance (after taking into account the distribution of the Class I-A-4 Accrual Amount) has been reduced to zero; and

          (ii) second, to Component I-A-1-5.

     Group I Senior Principal Distribution Amount.

     On each Distribution Date prior to the Group C-B Credit Support Depletion Date, an amount, up to the amount of the Group I Senior Principal Distribution Amount (as defined below) for such Distribution Date, will be distributed as principal, as follows:

          (i) first, to the Class I-A-10 Certificates, an amount, up to the amount of the Class I-A-10 Priority Amount (as defined below) for such Distribution Date, until the Class I-A-10 Principal Balance has been reduced to zero;

          (ii) second, up to the amount necessary to reduce the aggregate Class Principal Balance of the Class I-A-2, Class I-A-5, Class I-A-6, Class I-A-7 and Class I-A-8 Certificates to the planned principal balance for such Distribution Date as set forth in Appendix C, such amount to be distributed to the Class I-A-2, Class I-A-5, Class I-A-6, Class I-A-7 and Class I-A-8 Certificates sequentially, as follows:

             (A) first, until the Class I-A-2 Principal Balance has been reduced to $19,627,719.97, concurrently, as follows:

                (1) 34.3051996411% to the Class I-A-2 Certificates; and

                (2) 65.6948003589%, sequentially, as follows:

                    (a) first, to the Class I-A-6 Certificates, until the Class
               I-A-6 Principal Balance has been reduced to zero;

                    (b) second, to the Class I-A-8 Certificates, until the Class
               I-A-8 Principal Balance has been reduced to $32,166,000.00; and

                    (c) third, concurrently, until the Class I-A-5 and Class
               I-A-8 Principal Balances have each been reduced to zero, 23.2333357199% to the Class I-A-5 Certificates and 76.7666642801%
               to the Class I-A-8 Certificates; and

             (B) second, until the Class I-A-7 Principal Balance has been reduced to zero, concurrently, as follows:

                (1) 22.0164763245% to the Class I-A-7 Certificates;

                (2) 26.7524034840% to the Class I-A-2 Certificates, until the Class I-A-2 Certificates have been reduced to zero; and

                (3) 51.2311201915%, sequentially, as follows:

                    (a) first, to the Class I-A-6 Certificates, until the Class
               I-A-6 Principal Balance has been reduced to zero;

                    (b) second, to the Class I-A-8 Certificates, until the Class
               I-A-8 Principal Balance has been reduced to $32,166,000.00; and

                    (c) third, concurrently, until the Class I-A-5 and Class
               I-A-8 Principal Balances have each been reduced to zero, 23.2333357199% to the Class I-A-5 Certificates and 76.7666642801%
               to the Class I-A-8 Certificates; and

          (iii) third, up to the amount necessary to reduce the sum of the Class I-A-3 Principal Balance and the Component I-A-1-5 Principal Balance to the targeted principal balance for such Distribution Date as set forth in Appendix C, such amount to be distributed to the Class I-A-3 Certificates and Component I-A-1-5 sequentially, as follows:

             (A) first, to the Class I-A-3 Certificates, until the Class I-A-3 Principal Balance has been reduced to zero; and

             (B) second, to Component I-A-1-5, until the Component I-A-1-5 Principal Balance has been reduced to zero;

          (iv) fourth, to the Class I-A-4 Certificates, until the Class I-A-4 Principal Balance has been reduced to zero;

          (v) fifth, to the Class I-A-3 Certificates, until the Class I-A-3 Principal Balance has been reduced to zero;

          (vi) sixth, to Component I-A-1-5, until the Component I-A-1-5 Principal Balance has been reduced to zero;

          (vii) seventh, until the Class I-A-2 Principal Balance has been reduced to $19,627,719.97, concurrently, as follows:

             (A) 34.3051996411% to the Class I-A-2 Certificates; and

             (B) 65.6948003589%, sequentially, as follows:

                (1) first, to the Class I-A-6 Certificates, until the Class I-A-6 Principal Balance has been reduced to zero;

                (2) second, to the Class I-A-8 Certificates, until the Class I-A-8 Principal Balance has been reduced to $32,166,000.00; and

                (3) third, concurrently, until the Class I-A-5 and Class I-A-8 Principal Balances have each been reduced to zero, 23.2333357199% to the Class I-A-5 Certificates and 76.7666642801% to the Class I-A-8 Certificates;

          (viii) eighth, until the Class I-A-7 Principal Balance has been reduced to zero, concurrently, as follows:

             (A) 22.0164763245% to the Class I-A-7 Certificates;

             (B) 26.7524034840% to the Class I-A-2 Certificates, until the Class I-A-2 Certificates have been reduced to zero; and

             (C) 51.2311201915%, sequentially, as follows:

                  (1) first, to the Class I-A-6 Certificates, until the Class I-A-6 Principal Balance has been reduced to zero;

                  (2) second, to the Class I-A-8 Certificates, until the Class I-A-8 Principal Balance has been reduced to $32,166,000.00; and

                  (3) third, concurrently, until the Class I-A-5 and Class I-A-8 Principal Balances have each been reduced to zero, 23.2333357199% to the Class I-A-5 Certificates and 76.7666642801% to the Class I-A-8 Certificates; and

          (ix) ninth, to the Class I-A-10 Certificates, until the Class I-A-10 Principal Balance has been reduced to zero.

     The 'GROUP I SENIOR PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the sum of (i) the Group I Senior Percentage (as defined below) of the Principal Payment Amount for Loan Group I (exclusive of the portion thereof attributable to the Class I-P Principal Distribution Amount (as defined below)), (ii) the Group I Senior Prepayment Percentage (as defined under
' -- Principal Prepayments' herein) of the Principal

Prepayment Amount for Loan Group I (exclusive of the portion thereof attributable to the Class I-P Principal Distribution Amount) and (iii) the Group I Senior Liquidation Amount (as defined below).

     The 'CLASS I-P PRINCIPAL DISTRIBUTION AMOUNT' (which will be distributed to Component I-A-1-4) for any Distribution Date will equal the amount of principal received on or in respect of any Group I Loan with a Pass-Through Rate of less than 6.750% per annum (a 'CLASS I-P MORTGAGE LOAN') multiplied by a fraction, the numerator of which is 6.750% minus the Pass-Through Rate on such Class I-P Mortgage Loan and the denominator of which is 6.750% (the 'CLASS I-P FRACTION').

     The 'GROUP I SENIOR PERCENTAGE' for any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Group I-A Certificates divided by the aggregate Stated Principal Balance of the Group I Loans (less the Class I-P Fraction of each Class I-P Mortgage Loan), in each case immediately prior to the Distribution Date. The 'GROUP I SUBORDINATE PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group I Senior Percentage for such date. The Group I Senior Percentage and the Group I Subordinate Percentage as of the Closing Date will be approximately 95.72% and 4.28%, respectively.

     The 'GROUP I SENIOR LIQUIDATION AMOUNT' will equal the aggregate, for each Group I Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Group I Senior Percentage of the Stated Principal Balance of such Mortgage Loan (exclusive of the Class I-P Fraction thereof, with respect to any Class I-P Mortgage Loan) and (ii) the Group I Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

     The 'CLASS I-A-10 PRIORITY AMOUNT' for any Distribution Date will equal the sum of (i) the Class I-A-10 Adjusted Percentage (as defined below) of the Principal Payment Amount for Loan Group I (exclusive of the portion thereof attributable to the Class I-P Principal Distribution Amount), (ii) the Class I-A-10 Prepayment Percentage (as defined below) of the Principal Prepayment Amount for Loan Group I (exclusive of the portion thereof attributable to the Class I-P Principal Distribution Amount) and (iii) the Class I-A-10 Liquidation Amount (as defined below).

     The 'CLASS I-A-10 ADJUSTED PERCENTAGE' will equal (i) 0% for any Distribution Date occurring prior to the Distribution Date in May 2004 and (ii) the Class I-A-10 Percentage (as defined below) for the Distribution Date occurring in May 2004 and each Distribution Date thereafter.

     The 'CLASS I-A-10 PERCENTAGE' for any Distribution Date will equal the lesser of (a) 100% and (b) the Class I-A-10 Principal Balance divided by the aggregate Stated Principal Balance of the Group I Loans (less the Class I-P Fraction of each Class I-P Mortgage Loan), in each case immediately prior to the Distribution Date. The Class I-A-10 Percentage as of the Closing Date will be approximately 0.11%.

     The 'CLASS I-A-10 LIQUIDATION AMOUNT' will equal the aggregate, for each Group I Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Class I-A-10 Percentage of the Stated Principal Balance of such Mortgage Loan (exclusive of the Class I-P Fraction thereof, with respect to any Class I-P Mortgage Loan) and (ii) the Class I-A-10 Percentage of the Liquidation Principal with respect to such Mortgage Loan.

     The 'CLASS I-A-10 PREPAYMENT PERCENTAGE' for any Distribution Date will equal the product of (a) the Class I-A-10 Percentage and (b) the Step Down Percentage.

     The 'STEP DOWN PERCENTAGE' for any Distribution Date will be the percentage indicated below:

                 DISTRIBUTION DATE OCCURRING IN                    STEP DOWN PERCENTAGE
----------------------------------------------------------------   --------------------

May 1999 through April 2004.....................................             0%
May 2004 through April 2005.....................................            30%
May 2005 through April 2006.....................................            40%
May 2006 through April 2007.....................................            60%
May 2007 through April 2008.....................................            80%
May 2008 and thereafter.........................................           100%

GROUP II CERTIFICATE PRINCIPAL DISTRIBUTIONS

     Class II-P Principal Distribution Amount. On each Distribution Date, the Class II-P Certificates will receive a portion of the Available Distribution Amount for Loan Group II attributable to principal received on or in respect of any Group II Loan with a Pass-Through Rate of less than 7.000% per annum (a 'CLASS II-P MORTGAGE LOAN'), equal to the amount of such principal so attributable multiplied by a fraction, the numerator of which is 7.000% minus the Pass-Through Rate on such Class II-P Mortgage Loan and the denominator of which is 7.000% (the 'CLASS II-P FRACTION'). This amount is referred to herein as the 'CLASS II-P PRINCIPAL DISTRIBUTION AMOUNT.' In addition, on each Distribution Date for so long as any of the Group D-B Certificates remains outstanding, the Class II-P Certificates will also be allocated principal to cover certain principal losses on the Class II-P Mortgage Loans, as described in clause (i) of paragraph (f) under ' -- Priority of Distributions' herein.

     Group II Senior Principal Distribution Amount. On each Distribution Date, an amount, up to the amount of the Group II Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class II-A-1 Certificates, until the Class II-A-1 Principal Balance has been reduced to zero. The 'GROUP II SENIOR PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the sum of (i) the Group II Senior Percentage (as defined below) of the Principal Payment Amount for Loan Group II (exclusive of the portion thereof attributable to the Class II-P Principal Distribution Amount), (ii) the Group II Senior Prepayment Percentage (as defined under ' -- Principal Prepayments' herein) of the Principal Prepayment Amount for Loan Group II (exclusive of the portion thereof attributable to the Class II-P Principal Distribution Amount) and (iii) the Group II Senior Liquidation Amount (as defined below).

     The 'GROUP II SENIOR PERCENTAGE' for any Distribution Date will equal the lesser of (a) 100% and (b) the Class II-A-1 Principal Balance divided by the aggregate Stated Principal Balance of the Group II Loans (less the Class II-P Fraction of each Class II-P Mortgage Loan), in each case immediately prior to the Distribution Date. The 'GROUP II SUBORDINATE PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group II Senior Percentage for such date. The Group II Senior Percentage and the Group II Subordinate Percentage as of the Closing Date will be approximately 91.72% and 8.28%, respectively.

     The 'GROUP II SENIOR LIQUIDATION AMOUNT' will equal the aggregate, for each Group II Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Group II Senior Percentage of the Stated Principal Balance of such Mortgage Loan (exclusive of the Class II-P Fraction thereof, with respect to any Class II-P Mortgage Loan) and (ii) the Group II Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

GROUP III CERTIFICATE PRINCIPAL DISTRIBUTIONS

     Class III-P Principal Distribution Amount. On each Distribution Date, the Class III-P Certificates will receive a portion of the Available Distribution Amount for Loan Group III attributable to principal received on or in respect of any Group III Loan with a Pass-Through Rate of less than 7.250% per annum (a 'CLASS III-P MORTGAGE LOAN'), equal to the amount of such principal so attributable multiplied by a fraction, the numerator of which is 7.250% minus the Pass-Through Rate on such Class III-P Mortgage Loan and the denominator of which is 7.250% (the 'CLASS III-P FRACTION'). This amount is referred to herein as the 'CLASS III-P PRINCIPAL DISTRIBUTION AMOUNT.' In addition, on each Distribution Date for so long as any of the Group D-B Certificates remains outstanding, the Class III-P Certificates will also be allocated principal to cover certain principal losses on the Class III-P Mortgage Loans, as described in clause (i) of paragraph (f) under ' -- Priority of Distributions' herein.

     Group III Senior Principal Distribution Amount. On each Distribution Date, an amount, up to the amount of the Group III Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class III-A-1 Certificates, until the Class III-A-1 Principal Balance has been reduced to zero. The 'GROUP III SENIOR PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the sum of (i) the Group III Senior Percentage (as defined below) of the Principal Payment Amount for Loan Group III (exclusive of the portion thereof attributable to the Class III-P Principal Distribution Amount), (ii) the Group III Senior Prepayment Percentage (as defined under
' -- Principal Prepayments' herein) of the Principal Prepayment Amount for Loan Group III (exclusive of the portion thereof attributable to the Class III-P Principal Distribution Amount) and (iii) the Group III Senior Liquidation Amount (as defined below).

     The 'GROUP III SENIOR PERCENTAGE' for any Distribution Date will equal the lesser of (a) 100% and (b) the Class III-A-1 Principal Balance divided by the aggregate Stated Principal Balance of the Group III Loans (less the Class III-P Principal Balance), in each case immediately prior to the Distribution Date. The 'GROUP III SUBORDINATE PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group III Senior Percentage for such date. The Group III Senior Percentage and the Group III Subordinate Percentage as of the Closing Date will be approximately 91.71% and 8.29%, respectively.

     The 'GROUP III SENIOR LIQUIDATION AMOUNT' will equal the aggregate, for each Group III Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Group III Senior Percentage of the Stated Principal Balance of such Mortgage Loan (exclusive of the Class III-P Fraction thereof, with respect to any Class III-P Mortgage Loan) and (ii) the Group III Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

GROUP IV CERTIFICATE PRINCIPAL DISTRIBUTIONS

     Group IV Senior Principal Distribution Amount.

     On each Distribution Date prior to the Group C-B Credit Support Depletion Date, an amount, up to the amount of the Group IV Senior Principal Distribution Amount (as defined below) for such Distribution Date, will be distributed as principal, as follows:

          (i) first, to the Class IV-A-4 Certificates, an amount, up to the amount of the Class IV-A-4 Priority Amount (as defined below) for such Distribution Date, until the Class IV-A-4 Principal Balance has been reduced to zero;

          (ii) second, sequentially, to the Class R-1, Class R-2 and Class R-3 Certificates, until their respective Class Principal Balances have each been reduced to zero;

          (iii) third, concurrently, until the Class IV-A-2 Principal Balance has been reduced to zero, as follows:

             (A) 8.1881789328% to the Class IV-A-2 Certificates;

             (B) 40.4762193615%, sequentially, as follows:

                (1) first, to the Class IV-A-1 Certificates, until the Class IV-A-1 Certificates have received $14,003,000.00 according to this paragraph (iii)(B)(1);

                (2) second, concurrently, until the Class IV-A-9 Principal Balance has been reduced to zero, 74.9964629315% to the Class IV-A-9 Certificates and 25.0035370685% to the Class IV-A-1 Certificates; and

                (3) third, to the Class IV-A-1 Certificates, until the Class IV-A-1 Certificates have been reduced to zero; and

             (C) 51.3356017057%, sequentially, as follows:

                (1) first, to the Class IV-A-1 Certificates, until the Class IV-A-1 Certificates have received $54,768,000.00 according to this paragraph (iii)(C)(1); and

                (2) second, concurrently, as follows:

                    (a) 64.3987032309% to the Class IV-A-3 Certificates, until the Class IV-A-3 Principal Balance has been reduced to zero;

                    (b) 1.3185708206% to the Class IV-A-8 Certificates, until
               the Class IV-A-8 Principal Balance has been reduced to zero; and

                    (c) 34.2827259485%, sequentially, as follows:

                        (I) first, to the Class IV-A-5 Certificates, until the
                   Class IV-A-5 Principal Balance has been reduced to zero;

                        (II) second, to the Class IV-A-6 Certificates, until the
                   Class IV-A-6 Principal Balance has been reduced to zero; and

                        (III) third, to the Class IV-A-7 Certificates, until the
                   Class IV-A-7 Principal Balance has been reduced to zero;

          (iv) fourth, concurrently, as follows:

             (A) 64.3987032309% to the Class IV-A-3 Certificates, until the Class IV-A-3 Principal Balance has been reduced to zero;

             (B) 1.3185708206% to the Class IV-A-8 Certificates, until the Class IV-A-8 Principal Balance has been reduced to zero; and

             (C) 34.2827259485%, sequentially, as follows:

                (1) first, to the Class IV-A-5 Certificates, until the Class IV-A-5 Principal Balance has been reduced to zero;

                (2) second, to the Class IV-A-6 Certificates, until the Class IV-A-6 Principal Balance has been reduced to zero; and

                (3) third, to the Class IV-A-7 Certificates, until the Class IV-A-7 Principal Balance has been reduced to zero; and

          (v) fifth, to the Class IV-A-4 Certificates, until the Class IV-A-4 Principal Balance has been reduced to zero.

     The 'GROUP IV SENIOR PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the sum of (i) the Group IV Senior Percentage (as defined below) of the Principal Payment Amount for Loan Group IV, (ii) the Group IV Senior Prepayment Percentage (as defined under ' -- Principal Prepayments' herein) of the Principal Prepayment Amount for Loan Group IV and (iii) the Group IV Senior Liquidation Amount (as defined below).

     The 'GROUP IV SENIOR PERCENTAGE' for any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Group IV-A Certificates and Residual Certificates divided by the aggregate Stated Principal Balance of the Group IV Loans, in each case immediately prior to the Distribution Date. The 'GROUP IV SUBORDINATE PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group IV Senior Percentage for such date. The Group IV Senior Percentage and the Group IV Subordinate Percentage as of the Closing Date will be approximately 95.75% and 4.25%, respectively.

     The 'GROUP IV SENIOR LIQUIDATION AMOUNT' will equal the aggregate, for each Group IV Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Group IV Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (ii) the Group IV Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

     The 'CLASS IV-A-4 PRIORITY AMOUNT' for any Distribution Date will equal the sum of (i) the Class IV-A-4 Adjusted Percentage (as defined below) of the Principal Payment Amount for Loan Group IV, (ii) the Class IV-A-4 Prepayment Percentage (as defined below) of the Principal Prepayment Amount for Loan Group IV and (iii) the Class IV-A-4 Liquidation Amount (as defined below).

     The 'CLASS IV-A-4 ADJUSTED PERCENTAGE' will equal (i) 0% for any Distribution Date occurring prior to the Distribution Date in May 2004 and (ii) the Class IV-A-4 Percentage (as defined below) for the Distribution Date occurring in May 2004 and each Distribution Date thereafter.

     The 'CLASS IV-A-4 PERCENTAGE' for any Distribution Date will equal the lesser of (a) 100% and (b) the Class IV-A-4 Principal Balance divided by the aggregate Stated Principal Balance of the Group IV Loans, in each case immediately prior to the Distribution Date. The Class IV-A-4 Percentage as of the Closing Date will be approximately 9.57%.

     The 'CLASS IV-A-4 LIQUIDATION AMOUNT' will equal the aggregate, for each Group IV Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Class IV-A-4 Percentage of the Stated Principal Balance of such Mortgage Loan and (ii) the Class IV-A-4 Percentage of the Liquidation Principal with respect to such Mortgage Loan.

     The 'CLASS IV-A-4 PREPAYMENT PERCENTAGE' for any Distribution Date will equal the product of (a) the Class IV-A-4 Percentage and (b) the Step Down Percentage (as defined above in ' -- Group I Certificate Principal Distributions').

GROUP C-B CERTIFICATE PRINCIPAL DISTRIBUTIONS

     Group C-B Subordinate Principal Distribution Amount. On each Distribution Date, an amount, up to the amount of the Group C-B Subordinate Principal Distribution Amount (as defined below) for such Distribution Date, will be distributed as principal to the Group C-B Certificates. On each Distribution Date, except Distribution Dates on which the Subordination Level for any Class of the Group C-B Certificates is less than such Subordination Level as of the Closing Date, each Class of the Group C-B Certificates will be entitled to receive its pro rata (by Class Principal Balance) share of the Group C-B Subordinate Principal Distribution Amount, to the extent of the Available Distribution Amount for Loan Group I and Loan Group IV remaining after distributions of interest and principal to the Group I and Group IV Senior Certificates (including any distributions of interest and principal to such Senior Certificates as described under ' -- Cross-Collateralization' herein), payments in respect of losses on Component I-A-1-4, distributions of interest and principal to all of the Group C-B Certificates senior to such Class and distributions of interest to such Class. See ' -- Priority of Distributions' herein. The relative seniority, from highest to lowest, of the Group C-B Certificates shall be as follows: Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6.

     The 'GROUP C-B SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will be equal to the excess of (A) the sum of (i) the Group I Subordinate Percentage of the Principal Payment Amount for Loan Group I (exclusive of the portion thereof attributable to the Class I-P Principal Distribution Amount), (ii) the Group IV Subordinate Percentage of the Principal Payment Amount for Loan Group IV, (iii) the Group C-B Subordinate Principal Prepayments Distribution Amount (as defined below) and (iv) the Group C-B Subordinate Liquidation Amount (as defined below) over (B) the sum of (x) the amounts required to be distributed to Component I-A-1-4 pursuant to clause (i) of paragraph (e) under ' -- Priority of Distributions' herein on such Distribution Date, (y) in the event that either the aggregate Class Principal Balance of the Group I-A Certificates or the Group IV-A Certificates has been reduced to zero, principal paid from the Available Distribution Amount of the Loan Group related to such Class A Certificates to the remaining Class A Certificates of the other Certificate Group as described in ' -- Cross-Collateralization' herein and (z) the amounts in respect of principal paid from the Available Distribution Amount of an Overcollateralized Group to an Undercollateralized Group that is either Loan Group I or Loan Group IV as described in ' -- Cross-Collateralization' herein. Any reduction in the Group C-B Subordinate Principal Distribution Amount pursuant to clause (B) above, shall first offset the amount calculated pursuant to clauses (A)(i) and (A)(ii), pro rata; second, clause (A)(iv); and third, clause (A)(iii).

     The 'GROUP C-B SUBORDINATE PRINCIPAL PREPAYMENTS DISTRIBUTION AMOUNT' as of any Distribution Date is the sum of (i) the Group I Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group I (exclusive of the portion thereof attributable to the Class I-P Principal Distribution Amount) and
(ii) the Group IV Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group IV.

     The 'GROUP I SUBORDINATE PREPAYMENT PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group I Senior Prepayment Percentage; provided, however, that if the aggregate Class Principal Balance of the Group I-A Certificates has been reduced to zero, then the Group I Subordinate Prepayment Percentage will equal 100%. The 'GROUP IV SUBORDINATE PREPAYMENT PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group IV Senior Prepayment Percentage; provided, however, that if the aggregate Class Principal Balance of the Group IV-A and Residual Certificates has been reduced to zero, then the Group IV Subordinate Prepayment Percentage will equal 100%.

     The 'GROUP C-B SUBORDINATE LIQUIDATION AMOUNT' will equal the excess, if any, of the aggregate Liquidation Principal for all Group I Loans and Group IV Loans that became Liquidated Mortgage Loans during the calendar month preceding the month of the Distribution Date, over the sum of the Group I Senior Liquidation Amount and the Group IV Senior Liquidation Amount for such Distribution Date.

     The rights of the holders of the Group C-B Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Group I and Group IV Senior Certificates to receive all distributions of interest and principal to which they are entitled. See
' -- Subordination and Allocation of Losses' herein.

GROUP D-B CERTIFICATE PRINCIPAL DISTRIBUTIONS

     Group D-B Subordinate Principal Distribution Amount. On each Distribution Date, an amount, up to the amount of the Group D-B Subordinate Principal Distribution Amount (as defined below) for such Distribution Date, will be distributed as principal to the Group D-B Certificates. On each Distribution Date, except Distribution Dates on which the Subordination Level for any Class of the Group D-B Certificates is less than such Subordination Level as of the Closing Date, each Class of the Group D-B Certificates will be entitled to receive its pro rata (by Class Principal Balance) share of the Group D-B Subordinate Principal Distribution Amount, to the extent of the Available Distribution Amount for Loan Group II and Loan Group III remaining after distributions of interest and principal to the Group II and Group III Senior Certificates (including any distributions of interest and principal to such Senior Certificates as described under ' -- Cross-Collateralization' herein), payments in respect of losses on the Class II-P and Class III-P Certificates, distributions of interest and principal to all of the Group D-B Certificates senior to such Class and distributions of interest to such Class. See
' -- Priority of Distributions' herein. The relative seniority, from highest to lowest, of the Group D-B Certificates shall be as follows: Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5 and Class D-B-6.

     The 'GROUP D-B SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will be equal to the excess of (A) the sum of (i) the Group II Subordinate Percentage of the Principal Payment Amount for Loan Group II (exclusive of the portion thereof attributable to the Class II-P Principal Distribution Amount), (ii) the Group III Subordinate Percentage of the Principal Payment Amount for Loan Group III (exclusive of the portion thereof attributable to the Class III-P Principal Distribution Amount), (iii) the Group D-B Subordinate Principal Prepayments Distribution Amount (as defined below) and
(iv) the Group D-B Subordinate Liquidation Amount (as defined below) over (B) the sum of (x) the amounts required to be distributed to the Class II-P and Class III-P Certificates pursuant to clause (i) of paragraph (f) under ' -- Priority of Distributions' herein on such Distribution Date, (y) in the event that either the Class II-A-1 Principal Balance or the Class III-A-1 Principal Balance has been reduced to zero, principal paid from the Available Distribution Amount of the Loan Group related to such Class A Certificates to the remaining Class A Certificates of the other Certificate Group as described in ' -- Cross-Collateralization' herein and (z) the amounts in respect of principal paid from the Available Distribution Amount of an Overcollateralized Group to an Undercollateralized Group that is either Loan Group II or Loan Group III as described in ' -- Cross-Collateralization' herein. Any reduction in the Group D-B Subordinate Principal Distribution Amount pursuant to clause (B) above, shall first offset the amount calculated pursuant to clauses (A)(i) and
(A)(ii), pro rata; second, clause (A)(iv); and third, clause (A)(iii).

     The 'GROUP D-B SUBORDINATE PRINCIPAL PREPAYMENTS DISTRIBUTION AMOUNT' as of any Distribution Date is the sum of (i) the Group II Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group II (exclusive of the portion thereof attributable to the Class II-P Principal Distribution Amount) and (ii) the Group III Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group III (exclusive of the portion thereof attributable to the Class III-P Principal Distribution Amount).

     The 'GROUP II SUBORDINATE PREPAYMENT PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group II Senior Prepayment Percentage; provided, however, that if the Class II-A-1 Principal Balance has been reduced to zero, then the Group II Subordinate Prepayment Percentage will equal 100%. The 'GROUP III SUBORDINATE PREPAYMENT PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group III Senior Prepayment Percentage; provided, however, that if the Class III-A-1 Principal Balance has been reduced to zero, then the Group III Subordinate Prepayment Percentage will equal 100%.

     The 'GROUP D-B SUBORDINATE LIQUIDATION AMOUNT' will equal the excess, if any, of the aggregate Liquidation Principal for all Group II Loans and Group III Loans that became Liquidated Mortgage Loans during the calendar month preceding the month of the Distribution Date, over the sum of the Group II Senior Liquidation Amount and the Group III Senior Liquidation Amount for such Distribution Date.

     The rights of the holders of the Group D-B Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Group II and Group III Senior Certificates to receive all distributions of interest and principal to which they are entitled. See
' -- Subordination and Allocation of Losses' herein.

PRINCIPAL PREPAYMENTS

     The 'GROUP I SENIOR PREPAYMENT PERCENTAGE,' 'GROUP II SENIOR PREPAYMENT PERCENTAGE,' 'GROUP III SENIOR PREPAYMENT PERCENTAGE' and 'GROUP IV SENIOR PREPAYMENT PERCENTAGE' for any Distribution Date occurring prior to the month of the fifth anniversary of the first Distribution Date will equal 100%. During the next four years, the 'GROUP I SENIOR PREPAYMENT PERCENTAGE,' 'GROUP II SENIOR PREPAYMENT PERCENTAGE,' 'GROUP III SENIOR PREPAYMENT PERCENTAGE' and 'GROUP IV SENIOR PREPAYMENT PERCENTAGE' will be calculated as follows: for any Distribution Date in or after the month of the fifth anniversary of the month of the first Distribution Date but before the sixth anniversary of the month of the first Distribution Date, the Group I, Group II, Group III or Group IV Senior Percentage, as applicable, for such Distribution Date plus 70% of the excess of 100% over the related Senior Percentage for such Distribution Date; for any Distribution Date in or after the month of the sixth anniversary of the month of the first Distribution Date but before the seventh anniversary of the month of the first Distribution Date, the Group I, Group II, Group III or Group IV Senior Percentage, as applicable, for such Distribution Date plus 60% of the excess of 100% over the related Senior Percentage for such Distribution Date; for any Distribution Date in or after the month of the seventh anniversary of the month of the first Distribution Date but before the eighth anniversary of the month of the first Distribution Date, the Group I, Group II, Group III or Group IV Senior Percentage, as applicable, for such Distribution Date plus 40% of the excess of 100% over the related Senior Percentage for such Distribution Date; and for any Distribution Date in or after the month of the eighth anniversary of the month of the first Distribution Date but before the ninth anniversary of the month of the first Distribution Date, the Group I, Group II, Group III or Group IV Senior Percentage, as applicable, for such Distribution Date plus 20% of the excess of 100% over the related Senior Percentage for such Distribution Date. For any Distribution Date in or after the month of the ninth anniversary of the month of the first Distribution Date, the Group I, Group II, Group III or Group IV Senior Prepayment Percentage will be the Group I, Group II, Group III or Group IV Senior Percentage, respectively, for such Distribution Date.

     Notwithstanding the foregoing, on any Distribution Date, (i) if the Group I or Group IV Senior Percentage for such Distribution Date exceeds the initial Group I or Group IV Senior Percentage, respectively, as of the Closing Date, then the Group I and Group IV Senior Prepayment Percentage for such Distribution Date will both equal 100% and (ii) if the Group II or Group III Senior Percentage for such Distribution Date exceeds the initial Group II or Group III Senior Percentage, respectively, as of the Closing Date, then the Group II and Group III Senior Prepayment Percentage for such Distribution Date will each equal 100%. The scheduled reductions in the Group I, Group II, Group III and Group IV Senior Prepayment Percentages for Distribution Dates occurring on or after the month of the fifth anniversary of the month of the first Distribution Date will be subject to certain conditions specified in the Pooling Agreement. Such conditions may include requirements that no such reduction may occur if delinquencies or losses on the Mortgage Loans in the related Loan Group exceed specified limits at the time of, or on a date preceding, the Distribution Date for which such reduction would otherwise be applicable. Notwithstanding the foregoing, on any Distribution Date, (i) if the delinquencies or losses on the Group I or Group IV Loans exceed such limits such that the Pooling Agreement restricts a reduction of the Group I or Group IV Senior Prepayment Percentage, as applicable, then the Group I and Group IV Senior Prepayment Percentage for such Distribution Date will both equal 100% and (ii) if the delinquencies or losses on the Group II or Group III Loans exceed such limits such that the Pooling Agreement restricts a reduction of the Group II or Group III Senior Prepayment Percentage, as applicable, then the Group II and Group III Senior Prepayment Percentage for such Distribution Date will each equal 100%. If on any Distribution Date the allocation to the Group I, Group II, Group III or Group IV Senior Certificates (other than the related Class P Certificates, if any) in the percentage required would reduce the sum of the Class Principal Balances of such Certificates below zero, the Group I, Group II, Group III or Group IV Senior Prepayment Percentage, as applicable, for such Distribution Date will be limited to the percentage necessary to reduce such sum to zero.

DISTRIBUTIONS IN REDUCTION OF THE SPECIAL RETAIL CERTIFICATES

     General. As to distributions of principal among holders of each Class of the Special Retail Certificates prior to the earlier of (i) the Group C-B Credit Support Depletion Date and (ii) the date on which any loss is allocated to such Class by Pro Rata Allocation (as defined in ' -- Subordination and Allocation of Losses' herein), Deceased Holders (as defined below) will be entitled to first priority (up to a limit of approximately $25,000 as described below) and beneficial owners other than Deceased Holders ('LIVING HOLDERS') will be entitled to second priority (up to a limit of approximately $10,000 as described below). Beneficial owners of each Class of the Special Retail Certificates have the right to request that distributions of principal be made with respect to their Special Retail Certificates on each Distribution Date on which distributions of principal are made with respect to such Class. All such requested distributions are subject to the priorities described below under ' -- Priority of Requested Distributions' and are further subject to the limitations (i) that they be made only in lots equal to $1,000 of initial principal balance and (ii) that aggregate distributions on each Class of the Special Retail Certificates on a Distribution Date will not exceed the portion of the Group IV Senior Principal Distribution Amount allocated to such Class on such Distribution Date (plus any amounts available from the applicable Rounding Account). To the extent that amounts available for distributions of principal on any Class of the Special Retail Certificates on any Distribution Date exceed the aggregate requests by Deceased Holders and Living Holders of such Class for principal distributions applicable to such Distribution Date, such excess amounts will be distributed to the beneficial owners of such Class by random lot, as described below under ' -- Mandatory Distributions of Principal on the Special Retail Certificates.'

     On each Distribution Date (prior to the earlier of (i) the Group C-B Credit Support Depletion Date and (ii) the date on which any loss is allocated to the applicable Class of Special Retail Certificates by Pro Rata Allocation) on which amounts are available for distributions of principal on any Class of the Special Retail Certificates, the aggregate amount allocable to such distributions will be rounded upward, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the priorities and limitations set forth herein. Such rounding will be accomplished on the first Distribution Date on which distributions of principal on each Class of the Special Retail Certificates are made by withdrawing, from a non-interest bearing account to be established in the Trust on the Closing Date for each Class of the Special Retail Certificates with a $999.99 deposit (each, a 'ROUNDING ACCOUNT'), the amount of funds, if any, needed to round the amount otherwise available for such distributions upward to the next higher integral multiple of $1,000. On each succeeding Distribution Date on which distributions of principal on any Class of the Special Retail Certificates are to be made, the aggregate amount allocable to such Class will be applied first to repay any funds withdrawn from the applicable Rounding Account on the prior Distribution Date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the applicable Rounding Account and distributed as principal on such Class. This process will continue on succeeding Distribution Dates with respect to each Class of the Special Retail Certificates until the Class Principal Balance of each such Class has been reduced to zero. Thus, the aggregate distribution made in reduction of the Class Principal Balance of each Class of the Special Retail Certificates on each Distribution Date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 for each such Class on such Distribution Date. Under no circumstances will the sum of all distributions of principal on any Class of the Special Retail Certificates through any Distribution Date be less than the sum that would have resulted in the absence of such rounding procedures.

     THERE IS NO ASSURANCE THAT A BENEFICIAL OWNER OF A SPECIAL RETAIL CERTIFICATE WHO HAS SUBMITTED A REQUEST FOR A PRINCIPAL DISTRIBUTION WILL RECEIVE SUCH DISTRIBUTION AT ANY PARTICULAR TIME AFTER SUCH DISTRIBUTION IS REQUESTED, SINCE THERE CAN BE NO ASSURANCE THAT FUNDS WILL BE AVAILABLE FOR MAKING PRINCIPAL DISTRIBUTIONS ON THE APPLICABLE CLASS OF THE SPECIAL RETAIL CERTIFICATES ON ANY PARTICULAR DISTRIBUTION DATE, or, even if funds are available for making such distributions, that such distributions with respect to the Special Retail Certificates owned by any particular beneficial owner will be made. Also, due to the procedure for mandatory distributions described below, there can be no assurance that on any Distribution Date on which the funds available for distribution of principal on any Class of the Special Retail Certificates exceed the aggregate amount of distributions requested by beneficial owners of such Class, any particular beneficial owner will not receive a principal distribution from such excess funds even if such beneficial owner has not submitted a request for distribution. Thus, the timing of distributions of principal with respect to any particular Special Retail Certificate is highly uncertain, and such distributions may be made earlier or later than the date that may be desired by a beneficial owner of such Certificate.

     INVESTORS IN THE SPECIAL RETAIL CERTIFICATES SHOULD NOTE THAT, BASED ON THE MODELING ASSUMPTIONS AND A PREPAYMENT ASSUMPTION OF 275% OF THE SPA: NO DISTRIBUTIONS OF PRINCIPAL ARE EXPECTED TO BE MADE ON THE CLASS IV-A-5 CERTIFICATES UNTIL THE DISTRIBUTION DATE IN MAY 2007; NO DISTRIBUTIONS OF PRINCIPAL ARE EXPECTED TO BE MADE ON THE CLASS IV-A-6 CERTIFICATES UNTIL THE DISTRIBUTION DATE IN AUGUST 2008; AND NO DISTRIBUTIONS OF PRINCIPAL ARE EXPECTED TO BE MADE ON THE CLASS IV-A-7 CERTIFICATES UNTIL THE DISTRIBUTION DATE IN NOVEMBER 2013.

     Notwithstanding any provisions herein to the contrary, on each Distribution Date on or after the earlier of (i) the Group C-B Credit Support Depletion Date and (ii) the date on which any loss is allocated to the applicable Class of Special Retail Certificates by Pro Rata Allocation, distributions of principal on the Special Retail Certificates will be made pro rata among the holders of the Special Retail Certificates and will not be made in integral multiples of $1,000 nor pursuant to requested distributions or mandatory distributions.

     Priority of Requested Distributions. Subject to the limitations described herein, including the order of the receipt of the request for distributions as described below under ' -- Procedure for Requesting Distributions,' beneficial owners of the Special Retail Certificates have the right to request that distributions of principal on their Special Retail Certificates be made. On each Distribution Date (prior to the earlier of (i) the Group C-B Credit Support Depletion Date and (ii) the date on which any loss is allocated to the applicable Class of Special Retail Certificates by Pro Rata Allocation) on which distributions of principal on any Class of the Special Retail Certificates are made, priority of payment on such Class will be given to beneficial owners for whom principal payment requests are in effect. For each Class of the Special Retail Certificates, DTC will honor requests in the following order of priority:

          First, DTC will honor requests submitted on behalf of Deceased Holders in the order of their receipt by DTC, until such requests have been honored in an amount up to $25,000 for each requesting Deceased Holder; and

          Second, DTC will honor requests submitted on behalf of Living Holders in the order of their receipt by DTC, until such requests have been honored in an amount up to $10,000 for each requesting Living Holder.

     Thereafter, DTC will honor requests submitted on behalf of each Deceased Holder as provided in step First up to a second $25,000 and requests submitted on behalf of each Living Holder as provided in step Second up to a second $10,000. This sequence of priorities will be repeated until all principal payment requests for each Class of the Special Retail Certificates have been honored to the extent of amounts available in reduction of each such Class. In no event will distributions exceed the amount of principal available for distribution to the applicable Class of the Special Retail Certificates on such Distribution Date by more than the funds available in the applicable Rounding Account. See ' -- Distributions of Principal -- Group IV Certificate Principal Distributions -- Group IV Senior Principal Distribution Amount' herein. In no event will the beneficial owner of a Special Retail Certificate receive a distribution of principal in an amount greater than the Certificate Principal Balance of such Special Retail Certificate.

     If the amount of principal available for payment on any Class of the Special Retail Certificates on a given Distribution Date is insufficient to honor all requests, such requests will be honored on succeeding Distribution Dates as principal becomes available. A Special Retail Certificate principal payment request submitted on behalf of a Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Deceased Holder. Such priority will be effective for each subsequent Distribution Date if DTC has received a certified copy of the death certificate for such Deceased Holder and any additional appropriate evidence of death and any requested tax waivers by the last Business Day of the preceding calendar month.

     Procedure for Requesting Distributions. A beneficial owner may request that distributions of principal on such beneficial owner's Special Retail Certificates be made on a Distribution Date by delivering a written request therefor to the DTC Participant or Indirect DTC Participant that maintains such beneficial owner's account in the Special Retail Certificates so that the request for such distribution is received by the Trustee on or before the Record Date for such Distribution Date. In the case of a request on behalf of a Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers are required to be forwarded to the Trustee under separate cover. Furthermore, such requests of Deceased Holders that are incomplete may not be honored by the Trustee and, if not honored, will lose their priority and must be rerequested. The DTC Participant will in turn make the request of DTC (or, in the case of an Indirect DTC Participant, such firm must notify the related DTC Participant of such request, which DTC Participant will make the request of DTC) on a form required by DTC and provided to the DTC Participant. Upon receipt of such request, DTC will date and time stamp such request and forward such request to the Trustee. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the Company, the Master Servicer nor the Trustee will be liable for any delay by DTC, any DTC Participant or any Indirect DTC Participant in the delivery of requests for distributions to the Trustee. Requests for distributions of principal forwarded to the Trustee from DTC after the Record Date for such Distribution Date and requests for distributions of principal received in a timely manner but not accepted with respect to a given Distribution Date, will be treated as requests for distributions of principal on the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions of principal on a Special Retail Certificate submitted by a beneficial owner of a Special Retail Certificate will be held by the Trustee until such request has been accepted or has been withdrawn in writing, in the manner set forth below. The principal amount covered by such request will continue to bear interest at the related Certificate Interest Rate through the last calendar date of the month preceding the month of such Distribution Date.

     With respect to Special Retail Certificates for which beneficial owners have requested distributions on a particular Distribution Date on which distributions of principal on the applicable Class of Special Retail Certificates are being made, the Trustee will notify DTC and the DTC Participants prior to such Distribution Date whether, and the extent to which, such Special Retail Certificates have been accepted for distributions. DTC Participants and Indirect DTC Participants holding Special Retail Certificates are required to forward such notices to the beneficial owners of such Certificates. Special Retail Certificates that have been accepted for a distribution will be due and payable on the applicable Distribution Date and will cease to bear interest after the last calendar date of the month preceding the month of such Distribution Date.

     Any beneficial owner of a Special Retail Certificate that has requested a distribution may withdraw such request by so notifying in writing the DTC Participant or Indirect DTC Participant that maintains such beneficial owner's account. The DTC Participant will forward the withdrawal, on a form required by DTC, to the Trustee. In the event that such account is maintained by an Indirect DTC Participant, such Indirect DTC Participant must notify the related DTC Participant, which in turn must forward the withdrawal of such request on such form to the Trustee. If such notice of withdrawal of a request for distribution has not been received by the Trustee on or before the Record Date for such Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions of principal on the applicable Class of the Special Retail Certificates on the applicable Distribution Date.

     Mandatory Distributions of Principal on the Special Retail Certificates. To the extent, if any, that distributions of principal on any Class of the Special Retail Certificates on a Distribution Date exceed the aggregate amount of distribution requests for such Class which have been received by DTC on or before the applicable Record Date, additional Special Retail Certificates in lots equal to $1,000 will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of the DTC Participants and Indirect DTC Participants, which may or may not be by random lot. Investors may ask such DTC Participants or Indirect DTC Participants which allocation procedures they use. DTC Participants and Indirect DTC Participants holding Special Retail Certificates selected for mandatory distributions of principal are required to provide notice of such mandatory distributions to the affected beneficial owners.

     Deceased Holder. A 'DECEASED HOLDER' is a beneficial owner of a Special Retail Certificate who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the Trustee a certified copy of the death certificate for such Deceased Holder and any additional evidence of death satisfactory to the Trustee and any tax waivers requested by the Trustee. Special Retail Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Special Retail Certificates so beneficially owned will be eligible for priority with respect to distributions of principal, subject to the limitations described herein. Special Retail Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of Special Retail Certificates greater than the number of Special Retail Certificates of which such trust is the owner. The death of the beneficiary of a trust will be deemed to be the death of a beneficial owner of the Special Retail Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in a Special Retail Certificate will be deemed to be the death of the beneficial owner of the Special Retail Certificate regardless of the registration of the ownership, if such beneficial ownership interest can be established to the satisfaction of the Trustee. Expenses incurred by the Trustee in an effort to determine the beneficial ownership interest, including, without limitation, attorney's fees, shall be paid by the beneficial owner. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer, or otherwise dispose of a Special Retail Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of principal balance payable with respect thereto. As used in this Prospectus Supplement, a request for a distribution of principal of a Special Retail Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common of such Deceased Holder.

SUBORDINATION AND ALLOCATION OF LOSSES

     The Group C-B Certificates will be subordinate in right of payment to and provide credit support to the Group I and Group IV Senior Certificates to the extent described herein, the Group C-B Junior Subordinate Certificates will be subordinate in right of payment to and provide credit support to the Group C-B Senior Subordinate Certificates and each Class of Group C-B Senior Subordinate Certificates will be subordinate in right of payment to and provide credit support to each Class of Group C-B Senior Subordinate Certificates with a lower numerical Class designation. The support provided by the Group C-B Certificates is intended to enhance the likelihood of regular receipt by the Group I and Group IV Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford such Certificates protection against certain losses. The protection afforded to the Group I and Group IV Senior Certificates by the Group C-B Certificates will be accomplished by the preferential right on each Distribution Date of such Senior Certificates to receive distributions of interest and principal to which they are entitled prior to distributions of interest and principal to the Group C-B Certificates. The protection afforded a Class of Group C-B Senior Subordinate Certificates by the Classes of Group C-B Senior Subordinate Certificates with higher numerical Class designations will be similarly accomplished by the preferential right of those Classes with lower numerical Class designations to receive distributions of interest and principal prior to distributions of interest and principal to those Classes of Group C-B Senior Subordinate Certificates with higher numerical Class designations. The support provided by the Group C-B Junior Subordinate Certificates to the Group C-B Senior Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Group C-B Senior Subordinate Certificates of the full amount of monthly distributions of interest and principal to which they are entitled and to afford such Certificateholders protection against certain losses. The protection afforded to the Group C-B Senior Subordinate Certificates by the Group C-B Junior Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the Group C-B Senior Subordinate Certificates to receive distributions of interest and principal prior to distributions of interest and principal to the Group C-B Junior Subordinate Certificates.

     The Class I-A-10 Certificates will provide credit support to the Class I-A-1 Certificates (other than Component I-A-1-4 thereof). All losses that would otherwise be allocable to the Class I-A-1 Certificates (other than Component I-A-1-4 thereof) will be allocated instead to the Class I-A-10 Certificates, until the Class I-A-10 Principal Balance has been reduced to zero.

     The Group D-B Certificates will be subordinate in right of payment to and provide credit support to the Group II and Group III Senior Certificates to the extent described herein, the Group D-B Junior Subordinate Certificates will be subordinate in right of payment to and provide credit support to the Group D-B Senior Subordinate Certificates and each Class of Group D-B Senior Subordinate Certificates will be subordinate in right of payment to and provide credit support to each Class of Group D-B Senior Subordinate Certificates with a lower numerical Class designation. The support provided by the Group D-B Certificates is intended to enhance the likelihood of regular receipt by the Group II and Group III Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford such Certificates protection against certain losses. The protection afforded to the Group II and Group III Senior Certificates by the Group D-B Certificates will be accomplished by the preferential right on each Distribution Date of such Senior Certificates to receive distributions of interest and principal to which they are entitled prior to distributions of interest and principal to the Group D-B Certificates. The protection afforded a Class of Group D-B Senior

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Subordinate Certificates by the Classes of Group D-B Senior Subordinate
Certificates with higher numerical Class designations will be similarly accomplished by the preferential right of those Classes with lower numerical Class designations to receive distributions of interest and principal prior to distributions of interest and principal to those Classes of Group D-B Senior Subordinate Certificates with higher numerical Class designations. The support provided by the Group D-B Junior Subordinate Certificates to the Group D-B Senior Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Group D-B Senior Subordinate Certificates of the full amount of monthly distributions of interest and principal to which they are entitled and to afford such Certificateholders protection against certain losses. The protection afforded to the Group D-B Senior Subordinate Certificates by the Group D-B Junior Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the Group D-B Senior Subordinate Certificates to receive distributions of interest and principal prior to distributions of interest and principal to the Group D-B Junior Subordinate Certificates.

     Any loss realized with respect to a Group I or Group IV Loan, except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the designated amounts of the applicable Special Hazard Coverage, Fraud Coverage and Bankruptcy Coverage (each, as defined herein) for the Group I and Group IV Loans, will be allocated among the Group I, Group IV and Group C-B Certificates as follows: (i) for losses allocable to principal (a) first, to the Group C-B Junior Subordinate Certificates in reverse numerical order, until the aggregate of the Class Principal Balances thereof has been reduced to zero, (b) second, to the Class C-B-3 Certificates, until the Class C-B-3 Principal Balance has been reduced to zero, (c) third, to the Class C-B-2 Certificates, until the Class C-B-2 Principal Balance has been reduced to zero, (d) fourth, to the Class C-B-1 Certificates, until the Class C-B-1 Principal Balance has been reduced to zero and (e) fifth, to the Senior Certificates of the related Certificate Group (other than the related Interest Only Certificates and Component I-A-1-4), pro rata, according to their Class Principal Balances (or Component Principal Balance in the case of Component I-A-1-5) in reduction of their respective Class or Component Principal Balances; provided, however, that if the loss is recognized with respect to a Class I-P Mortgage Loan, the applicable Class I-P Fraction of such loss will first be allocated to Component I-A-1-4 and the remainder of such loss will be allocated as described above in this clause (i); and (ii) for losses allocable to interest (a) first, to the Group C-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balances of such Certificates, (b) second, to the Class C-B-3 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class C-B-3 Principal Balance, (c) third, to the Class C-B-2 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class C-B-2 Principal Balance, (d) fourth, to the Class C-B-1 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class C-B-1 Principal Balance and (e) fifth, to the Senior Certificates of the related Certificate Group (other than the related Principal Only Certificates), pro rata, according to accrued but unpaid interest on such Classes (or in the case of the Class I-A-1 Certificates, the interest-bearing Components thereof), and then pro rata according to their Class Principal Balances (or Component Principal Balance in the case of Component I-A-1-5) in reduction of their respective Class or Component Principal Balances; provided, however, that in clauses (i)(e) and (ii)(e) above, losses on Group I Loans will only be allocated to the Group I Senior Certificates and losses on Group IV Loans will only be allocated to the Group IV Senior Certificates; and provided, further, that all losses allocated to principal and interest that would otherwise be allocable to the Class I-A-1 Certificates (other than Component I-A-1-4 thereof) will be allocated instead to the Class I-A-10 Certificates, until the Class I-A-10 Principal Balance has been reduced to zero.

     Any loss realized with respect to a Group II or Group III Loan, except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the designated amounts of the applicable Special Hazard Coverage, Fraud Coverage and Bankruptcy Coverage for the Group II and Group III Loans, will be allocated among the Group II, Group III and Group D-B Certificates as follows: (i) for losses allocable to principal (a) first, to the Group D-B Junior Subordinate Certificates in reverse numerical order, until the aggregate of the Class Principal Balances thereof has been reduced to zero, (b) second, to the Class D-B-3 Certificates, until the Class D-B-3 Principal Balance has been reduced to zero, (c) third, to the Class D-B-2 Certificates, until the Class D-B-2 Principal Balance has been reduced to zero, (d) fourth, to the Class D-B-1 Certificates, until the Class D-B-1 Principal Balance has been reduced to zero and (e) fifth, to the Senior Certificates of the related Certificate Group (other than the related Class X and Class P Certificates), pro rata, according to their Class Principal Balances in reduction thereof; provided, however, that if the loss is recognized with respect to a Class II-P or

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Class III-P Mortgage Loan, the applicable Class P Fraction of such loss will first be allocated to the related Class P Certificates and the remainder of such loss will be allocated as described above in this clause (i); and (ii) for losses allocable to interest (a) first, to the Group D-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balances of such Certificates, (b) second, to the Class D-B-3 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class D-B-3 Principal Balance, (c) third, to the Class D-B-2 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class D-B-2 Principal Balance, (d) fourth, to the Class D-B-1 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class D-B-1 Principal Balance and (e) fifth, to the Senior Certificates of the related Certificate Group (other than the related Principal Only Certificates), pro rata, according to accrued but unpaid interest on such Classes, and then pro rata according to their Class Principal Balances in reduction thereof; provided, however, that in clauses (i)(e) and (ii)(e) above, losses on Group II Loans will only be allocated to the Group II Senior Certificates and losses on Group III Loans will only be allocated to the Group III Senior Certificates.

     On each Distribution Date, if the aggregate Class Principal Balance of all outstanding Classes of Group I, Group IV and Group C-B Certificates exceeds the aggregate Stated Principal Balance of the Group I and Group IV Loans (after giving effect to distributions of principal and the allocation of all losses to the Group I, Group IV and Group C-B Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the most junior Class of Group C-B Certificates then outstanding.

     On each Distribution Date, if the aggregate Class Principal Balance of all outstanding Classes of Group II, Group III and Group D-B Certificates exceeds the aggregate Stated Principal Balance of the Group II and Group III Loans (after giving effect to distributions of principal and the allocation of all losses to the Group II, Group III and Group D-B Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the most junior Class of Group D-B Certificates then outstanding.

     Investors in the Group I or Group IV Senior Certificates should be aware that because the Group C-B Certificates represent interests in Loan Group I and Loan Group IV, the Class Principal Balances of the Group C-B Certificates could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans in either of such Loan Groups. Therefore, notwithstanding that losses on the Mortgage Loans in one Loan Group may only be allocated to the related Senior Certificates (except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the applicable coverage amounts), the allocation to the Group C-B Certificates of losses on the Mortgage Loans in the other Loan Group will increase the likelihood that losses may be allocated to such Senior Certificates.

     Investors in the Group II or Group III Senior Certificates should be aware that because the Group D-B Certificates represent interests in Loan Group II and Loan Group III, the Class Principal Balances of the Group D-B Certificates could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans in either of such Loan Groups. Therefore, notwithstanding that losses on the Mortgage Loans in one Loan Group may only be allocated to the related Senior Certificates (except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the applicable coverage amounts), the allocation to the Group D-B Certificates of losses on the Mortgage Loans in the other Loan Group will increase the likelihood that losses may be allocated to such Senior Certificates.

     'PRO RATA ALLOCATION' is (i) with respect to losses on Group I and Group IV Loans, the allocation of the principal portion of such losses to all Classes of Group I, Group IV and Group C-B Certificates (other than Component I-A-1-4) pro rata according to their respective Class or Component Principal Balances (except if the loss is recognized with respect to a Class I-P Mortgage Loan, in which case the applicable Class I-P Fraction of such loss will first be allocated to Component I-A-1-4, and the remainder of such loss will be allocated as described above), and the allocation of the interest portion of such losses pro rata according to the amount of interest accrued but unpaid on each such Class or Component (other than the related Principal Only Certificates) in reduction thereof and then pro rata according to their Class or Component Principal Balances in reduction thereof; provided, however, that all losses allocated to principal and interest that would otherwise be allocable to the Class I-A-1 Certificates (other than Component I-A-1-4 thereof) will be allocated instead to the Class I-A-10 Certificates, until the Class I-A-10 Principal Balance has been reduced to zero; and (ii) with respect to losses on Group II or Group III Loans, the allocation of the principal portion of such losses to all Classes of Group II, Group III and Group D-B Certificates (other than the related Class P Certificates) pro rata according to their respective Class Principal Balances (except if the loss is recognized with respect to a Class P Mortgage Loan, in

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which case the applicable Class P Fraction of such loss will first be allocated to the related Class P Certificates, and the remainder of such loss will be allocated as described above), and the allocation of the interest portion of such losses pro rata according to the amount of interest accrued but unpaid on each such Class (other than the related Principal Only Certificates), in reduction thereof and then pro rata according to their Class Principal Balances in reduction thereof.

     Special Hazard Losses incurred on a Group I or Group IV Loan in excess of the Special Hazard Coverage for such Loan Groups will be allocated to the outstanding Group I, Group IV and Group C-B Certificates by Pro Rata Allocation. Special Hazard Losses incurred on a Group II or Group III Loan in excess of the Special Hazard Coverage for such Loan Groups will be allocated to the outstanding Group II, Group III and Group D-B Certificates by Pro Rata Allocation. As of the Cut-Off Date, the 'SPECIAL HAZARD COVERAGE' is expected to equal approximately $5,964,001 for the Group I and Group IV Loans and approximately $3,944,194 for the Group II and Group III Loans. On each anniversary of the Cut-Off Date, Special Hazard Coverages will be reduced, but not increased, to an amount equal to the lesser of (i) the greatest of (a) the aggregate principal balance of the Mortgage Loans in the related Loan Groups located in the single California zip code area containing the largest aggregate principal balance of such Mortgage Loans, (b) 1% of the aggregate unpaid principal balance of the Mortgage Loans in the related Loan Groups and (c) twice the unpaid principal balance of the largest single Mortgage Loan in the related Loan Groups, in each case calculated as of the Due Date in the immediately preceding month and (ii) such Special Hazard Coverage as of the Cut-Off Date as reduced by the Special Hazard Losses allocated to the Certificates in the related Certificate Groups since the Cut-Off Date.

     Fraud Losses incurred on a Group I or Group IV Loan in excess of the Fraud Coverage for such Loan Groups will be allocated to the outstanding Group I, Group IV and Group C-B Certificates by Pro Rata Allocation. Fraud Losses incurred on a Group II or Group III Loan in excess of the Fraud Coverage for such Loan Groups will be allocated to the outstanding Group II, Group III and Group D-B Certificates by Pro Rata Allocation. As of the Cut-Off Date, the 'FRAUD COVERAGE' will equal 2.00% of the aggregate principal balance of Group I and Group IV Loans for the Group I and Group IV Loans and 2.00% of the aggregate principal balance of Group II and Group III Loans for the Group II and Group III Loans. Fraud Coverages will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates of the related Certificate Groups. On each anniversary of the Cut-Off Date, Fraud Coverages will be reduced to the lesser of (i)(a) with respect to the Fraud Coverage for the Group I and Group IV Loans, on the first, second, third and fourth anniversaries of the Cut-Off Date, 1.00% of the aggregate principal balance of Group I and Group IV Loans as of the Due Date in the preceding month and (b) with respect to the Fraud Coverage for the Group II and Group III Loans, on the first, second, third and fourth anniversaries of the Cut-Off Date, 1.00% of the aggregate principal balance of the Group II and Group III Loans as of the Due Date in the preceding month and
(ii) the excess of the Fraud Coverage for such Loan Groups as of the Cut-Off Date over cumulative Fraud Losses allocated to the Certificates in the related Certificate Groups since the Cut-Off Date. On the fifth anniversary of the Cut-Off Date, each Fraud Coverage will be reduced to zero.

     Bankruptcy Losses incurred on a Group I or Group IV Loan in excess of the Bankruptcy Coverage for such Loan Groups will be allocated to the outstanding Group I, Group IV and Group C-B Certificates by Pro Rata Allocation. Bankruptcy Losses incurred on a Group II or Group III Loan in excess of the Bankruptcy Coverage for such Loan Groups will be allocated to the outstanding Group II, Group III and Group D-B Certificates by Pro Rata Allocation. As of the Cut-Off Date, the 'BANKRUPTCY COVERAGE' is expected to equal approximately $186,986 for the Group I and Group IV Loans and approximately $153,275 for the Group II and Group III Loans. Bankruptcy Coverages will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates in the related Certificate Groups.

     Special Hazard Coverages, Fraud Coverages or Bankruptcy Coverages may also be reduced upon written confirmation from the Rating Agencies that such reduction will not adversely affect the then current ratings assigned to the Offered Certificates of the related Certificate Groups by the Rating Agencies. Such a reduction, in the event of Special Hazard Losses, Fraud Losses or Bankruptcy Losses on the Mortgage Loans in such Loan Groups, could adversely affect the level of protection afforded the Senior Certificates of the related Certificate Groups by subordination of the applicable Class B Certificates or the level of protection afforded the applicable Senior Subordinate Certificates by subordination of the related Junior Subordinate Certificates.

     Investors in the Group I or Group IV Senior Certificates should be aware that the applicable coverage for Special Hazard Losses, Fraud Losses and Bankruptcy Losses cover Mortgage Loans in Loan Group I and Loan

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Group IV. Therefore, in the event Mortgage Loans in either of these Loan Groups suffer a high level of such losses, it will reduce the available coverage for the Senior Certificates in both of such Loan Groups and may cause Senior Certificates relating to the other Loan Group to suffer losses in the event Mortgage Loans in either of these Loan Groups suffer such losses after the available coverage has been exhausted.

     Investors in the Group II or Group III Senior Certificates should be aware that the applicable coverage for Special Hazard Losses, Fraud Losses and Bankruptcy Losses cover Mortgage Loans in Loan Group II and Loan Group III. Therefore, in the event Mortgage Loans in either of these Loan Groups suffer a high level of such losses, it will reduce the available coverage for the Senior Certificates in both of such Loan Groups and may cause Senior Certificates relating to the other Loan Group to suffer losses in the event Mortgage Loans in either of these Loan Groups suffer such losses after the available coverage has been exhausted.

THE CLASS R-1 CERTIFICATES

     On each Distribution Date, in addition to payments of interest and principal to the Class R-1 Certificates described herein, any amounts remaining (which are expected to be zero) in the Certificate Account from the Available Distribution Amount for each Loan Group after distributions of interest and principal on the regular interests issued by REMIC III (as defined in the Pooling Agreement) and payment of expenses, if any, of the Trust will be distributed to the Class R-1 Certificates, together with Excess Liquidation Proceeds (as defined below), if any. Distributions of such remaining amounts to the Class R-1 Certificateholders will be subordinate to all payments required to be made with respect to the other Certificates and each other class of REMIC I and REMIC II Regular Interests (each, as defined in the Pooling Agreement) on any Distribution Date.

ADVANCES

     With respect to each Mortgage Loan, the Master Servicer will make advances ('ADVANCES') to the Certificate Account on each Distribution Date to cover any shortfall between (i) payments scheduled to be received in respect of such Mortgage Loan and (ii) the amounts actually deposited in the Certificate Account on account of such payments; provided, that the Master Servicer determines, in good faith, on such Distribution Date that such Advances will be recoverable from Insurance Proceeds, Liquidation Proceeds or other amounts received with respect to such Mortgage Loan. Advances are reimbursable to the Master Servicer from cash in the Certificate Account prior to payments to the Certificateholders if the Master Servicer determines that such Advances previously made are not recoverable from Insurance Proceeds, Liquidation Proceeds or other amounts recoverable with respect to the applicable Mortgage Loan.

AVAILABLE DISTRIBUTION AMOUNT

     On each Distribution Date, the Available Distribution Amount for any Distribution Date, which will be determined separately with respect to each Loan Group, and, in each case, will generally include scheduled principal and interest payments due on the Due Date immediately prior to such Distribution Date, Curtailments received in the previous calendar month (as set forth below), Payoffs received in the Prepayment Period to the extent set forth below and amounts received with respect to liquidations of Mortgage Loans with respect to such Loan Group in the previous calendar month, will be distributed by or on behalf of the Trustee to the Certificateholders, as specified herein.

     The determination date (the 'DETERMINATION DATE') is a day not later than the 10th day preceding the related Distribution Date in the month in which such Distribution Date occurs.

     The 'AVAILABLE DISTRIBUTION AMOUNT' for any Distribution Date for each Loan Group, as more fully described in the Pooling Agreement, will equal the sum, with respect to the Mortgage Loans in such Loan Group, of the following amounts:

          (1) the total amount of all cash received by or on behalf of the Master Servicer with respect to such Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including advances made by Servicers, proceeds of Mortgage Loans in such Loan Group which are liquidated and scheduled amounts of distributions from Buydown Funds respecting Buydown Loans, if any), except:

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             (a) all scheduled payments of principal and interest collected but due on a date subsequent to such Distribution Date;

             (b) all Curtailments received after the previous calendar month (together with any interest payment received with such prepayments to the extent that it represents the payment of interest accrued on such Mortgage Loans for the period subsequent to the previous calendar month);

             (c) all Payoffs received after the Prepayment Period immediately preceding such Distribution Date (together with any interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period subsequent to the previous calendar month), and interest which was accrued and received on Payoffs received during the period from the first to the 14th day of the month of such Determination Date, which interest shall not be included in the calculation of the Available Distribution Amount for any Distribution Date;

             (d) Liquidation Proceeds and Insurance Proceeds received on such Mortgage Loans after the previous calendar month;

             (e) all amounts in the Certificate Account which are due and reimbursable to a Servicer or the Master Servicer pursuant to the terms of the Pooling Agreement;

             (f) the sum of the Servicing Fee and the Master Servicing Fee for each such Mortgage Loan; and

             (g) the excess, if any, of aggregate Liquidation Proceeds on such Mortgage Loans received during the previous calendar month over the amount that would have been received if Payoffs had been made with respect to such Mortgage Loans on the date such Liquidation Proceeds were received ('EXCESS LIQUIDATION PROCEEDS');

          (2) the total, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the Master Servicer:

             (a) all Advances made by the Master Servicer with respect to such Distribution Date relating to such Mortgage Loans; and

             (b) any amounts payable as Compensating Interest by the Master Servicer on such Distribution Date relating to such Mortgage Loans; and

          (3) the total amount of any cash received by the Trustee or the Master Servicer in respect of the obligation of the Company to repurchase any such Mortgage Loans.

LAST SCHEDULED DISTRIBUTION DATE

     The Last Scheduled Distribution Date for the Group I Certificates is the Distribution Date in June 2029, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing Group I Loan.

     The Last Scheduled Distribution Date for the Group II Certificates is the Distribution Date in June 2029, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing Group II Loan.

     The Last Scheduled Distribution Date for the Group III Certificates is the Distribution Date in June 2029, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing Group III Loan.

     The Last Scheduled Distribution Date for the Group IV Certificates is the Distribution Date in May 2029, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing Group IV Loan.

     The Last Scheduled Distribution Date for the Group C-B Certificates is the Distribution Date in June 2029, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing Group I or Group IV Loan.

     The Last Scheduled Distribution Date for the Group D-B Certificates is the Distribution Date in June 2029, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing Group II or Group III Loan.

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     The actual rate of principal payments on the Certificates will depend on the rate of principal payments (including principal prepayments) on the related Mortgage Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing mortgage interest rates. No assurance can be given as to the actual payment experience on the Mortgage Loans. See 'Description of the
Certificates -- Cross-Collateralization.'

OPTIONAL TERMINATION OF THE TRUST

     On any Distribution Date after the first date on which the aggregate outstanding principal balance of the Mortgage Loans is less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, the Company may repurchase the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust, and thereby effect the termination of the Trust and the retirement of the Certificates. Such an optional termination of the Trust may occur even if the aggregate principal balance of the Mortgage Loans in one or more Loan Groups is greater than 5% of such balance as of the Cut-Off Date. The repurchase price will equal, after deductions of related advances by the Master Servicer, the sum of (1) 100% of the aggregate outstanding principal balance of such Mortgage Loans (other than Liquidated Mortgage Loans), plus accrued interest thereon at the applicable Pass-Through Rates through the last day of the month of such repurchase, less any Bankruptcy Losses realized with respect to the Mortgage Loans not already allocated to the Certificates and (2) the fair market value of all other property remaining in the Trust. The proceeds of such repurchase will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Accordingly, an optional termination of the Trust will cause the outstanding principal balance of the Certificates to be paid in full through the distribution of such proceeds and the allocation of the associated realized losses, if any, on each Mortgaged Property in the Trust the fair market value of which is less than the aggregate principal balance of the related Mortgage Loan as of the time that the Trust acquired such Mortgaged Property, and upon such payment in full, the Trust will be terminated. In no event will the Trust continue beyond the expiration of 21 years from the death of the survivor of certain persons identified in the Pooling Agreement. See 'Description of Certificates -- Termination' in the Prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will receive a fee (the 'MASTER SERVICING FEE') for its services as Master Servicer under the Pooling Agreement. The Master Servicer will retain as its Master Servicing Fee an amount which will be calculated as a per annum percentage for each Mortgage Loan. The Master Servicing Fee with respect to each Group I Loan will range from 0.040% to 0.050%, with a weighted average of approximately 0.049%. The Master Servicing Fee with respect to each Group II Loan will range from 0.040% to 0.050%, with a weighted average of approximately 0.043%. The Master Servicing Fee with respect to each Group III Loan will range from 0.040% to 0.050%, with a weighted average of approximately 0.046%. The Master Servicing Fee with respect to each Group IV Loan will equal 0.050%.

     The Master Servicer will pay all expenses incurred in connection with its activities as Master Servicer. The Master Servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. In addition, the Master Servicer is entitled to reimbursement of expenditures incurred by it in connection with the restoration of damaged Mortgaged Properties.

     The Company, as Master Servicer, will pay all expenses incurred in connection with its responsibilities under the Pooling Agreement (subject to reimbursement as described in the Prospectus), including, without limitation, the various items of expense enumerated in the Prospectus. In particular, pursuant to the Pooling Agreement, each month or year, as applicable, the Master Servicer will be obligated to pay from the Master Servicing Fee the fees of the Trustee and certain other fees and expenses of the Trust, as prescribed by the Pooling Agreement.

     The Servicing Fee (as defined in the Prospectus) will be calculated as a per annum percentage for each Mortgage Loan. The Servicing Fee with respect to each Group I Loan will range from 0.250% to 0.950%, with a weighted average of approximately 0.472%. The Servicing Fee with respect to each Group II Loan will range from 0.250% to 1.520%, with a weighted average of approximately 0.750%. The Servicing Fee with respect to each Group III Loan will range from 0.250% to 1.680%, with a weighted average of approximately 0.788%. The Servicing Fee with respect to each Group IV Loan will range from 0.200% to 1.325%, with a weighted average

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of approximately 0.503%. Any prepayment penalty on a Mortgage Loan will be paid as additional servicing compensation to the related Servicer.

SPECIAL SERVICING AGREEMENTS

     The Pooling Agreement permits the Master Servicer to enter into one or more special servicing agreements with unaffiliated holders of one or more Classes of Subordinate Certificates or of a class of securities representing interests in one or more Classes of Subordinate Certificates. Pursuant to the terms of such agreements, such holder may, with respect to delinquent Mortgage Loans in the Loan Groups related to such Subordinate Certificates:

          (a) instruct the Master Servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the Master Servicer which will be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Master Servicer acted pursuant to its normal servicing procedures;

          (b) purchase such Mortgage Loans from the Trust immediately prior to the commencement of foreclosure proceedings at a price equal to the aggregate outstanding principal balance of such Mortgage Loans, plus accrued interest thereon at the applicable Mortgage Interest Rates through the last day of the month in which such Mortgage Loans are purchased; and/or

          (c) assume all of the servicing rights and obligations with respect to such Mortgage Loans so long as (i) the Master Servicer has the right to transfer the servicing rights and obligations of such Mortgage Loans to another Servicer and (ii) such holder will service the Mortgage Loans according to the Company's servicing guidelines.

                  DELINQUENCY, LOSS AND FORECLOSURE EXPERIENCE

     The following table sets forth certain information, as reported to the Company by its various servicers, concerning recent delinquency, loss and foreclosure experience on mortgage loans included in various mortgage pools underlying all series of the Company's mortgage pass-through certificates with respect to which one or more classes of certificates were publicly offered.

     There can be no assurance that the delinquency, loss and foreclosure experience set forth in the following table (which includes mortgage loans with various terms to stated maturity, and includes loans having a variety of payment characteristics such as balloon loans, and Buydown Loans) will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust. Delinquencies, losses and foreclosures generally are expected to occur more frequently after the first full year of the life of a mortgage loan. Accordingly, because a large number of mortgage loans included in the mortgage pools underlying the Company's mortgage pass-through certificates have been recently originated, the current level of delinquencies, losses and foreclosures may not be representative of the levels which may be experienced over the lives of such mortgage loans.

                                                             AT OR FOR THE YEAR ENDED          AT OR FOR THE YEAR ENDED
                                                                DECEMBER 31, 1997                 DECEMBER 31, 1998
                                                           ----------------------------      ----------------------------
                                                                            BY DOLLAR                         BY DOLLAR
                                                                            AMOUNT OF                         AMOUNT OF
                                                           BY NO. OF          LOANS          BY NO. OF          LOANS
                                                             LOANS        (IN MILLIONS)        LOANS        (IN MILLIONS)
                                                           ---------      -------------      ---------      -------------

Total Mortgage Pass-Through Certificate Portfolio.......     27,343         $ 6,817.3          74,769         $16,647.8
Average Balance(1)......................................     19,336           4,878.5          47,628          10,998.8
Period of Delinquency(2)
     31 to 59 days......................................        451              95.7           2,178             488.8
     60 to 89 days......................................         69              17.0             173              35.5
     90 days or more....................................         55              14.4             108              23.1
                                                           ---------      -------------      ---------      -------------
Total Delinquent Loans..................................        575         $   127.1           2,459         $   547.3
Delinquency Rate........................................       2.10%             1.86%           3.29%             3.29%
Foreclosures(3).........................................        288         $    62.4             217         $    43.3
Foreclosure Ratio(4)....................................       1.05%             0.92%           0.29%             0.26%
Covered Losses(5).......................................                    $    19.2                         $     8.6
Applied Losses(6).......................................                    $     1.8                         $     0.6

------------

(1) Average Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated.

(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for the purpose of this table until one month has passed after the related due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(3) Includes mortgage loans for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(4) Foreclosures as a percentage of total mortgage loans at the end of each period.

(5) Covered Losses are Gross Losses (as defined below) realized during the period indicated which were covered by credit enhancements obtained or established for one or more pools of mortgage loans, exclusive of any insurance (such as primary mortgage insurance or ordinary hazard insurance) which was available for specific mortgage loans or mortgaged properties. 'Gross Losses' are the sum for each mortgage loan liquidated during the applicable period of the difference between (a) the sum of the outstanding principal balance plus accrued interest, plus all liquidation expenses related to such mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, including insurance (such as primary mortgage insurance or ordinary hazard insurance) available solely for such mortgage loan or the related mortgaged property.

(6) Applied Losses are Covered Losses that were applied against the outstanding principal balance of the mortgage pass-through certificates during the period indicated.

                         YEAR 2000 READINESS DISCLOSURE

     The Company has been working since 1997 to prepare its computer systems and applications to meet the year 2000 challenge. This process involves reviewing, modifying and replacing existing hardware, software and embedded chip technology systems, as necessary. The Company is also assessing the year 2000 preparedness of third parties such as vendors, customers and others.

     As of December 31, 1998, approximately 99% of the Company's MIS-supported mainframe, mid-range and PC client-server systems had been tested and returned to production as year 2000 ready. Approximately 99% of the Company's non-PC related hardware and systems software had also been tested and determined to be year 2000 ready as of that date. At year-end 1998, the Company had also substantially completed an organization-wide assessment of year 2000 issues relating to its mission critical systems which utilize embedded chip technologies. No significant problems have been identified to date with respect to embedded chip technology systems.

     The Company has substantially completed its assessment of the year 2000 preparedness of its identified mission critical service providers. The Company has not to date identified any material problems associated with its mission critical service providers.

     During the spring of 1999, the Company plans to conduct fully integrated testing of its systems and applications to determine whether its mission critical application systems will perform in coordination with one another. The mission critical applications systems will be tested on year 2000-ready hardware and software using dates in both 1999 and 2000. The Company also intends to conduct testing during 1999 with those mission-critical vendors that provide systems-related services.

     The estimated total cost to become year 2000 compliant, which is being expensed as incurred by the Company jointly with its affiliate PNC Mortgage Corp. of America, is approximately $1.41 million. Through December 31, 1998, the Company and its affiliate had expensed approximately $1.13 million related to the year 2000 effort. Expenses incurred for year 2000 readiness efforts comprised less than 5.5% of the total technology-related costs for the Company and its affiliate in 1998 and are not expected to exceed 1.6% of technology-related expenses in 1999 for the Company and its affiliate. No significant outlays have been made to replace existing systems solely for year 2000 compliance reasons. The costs and the timetable in which the Company plans to complete its year 2000 readiness activities are based on management's best estimates, which were derived using numerous assumptions of future events including the continued availability of certain resources, third party preparedness and other factors. The Company can make no guarantee that these estimates will be achieved, and actual results could differ from such plans.

     Contingency plans have been completed for those systems that were not tested and returned to production by October 31, 1998, and for those critical service providers who either were not expected to be year 2000 ready by March 31, 1999, or did not respond to requests for year 2000 readiness information. Contingency plans are being developed for mission critical end-user computing applications that were not tested by December 15, 1998. In addition, business continuity plans were completed by February 28, 1999. The Company will continue to review all contingency plans during 1999 and modify them when necessary or appropriate. Certain critical service provider and systems contingency plans will be tested during 1999.

     It is not possible to predict with certainty all of the adverse effects that could result from a failure of the Company or of third parties to become fully year 2000 compliant or whether such effects could have a material impact on the Company. However, if the Company were to fail to correct internal year 2000 problems, or if one or more of its third party providers, including servicers and trustees, are unable due to year 2000 issues to provide services required by the Company or by the trust in any securitization transaction, a disruption of operations, resulting in increased operating costs and other adverse effects, could result. Such disruptions could include a temporary inability to process transactions and delays in providing services.

     This section entitled 'Year 2000 Readiness Disclosure' contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act. Generally, all statements in this section that are not statements of historical fact are forward-looking statements. Forward-looking statements made in this section are subject to certain risks and uncertainties. Important factors that could cause results to differ materially from such forward-looking statements include, among other things, the ability of the Company to successfully identify components that may pose year 2000 problems, the nature and amount of programming required to fix the affected components, the costs of labor and consultants related to such efforts, the continued availability of resources

(both personnel and technology) and the ability of the Company's third-party suppliers and service providers to successfully address their year 2000 issues.

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yield to maturity of each Class of Certificates will depend upon, among other things, the price at which such Certificates are purchased, the applicable interest rate on such Certificates, the actual characteristics of the Mortgage Loans in the related Loan Group or Loan Groups, the rate of principal payments (including prepayments) on the Mortgage Loans in the related Loan Group or Loan Groups and the rate of liquidations on the Mortgage Loans in the related Loan Group or Loan Groups. The yield to maturity to holders of the Certificates will be lower than the yield to maturity otherwise produced by the applicable Certificate interest rate and purchase price of such Certificates because principal and interest distributions will not be payable to such Certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon with respect to such delay). Distributions to the Group I, Group II, Group III and Group IV Certificates relate to payments on the Group I, Group II, Group III and Group IV Loans, respectively, except in the limited circumstances described herein under 'Description of the Certificates -- Cross-Collateralization.' Distributions to the Group C-B Certificates relate to payments on the Group I and Group IV Loans. Distributions to the Group D-B Certificates relate to payments on the Group II and Group III Loans.

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

     When a Mortgagor prepays a Mortgage Loan in full between Due Dates for such Mortgage Loan, the Mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a Curtailment is made on a Mortgage Loan together with the scheduled Monthly Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of such Due Date, but such principal is not distributed to related Certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

     In order to reduce the adverse effect on Certificateholders from the deficiency in interest payable as a result of a Payoff on a Mortgage Loan between its Due Dates, the Master Servicer will pass through Compensating Interest to the related Certificateholders to the limited extent and in the manner set forth below. The Master Servicer is obligated to remit to the Certificate Account on the day prior to each Distribution Date with respect to the Mortgage Loans in each Loan Group which experience a Payoff between the 15th day and the last day of the month prior to such Distribution Date, an amount equal to the lesser of (a) any shortfall for the previous month in interest collections resulting from the timing of Payoffs on the Mortgage Loans in such Loan Group made from the 15th day of the calendar month preceding such Distribution Date to the last day of such month and (b) the applicable monthly Master Servicing Fee payable to the Master Servicer with respect to such Loan Group, any reinvestment income realized by the Master Servicer, relating to Payoffs on the related Mortgage Loans in such Loan Group made during the Prepayment Period and interest payments on such Payoffs received during the period of the first day through the 14th day of the month of such Distribution Date. Payoffs received on Mortgage Loans from the first day through the 14th day of any month will be passed through to the related Certificateholders on the Distribution Date of the same month (except for Payoffs received from the Cut-Off Date through April 14, 1999, which will be passed through to the related Certificateholders on the May 1999 Distribution Date), rather than on the Distribution Date of the following month, together with a full month's interest with respect to the prior month. Accordingly, no Compensating Interest will be payable with respect to Payoffs on Mortgage Loans in the related Loan Group received during such period. Payoffs received during the period from the 15th day through the last day of any month will be passed through on the Distribution Date in the following month, and, in order to provide for a full month's interest payment with respect to the prior month, Compensating Interest will be passed through to related Certificateholders with respect to such period.

     To the extent that the amount allocated to a Loan Group to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a Payoff on a Mortgage Loan in such Loan Group, or to the extent that there is an interest deficiency from a Curtailment on a Mortgage Loan, such remaining deficiency will be allocated to the Certificates of the related Certificate Groups (or, in the case of the Group C-B and Group D-B Certificates, only to the portion of such Certificates that derives its interest from the related Loan Group) pro rata according to the amount of interest to which each related Class of Certificates would otherwise be entitled in reduction thereof.

LOCKOUT CERTIFICATES

     Investors in the Class I-A-10 and Class IV-A-4 Certificates should be aware that because such Certificates will generally not be entitled to receive any principal distributions prior to the Distribution Date in May 2004 (other than the Class I-A-10 or Class IV-A-4 Liquidation Amount, as applicable), the weighted average lives of such Certificates will be longer than would otherwise be the case, and the effect on the market value of such Certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for other Classes of Group I-A or Group IV-A Certificates, as applicable, entitled to such distributions.

RATE OF PAYMENTS

     The rate of principal payments on the Certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Loan Group, which may be in the form of scheduled payments, Principal Prepayments or liquidations. See 'Risk Factors' herein and 'Yield Considerations' in the Prospectus. Except for 2.4% (by principal balance) of the Group II Loans and 8.0% (by principal balance) of the Group III Loans, which have prepayment penalties if Mortgagors make any prepayments during a period ranging from one to five years after origination, Mortgagors may prepay the Mortgage Loans at any time without penalty. A higher than anticipated rate of principal prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments with respect to the Mortgage Loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a Loan Group could result in a lower than expected yield to maturity on each related Class of Certificates purchased at a premium, and, in certain circumstances such investors may not fully recoup their initial investments. Conversely, a lower than expected rate of principal prepayments in a Loan Group would reduce the return to investors on any related Classes of Certificates purchased at a discount, in that principal payments with respect to the Mortgage Loans would occur later than anticipated. There can be no assurance that Certificateholders will be able to reinvest amounts received with respect to the Certificates at a rate which is comparable to the applicable interest rate on such Certificates. Investors should fully consider all of the associated risks.

CLASS I-A-4 CERTIFICATES

     The Class I-A-4 Certificates will be especially sensitive to the rate of prepayment on the Group I Loans. The Class I-A-4 Certificates act as a prepayment cushion for the other Group I Certificates by absorbing excessive principal prepayments on the Group I Loans. On each Distribution Date, the Class I-A-4 Certificates receive principal only if the PACs and TACs have been paid according to their respective schedules. If the rate of prepayments on the Group I Loans is slow enough so that the PACs and TACs are not paid to schedule, then the Class I-A-4 Certificates will receive no distributions of principal on that Distribution Date. However, if the rate of prepayments is high so that the PACs and TACs are paid according to their respective schedules, then the Class I-A-4 Certificates will receive all of the remaining principal available for distribution. This will cause wide variations in the amount of principal the Class I-A-4 Certificates will receive on each Distribution Date. See Appendix A for a table showing the expected rate of return of principal at different rates of prepayment.

     In addition, the Class I-A-4 Certificates will receive no distributions of interest on or before the Class I-A-4 Accretion Termination Date. Therefore, as long as the TACs are still outstanding, if the rate of prepayment on the Group I Loans is slow enough so that the PACs and TACs have not been paid to schedule, the Class I-A-4 Certificates will receive neither interest nor principal distributions on such Distribution Date. See 'Description of the Certificates -- Distributions of Principal -- Group I Certificate Principal Distributions -- Distribution of Accrued Interest -- Class I-A-4 Accrual' and
' -- Group I Senior Principal Distribution Amount' herein.

PREPAYMENT ASSUMPTIONS

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment models used in this Prospectus Supplement (the 'STANDARD PREPAYMENT ASSUMPTION' or 'SPA' for Loan Group I and Loan Group IV and the 'BASIC PREPAYMENT ASSUMPTION' or 'BPA' for Loan Group II and Loan Group III) represent an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For Loan Group I and Loan Group IV, a 100% Standard Prepayment Assumption assumes a per annum rate of prepayment of 0.2% of the then outstanding principal balance of a pool of mortgage loans in the first month of the life of the mortgage loans, following which, such annual prepayment rate increases by 0.2% each month until the 30th month of the life of the mortgage loans and remains constant at 6% per annum in the 30th month of the life of the mortgage loans and in each month thereafter. For Loan Group II and Loan Group III, a 100% Basic Prepayment Assumption assumes (i) a per annum prepayment rate of 4% of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans, (ii) an additional 12/11% per annum in each month thereafter through the eleventh month and (iii) a constant prepayment rate of 16% per annum beginning in the twelfth month and in each month thereafter during the life of the mortgage loans. As used in the tables below, a 50% BPA assumes prepayment rates equal to one-half of 100% of the BPA and a 200% BPA assumes prepayment rates equal to two times 100% of the BPA, and so forth. Correspondingly, a 275% SPA assumes prepayment rates equal to 2.75 times 100% of the SPA and a 500% SPA assumes prepayment rates equal to five times 100% of the SPA, and so forth.

     Neither the SPA nor the BPA purports to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool, and there is no assurance that the Mortgage Loans in any Loan Group will prepay at any given percentage of the applicable SPA or BPA. The actual rate of prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing mortgage interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remain at or above the Mortgage Interest Rates on the Mortgage Loans. Conversely, if mortgage interest rates rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on the Mortgage Loans and correspondingly, an earlier than expected retirement of the Certificates.

     The Company makes no representation as to the specific factors that will affect the prepayment of the Mortgage Loans or the relative importance of such factors. Factors not identified by the Company or discussed herein may significantly affect the prepayment rate of the Mortgage Loans. In particular, the Company makes no representation as to the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment.

     For purposes of the tables set forth in Appendix A, it is assumed that the Mortgage Loans in each Loan Group are comprised of the groups of hypothetical mortgage loans which have the common characteristics indicated:

             GROUPS OF HYPOTHETICAL MORTGAGE LOANS -- LOAN GROUP I

                       AMORTIZED
UNPAID PRINCIPAL     REMAINING TERM      CALCULATED        MORTGAGE        PASS-THROUGH
    BALANCE             (MONTHS)        AGE (MONTHS)     INTEREST RATE         RATE
----------------     --------------     ------------     -------------     -------------

$ 106,548,389.36           357                2          6.8765632822%     6.5770206346%
$ 338,560,261.22           355                4          7.4216568778%     6.8302987669%

             GROUPS OF HYPOTHETICAL MORTGAGE LOANS -- LOAN GROUP II

                       AMORTIZED
UNPAID PRINCIPAL     REMAINING TERM      CALCULATED        MORTGAGE        PASS-THROUGH
    BALANCE             (MONTHS)        AGE (MONTHS)     INTEREST RATE         RATE
----------------     --------------     ------------     -------------     -------------

$  21,455,134.11           355                1          7.0972913215%     6.8049645265%
$ 154,642,667.06           356                2          8.1519474380%     7.2885585753%

            GROUPS OF HYPOTHETICAL MORTGAGE LOANS -- LOAN GROUP III

                       AMORTIZED
UNPAID PRINCIPAL     REMAINING TERM      CALCULATED        MORTGAGE        PASS-THROUGH
    BALANCE             (MONTHS)        AGE (MONTHS)     INTEREST RATE         RATE
----------------     --------------     ------------     -------------     -------------

$  30,188,082.34           357                2          7.3262680526%     6.9828467601%
$ 188,133,566.48           358                1          8.4583125258%     7.5454257396%

             GROUPS OF HYPOTHETICAL MORTGAGE LOANS -- LOAN GROUP IV

                       AMORTIZED
UNPAID PRINCIPAL     REMAINING TERM      CALCULATED        MORTGAGE        PASS-THROUGH
    BALANCE             (MONTHS)        AGE (MONTHS)     INTEREST RATE         RATE
----------------     --------------     ------------     -------------     -------------

$ 151,291,414.27           357                1          7.0532177659%     6.5000000000%

and that (i) scheduled payments on all Mortgage Loans are received on the first day of each month beginning May 1, 1999, (ii) any Payoffs on the Mortgage Loans are received on the last day of each month beginning in April 1999 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Mortgage Loans, (iv) optional termination of the Trust does not occur, (v) there are no partial prepayments on the Mortgage Loans and prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Mortgage Loans in each Loan Group prepay at the indicated constant percentages of the SPA or BPA, as applicable, (vii) the date of issuance for the Certificates is April 30, 1999, (viii) cash distributions are received by the Certificateholders on the 25th day of each month when due and (ix) the scheduled monthly payments for each hypothetical mortgage loan are computed based upon its unpaid principal balance, Mortgage Interest Rate and amortized remaining term such that each such mortgage loan will fully amortize on its maturity date (collectively, the 'MODELING ASSUMPTIONS'). The approximate Class Principal Balances of the Junior Subordinate Certificates as of the Closing Date will be as follows: Class C-B-4, $2,087,401; Class C-B-5, $1,490,999; Class C-B-6,
$1,491,001; Class D-B-4, $3,155,355; Class D-B-5, $1,774,888; and Class D-B-6,
$2,169,308.

     Any discrepancy between the actual characteristics of the Mortgage Loans and the characteristics of the hypothetical mortgage loans set forth above may affect the percentages of the initial Class Principal Balances set forth in the tables in Appendix A and the weighted average lives of the Offered Certificates. In addition, to the extent that the characteristics of the Mortgage Loans and the initial Class Principal Balances differ from those assumed in preparing the tables in Appendix A, the outstanding Class Principal Balance of any Class of Offered Certificates may be reduced to zero earlier or later than indicated by such tables.

     Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balances and the weighted average lives shown in the tables in Appendix A. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of the SPA or BPA, as applicable. There is no assurance, however, that prepayments of the Mortgage Loans of any Loan Group will conform to any given percentage of the SPA or BPA, as applicable.

     Based on the foregoing assumptions, the tables in Appendix A indicate the projected weighted average lives of the Offered Certificates and set forth the percentages of the initial outstanding Class Principal Balance of each such Class of Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of the SPA or BPA, as applicable.

YIELD CONSIDERATIONS WITH RESPECT TO THE INTEREST ONLY, PRINCIPAL ONLY AND CLASS I-A-1 CERTIFICATES

     The yields to maturity on the Class X Certificates will be extremely sensitive to the level of prepayments on certain of the Mortgage Loans in the related Loan Group. Because the interest payable to each of the Class X Certificates is based on the weighted average of the Stripped Interest Rates of the related Premium Rate Mortgage Loans, the yield to maturity on such Certificates will be adversely affected as a result of faster than expected prepayments on the related Premium Rate Mortgage Loans. Prospective investors should fully consider the risks associated with an investment in any of the Class X Certificates, including the possibility that if the rate of prepayments on the related Premium Rate Mortgage Loans is rapid or an optional termination of the Trust occurs, such investors may not fully recoup their initial investments.

     Because distributions of interest to the Class I-A-9 Certificates are based on the Class I-A-2, Class I-A-5, Class I-A-7 and Class I-A-8 Principal Balances, the yield to maturity on the Class I-A-9 Certificates will be extremely sensitive to both the timing of and overall rate of receipt of prepayments on the Group I Loans if such prepayments cause the Class I-A-2, Class I-A-5, Class I-A-7 and Class I-A-8 Certificates to receive principal faster than scheduled. The interest payable to the Class I-A-9 Certificates will decrease as a result of faster than expected prepayments on the Group I Loans. Prospective investors should fully consider the risks associated with an investment in the Class I-A-9 Certificates including the possibility that if the rate of prepayments on the Group I Loans is rapid or an optional termination of the Trust occurs, such investors may not fully recoup their initial investments.

     Because the principal payable to the Class II-P and Class III-P Certificates is derived from the related Class P Mortgage Loans, the yield to maturity on such Certificates will be adversely affected by slower than expected prepayments of such Mortgage Loans.

     The yield to maturity on the Class IV-A-8 Certificates, which receive only distributions of principal, will be extremely sensitive to both the timing of and overall rate of receipt of prepayments on the Group IV Loans. The yield to maturity on such Certificates will be adversely affected by slower than expected prepayments on the Group IV Loans.

     The Class I-A-1 Certificates are comprised of five Components with substantially different characteristics. Component I-A-1-1, Component I-A-1-2 and Component I-A-1-3 are entitled to receive only interest distributions based, in each case, on interest accruing on the principal balances of certain other Classes of Certificates. Component I-A-1-4 is entitled to receive only principal distributions based on a portion of the principal payments received on the Class I-P Mortgage Loans. Component I-A-1-5 is entitled to receive both principal and interest; however, until the Component I-A-1-5 Accretion Termination Date, Component I-A-1-5 will not receive distributions of accrued interest and instead such accrued interest will be added to the Component I-A-1-5 Principal Balance. Principal is generally distributed to Component I-A-1-5 in accordance with the TAC schedule in Appendix C. Because of the diverse nature of the five Components of the Class I-A-1 Certificates, prepayments on the Group I Loans may affect the distributions on each Component differently.

     To illustrate the significance of different rates of prepayment on the distributions on the Interest Only, Principal Only and Class I-A-1 Certificates, the following tables indicate the approximate pre-tax yields to maturity (on a corporate bond equivalent basis) under the different percentages of the SPA or BPA indicated. Because the rate of distribution of interest on the Class X Certificates and the rate of distribution of principal on the Class P Certificates (including the rate of distribution of principal to the Class I-A-1 Certificates in respect of Component I-A-1-4) will be directly related to the actual amortization (including prepayments) of only certain of the Mortgage Loans in the related Loan Group, which will include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and Mortgage Interest Rates higher or lower than those assumed, the pre-tax yields to maturity on the Class X, Class P and Class I-A-1 Certificates are likely to differ from those shown in the following tables even if all the Mortgage Loans in the related Loan Group prepay at the indicated constant percentages of the SPA or BPA and the weighted average remaining terms to maturity of the Mortgage Loans in the related Loan Group are as assumed. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields to maturity being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios. In addition, it is highly unlikely that the Mortgage Loans will prepay at a constant level of the SPA or BPA until maturity or that all of such Mortgage Loans will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of prepayments.

     In addition, the yield to maturity on the Interest Only Certificates would be adversely affected if an optional termination of the Trust occurs.

     The sensitivity tables for the Interest Only, Principal Only and Class I-A-1 Certificates set forth below are based on the Modeling Assumptions and assume further that the Certificates are purchased at prices equal to those set forth in the tables plus accrued interest from the Cut-Off Date. There can be no assurance that the Mortgage Loans will have the assumed characteristics or will prepay at any of the rates shown herein, that the purchase prices of the Certificates will be as assumed or that the pre-tax yields to maturity will correspond to any of the pre-tax yields shown herein. The actual prices to be paid on the Interest Only, Principal Only and Class I-A-1 Certificates have not been determined and will be dependent on the characteristics of the Mortgage Pool as ultimately constituted. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class of Offered Certificates.

        PRE-TAX YIELD TO MATURITY OF THE CLASS I-A-1 CERTIFICATES AT AN ASSUMED PURCHASE PRICE OF 99.328125% OF THE INITIAL CLASS I-A-1 PRINCIPAL
               AMOUNT PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

            PERCENTAGE OF THE SPA
---------------------------------------------
 0%       100%      250%      350%      500%
-----     -----     -----     -----     -----

7.59%     7.47%     7.51%     7.57%     8.04%

        PRE-TAX YIELD TO MATURITY OF THE CLASS I-A-9 CERTIFICATES AT AN ASSUMED PURCHASE PRICE OF 21.500% OF THE INITIAL CLASS I-A-9 NOTIONAL
               AMOUNT PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

              PERCENTAGE OF THE SPA
--------------------------------------------------
  0%        100%       250%       350%       500%
------     ------     ------     ------     ------

32.67%     27.77%     25.43%     25.43%     25.71%

     On the basis of a constant prepayment rate of approximately 1,128% of the SPA, the assumed purchase price set forth above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity of the Class I-A-9 Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling such rates for all other months, an investor in the Class I-A-9 Certificates would not fully recoup the initial purchase price of such Certificates.

         PRE-TAX YIELD TO MATURITY OF THE CLASS I-X CERTIFICATES AT AN ASSUMED PURCHASE PRICE OF 17.000% OF THE INITIAL CLASS I-X NOTIONAL AMOUNT
                  PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

              PERCENTAGE OF THE SPA
--------------------------------------------------
  0%        100%       250%       350%       500%
------     ------     ------     ------     ------

40.52%     35.34%     27.39%     21.97%     13.64%

     On the basis of a constant prepayment rate of approximately 736% of the SPA, the assumed purchase price set forth above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity of the Class I-X Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling such rates for all other months, an investor in the Class I-X Certificates would not fully recoup the initial purchase price of such Certificates.

         PRE-TAX YIELD TO MATURITY OF THE CLASS II-X CERTIFICATES AT AN ASSUMED PURCHASE PRICE OF 19.500% OF THE INITIAL CLASS II-X NOTIONAL AMOUNT
                  PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

              PERCENTAGE OF THE BPA
--------------------------------------------------
  0%        50%        100%       150%       200%
------     ------     ------     ------     ------

36.45%     27.81%     18.81%      9.39%     (0.50%)

     On the basis of a constant prepayment rate of approximately 197% of the BPA, the assumed purchase price set forth above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity of the Class II-X Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling such rates for all other months, an investor in the Class II-X Certificates would not fully recoup the initial purchase price of such Certificates.

        PRE-TAX YIELD TO MATURITY OF THE CLASS III-X CERTIFICATES AT AN ASSUMED PURCHASE PRICE OF 14.750% OF THE INITIAL CLASS III-X NOTIONAL AMOUNT
                  PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

              PERCENTAGE OF THE BPA
--------------------------------------------------
  0%        50%        100%       150%       200%
------     ------     ------     ------     ------
51.43%     42.79%     33.80%     24.42%     14.60%

     On the basis of a constant prepayment rate of approximately 269% of the BPA, the assumed purchase price set forth above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity of the Class III-X Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling such rates for all other months, an investor in the Class III-X Certificates would not fully recoup the initial purchase price of such Certificates.

         PRE-TAX YIELD TO MATURITY OF THE CLASS II-P CERTIFICATES AT AN ASSUMED PURCHASE PRICE OF 54.000% OF THE INITIAL CLASS II-P PRINCIPAL BALANCE

              PERCENTAGE OF THE BPA
--------------------------------------------------
  0%        50%        100%       150%       200%
------     ------     ------     ------     ------
 3.34%      8.39%     14.96%     22.01%     29.34%

        PRE-TAX YIELD TO MATURITY OF THE CLASS III-P CERTIFICATES AT AN
 ASSUMED PURCHASE PRICE OF 64.750% OF THE INITIAL CLASS III-P PRINCIPAL BALANCE

              PERCENTAGE OF THE BPA
--------------------------------------------------
  0%        50%        100%       150%       200%
------     ------     ------     ------     ------
 2.28%      5.47%      9.73%     14.40%     19.34%

        PRE-TAX YIELD TO MATURITY OF THE CLASS IV-A-8 CERTIFICATES AT AN ASSUMED PURCHASE PRICE OF 48.000% OF THE INITIAL CLASS IV-A-8 PRINCIPAL BALANCE

              PERCENTAGE OF THE SPA
--------------------------------------------------
  0%        100%       275%       350%       500%
------     ------     ------     ------     ------
 2.57%      3.00%      5.61%      7.52%     13.00%

     The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rates (whether positive or negative) which, when applied to the assumed streams of cash flows to be paid on the Interest Only, Principal Only and Class I-A-1 Certificates, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase price, plus accrued interest, where applicable. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Interest Only, Principal Only or Class I-A-1 Certificates and thus do not reflect the return on any investment in the Interest Only, Principal Only or Class I-A-1 Certificates when any reinvestment rates other than the discount rates are considered.

     There are no historical prepayment data available for the Mortgage Pool, and comparable data are not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association ('GNMA'), Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the Mortgage Pool because the Mortgage Loans may have characteristics which differ from the mortgage loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

     The Company makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Offered Certificates. Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the Offered Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Offered Certificates to their investment objectives.

YIELD CONSIDERATIONS WITH RESPECT TO THE SENIOR SUBORDINATE CERTIFICATES

     The following tables have been prepared using the Modeling Assumptions, except that it has been assumed that (i) defaults occur monthly on the last day of the month preceding such Distribution Date at rates which in the aggregate are equal to the following percentages of the aggregate principal balance of the Mortgage Loans in the applicable Loan Groups as of the Cut-Off Date for the number of months indicated (and none thereafter); (ii) the scheduled monthly payments for each Mortgage Loan in the applicable Loan Group are computed based upon its unpaid principal balance after giving effect to any default; (iii) certain delinquency experience levels specified in the Pooling Agreement for the determination of the Group I, Group II, Group III and Group IV Senior Prepayment Percentages, as applicable, and the Group I, Group II, Group III and Group IV Subordinate Prepayment Percentages, as applicable, are not exceeded; and (iv) prepayments are calculated as assumed above but before giving effect to any such defaults (unless such defaults would reduce the aggregate principal balance of the Mortgage Loans in the applicable Loan Groups below the aggregate amount of such assumed prepayments, in which case prepayments are limited to the outstanding principal balance of such Mortgage Loans after such defaults).

                            PRINCIPAL BALANCE OF DEFAULTED
                          MORTGAGE LOANS IN THE RELATED LOAN
NUMBER OF MONTHS             GROUPS AS A PERCENTAGE OF THE
 COMMENCING IN            AGGREGATE PRINCIPAL BALANCE OF SUCH
   APRIL 2000            MORTGAGE LOANS AS OF THE CUT-OFF DATE
----------------         -------------------------------------

      N.A.                               0.00%
       24                                1.50%
       24                                3.00%

     For example, if defaulted Group I and Group IV Loans were to total 1.50% of the aggregate principal balance of the Group I and Group IV Loans as of the Cut-Off Date as assumed for purposes of the following tables (approximately $8,946,000, which is 1.50% of $596,400,064), and such defaults were to occur at an amount per month equal to approximately $372,750 ( 1/24th of $8,946,000) in each month of the 24-month period commencing in April 2000, the effect on the pre-tax yield to maturity of the Group C-B Senior Subordinate Certificates from such aggregate defaults on the Group I and Group IV Loans over such 24-month period would be as shown in the tables below. Notwithstanding the foregoing, on any date, defaults on individual Mortgage Loans are only applied to the extent of the outstanding principal balance of any such Mortgage Loan.

     In addition, it was assumed that (i) realized losses on liquidation of the Mortgage Loans occur at a rate of 20% and 40% of the outstanding principal balance of such defaulted Mortgage Loans at the time of default as indicated in the table (referred to as a 'LOSS SEVERITY PERCENTAGE') in the month in which the Mortgage Loans first default, (ii) there are no Special Hazard Losses, Fraud Losses or Bankruptcy Losses, (iii) the Senior Subordinate Certificates are purchased at the assumed purchase prices equal to the indicated percentages of the applicable Class Principal Balance, plus accrued interest from the Cut-Off Date and (iv) all scheduled payments on Mortgage Loans are advanced by the Master Servicer whether or not received from the related Mortgagors.

     The rate of distributions in reduction of the Class Principal Balance of any Class of Senior Subordinate Certificates will be related to the actual amortization schedule of the Mortgage Loans in the related Loan Groups; accordingly, the interest distributions and distributions in reduction of the Class Principal Balances of the Senior Subordinate Certificates may result in yields to maturity which differ from those reflected below.

     It is unlikely that the Mortgage Loans will prepay at any of the constant rates specified. The assumed percentages of the SPA or BPA, as applicable, the principal balance of the defaulted Mortgage Loans and the loss severities on the Mortgage Loans shown in the tables below are for illustrative purposes only and the Company makes no representations with respect to the reasonableness of such assumptions or that the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans will in any way correspond to any of the assumptions made herein. In addition, it is unlikely that liquidations will occur in the month of default, and the timing of such liquidations may cause the pre-tax yield to maturity of the Senior Subordinate Certificates to differ from those shown below.

        PRE-TAX YIELD TO MATURITY OF THE CLASS C-B-1 CERTIFICATES AT AN
         ASSUMED PURCHASE PRICE OF 97.500% OF THE CLASS C-B-1 PRINCIPAL
              BALANCE PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

DEFAULTED MORTGAGE LOANS EXPRESSED AS A
 PERCENTAGE OF THE AGGREGATE PRINCIPAL
  BALANCE OF THE GROUP I AND GROUP IV          PERCENTAGE OF THE SPA
 LOANS AS OF THE CUT-OFF DATE OVER THE      ---------------------------    LOSS SEVERITY
24-MONTH PERIOD COMMENCING IN APRIL 2000     100%      275%      500%       PERCENTAGE
----------------------------------------    ------    ------    -------    -------------

                  0.00%                      7.03%     7.07%      7.11%          0%
                  1.50%                      7.03%     7.07%      7.11%         20%
                  1.50%                      7.03%     7.07%      7.11%         40%
                  3.00%                      7.03%     7.07%      7.11%         20%
                  3.00%                      7.04%     7.07%      7.11%         40%

        PRE-TAX YIELD TO MATURITY OF THE CLASS C-B-2 CERTIFICATES AT AN
         ASSUMED PURCHASE PRICE OF 95.500% OF THE CLASS C-B-2 PRINCIPAL
              BALANCE PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

DEFAULTED MORTGAGE LOANS EXPRESSED AS A
 PERCENTAGE OF THE AGGREGATE PRINCIPAL
  BALANCE OF THE GROUP I AND GROUP IV          PERCENTAGE OF THE SPA
 LOANS AS OF THE CUT-OFF DATE OVER THE      ---------------------------    LOSS SEVERITY
24-MONTH PERIOD COMMENCING IN APRIL 2000     100%      275%      500%       PERCENTAGE
----------------------------------------    ------    ------    -------    -------------

                  0.00%                      7.27%     7.37%      7.45%          0%
                  1.50%                      7.28%     7.37%      7.45%         20%
                  1.50%                      7.28%     7.37%      7.45%         40%
                  3.00%                      7.28%     7.37%      7.45%         20%
                  3.00%                      7.22%     7.37%      7.45%         40%

        PRE-TAX YIELD TO MATURITY OF THE CLASS C-B-3 CERTIFICATES AT AN
         ASSUMED PURCHASE PRICE OF 89.000% OF THE CLASS C-B-3 PRINCIPAL
              BALANCE PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

DEFAULTED MORTGAGE LOANS EXPRESSED AS A
 PERCENTAGE OF THE AGGREGATE PRINCIPAL
  BALANCE OF THE GROUP I AND GROUP IV          PERCENTAGE OF THE SPA
 LOANS AS OF THE CUT-OFF DATE OVER THE      ---------------------------    LOSS SEVERITY
24-MONTH PERIOD COMMENCING IN APRIL 2000     100%      275%      500%       PERCENTAGE
----------------------------------------    ------    ------    -------    -------------

                  0.00%                      8.13%     8.39%      8.60%          0%
                  1.50%                      8.14%     8.39%      8.60%         20%
                  1.50%                      8.02%     8.40%      8.60%         40%
                  3.00%                      8.02%     8.40%      8.60%         20%
                  3.00%                     (8.40%)   (8.77%)   (13.72%)        40%

        PRE-TAX YIELD TO MATURITY OF THE CLASS D-B-1 CERTIFICATES AT AN
         ASSUMED PURCHASE PRICE OF 97.750% OF THE CLASS D-B-1 PRINCIPAL
              BALANCE PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

DEFAULTED MORTGAGE LOANS EXPRESSED AS A
 PERCENTAGE OF THE AGGREGATE PRINCIPAL
 BALANCE OF THE GROUP II AND GROUP III         PERCENTAGE OF THE BPA
 LOANS AS OF THE CUT-OFF DATE OVER THE      ---------------------------    LOSS SEVERITY
24-MONTH PERIOD COMMENCING IN APRIL 2000     50%       100%      200%       PERCENTAGE
----------------------------------------    ------    ------    -------    -------------

                  0.00%                      7.47%     7.50%      7.54%          0%
                  1.50%                      7.47%     7.50%      7.54%         20%
                  1.50%                      7.47%     7.50%      7.54%         40%
                  3.00%                      7.47%     7.50%      7.54%         20%
                  3.00%                      7.47%     7.50%      7.54%         40%

        PRE-TAX YIELD TO MATURITY OF THE CLASS D-B-2 CERTIFICATES AT AN
         ASSUMED PURCHASE PRICE OF 95.500% OF THE CLASS D-B-2 PRINCIPAL
              BALANCE PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

DEFAULTED MORTGAGE LOANS EXPRESSED AS A
 PERCENTAGE OF THE AGGREGATE PRINCIPAL
 BALANCE OF THE GROUP II AND GROUP III         PERCENTAGE OF THE BPA
 LOANS AS OF THE CUT-OFF DATE OVER THE      ---------------------------    LOSS SEVERITY
24-MONTH PERIOD COMMENCING IN APRIL 2000     50%       100%      200%       PERCENTAGE
----------------------------------------    ------    ------    -------    -------------

                  0.00%                      7.76%     7.83%      7.93%          0%
                  1.50%                      7.76%     7.83%      7.93%         20%
                  1.50%                      7.77%     7.83%      7.93%         40%
                  3.00%                      7.77%     7.83%      7.93%         20%
                  3.00%                      7.77%     7.83%      7.93%         40%

        PRE-TAX YIELD TO MATURITY OF THE CLASS D-B-3 CERTIFICATES AT AN
         ASSUMED PURCHASE PRICE OF 84.750% OF THE CLASS D-B-3 PRINCIPAL
              BALANCE PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

DEFAULTED MORTGAGE LOANS EXPRESSED AS A
 PERCENTAGE OF THE AGGREGATE PRINCIPAL
 BALANCE OF THE GROUP II AND GROUP III         PERCENTAGE OF THE BPA
 LOANS AS OF THE CUT-OFF DATE OVER THE      ---------------------------    LOSS SEVERITY
24-MONTH PERIOD COMMENCING IN APRIL 2000     50%       100%      200%       PERCENTAGE
----------------------------------------    ------    ------    -------    -------------

                  0.00%                      9.33%     9.60%      9.97%          0%
                  1.50%                      9.33%     9.60%      9.97%         20%
                  1.50%                      9.34%     9.60%      9.96%         40%
                  3.00%                      9.34%     9.60%      9.97%         20%
                  3.00%                      9.31%     9.61%      9.96%         40%

     The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on each Class of Senior Subordinate Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price (including accrued interest) of each Class of the Senior Subordinate Certificates set forth above. In all cases monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are invested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Senior Subordinate Certificates. Consequently, these yields to maturity do not purport to reflect the return on any investment in the Senior Subordinate Certificates when such reinvestment rates are considered.

     The characteristics of the Mortgage Loans will not correspond exactly to those assumed in preparing the tables above. The yield to maturity of each Class of the Senior Subordinate Certificates therefore will differ even if all the Mortgage Loans prepay monthly at the related assumed prepayment rate. In addition, it is not likely that the Mortgage Loans will prepay at the same percentage of the SPA or BPA, as applicable, and the timing of changes in the rate of prepayments may affect significantly the yield to maturity received by a holder of a Class of Senior Subordinate Certificates. There are no historical prepayment data available for the Mortgage Pool, and comparable data are not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by GNMA, Fannie Mae or Freddie Mac may not be comparable to prepayments expected to be experienced by the Mortgage Pool, because the Mortgage Loans may have characteristics which differ from mortgage loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

     The Company makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Senior Subordinate Certificates. Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yield to maturity on each Class of the Senior Subordinate Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Senior Subordinate Certificates to their investment objectives.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

     The Residual Certificateholders' after-tax rate of return on their Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Certificates during the early years of the REMICs' term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Pool.

     The Residual Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to such holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See 'Certain Federal Income Tax Consequences' herein and in the Prospectus.

ADDITIONAL INFORMATION

     The Company intends to file with the Securities and Exchange Commission certain additional yield tables and other computational materials with respect to one or more Classes of the Offered Certificates on a Current Report on Form 8-K. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and materials are preliminary in nature, and the information contained therein is subject to, and superseded by, the information in this Prospectus Supplement.

                              CREDIT ENHANCEMENTS

SUBORDINATION

     The Group I and Group IV Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the Group C-B Certificates. The Group II and Group III Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the Group D-B Certificates. No Class B Certificates will receive distributions of interest or principal on any Distribution Date until the Class or Classes in the related Certificate Group senior to such Class have received all distributions of interest and principal due on or before such Distribution Date. See 'Description of the Certificates -- Priority of Distributions' herein.

     Losses on Mortgage Loans in a Loan Group will be allocated, in each case, until the applicable Class Principal Balances of the Classes of the related Certificate Group have been reduced to zero, first, to the Junior Subordinate Certificates in the related Certificate Group in reverse numerical order; second, to the Class C-B-3 or Class D-B-3 Certificates, as applicable; third, to the Class C-B-2 or Class D-B-2 Certificates, as applicable; fourth, to the Class C-B-1 or Class D-B-1 Certificates, as applicable; and fifth, to the outstanding Classes of Senior Certificates in the related Certificate Group as described under 'Description of the Certificates -- Subordination and Allocation of Losses' herein; provided, however, that if the loss is recognized with respect to a Class P Mortgage Loan, the applicable Class P Fraction of such loss will first be allocated to the related Class P Certificates (which, in the case of a loss on a Class I-P Mortgage Loan, is Component I-A-1-4) and the remainder of such loss will be allocated as described above; and provided, further, that only a certain specified amount of Special Hazard Losses, Fraud Losses and Bankruptcy Losses in a Loan Group will be allocated solely to the Class B Certificates related to such Certificate Group, following which such losses will be allocated by Pro Rata Allocation; and provided, further, that all losses that would otherwise be allocable to the Class I-A-1

Certificates (other than Component I-A-1-4 thereof) will be allocated instead to the Class I-A-10 Certificates, until the Class I-A-10 Principal Balance has been reduced to zero.

SHIFTING OF INTERESTS

     The Senior Certificates of a Certificate Group entitled to principal (other than the related Class P Certificates), in the aggregate, will receive 100% of Principal Prepayments received with respect to the Mortgage Loans in the related Loan Group until the fifth anniversary of the first Distribution Date. During the next four years, such Senior Certificates, in the aggregate, will generally receive a disproportionately large, but decreasing, share of Principal Prepayments received with respect to the Mortgage Loans in the related Loan Group. This will result in an acceleration of the amortization of such Senior Certificates, in the aggregate, subject to the priorities described in 'Description of the Certificates -- Distributions of Principal' herein, enhancing the likelihood that holders of such Classes of Certificates will be paid the full amount of principal to which they are entitled.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the Company will cause three separate REMIC elections to be made with respect to the Trust. The Offered Certificates, other than the Class R-1, Class R-2 and Class R-3 Certificates, will represent ownership of REMIC regular interests. Such Certificates will generally be treated as representing ownership of debt for federal income tax purposes. Certificateholders will be required to include in income all interest and original issue discount ('OID') on such Certificates in accordance with the accrual method of accounting regardless of the Certificateholders' usual methods of accounting. For federal income tax purposes, (i) the Class R-1 Certificates will be the residual interest in REMIC I, (ii) the Class R-2 Certificates will be the residual interest in REMIC II and (iii) the Class R-3 Certificates will be the residual interest in REMIC III.

     The Class I-A-1, Class I-A-4, Interest Only and Principal Only Certificates will, and the Class I-A-10, Class IV-A-4 and the Senior Subordinate Certificates may, be treated as having been issued with OID for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes is (i) for the Group I Certificates, 250% of the SPA, (ii) for the Group II, Group III and Group D-B Certificates, 100% of the BPA and (iii) for the Group IV and
Group C-B Certificates, 275% of the SPA, as described herein under 'Yield and Prepayment Considerations.' No representation is made that the Mortgage Loans will prepay at any given percentage of the SPA or BPA.

     In certain circumstances, OID Regulations (as defined in 'Certain Federal Income Tax Consequences' in the Prospectus) permit the holder of a debt instrument to recognize OID under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Certificate may be able to select a method for recognizing OID that differs from that used by the Company in preparing reports to the Certificateholders and the Internal Revenue Service.

     If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain Classes of Offered Certificates might produce a negative number for certain accrual periods. In such event, Certificateholders will not be entitled to a deduction for such amount, but will be required to carry such amount forward as an offset to OID, if any, accruing in future accrual periods.

     Certain Classes of Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Certificate will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See 'Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' and ' -- Market Discount and Premium' in the Prospectus.

     The Offered Certificates will generally be treated as 'qualifying real property loans' for mutual savings banks and domestic building and loan associations, 'loans secured by an interest in real property' for domestic building and loan associations, and 'real estate assets' for real estate investment trusts ('REITs') in the same proportion that the assets in the REMIC would be so treated. In addition interest on the Offered Certificates will generally be treated as 'interest on obligations secured by mortgages on real property' for REITs to the extent that such Offered Certificates are treated as 'real estate assets.' See 'Certain Federal Income Tax Consequences' in the Prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE RESIDUAL CERTIFICATES

     The Internal Revenue Service has issued regulations under the provisions of the Internal Revenue Code (the 'CODE') related to REMICs (the 'REMIC REGULATIONS') that significantly affect holders of the Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Residual Certificates. In addition, the REMIC Regulations contain restrictions that apply to the transfer of 'noneconomic' residual interests to U.S. Persons. Pursuant to the Pooling Agreement, the Residual Certificates may not be transferred to non-U.S. Persons.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ('THRIFT INSTITUTIONS') to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The REMIC Regulations provide that a transfer to a U.S. Person of 'noneconomic' residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of 'noneconomic' residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, unless 'no significant purpose of the transfer was to impede the assessment or collection of tax.' Based on the REMIC Regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to certain restrictions under the terms of the Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. See 'Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Noneconomic REMIC Residual Certificates' in the Prospectus.

     The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the REMICs' term that significantly exceeds the amount of cash distributions received by such Residual Certificateholders from the REMIC with respect to such periods. Consequently, the Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC as a result of their ownership of such Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs' earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate (or possibly later under the 'wash sale' rules of Section 1091 of the Code) may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their life.

     As discussed above, the rules for accrual of OID with respect to certain Classes of Certificates are subject to significant complexity and uncertainty. Because OID on the Certificates will be deducted by the related REMIC in determining its taxable income, any changes required by the Internal Revenue Service in the application of those rules to the Certificates may significantly affect the timing of OID deductions to the related

REMIC and therefore the amount of the related REMIC's taxable income allocable to holders of the Residual Certificates.

     Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in such Certificates.

     For further information regarding the federal income tax consequences of investing in the Residual Certificates, see 'Certain Yield and Prepayment Considerations -- Additional Yield Considerations Applicable Solely to the Residual Certificates' herein and 'Certain Federal Income Tax
Consequences -- Taxation of Owners of REMIC Residual Certificates' in the Prospectus.

     An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate, particularly a Class R-1 Certificate, may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the related REMIC in computing such Certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such Certificateholder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Class R-1 Certificates and not to the Class R-2 or Class R-3 Certificates. However, it is possible that the Internal Revenue Service may require all or some portion of such fees and expenses to be allocated to the Class R-2 and Class R-3 Certificates. See 'Certain Federal Income Tax
Consequences -- Pass-Through of Servicing Fees' and ' -- Taxation of Owners of REMIC Residual Certificates' in the Prospectus.

     The Company will be designated as the 'tax matters persons' with respect to the Trust as defined in the REMIC Regulations, and in connection therewith will be required to hold not less than 0.01% of each of the Residual Certificates.

     For further information regarding the federal income tax consequences of investing in the Certificates, see 'Certain Federal Income Tax Consequences' in the Prospectus.

                        CERTAIN LEGAL INVESTMENT ASPECTS

     As of the date of their issuance, the Offered Certificates, other than the Class C-B-2, Class C-B-3, Class D-B-2 and Class D-B-3 Certificates (the 'SMMEA CERTIFICATES'), will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'), and as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to 'mortgage related securities,' the SMMEA Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates, constitute legal investments for such investors.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Certificates without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the SMMEA Certificates and national banks may purchase the SMMEA Certificates for their own accounts without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may prescribe.

     Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the Offered Certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Offered Certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the Offered Certificates, including such securities previously purchased. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase the Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or Section 4975 of the Code (a 'PLAN'), any insurance company (whether through its general or separate accounts) or any other person investing Plan Assets (as defined in the Prospectus) of any Plan (as defined under 'ERISA Considerations -- Plan Asset Regulation' in the Prospectus) should carefully review with its legal counsel whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates (other than the Class I-A-10, Senior Subordinate or Residual Certificates) by or on behalf of, or with Plan Assets of, a Plan may qualify for exemptive relief under the Underwriter's Exemption, as described under 'ERISA Considerations -- Underwriter's Exemption' in the Prospectus. However, the Underwriter's Exemption contains a number of conditions which must be met for the Underwriter's Exemption to apply, including the requirement that any such Plan must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, as described in 'ERISA Considerations -- Insurance Company General Accounts' in the Prospectus. The U.S. Department of Labor issued proposed regulations under Section 401(c) on December 22, 1997, but the final regulations have not been issued as of the date hereof.

     Because the exemptive relief afforded by the Underwriter's Exemption (or any similar exemption that might be available) will not likely apply to the purchase, sale or holding of the Class I-A-10 or Senior Subordinate Certificates (due to the subordinate nature thereof) or Residual Certificates, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Company, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling Agreement.

     In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of the Class I-A-10 or Senior Subordinate Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisfied: (i) the transferee is an insurance company and the source of funds used to purchase the Class I-A-10 or Senior Subordinate Certificates is an 'insurance company general account' (as such term is defined in Prohibited Transaction Class Exemption ('PTCE') 95-60), and (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     Any fiduciary or other investor of Plan Assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan Assets of any Plan should consult with its legal counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of

ERISA and Section 4975 of the Code to the proposed investment. See 'ERISA Considerations' in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, all of the Offered Certificates other than the 0.01% Percentage Interest of each of the Residual Certificates to be retained by the Company. The aggregate proceeds (excluding accrued interest) to the Company from the sale of the Offered Certificates, before deducting expenses, will be approximately 100.87% of the initial aggregate Certificate Principal Balance of the Offered Certificates. Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all of such Offered Certificates, if any are taken. Distribution of such Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the Company and the proceeds from the sale of such Certificates realized by the Underwriter will constitute underwriting discounts and commissions.

     The Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Thomas G. Lehmann, General Counsel, Vice President and Secretary of the Company, and by its special counsel, Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Brown & Wood LLP, New York, New York, will pass upon certain legal matters on behalf of the Underwriter.

                              CERTIFICATE RATINGS

     It is a condition to the issuance of the Offered Certificates that they receive ratings from S&P and DCR as indicated:

                                       RATING AGENCY
                                       -------------
CLASS                                   S&P     DCR
------------------------------------   -----   -----
I-A-1...............................   AAAr     AAA
I-A-2...............................    AAA     AAA
I-A-3...............................    AAA     AAA
I-A-4...............................    AAA     AAA
I-A-5...............................    AAA     AAA
I-A-6...............................    AAA     AAA
I-A-7...............................    AAA     AAA
I-A-8...............................    AAA     AAA
I-A-9...............................   AAAr     AAA
I-A-10..............................    AAA     AAA
II-A-1..............................    AAA     AAA
III-A-1.............................    AAA     AAA
IV-A-1..............................    AAA     AAA
IV-A-2..............................    AAA     AAA
IV-A-3..............................    AAA     AAA
IV-A-4..............................    AAA     AAA
IV-A-5..............................    AAA     AAA
IV-A-6..............................    AAA     AAA



                                       RATING AGENCY
                                       -------------
CLASS                                   S&P     DCR
------------------------------------   -----   -----
IV-A-7..............................    AAA     AAA
IV-A-8..............................   AAAr     AAA
IV-A-9..............................    AAA     AAA
I-X.................................   AAAr     AAA
II-X................................   AAAr     AAA
III-X...............................   AAAr     AAA
II-P................................   AAAr     AAA
III-P...............................   AAAr     AAA
C-B-1...............................            AA
C-B-2...............................             A
C-B-3...............................            BBB
D-B-1...............................    AA      AA
D-B-2...............................             A
D-B-3...............................            BBB
R-1.................................    AAA     AAA
R-2.................................    AAA     AAA
R-3.................................    AAA     AAA

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

     The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the Certificates' yield attributable to prepayments or recoveries on the underlying Mortgage Loans. Further, the ratings on the Interest Only Certificates do not address whether investors will recoup their initial investment. Additionally, the ratings on the Principal Only Certificates address only the return of the applicable Class Principal Balance, and the ratings on the Residual Certificates address only the return of the Class R-1, Class R-2 and Class R-3 Principal Balance and interest thereon at the stated rate.

     The ratings on the Offered Certificates address the likelihood of the receipt by Certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of Principal Prepayments by Mortgagors might differ from those originally anticipated. As a result of such differences in the rate of Principal Prepayments, Certificateholders might suffer a lower than anticipated yield to maturity. See 'Risk Factors' and 'Yield and Prepayment Considerations' herein.

     The Company has not requested a rating on the Offered Certificates by any rating agency other than S&P and DCR. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Offered Certificates by S&P or DCR.

                                                                   APPENDIX A'D'

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
          AT VARIOUS PERCENTAGES OF THE STANDARD PREPAYMENT ASSUMPTION

                                          CLASS I-A-1                                  CLASS I-A-2
                            ----------------------------------------    ------------------------------------------
DISTRIBUTION DATE            0%      100%     250%     350%     500%      0%       100%     250%     350%     500%
------------------------    ----     ----     ----     ----     ----    -------    ----     ----     ----     ----
Initial Percentage......     100     100      100      100      100         100    100      100      100      100
April 25, 2000..........     107     107      107      106      106         100     98       98       98       98
April 25, 2001..........     114     114      113      113      113          97     85       82       82       82
April 25, 2002..........     122     121      121      120       88          94     68       62       62       62
April 25, 2003..........     130     129      128      124       46          91     52       43       43       43
April 25, 2004..........     138     138      137      103       27          88     37       28       28       28
April 25, 2005..........     148     147      136       93       23          84     26       16       16       16
April 25, 2006..........     158     157      126       87       23          80     16        6        6        7
April 25, 2007..........     169     168      111       79       22          76      6        0        0        2
April 25, 2008..........     180     179       85       60       18          72      0        0        0        0
April 25, 2009..........     192     191       64       47       12          67      0        0        0        0
April 25, 2010..........     205     197       45       36        8          62      0        0        0        0
April 25, 2011..........     219     175       29       28        6          57      0        0        0        0
April 25, 2012..........     234     154       14       21        4          51      0        0        0        0
April 25, 2013..........     247     133        2       16        3          44      0        0        0        0
April 25, 2014..........     244     114        *       12        2          38      0        0        0        0
April 25, 2015..........     241      95        *        9        1          31      0        0        0        0
April 25, 2016..........     237      77        *        7        1          25      0        0        0        0
April 25, 2017..........     234      59        *        5        1          18      0        0        0        0
April 25, 2018..........     229      42        *        4        *          11      0        0        0        0
April 25, 2019..........     225      26        *        3        *           4      0        0        0        0
April 25, 2020..........     208       9        *        2        *           0      0        0        0        0
April 25, 2021..........     179       *        *        2        *           0      0        0        0        0
April 25, 2022..........     148       *        *        1        *           0      0        0        0        0
April 25, 2023..........     115       *        *        1        *           0      0        0        0        0
April 25, 2024..........      79       *        *        1        *           0      0        0        0        0
April 25, 2025..........      41       *        *        *        *           0      0        0        0        0
April 25, 2026..........       1       *        *        *        *           0      0        0        0        0
April 25, 2027..........       *       *        *        *        *           0      0        0        0        0
April 25, 2028..........       *       *        *        *        *           0      0        0        0        0
April 25, 2029..........       0       0        0        0        0           0      0        0        0        0
Weighted Average Life
  (Years)(1)............    23.4     15.9     9.9      9.4      5.0        12.4    4.4      3.9      3.9      3.9

                                          CLASS I-A-3                                   CLASS I-A-4
                           ------------------------------------------    ------------------------------------------
DISTRIBUTION DATE            0%       100%     250%     350%     500%      0%       100%     250%     350%     500%
------------------------   -------    ----     ----     ----     ----    -------    ----     ----     ----     ----
Initial Percentage......       100    100      100      100      100         100    100      100      100      100
April 25, 2000..........        93     89       80       80       75         107    107      107       42        0
April 25, 2001..........        88     84       60       53       27         114    114      114        0        0
April 25, 2002..........        83     79       38       21        0         122    122      122        0        0
April 25, 2003..........        78     73       20        0        0         131    131      131        0        0
April 25, 2004..........        72     68        6        0        0         140    140      140        0        0
April 25, 2005..........        66     61        0        0        0         150    150      150        0        0
April 25, 2006..........        59     55        0        0        0         160    160      160        0        0
April 25, 2007..........        52     48        0        0        0         171    171      171        0        0
April 25, 2008..........        45     37        0        0        0         183    183      183        0        0
April 25, 2009..........        37     16        0        0        0         196    196      196        0        0
April 25, 2010..........        28      0        0        0        0         210    210      210        0        0
April 25, 2011..........        19      0        0        0        0         224    224      224        0        0
April 25, 2012..........         9      0        0        0        0         240    240      240        0        0
April 25, 2013..........         0      0        0        0        0         257    257      257        0        0
April 25, 2014..........         0      0        0        0        0         274    274      217        0        0
April 25, 2015..........         0      0        0        0        0         294    294      178        0        0
April 25, 2016..........         0      0        0        0        0         314    314      144        0        0
April 25, 2017..........         0      0        0        0        0         336    336      116        0        0
April 25, 2018..........         0      0        0        0        0         359    359       93        0        0
April 25, 2019..........         0      0        0        0        0         384    384       74        0        0
April 25, 2020..........         0      0        0        0        0         411    411       58        0        0
April 25, 2021..........         0      0        0        0        0         440    398       45        0        0
April 25, 2022..........         0      0        0        0        0         470    336       35        0        0
April 25, 2023..........         0      0        0        0        0         503    277       26        0        0
April 25, 2024..........         0      0        0        0        0         538    222       19        0        0
April 25, 2025..........         0      0        0        0        0         576    169       13        0        0
April 25, 2026..........         0      0        0        0        0         609    119        8        0        0
April 25, 2027..........         0      0        0        0        0         390     72        4        0        0
April 25, 2028..........         0      0        0        0        0         155     27        2        0        0
April 25, 2029..........         0      0        0        0        0           0      0        0        0        0
Weighted Average Life
  (Years)(1)............       7.8    6.6      2.6      2.1      1.5        28.4    25.3     18.5     0.9      0.5

------------

 'D' The following tables have been prepared based on the assumptions described herein under 'Yield and Prepayment Considerations -- General' (including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

 * Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
          AT VARIOUS PERCENTAGES OF THE STANDARD PREPAYMENT ASSUMPTION

                                          CLASS I-A-5                                  CLASS I-A-6
                            ----------------------------------------    ------------------------------------------
DISTRIBUTION DATE            0%      100%     250%     350%     500%      0%       100%     250%     350%     500%
------------------------    ----     ----     ----     ----     ----    -------    ----     ----     ----     ----
Initial Percentage......     100     100      100      100      100         100    100      100      100      100
April 25, 2000..........     100     100      100      100      100          99     96       95       95       95
April 25, 2001..........     100     100      100      100      100          93     64       57       57       57
April 25, 2002..........     100     100      100      100      100          86     25       11       11       11
April 25, 2003..........     100     100      100      100      100          79      0        0        0        0
April 25, 2004..........     100     100       75       75       75          71      0        0        0        0
April 25, 2005..........     100      69       43       43       43          63      0        0        0        0
April 25, 2006..........     100      42       16       16       19          54      0        0        0        0
April 25, 2007..........     100      17        0        0        5          44      0        0        0        0
April 25, 2008..........     100       0        0        0        0          34      0        0        0        0
April 25, 2009..........     100       0        0        0        0          23      0        0        0        0
April 25, 2010..........     100       0        0        0        0          11      0        0        0        0
April 25, 2011..........     100       0        0        0        0           0      0        0        0        0
April 25, 2012..........     100       0        0        0        0           0      0        0        0        0
April 25, 2013..........     100       0        0        0        0           0      0        0        0        0
April 25, 2014..........     100       0        0        0        0           0      0        0        0        0
April 25, 2015..........      83       0        0        0        0           0      0        0        0        0
April 25, 2016..........      67       0        0        0        0           0      0        0        0        0
April 25, 2017..........      49       0        0        0        0           0      0        0        0        0
April 25, 2018..........      30       0        0        0        0           0      0        0        0        0
April 25, 2019..........      10       0        0        0        0           0      0        0        0        0
April 25, 2020..........       0       0        0        0        0           0      0        0        0        0
April 25, 2021..........       0       0        0        0        0           0      0        0        0        0
April 25, 2022..........       0       0        0        0        0           0      0        0        0        0
April 25, 2023..........       0       0        0        0        0           0      0        0        0        0
April 25, 2024..........       0       0        0        0        0           0      0        0        0        0
April 25, 2025..........       0       0        0        0        0           0      0        0        0        0
April 25, 2026..........       0       0        0        0        0           0      0        0        0        0
April 25, 2027..........       0       0        0        0        0           0      0        0        0        0
April 25, 2028..........       0       0        0        0        0           0      0        0        0        0
April 25, 2029..........       0       0        0        0        0           0      0        0        0        0
Weighted Average Life
  (Years)(1)............    17.9     6.8      5.9      5.9      6.0         7.1    2.4      2.1      2.1      2.1


                                          CLASS I-A-7                                   CLASS I-A-8
                           ------------------------------------------    ------------------------------------------
DISTRIBUTION DATE            0%       100%     250%     350%     500%      0%       100%     250%     350%     500%
------------------------   -------    ----     ----     ----     ----    -------    ----     ----     ----     ----
Initial Percentage......       100    100      100      100      100         100    100      100      100      100
April 25, 2000..........       100    100      100      100      100         100    100      100      100      100
April 25, 2001..........       100    100      100      100      100         100    100      100      100      100
April 25, 2002..........       100    100      100      100      100         100    100      100      100      100
April 25, 2003..........       100    100      100      100      100         100     90       71       71       71
April 25, 2004..........       100    100       83       83       83         100     59       44       44       44
April 25, 2005..........       100     77       48       48       48         100     41       25       25       25
April 25, 2006..........       100     47       18       18       22         100     25        9        9       11
April 25, 2007..........       100     19        0        0        5         100     10        0        0        3
April 25, 2008..........       100      0        0        0        0         100      0        0        0        0
April 25, 2009..........       100      0        0        0        0         100      0        0        0        0
April 25, 2010..........       100      0        0        0        0         100      0        0        0        0
April 25, 2011..........       100      0        0        0        0          99      0        0        0        0
April 25, 2012..........       100      0        0        0        0          86      0        0        0        0
April 25, 2013..........       100      0        0        0        0          73      0        0        0        0
April 25, 2014..........       100      0        0        0        0          60      0        0        0        0
April 25, 2015..........        93      0        0        0        0          49      0        0        0        0
April 25, 2016..........        74      0        0        0        0          39      0        0        0        0
April 25, 2017..........        55      0        0        0        0          29      0        0        0        0
April 25, 2018..........        34      0        0        0        0          18      0        0        0        0
April 25, 2019..........        11      0        0        0        0           6      0        0        0        0
April 25, 2020..........         0      0        0        0        0           0      0        0        0        0
April 25, 2021..........         0      0        0        0        0           0      0        0        0        0
April 25, 2022..........         0      0        0        0        0           0      0        0        0        0
April 25, 2023..........         0      0        0        0        0           0      0        0        0        0
April 25, 2024..........         0      0        0        0        0           0      0        0        0        0
April 25, 2025..........         0      0        0        0        0           0      0        0        0        0
April 25, 2026..........         0      0        0        0        0           0      0        0        0        0
April 25, 2027..........         0      0        0        0        0           0      0        0        0        0
April 25, 2028..........         0      0        0        0        0           0      0        0        0        0
April 25, 2029..........         0      0        0        0        0           0      0        0        0        0
Weighted Average Life
  (Years)(1)............      18.2    7.0      6.0      6.0      6.1        16.1    5.8      5.0      5.0      5.1

------------

 * Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

 PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES
    OF THE STANDARD PREPAYMENT ASSUMPTION OR BASIC PREPAYMENT ASSUMPTION, AS
                                   APPLICABLE

                                          CLASS I-A-10                                 CLASS II-A-1
                            ----------------------------------------    ------------------------------------------
DISTRIBUTION DATE            0%      100%     250%     350%     500%      0%       50%      100%     150%     200%
------------------------    ----     ----     ----     ----     ----    -------    ----     ----     ----     ----
Initial Percentage......     100     100      100      100      100         100    100      100      100      100
April 25, 2000..........     100     100      100      100      100          99     93       86       80       73
April 25, 2001..........     100     100      100      100      100          98     84       70       58       47
April 25, 2002..........     100     100      100      100      100          97     76       57       42       29
April 25, 2003..........     100     100      100      100      100          96     68       46       29       16
April 25, 2004..........     100     100      100      100      100          95     61       37       20        8
April 25, 2005..........      98      97       94       92       89          94     55       30       13        4
April 25, 2006..........      97      93       86       82       76          92     50       24        9        1
April 25, 2007..........      95      88       77       70       60          91     45       19        6        *
April 25, 2008..........      93      82       66       57       44          89     40       16        4        0
April 25, 2009..........      91      75       55       44       30          87     36       13        3        0
April 25, 2010..........      89      69       46       34       21          85     33       11        2        0
April 25, 2011..........      87      63       38       26       14          83     29        9        2        0
April 25, 2012..........      84      58       31       20       10          81     26        7        1        0
April 25, 2013..........      81      53       26       15        7          79     23        6        1        0
April 25, 2014..........      79      48       21       12        4          76     21        5        1        0
April 25, 2015..........      75      43       17        9        3          73     18        4        1        0
April 25, 2016..........      72      39       14        7        2          70     16        3        *        0
April 25, 2017..........      68      34       11        5        1          67     14        2        *        0
April 25, 2018..........      65      31        9        4        1          63     12        2        *        0
April 25, 2019..........      60      27        7        3        1          59     11        2        *        0
April 25, 2020..........      56      23        6        2        *          55      9        1        *        0
April 25, 2021..........      51      20        4        1        *          51      8        1        *        0
April 25, 2022..........      46      17        3        1        *          46      6        1        *        0
April 25, 2023..........      40      14        3        1        *          40      5        1        *        0
April 25, 2024..........      34      11        2        *        *          34      4        *        *        0
April 25, 2025..........      28       9        1        *        *          28      3        *        *        0
April 25, 2026..........      21       6        1        *        *          21      2        *        *        0
April 25, 2027..........      13       4        *        *        *          14      1        *        *        0
April 25, 2028..........       5       1        *        *        *           6      *        *        *        0
April 25, 2029..........       0       0        0        0        0           0      0        0        0        0
Weighted Average Life
  (Years)(1)............    20.8     15.6     11.7     10.4     9.1        20.2    9.0      5.0      3.3      2.3

                                           CLASS II-P                                  CLASS III-A-1
                           ------------------------------------------    ------------------------------------------
DISTRIBUTION DATE            0%       50%      100%     150%     200%      0%       50%      100%     150%     200%
------------------------   -------    ----     ----     ----     ----    -------    ----     ----     ----     ----
Initial Percentage......       100    100      100      100      100         100    100      100      100      100
April 25, 2000..........        99     94       88       82       77          99     93       87       81       75
April 25, 2001..........        98     85       73       62       52          98     84       71       59       48
April 25, 2002..........        97     77       61       47       35          97     76       58       42       29
April 25, 2003..........        95     70       50       35       23          96     69       47       30       17
April 25, 2004..........        94     64       42       26       16          95     62       37       20        9
April 25, 2005..........        93     58       34       20       10          94     56       30       14        4
April 25, 2006..........        91     52       28       15        7          93     50       24        9        1
April 25, 2007..........        89     47       23       11        5          91     45       20        6        *
April 25, 2008..........        87     42       19        8        3          90     41       16        4        0
April 25, 2009..........        86     38       16        6        2          88     37       13        3        0
April 25, 2010..........        83     34       13        4        1          86     33       11        2        0
April 25, 2011..........        81     31       11        3        1          84     30        9        2        0
April 25, 2012..........        79     27        9        2        1          82     27        7        1        0
April 25, 2013..........        76     24        7        2        *          80     24        6        1        0
April 25, 2014..........        73     22        6        1        *          77     21        5        1        0
April 25, 2015..........        70     19        5        1        *          74     19        4        1        0
April 25, 2016..........        67     17        4        1        *          71     17        3        *        0
April 25, 2017..........        64     15        3        1        *          68     15        3        *        0
April 25, 2018..........        60     13        2        *        *          65     13        2        *        0
April 25, 2019..........        56     11        2        *        *          61     11        2        *        0
April 25, 2020..........        52      9        1        *        *          57      9        1        *        0
April 25, 2021..........        47      8        1        *        *          52      8        1        *        0
April 25, 2022..........        42      6        1        *        *          47      7        1        *        0
April 25, 2023..........        37      5        1        *        *          42      5        1        *        0
April 25, 2024..........        32      4        *        *        *          36      4        *        *        0
April 25, 2025..........        26      3        *        *        *          30      3        *        *        0
April 25, 2026..........        19      2        *        *        *          23      2        *        *        0
April 25, 2027..........        12      1        *        *        *          15      1        *        *        0
April 25, 2028..........         5      *        *        *        *           7      1        *        *        0
April 25, 2029..........         0      0        0        0        0           0      0        0        0        0
Weighted Average Life
  (Years)(1)............      19.6    9.3      5.5      3.8      2.9        20.5    9.1      5.1      3.3      2.3

------------

* Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

 PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES
    OF THE STANDARD PREPAYMENT ASSUMPTION OR BASIC PREPAYMENT ASSUMPTION, AS
                                   APPLICABLE

                                          CLASS III-P                                  CLASS IV-A-1
                            ----------------------------------------    ------------------------------------------
DISTRIBUTION DATE            0%      50%      100%     150%     200%      0%       100%     275%     350%     500%
------------------------    ----     ----     ----     ----     ----    -------    ----     ----     ----     ----
Initial Percentage......     100     100      100      100      100         100    100      100      100      100
April 25, 2000..........      99      93       87       81       75          98     96       92       90       86
April 25, 2001..........      98      85       72       61       51          97     88       73       67       57
April 25, 2002..........      97      77       60       46       34          95     77       54       46       33
April 25, 2003..........      96      70       50       34       23          93     67       40       31       15
April 25, 2004..........      94      64       41       26       15          91     59       29       19        4
April 25, 2005..........      93      58       34       19       10          88     53       20       11        *
April 25, 2006..........      91      52       28       14        7          86     48       14        5        0
April 25, 2007..........      90      47       23       11        5          84     43        8        3        0
April 25, 2008..........      88      42       19        8        3          81     39        6        1        0
April 25, 2009..........      86      38       16        6        2          79     35        4        *        0
April 25, 2010..........      84      34       13        4        1          76     32        3        0        0
April 25, 2011..........      82      31       11        3        1          72     28        2        0        0
April 25, 2012..........      80      28        9        2        1          69     25        1        0        0
April 25, 2013..........      77      25        7        2        *          65     22        0        0        0
April 25, 2014..........      74      22        6        1        *          62     19        0        0        0
April 25, 2015..........      72      19        5        1        *          59     16        0        0        0
April 25, 2016..........      68      17        4        1        *          56     14        0        0        0
April 25, 2017..........      65      15        3        1        *          53     11        0        0        0
April 25, 2018..........      61      13        2        *        *          49      8        0        0        0
April 25, 2019..........      57      11        2        *        *          45      7        0        0        0
April 25, 2020..........      53       9        1        *        *          41      6        0        0        0
April 25, 2021..........      49       8        1        *        *          37      4        0        0        0
April 25, 2022..........      44       7        1        *        *          33      3        0        0        0
April 25, 2023..........      39       5        1        *        *          28      2        0        0        0
April 25, 2024..........      33       4        *        *        *          22      1        0        0        0
April 25, 2025..........      27       3        *        *        *          17      0        0        0        0
April 25, 2026..........      21       2        *        *        *          11      0        0        0        0
April 25, 2027..........      14       1        *        *        *           5      0        0        0        0
April 25, 2028..........       6       1        *        *        *           *      0        0        0        0
April 25, 2029..........       0       0        0        0        0           0      0        0        0        0
Weighted Average Life
  (Years)(1)............    19.9     9.3      5.5      3.8      2.8        17.4    8.6      4.0      3.2      2.5

                                          CLASS IV-A-2                         CLASS IV-A-3 AND CLASS IV-A-8
                           ------------------------------------------    ------------------------------------------
DISTRIBUTION DATE            0%       100%     275%     350%     500%      0%       100%     275%     350%     500%
------------------------   -------    ----     ----     ----     ----    -------    ----     ----     ----     ----
Initial Percentage......       100    100      100      100      100         100    100      100      100      100
April 25, 2000..........        99     97       94       92       90         100    100      100      100      100
April 25, 2001..........        98     91       80       76       67         100    100      100      100      100
April 25, 2002..........        96     83       63       55       40         100    100      100      100      100
April 25, 2003..........        95     76       48       38       21         100    100      100      100      100
April 25, 2004..........        93     69       35       24        7         100    100      100      100       75
April 25, 2005..........        91     62       26       15        *         100    100      100      100       45
April 25, 2006..........        90     57       19        9        0         100    100      100       81       12
April 25, 2007..........        88     51       14        5        0         100    100      100       64        0
April 25, 2008..........        86     47       10        2        0         100    100       85       53        0
April 25, 2009..........        84     42        7        *        0         100    100       73       46        0
April 25, 2010..........        82     38        5        0        0         100    100       64       35        0
April 25, 2011..........        80     35        3        0        0         100    100       56       27        0
April 25, 2012..........        77     31        1        0        0         100    100       50       21        0
April 25, 2013..........        74     28        0        0        0         100    100       43       16        0
April 25, 2014..........        72     25        0        0        0         100    100       35       12        0
April 25, 2015..........        69     22        0        0        0         100    100       28        9        0
April 25, 2016..........        65     19        0        0        0         100    100       22        7        0
April 25, 2017..........        62     16        0        0        0         100    100       18        5        0
April 25, 2018..........        58     14        0        0        0         100    100       14        4        0
April 25, 2019..........        54     11        0        0        0         100     92       11        3        0
April 25, 2020..........        49      9        0        0        0         100     83        8        2        0
April 25, 2021..........        45      7        0        0        0         100     74        6        2        0
April 25, 2022..........        40      5        0        0        0         100     66        5        1        0
April 25, 2023..........        34      3        0        0        0         100     58        4        1        0
April 25, 2024..........        28      1        0        0        0         100     51        3        1        0
April 25, 2025..........        22      0        0        0        0         100     44        2        *        0
April 25, 2026..........        15      0        0        0        0         100     31        1        *        0
April 25, 2027..........         8      0        0        0        0          78     19        1        *        0
April 25, 2028..........         *      0        0        0        0          47      8        *        *        0
April 25, 2029..........         0      0        0        0        0           0      0        0        0        0
Weighted Average Life
  (Years)(1)............      19.1    9.9      4.6      3.7      2.8        28.8    24.8     13.8     10.4     5.9

------------

* Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
          AT VARIOUS PERCENTAGES OF THE STANDARD PREPAYMENT ASSUMPTION

                                          CLASS IV-A-4                                 CLASS IV-A-5
                            ----------------------------------------    ------------------------------------------
DISTRIBUTION DATE            0%      100%     275%     350%     500%      0%       100%     275%     350%     500%
------------------------    ----     ----     ----     ----     ----    -------    ----     ----     ----     ----
Initial Percentage......     100     100      100      100      100         100    100      100      100      100
April 25, 2000..........     100     100      100      100      100         100    100      100      100      100
April 25, 2001..........     100     100      100      100      100         100    100      100      100      100
April 25, 2002..........     100     100      100      100      100         100    100      100      100      100
April 25, 2003..........     100     100      100      100      100         100    100      100      100      100
April 25, 2004..........     100     100      100      100      100         100    100      100      100        0
April 25, 2005..........      98      97       93       92       89         100    100      100      100        0
April 25, 2006..........      97      93       85       82       76         100    100      100        2        0
April 25, 2007..........      95      88       75       70       58         100    100      100        0        0
April 25, 2008..........      93      82       64       57       38         100    100       21        0        0
April 25, 2009..........      91      75       52       44       26         100    100        0        0        0
April 25, 2010..........      89      69       42       34       18         100    100        0        0        0
April 25, 2011..........      86      63       35       26       12         100    100        0        0        0
April 25, 2012..........      84      58       28       20        8         100    100        0        0        0
April 25, 2013..........      81      52       23       15        6         100    100        0        0        0
April 25, 2014..........      78      47       18       12        4         100    100        0        0        0
April 25, 2015..........      75      43       15        9        3         100    100        0        0        0
April 25, 2016..........      72      38       12        7        2         100    100        0        0        0
April 25, 2017..........      68      34        9        5        1         100    100        0        0        0
April 25, 2018..........      64      30        7        4        1         100    100        0        0        0
April 25, 2019..........      60      27        6        3        *         100     56        0        0        0
April 25, 2020..........      56      23        4        2        *         100      8        0        0        0
April 25, 2021..........      51      20        3        1        *         100      0        0        0        0
April 25, 2022..........      46      17        3        1        *         100      0        0        0        0
April 25, 2023..........      40      14        2        1        *         100      0        0        0        0
April 25, 2024..........      34      11        1        *        *         100      0        0        0        0
April 25, 2025..........      28       9        1        *        *         100      0        0        0        0
April 25, 2026..........      21       6        1        *        *         100      0        0        0        0
April 25, 2027..........      14       4        *        *        *           0      0        0        0        0
April 25, 2028..........       6       2        *        *        *           0      0        0        0        0
April 25, 2029..........       0       0        0        0        0           0      0        0        0        0
Weighted Average Life
  (Years)(1)............    20.8     15.5     11.3     10.4     8.9        27.6    20.2     8.7      6.7      4.7

                                          CLASS IV-A-6                                  CLASS IV-A-7
                           ------------------------------------------    ------------------------------------------
DISTRIBUTION DATE            0%       100%     275%     350%     500%      0%       100%     275%     350%     500%
------------------------   -------    ----     ----     ----     ----    -------    ----     ----     ----     ----
Initial Percentage......       100    100      100      100      100         100    100      100      100      100
April 25, 2000..........       100    100      100      100      100         100    100      100      100      100
April 25, 2001..........       100    100      100      100      100         100    100      100      100      100
April 25, 2002..........       100    100      100      100      100         100    100      100      100      100
April 25, 2003..........       100    100      100      100      100         100    100      100      100      100
April 25, 2004..........       100    100      100      100       86         100    100      100      100      100
April 25, 2005..........       100    100      100      100       16         100    100      100      100      100
April 25, 2006..........       100    100      100      100        0         100    100      100      100       31
April 25, 2007..........       100    100      100       59        0         100    100      100      100        0
April 25, 2008..........       100    100      100       33        0         100    100      100      100        0
April 25, 2009..........       100    100       82       17        0         100    100      100      100        0
April 25, 2010..........       100    100       60        0        0         100    100      100       92        0
April 25, 2011..........       100    100       41        0        0         100    100      100       71        0
April 25, 2012..........       100    100       26        0        0         100    100      100       54        0
April 25, 2013..........       100    100       12        0        0         100    100      100       41        0
April 25, 2014..........       100    100        0        0        0         100    100       91       32        0
April 25, 2015..........       100    100        0        0        0         100    100       73       24        0
April 25, 2016..........       100    100        0        0        0         100    100       58       18        0
April 25, 2017..........       100    100        0        0        0         100    100       46       14        0
April 25, 2018..........       100    100        0        0        0         100    100       36       10        0
April 25, 2019..........       100    100        0        0        0         100    100       28        7        0
April 25, 2020..........       100    100        0        0        0         100    100       22        5        0
April 25, 2021..........       100     84        0        0        0         100    100       17        4        0
April 25, 2022..........       100     65        0        0        0         100    100       13        3        0
April 25, 2023..........       100     47        0        0        0         100    100        9        2        0
April 25, 2024..........       100     30        0        0        0         100    100        7        1        0
April 25, 2025..........       100     12        0        0        0         100    100        4        1        0
April 25, 2026..........       100      0        0        0        0         100     81        3        1        0
April 25, 2027..........        93      0        0        0        0         100     50        2        *        0
April 25, 2028..........        20      0        0        0        0         100     21        1        *        0
April 25, 2029..........         0      0        0        0        0           0      0        0        0        0
Weighted Average Life
  (Years)(1)............      28.6    23.9     11.7     8.6      5.5        29.5    28.1     18.6     14.3     6.8

------------

 * Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

 PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES
    OF THE STANDARD PREPAYMENT ASSUMPTION OR BASIC PREPAYMENT ASSUMPTION, AS
                                   APPLICABLE

                                                                                 CLASS C-B-1, CLASS C-B-2
                                          CLASS IV-A-9                               AND CLASS C-B-3
                            ----------------------------------------     ----------------------------------------
DISTRIBUTION DATE            0%      100%     275%     350%     500%      0%      100%     275%     350%     500%
------------------------    ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Initial Percentage......     100     100      100      100      100       100     100      100      100      100
April 25, 2000..........     100     100      100      100      100        99      99       99       99       99
April 25, 2001..........     100     100      100      100       91        98      98       98       98       98
April 25, 2002..........     100     100       84       69       44        97      97       97       97       97
April 25, 2003..........     100     100       57       40       10        96      96       96       96       96
April 25, 2004..........     100      94       36       16        0        94      94       94       94       94
April 25, 2005..........     100      83       19        *        0        93      91       88       86       83
April 25, 2006..........     100      73        7        0        0        91      87       80       77       71
April 25, 2007..........     100      64        0        0        0        90      83       71       66       57
April 25, 2008..........     100      55        0        0        0        88      77       60       54       42
April 25, 2009..........     100      48        0        0        0        86      71       49       41       29
April 25, 2010..........     100      41        0        0        0        84      65       40       32       20
April 25, 2011..........     100      34        0        0        0        82      60       33       25       13
April 25, 2012..........     100      28        0        0        0        79      54       26       19        9
April 25, 2013..........     100      22        0        0        0        77      49       21       14        6
April 25, 2014..........      99      17        0        0        0        74      45       17       11        4
April 25, 2015..........      94      11        0        0        0        71      40       14        8        3
April 25, 2016..........      88       6        0        0        0        68      36       11        6        2
April 25, 2017..........      82       2        0        0        0        64      32        9        5        1
April 25, 2018..........      75       0        0        0        0        61      29        7        4        1
April 25, 2019..........      68       0        0        0        0        57      25        5        3        1
April 25, 2020..........      60       0        0        0        0        53      22        4        2        *
April 25, 2021..........      52       0        0        0        0        48      19        3        1        *
April 25, 2022..........      43       0        0        0        0        43      16        2        1        *
April 25, 2023..........      33       0        0        0        0        38      13        2        1        *
April 25, 2024..........      23       0        0        0        0        32      11        1        *        *
April 25, 2025..........      12       0        0        0        0        26       8        1        *        *
April 25, 2026..........       *       0        0        0        0        20       6        1        *        *
April 25, 2027..........       0       0        0        0        0        13       3        *        *        *
April 25, 2028..........       0       0        0        0        0         5       1        *        *        *
April 25, 2029..........       0       0        0        0        0         0       0        0        0        0
Weighted Average Life
  (Years)(1)............    21.8     10.3     4.6      3.8      3.0      19.8     14.8     10.8     9.9      8.8



                               CLASS D-B-1,  CLASS D-B-2
                                    AND CLASS D-B-3
DISTRIBUTION DATE           0%   50%    100%     150%     200%
------------------------  ----- -----   ----     ----     ----
Initial Percentage......  100    100   100      100      100
April 25, 2000..........   99     99    99       99       99
April 25, 2001..........   98     98    98       98       98
April 25, 2002..........   97     97    97       97       97
April 25, 2003..........   96     96    96       96       96
April 25, 2004..........   95     95    95       95       95
April 25, 2005..........   94     92    89       87       84
April 25, 2006..........   93     87    82       76       71
April 25, 2007..........   91     82    73       64       55
April 25, 2008..........   89     75    62       50       38
April 25, 2009..........   88     68    51       38       25
April 25, 2010..........   86     61    42       28       17
April 25, 2011..........   84     55    35       21       11
April 25, 2012..........   82     49    28       15        7
April 25, 2013..........   79     44    23       11        5
April 25, 2014..........   77     39    19        8        3
April 25, 2015..........   74     35    15        6        2
April 25, 2016..........   71     31    12        4        1
April 25, 2017..........   68     27    10        3        1
April 25, 2018..........   64     23     8        2        1
April 25, 2019..........   60     20     6        2        *
April 25, 2020..........   56     17     5        1        *
April 25, 2021..........   51     15     4        1        *
April 25, 2022..........   46     12     3        1        *
April 25, 2023..........   41     10     2        *        *
April 25, 2024..........   35      8     2        *        *
April 25, 2025..........   29      6     1        *        *
April 25, 2026..........   22      4     1        *        *
April 25, 2027..........   15      3     *        *        *
April 25, 2028..........    7      1     *        *        *
April 25, 2029..........    0      0     0        0        0
Weighted Average Life
  (Years)(1)............ 20.4   14.0   11.1     9.6       8.6


                                      CLASS R-1, CLASS R-2
                                         AND CLASS R-3
                           ------------------------------------------
DISTRIBUTION DATE            0%       100%     275%     350%     500%
------------------------   -------    ----     ----     ----     ----
Initial Percentage......       100    100      100      100      100
April 25, 2000..........         0      0        0        0        0
April 25, 2001..........         0      0        0        0        0
April 25, 2002..........         0      0        0        0        0
April 25, 2003..........         0      0        0        0        0
April 25, 2004..........         0      0        0        0        0
April 25, 2005..........         0      0        0        0        0
April 25, 2006..........         0      0        0        0        0
April 25, 2007..........         0      0        0        0        0
April 25, 2008..........         0      0        0        0        0
April 25, 2009..........         0      0        0        0        0
April 25, 2010..........         0      0        0        0        0
April 25, 2011..........         0      0        0        0        0
April 25, 2012..........         0      0        0        0        0
April 25, 2013..........         0      0        0        0        0
April 25, 2014..........         0      0        0        0        0
April 25, 2015..........         0      0        0        0        0
April 25, 2016..........         0      0        0        0        0
April 25, 2017..........         0      0        0        0        0
April 25, 2018..........         0      0        0        0        0
April 25, 2019..........         0      0        0        0        0
April 25, 2020..........         0      0        0        0        0
April 25, 2021..........         0      0        0        0        0
April 25, 2022..........         0      0        0        0        0
April 25, 2023..........         0      0        0        0        0
April 25, 2024..........         0      0        0        0        0
April 25, 2025..........         0      0        0        0        0
April 25, 2026..........         0      0        0        0        0
April 25, 2027..........         0      0        0        0        0
April 25, 2028..........         0      0        0        0        0
April 25, 2029..........         0      0        0        0        0
Weighted Average Life
  (Years)(1)............       0.1    0.1      0.1      0.1      0.1

------------

* Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.

                                                                      APPENDIX B

                                  LOAN GROUP I

                MORTGAGE INTEREST RATES OF THE GROUP I LOANS
------------------------------------------------------------------
                                       AGGREGATE      PERCENTAGE
                                       PRINCIPAL        OF THE
                                    BALANCE OF THE     AGGREGATE
                                       MORTGAGE        PRINCIPAL
                         NUMBER OF       LOANS        BALANCE OF
   MORTGAGE INTEREST     MORTGAGE      AS OF THE          ALL
       RATES (%)           LOANS     CUT-OFF DATE    GROUP I LOANS
------------------------------------------------------------------
6.250...................       2    $    370,248.35        0.08%
6.375...................       4       1,257,523.24        0.28
6.500...................      10       3,776,443.47        0.85
6.625...................      15       5,017,863.64        1.13
6.750...................      51      17,191,924.26        3.86
6.875...................     108      32,163,548.17        7.23
7.000...................     155      46,770,838.23       10.51
7.125...................     179      57,421,853.64       12.90
7.250...................     326      99,500,903.09       22.35
7.375...................     176      52,509,807.14       11.80
7.500...................     165      53,872,182.37       12.10
7.625...................      89      22,329,782.75        5.02
7.750...................      77      24,158,979.06        5.43
7.875...................      41      13,151,367.38        2.95
8.000...................      18       6,545,000.40        1.47
8.125...................       5       1,525,729.45        0.34
8.250...................       4       1,709,984.86        0.38
8.375...................       2         485,048.63        0.11
8.500...................       3       1,411,368.17        0.32
8.625...................       1         295,626.48        0.07
8.875...................      10       3,642,627.80        0.82
                             ---    ---------------       -----
   Total................   1,441    $445,108,650.58      100.00%
                             ---    ---------------       -----
                             ---    ---------------       -----

                   PASS-THROUGH RATES OF THE GROUP I LOANS
------------------------------------------------------------------
                             AGGREGATE
                             PRINCIPAL                  WEIGHTED
                          BALANCE OF THE    WEIGHTED     AVERAGE
                             MORTGAGE       AVERAGE     SCHEDULED
                               LOANS        MORTGAGE    REMAINING
       RANGE OF              AS OF THE      INTEREST      TERM
PASS-THROUGH RATES (%)     CUT-OFF DATE      RATES     (IN MONTHS)
------------------------------------------------------------------
5.751 - 6.000..........   $    370,248.35     6.250%       359
6.001 - 6.250..........      5,033,966.71     6.469        359
6.251 - 6.500..........     22,209,787.90     6.722        356
6.501 - 6.750..........    346,119,000.64     7.252        356
6.751 - 7.000..........     35,319,474.49     7.593        357
7.001 - 7.250..........     17,398,533.85     7.573        356
7.251 - 7.500..........      8,733,850.68     7.856        356
7.501 - 7.750..........      5,141,181.47     7.959        354
7.751 - 8.000..........      4,782,606.49     8.696        357
                          ---------------       ---         --
   Total...............   $445,108,650.58     7.291%*      356*
                          ---------------       ---         --
                          ---------------       ---         --

* Represents a weighted average (by principal balance) of all the Group I Loans.

     As of the Cut-Off Date, the Pass-Through Rates for the Group I Loans ranged from approximately 5.950% per annum to approximately 7.875% per annum, with a weighted average of approximately 6.770% per annum.

                 ORIGINAL PRINCIPAL BALANCES OF THE GROUP I
                              LOANS
------------------------------------------------------------------
                                       AGGREGATE      PERCENTAGE
                                       PRINCIPAL        OF THE
                                    BALANCE OF THE     AGGREGATE
                                       MORTGAGE        PRINCIPAL
                         NUMBER OF       LOANS        BALANCE OF
   RANGE OF ORIGINAL     MORTGAGE      AS OF THE          ALL
   PRINCIPAL BALANCES      LOANS     CUT-OFF DATE    GROUP I LOANS
------------------------------------------------------------------
$ 50,001 -  75,000......      22    $  1,406,377.24        0.32%
$ 75,001 - 100,000......      41       3,672,503.41        0.83
$100,001 - 150,000......      84      10,537,055.01        2.37
$150,001 - 200,000......      74      13,033,683.41        2.93
$200,001 - 250,000......     110      25,809,894.84        5.80
$250,001 - 300,000......     439     121,402,076.09       27.27
$300,001 - 350,000......     271      87,592,988.77       19.68
$350,001 - 400,000......     173      64,698,127.48       14.54
$400,001 - 450,000......      81      34,247,244.13        7.69
$450,001 - 500,000......      54      25,863,839.83        5.81
Over $500,000...........      92      56,844,860.37       12.77
                             ---    ---------------       -----
   Total................ 1,441..    $445,108,650.58      100.00%
                             ---    ---------------       -----
                             ---    ---------------       -----

     As of the Cut-Off Date, the principal balances of the Group I Loans ranged from approximately $54,882 to approximately $1,800,000 with an average of approximately $308,888.

            YEARS OF INITIAL MONTHLY PAYMENTS FOR THE GROUP I
                              LOANS
------------------------------------------------------------------
                                       AGGREGATE      PERCENTAGE
                                       PRINCIPAL        OF THE
                                    BALANCE OF THE     AGGREGATE
                                       MORTGAGE        PRINCIPAL
                         NUMBER OF       LOANS        BALANCE OF
    YEAR OF INITIAL      MORTGAGE      AS OF THE          ALL
    MONTHLY PAYMENT        LOANS     CUT-OFF DATE    GROUP I LOANS
------------------------------------------------------------------
1994....................       1    $    313,722.79        0.07%
1996....................      38      12,275,266.27        2.76
1997....................       3         881,466.77        0.20
1998....................     155      53,802,887.97       12.09
1999....................   1,244     377,835,306.78       84.89
                             ---    ---------------       -----
   Total................   1,441    $445,108,650.58      100.00%
                             ---    ---------------       -----
                             ---    ---------------       -----

                CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP I
                              LOANS
------------------------------------------------------------------
                                       AGGREGATE      PERCENTAGE
                                       PRINCIPAL        OF THE
                                    BALANCE OF THE     AGGREGATE
                                       MORTGAGE        PRINCIPAL
                         NUMBER OF       LOANS        BALANCE OF
 CURRENT LOAN-TO-VALUE   MORTGAGE      AS OF THE          ALL
       RATIOS (%)          LOANS     CUT-OFF DATE    GROUP I LOANS
------------------------------------------------------------------
60.00 or less...........     145    $ 44,302,452.44        9.95%
60.01 - 70.00...........     230      69,237,284.52       15.56
70.01 - 75.00...........     254      80,172,058.33       18.01
75.01 - 80.00...........     624     198,353,288.37       44.56
80.01 - 85.00...........      18       5,253,115.48        1.18
85.01 - 90.00...........      94      28,564,851.29        6.42
90.01 - 95.00...........      76      19,225,600.15        4.32
                             ---    ---------------       -----
   Total................   1,441    $445,108,650.58      100.00%
                             ---    ---------------       -----
                             ---    ---------------       -----

     At origination, the weighted average Loan-to-Value Ratio of the Group I Loans was approximately 75.0%. As of the Cut-Off Date, the weighted average Loan-to-Value Ratio of the Group I Loans was approximately 74.7%.

              TYPES OF MORTGAGED PROPERTIES SECURING GROUP I
                              LOANS
------------------------------------------------------------------
                                       AGGREGATE      PERCENTAGE
                                       PRINCIPAL        OF THE
                                    BALANCE OF THE     AGGREGATE
                                       MORTGAGE        PRINCIPAL
                         NUMBER OF       LOANS        BALANCE OF
                         MORTGAGE      AS OF THE          ALL
     PROPERTY TYPES        LOANS     CUT-OFF DATE    GROUP I LOANS
------------------------------------------------------------------
Single Family
 Detached...............   1,090    $338,529,290.83       76.06%
Duplex..................      12       3,979,676.69        0.89
Triplex.................       3         949,496.64        0.21
Fourplex................       4       1,714,096.37        0.39
Condominium.............      57      13,133,633.48        2.95
Planned Unit
 Development............     271      85,542,664.04       19.22
Hi-Rise Condominium.....       3         990,339.41        0.22
Housing Cooperatives....       1         269,453.12        0.06
                             ---    ---------------       -----
   Total................   1,441    $445,108,650.58      100.00%
                             ---    ---------------       -----
                             ---    ---------------       -----

                                      S-84

                                  LOAN GROUP I

             GEOGRAPHIC DISTRIBUTION OF THE GROUP I LOANS BY
                              STATE
-----------------------------------------------------------------
                                                      PERCENTAGE
                                        AGGREGATE       OF THE
                                        PRINCIPAL      AGGREGATE
                                     BALANCE OF THE    PRINCIPAL
                          NUMBER OF     MORTGAGE      BALANCE OF
                          MORTGAGE   LOANS AS OF THE  ALL GROUP I
          STATE             LOANS     CUT-OFF DATE       LOANS
-----------------------------------------------------------------
Alabama..................       4    $  1,328,107.89       0.30%
Arizona..................      55      15,160,536.82       3.41
Arkansas.................       2         535,327.99       0.12
California...............     573     178,412,106.01      40.08
Colorado.................      50      15,341,339.08       3.45
Connecticut..............      14       5,296,782.56       1.19
Florida..................      43      13,019,178.94       2.92
Georgia..................      17       6,059,365.03       1.36
Idaho....................      13       2,236,563.37       0.50
Illinois.................      39      13,451,023.35       3.02
Indiana..................       5       1,777,069.20       0.40
Iowa.....................       1         377,153.14       0.08
Kansas...................       3       1,190,204.71       0.27
Kentucky.................       3       1,067,680.66       0.24
Louisiana................       5       2,020,887.26       0.45
Maryland.................      39      12,820,901.42       2.88
Massachusetts............      58      20,232,161.92       4.55
Michigan.................      42      14,146,968.35       3.18
Minnesota................       7       2,212,870.23       0.50
Mississippi..............       1         299,376.55       0.07
Missouri.................      16       5,233,255.32       1.18
Montana..................       4         903,785.68       0.20
Nebraska.................       1         259,277.20       0.06
Nevada...................      21       6,230,879.86       1.40
New Hampshire............       1         341,758.61       0.08
New Jersey...............     101      32,358,756.12       7.27
New Mexico...............      15       3,315,091.73       0.74
New York.................      12       3,983,926.40       0.90
North Carolina...........      23       8,531,821.50       1.92
Ohio.....................      11       3,796,105.42       0.85
Oregon...................      29       5,691,822.38       1.28
Pennsylvania.............       5       1,142,055.51       0.26
Rhode Island.............       2         901,465.83       0.20
South Carolina...........       7       2,491,031.62       0.56
Tennessee................       9       4,538,385.43       1.02
Texas....................      54      16,644,170.02       3.74
Utah.....................      38       8,920,814.53       2.00
Virginia.................      49      15,122,208.92       3.40
Washington...............      60      14,531,233.92       3.26
Wisconsin................       9       3,185,200.10       0.72
                              ---    ---------------      -----
   Total.................   1,441    $445,108,650.58     100.00%
                              ---    ---------------      -----
                              ---    ---------------      -----

     No more than approximately 0.8% of the Group I Loans will be secured by Mortgaged Properties in any one California zip code area, and no more than approximately 0.5% of the Group I Loans will be secured by Mortgaged Properties in any single zip code area outside of California.

                      ORIGINAL TERMS OF THE GROUP I LOANS
-----------------------------------------------------------------
                                                      PERCENTAGE
                                        AGGREGATE       OF THE
                                        PRINCIPAL      AGGREGATE
                                     BALANCE OF THE    PRINCIPAL
                          NUMBER OF     MORTGAGE      BALANCE OF
        LOAN TERM         MORTGAGE   LOANS AS OF THE  ALL GROUP I
       (IN MONTHS)          LOANS     CUT-OFF DATE       LOANS
-----------------------------------------------------------------
240......................       5    $  1,725,854.27       0.39%
347......................       1         310,415.48       0.07
356......................       1         598,010.77       0.13
360......................   1,434     442,474,370.06      99.41
                              ---    ---------------      -----
   Total.................   1,441    $445,108,650.58     100.00%
                              ---    ---------------      -----
                              ---    ---------------      -----

               SCHEDULED MATURITY YEARS OF THE GROUP I LOANS
-----------------------------------------------------------------
                                                      PERCENTAGE
                                        AGGREGATE       OF THE
                                        PRINCIPAL      AGGREGATE
                                     BALANCE OF THE    PRINCIPAL
                          NUMBER OF     MORTGAGE      BALANCE OF
                          MORTGAGE   LOANS AS OF THE  ALL GROUP I
    YEAR OF MATURITY        LOANS     CUT-OFF DATE       LOANS
-----------------------------------------------------------------
2018.....................       1    $    546,754.47       0.12%
2019.....................       4       1,179,099.80       0.26
2024.....................       1         313,722.79       0.07
2026.....................      38      12,275,266.27       2.76
2027.....................       9       2,562,182.10       0.58
2028.....................     241      83,657,412.90      18.79
2029.....................   1,147     344,574,212.25      77.41
                              ---    ---------------      -----
   Total.................   1,441    $445,108,650.58     100.00%
                              ---    ---------------      -----
                              ---    ---------------      -----

     The weighted average (by principal balance) remaining term (adjusted for Curtailments) of the Group I Loans as of the Cut-Off Date is approximately 355.4 months.

     The latest scheduled maturity of any of the Group I Loans is May 2029.

            DOCUMENTATION PROGRAM TYPES OF THE GROUP I LOANS
-----------------------------------------------------------------
                                                      PERCENTAGE
                                        AGGREGATE       OF THE
                                        PRINCIPAL      AGGREGATE
                                     BALANCE OF THE    PRINCIPAL
                          NUMBER OF     MORTGAGE      BALANCE OF
   LOAN DOCUMENTATION     MORTGAGE   LOANS AS OF THE  ALL GROUP I
      PROGRAM TYPES         LOANS     CUT-OFF DATE       LOANS
-----------------------------------------------------------------
Full Documentation.......   1,055    $354,497,784.23      79.64%
No Ratio.................       3         868,301.69       0.20
Reduced Documentation....     383      89,742,564.66      20.16
                              ---    ---------------      -----
   Total.................   1,441    $445,108,650.58     100.00%
                              ---    ---------------      -----
                              ---    ---------------      -----

     As of the Cut-Off Date, the weighted average of the Loan-to-Value Ratios of the Group I Loans originated under a reduced or no documentation program was approximately 70.5%.

     As of the Cut-Off Date, the weighted average of the Loan-to-Value Ratios of the Group I Loans originated under a no ratio program was approximately 70.2%.

     Under a no ratio program, income information is not obtained from the related Mortgagors or verified.

                          PURPOSE OF THE GROUP I LOANS
-----------------------------------------------------------------
                                                      PERCENTAGE
                                        AGGREGATE       OF THE
                                        PRINCIPAL      AGGREGATE
                                     BALANCE OF THE    PRINCIPAL
                          NUMBER OF     MORTGAGE      BALANCE OF
                          MORTGAGE   LOANS AS OF THE  ALL GROUP I
     PURPOSE OF LOAN        LOANS     CUT-OFF DATE       LOANS
-----------------------------------------------------------------
Purchase Loans...........     604    $186,765,957.45      41.96%
Rate/Term Refinancing....     562     168,610,650.36      37.88
Cash Out Refinancing.....     275      89,732,042.77      20.16
                              ---    ---------------      -----
   Total.................   1,441    $445,108,650.58     100.00%
                              ---    ---------------      -----
                              ---    ---------------      -----

                    OCCUPANCY STATUS OF THE GROUP I LOANS
-----------------------------------------------------------------
                                                       PERCENTAGE
                                        AGGREGATE       OF THE
                                        PRINCIPAL      AGGREGATE
                                     BALANCE OF THE    PRINCIPAL
                          NUMBER OF     MORTGAGE      BALANCE OF
                          MORTGAGE   LOANS AS OF THE  ALL GROUP I
    OCCUPANCY STATUS        LOANS     CUT-OFF DATE       LOANS
-----------------------------------------------------------------
Owner Occupied...........   1,404    $433,815,503.82      97.46%
Owner Occupied -- 2nd
 Home....................      22       6,378,784.09       1.43
Non-Owner Occupied.......      15       4,914,362.67       1.10
                              ---    ---------------      -----
   Total.................   1,441    $445,108,650.58     100.00%
                              ---    ---------------      -----
                              ---    ---------------      -----

                                 LOAN GROUP II

               MORTGAGE INTEREST RATES OF THE GROUP II LOANS
------------------------------------------------------------------
                                                      PERCENTAGE
                                       AGGREGATE        OF THE
                                       PRINCIPAL       AGGREGATE
                                    BALANCE OF THE     PRINCIPAL
                                       MORTGAGE       BALANCE OF
                         NUMBER OF       LOANS            ALL
   MORTGAGE INTEREST     MORTGAGE      AS OF THE       GROUP II
       RATES (%)           LOANS     CUT-OFF DATE        LOANS
------------------------------------------------------------------
 6.375..................       2    $    340,316.14        0.19%
 6.500..................       2         287,798.03        0.16
 6.625..................       1          54,951.47        0.03
 6.750..................       8       1,201,694.97        0.68
 6.875..................      15       2,039,279.58        1.16
 7.000..................      23       3,311,354.96        1.88
 7.125..................      29       4,242,234.37        2.41
 7.200..................       1          94,400.00        0.05
 7.250..................      69       9,883,104.59        5.61
 7.375..................      44       5,924,996.65        3.36
 7.500..................     108      14,567,821.07        8.27
 7.625..................      84       9,811,114.74        5.57
 7.750..................     109      12,965,119.01        7.36
 7.875..................     142      15,901,537.05        9.03
 8.000..................     148      14,433,290.23        8.20
 8.125..................      72       7,788,778.39        4.42
 8.250..................     129      14,386,118.85        8.17
 8.375..................      86       9,242,744.97        5.25
 8.500..................     162      16,851,164.33        9.57
 8.625..................      82       9,808,208.68        5.57
 8.750..................      91      10,017,783.63        5.69
 8.875..................      64       7,407,827.40        4.21
 9.000..................      26       2,873,096.25        1.63
 9.125..................       8         610,857.32        0.35
 9.250..................      11         912,481.48        0.52
 9.375..................       1          79,000.00        0.04
 9.500..................       6         336,577.30        0.19
 9.625..................       3         294,766.17        0.17
 9.750..................       1         153,183.54        0.09
10.375..................       1         207,000.00        0.12
11.650..................       1          69,200.00        0.04
                             ---    ---------------       -----
   Total................   1,529    $176,097,801.17      100.00%
                             ---    ---------------       -----
                             ---    ---------------       -----

                   PASS-THROUGH RATES OF THE GROUP II LOANS
------------------------------------------------------------------
                             AGGREGATE
                             PRINCIPAL                  WEIGHTED
                          BALANCE OF THE    WEIGHTED     AVERAGE
                             MORTGAGE       AVERAGE     SCHEDULED
                               LOANS        MORTGAGE    REMAINING
       RANGE OF              AS OF THE      INTEREST      TERM
PASS-THROUGH RATES (%)     CUT-OFF DATE      RATES     (IN MONTHS)
------------------------------------------------------------------
 6.001 -  6.250........   $    628,114.17     6.432%       359
 6.251 -  6.500........      1,256,646.44     6.745        359
 6.501 -  6.750........      5,350,634.54     6.952        359
 6.751 -  7.000........     62,934,041.39     7.593        357
 7.001 -  7.250........     32,936,073.86     8.003        354
 7.251 -  7.500........     33,856,183.84     8.323        357
 7.501 -  7.750........     23,460,355.40     8.566        358
 7.751 -  8.000........     12,815,406.37     8.741        357
 8.001 -  8.250........      1,374,965.34     9.117        359
 8.251 -  8.500........        692,463.60     9.341        359
 8.501 -  8.750........        516,716.22     9.632        350
 9.251 -  9.500........        207,000.00    10.375        360
10.501 - 10.750........         69,200.00    11.650        360
                          ---------------   --------        --
   Total...............   $176,097,801.17     8.023%*      357*
                          ---------------
                          ---------------

*Represents a weighted average (by principal balance) of all the Group II Loans.

     As of the Cut-Off Date, the Pass-Through Rates for the Group II Loans ranged from approximately 6.075% per annum to 10.660% per annum, with a weighted average of approximately 7.230% per annum.

                ORIGINAL PRINCIPAL BALANCES OF THE GROUP II
                              LOANS
------------------------------------------------------------------
                                                      PERCENTAGE
                                       AGGREGATE        OF THE
                                       PRINCIPAL       AGGREGATE
                                    BALANCE OF THE     PRINCIPAL
                                       MORTGAGE       BALANCE OF
                         NUMBER OF       LOANS            ALL
   RANGE OF ORIGINAL     MORTGAGE      AS OF THE       GROUP II
   PRINCIPAL BALANCES      LOANS     CUT-OFF DATE        LOANS
------------------------------------------------------------------
$ 50,000 or less........     132    $  5,391,666.41        3.06%
$ 50,001 -  75,000......     303      19,167,794.06       10.88
$ 75,001 - 100,000......     302      26,683,107.66       15.15
$100,001 - 150,000......     398      49,636,399.86       28.19
$150,001 - 200,000......     250      43,329,330.44       24.61
$200,001 - 250,000......     144      31,889,502.74       18.11
                             ---    ---------------       -----
   Total................   1,529    $176,097,801.17      100.00%
                             ---    ---------------       -----
                             ---    ---------------       -----

     As of the Cut-Off Date, the principal balances of the Group II Loans ranged from approximately $19,797 to $240,000 with an average of approximately $115,171.

           YEARS OF INITIAL MONTHLY PAYMENTS FOR THE GROUP II
                              LOANS
------------------------------------------------------------------
                                                      PERCENTAGE
                                       AGGREGATE        OF THE
                                       PRINCIPAL       AGGREGATE
                                    BALANCE OF THE     PRINCIPAL
                                       MORTGAGE       BALANCE OF
                         NUMBER OF       LOANS            ALL
    YEAR OF INITIAL      MORTGAGE      AS OF THE       GROUP II
    MONTHLY PAYMENT        LOANS     CUT-OFF DATE        LOANS
------------------------------------------------------------------
1997....................       2    $    136,744.58        0.08%
1998....................      87       9,585,096.60        5.44
1999....................   1,440     166,375,959.99       94.48
                             ---    ---------------       -----
   Total................   1,529    $176,097,801.17      100.00%
                             ---    ---------------       -----
                             ---    ---------------       -----

               CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP II
                              LOANS
------------------------------------------------------------------
                                                      PERCENTAGE
                                       AGGREGATE        OF THE
                                       PRINCIPAL       AGGREGATE
                                    BALANCE OF THE     PRINCIPAL
                                       MORTGAGE       BALANCE OF
                         NUMBER OF       LOANS            ALL
 CURRENT LOAN-TO-VALUE   MORTGAGE      AS OF THE       GROUP II
       RATIOS (%)          LOANS     CUT-OFF DATE        LOANS
------------------------------------------------------------------
60.00% or less..........     125    $ 14,849,596.31        8.43%
60.01-70.00.............     153      18,112,113.40       10.29
70.01-75.00.............     278      32,605,342.62       18.52
75.01-80.00.............     483      56,323,453.59       31.98
80.01-85.00.............      48       5,853,015.01        3.32
85.01-90.00.............     416      45,081,218.09       25.60
90.01-95.00.............      26       3,273,062.15        1.86
                             ---    ---------------       -----
   Total................   1,529    $176,097,801.17      100.00%
                             ---    ---------------       -----
                             ---    ---------------       -----

     At origination, the weighted average Loan-to-Value Ratio of the Group II Loans was approximately 77.8%. As of the Cut-Off Date, the weighted average Loan-to-Value Ratio of the Group II Loans was approximately 77.7%.

             TYPES OF MORTGAGED PROPERTIES SECURING GROUP II
                              LOANS
------------------------------------------------------------------
                                                      PERCENTAGE
                                       AGGREGATE        OF THE
                                       PRINCIPAL       AGGREGATE
                                    BALANCE OF THE     PRINCIPAL
                                       MORTGAGE       BALANCE OF
                         NUMBER OF       LOANS            ALL
                         MORTGAGE      AS OF THE       GROUP II
     PROPERTY TYPES        LOANS     CUT-OFF DATE        LOANS
------------------------------------------------------------------
Single Family
 Detached...............   1,039    $118,799,171.79       67.46%
Duplex..................     129      12,404,641.32        7.04
Triplex.................      52       6,108,765.22        3.47
Fourplex................      93      12,489,836.91        7.09
Townhouse...............      12       1,339,086.89        0.76
Condominium.............      83       8,844,515.72        5.02
Planned Unit
 Development............     104      14,210,480.18        8.07
Hi-Rise Condo...........      10       1,162,754.58        0.66
Housing Cooperatives....       7         738,548.56        0.42
                             ---    ---------------       -----
   Total................   1,529    $176,097,801.17      100.00%
                             ---    ---------------       -----
                             ---    ---------------       -----

                                 LOAN GROUP II

            GEOGRAPHIC DISTRIBUTION OF THE GROUP II LOANS BY
                              STATE
-----------------------------------------------------------------
                                                      PERCENTAGE
                                                        OF THE
                                        AGGREGATE      AGGREGATE
                                        PRINCIPAL      PRINCIPAL
                                     BALANCE OF THE     BALANCE
                          NUMBER OF     MORTGAGE        OF ALL
                          MORTGAGE   LOANS AS OF THE   GROUP II
          STATE             LOANS     CUT-OFF DATE       LOANS
-----------------------------------------------------------------
Alabama..................       5    $    581,782.90       0.33%
Arizona..................      53       5,722,041.64       3.25
Arkansas.................       4         328,464.86       0.19
California...............     290      41,316,628.62      23.46
Colorado.................      55       7,487,803.14       4.25
Connecticut..............      20       2,490,301.03       1.41
Delaware.................       1         116,868.34       0.07
District of Columbia.....       3         271,285.61       0.15
Florida..................      85       8,855,976.13       5.03
Georgia..................      49       5,294,778.72       3.01
Hawaii...................      14       2,345,376.78       1.33
Idaho....................      18       1,661,587.31       0.94
Illinois.................      47       5,346,014.60       3.04
Indiana..................      22       1,452,500.29       0.82
Iowa.....................       4         234,490.80       0.13
Kansas...................       5         361,532.13       0.21
Kentucky.................       8         741,645.43       0.42
Louisiana................      17       1,716,156.47       0.97
Maine....................       4         435,702.01       0.25
Maryland.................      22       2,282,162.16       1.30
Massachusetts............      64       8,380,105.67       4.76
Michigan.................      60       5,541,943.70       3.15
Minnesota................      44       5,046,692.31       2.87
Mississippi..............       3         212,726.49       0.12
Missouri.................      14       1,213,386.71       0.69
Montana..................       3         252,220.96       0.14
Nebraska.................       5         465,725.18       0.26
Nevada...................      48       5,734,326.17       3.26
New Hampshire............      15       1,674,578.66       0.95
New Jersey...............      44       6,121,181.95       3.48
New Mexico...............      14       1,709,454.38       0.97
New York.................      47       6,054,973.51       3.44
North Carolina...........      37       4,346,988.54       2.47
North Dakota.............       3         211,358.06       0.12
Ohio.....................      81       7,122,818.73       4.04
Oklahoma.................       6         601,417.69       0.34
Oregon...................      59       7,156,808.04       4.06
Pennsylvania.............      37       3,231,329.62       1.83
Rhode Island.............       4         371,635.73       0.21
South Carolina...........      12       1,397,149.41       0.79
South Dakota.............       3         146,758.97       0.08
Tennessee................       4         389,097.36       0.22
Texas....................      84       7,397,176.85       4.20
Utah.....................      21       2,865,556.39       1.63
Vermont..................       5         432,175.11       0.25
Virginia.................      28       2,812,123.62       1.60
Washington...............      22       2,753,389.32       1.56
West Virginia............       1          85,937.75       0.05
Wisconsin................      35       3,325,665.32       1.89
                              ---    ---------------      -----
   Total.................   1,529    $176,097,801.17     100.00%
                              ---    ---------------      -----
                              ---    ---------------      -----

     No more than approximately 0.5% of the Group II Loans will be secured by Mortgaged Properties in any one California zip code area, and no more than approximately 0.4% of of the Group II Loans will be secured by Mortgaged Properties in any single zip code area outside of California.

                     ORIGINAL TERMS OF THE GROUP II LOANS
-----------------------------------------------------------------
                                                      PERCENTAGE
                                                        OF THE
                                        AGGREGATE      AGGREGATE
                                        PRINCIPAL      PRINCIPAL
                                     BALANCE OF THE     BALANCE
                          NUMBER OF     MORTGAGE        OF ALL
        LOAN TERM         MORTGAGE   LOANS AS OF THE   GROUP II
       (IN MONTHS)          LOANS     CUT-OFF DATE       LOANS
-----------------------------------------------------------------
240......................      30    $  2,823,472.03       1.60%
300......................       2         200,500.00       0.11
348......................       1         218,400.00       0.12
358......................       1         138,836.93       0.08
360......................    1495     172,716,592.21      98.08
                              ---    ---------------      -----
   Total.................   1,529    $176,097,801.17     100.00%
                              ---    ---------------      -----
                              ---    ---------------      -----

                 SCHEDULED MATURITY YEARS OF THE GROUP II
                              LOANS
-----------------------------------------------------------------
                                                      PERCENTAGE
                                                        OF THE
                                        AGGREGATE      AGGREGATE
                                        PRINCIPAL      PRINCIPAL
                                     BALANCE OF THE     BALANCE
                          NUMBER OF     MORTGAGE        OF ALL
                          MORTGAGE   LOANS AS OF THE   GROUP II
    YEAR OF MATURITY        LOANS     CUT-OFF DATE       LOANS
-----------------------------------------------------------------
2017.....................       2    $    136,744.58       0.08%
2019.....................      28       2,686,727.45       1.53
2024.....................       2         200,500.00       0.11
2028.....................     140      15,096,381.14       8.57
2029.....................    1357     157,977,448.00      89.71
                              ---    ---------------      -----
   Total.................   1,529    $176,097,801.17     100.00%
                              ---    ---------------      -----
                              ---    ---------------      -----

     The weighted average (by principal balance) remaining term (adjusted for Curtailments) of the Group II Loans as of the Cut-Off Date is approximately
356.3 months.

     The latest scheduled maturity of any of the Group II Loans is May 2029.

            DOCUMENTATION PROGRAM TYPES OF THE GROUP II LOANS
-----------------------------------------------------------------
                                                      PERCENTAGE
                                                        OF THE
                                        AGGREGATE      AGGREGATE
                                        PRINCIPAL      PRINCIPAL
                                     BALANCE OF THE     BALANCE
                          NUMBER OF     MORTGAGE        OF ALL
   LOAN DOCUMENTATION     MORTGAGE   LOANS AS OF THE   GROUP II
      PROGRAM TYPES         LOANS     CUT-OFF DATE       LOANS
-----------------------------------------------------------------
Full Documentation.......     740    $ 76,055,836.83      43.19%
No Documentation.........     230      28,240,566.75      16.04
No Ratio.................      81       8,934,076.79       5.07
Reduced Documentation....     478      62,867,320.80      35.70
                              ---    ---------------      -----
   Total.................   1,529    $176,097,801.17     100.00%
                              ---    ---------------      -----
                              ---    ---------------      -----

     As of the Cut-Off Date, the weighted average of the Loan-to-Value Ratios of the Group II Loans originated under a reduced or no documentation program was approximately 76.0%.

     As of the Cut-Off Date, the weighted average of the Loan-to-Value Ratios of the Group II Loans originated under a no ratio program was Approximately 71.2%.

     Under a no ratio program, income information is not obtained from the related Mortgagors or verified.

                          PURPOSE OF THE GROUP II LOANS
-----------------------------------------------------------------
                                                      PERCENTAGE
                                                        OF THE
                                        AGGREGATE      AGGREGATE
                                        PRINCIPAL      PRINCIPAL
                                     BALANCE OF THE     BALANCE
                          NUMBER OF     MORTGAGE        OF ALL
                          MORTGAGE   LOANS AS OF THE   GROUP II
     PURPOSE OF LOAN        LOANS     CUT-OFF DATE       LOANS
-----------------------------------------------------------------
Purchase Loans...........     835    $ 95,186,015.20      54.05%
Rate/Term Refinancings...     267      32,522,065.44      18.47
Cash Out Refinancings....     427      48,389,720.53      27.48
                              ---    ---------------      -----
   Total.................   1,529    $176,097,801.17     100.00%
                              ---    ---------------      -----
                              ---    ---------------      -----

                    OCCUPANCY STATUS OF THE GROUP II LOANS
-----------------------------------------------------------------
                                                      PERCENTAGE
                                                        OF THE
                                        AGGREGATE      AGGREGATE
                                        PRINCIPAL      PRINCIPAL
                                     BALANCE OF THE     BALANCE
                          NUMBER OF     MORTGAGE        OF ALL
                          MORTGAGE   LOANS AS OF THE   GROUP II
    OCCUPANCY STATUS        LOANS     CUT-OFF DATE       LOANS
-----------------------------------------------------------------
Owner Occupied...........     844    $112,392,637.22      63.82%
Owner Occupied-2nd
 Home....................      37       4,992,583.97       2.84
Non-Owner................     648      58,712,579.98      33.34
                              ---    ---------------      -----
   Total.................   1,529    $176,097,801.17     100.00%
                              ---    ---------------      -----
                              ---    ---------------      -----

                                 LOAN GROUP III

                MORTGAGE INTEREST RATES OF THE GROUP III LOANS
--------------------------------------------------------------------
                                        AGGREGATE       PERCENTAGE
                                        PRINCIPAL         OF THE
                                     BALANCE OF THE     AGGREGATE
                                        MORTGAGE        PRINCIPAL
                          NUMBER OF       LOANS       BALANCE OF ALL
        MORTGAGE          MORTGAGE      AS OF THE       GROUP III
   INTEREST RATES (%)       LOANS     CUT-OFF DATE        LOANS
--------------------------------------------------------------------
 6.500...................       2    $    342,726.78        0.16%
 6.625...................       4         541,964.46        0.25
 6.750...................       6         810,384.47        0.37
 6.875...................      11       1,286,031.85        0.59
 7.000...................      23       2,818,448.41        1.29
 7.125...................      15       2,014,882.65        0.92
 7.250...................      36       4,727,101.44        2.17
 7.375...................      29       4,150,412.65        1.90
 7.500...................      79      11,585,921.22        5.31
 7.625...................      55       7,557,733.52        3.46
 7.750...................     107      14,804,649.27        6.78
 7.875...................     114      15,217,281.47        6.97
 8.000...................      93      11,598,246.41        5.31
 8.125...................      72       8,214,680.46        3.76
 8.250...................     135      16,524,054.74        7.57
 8.375...................     124      14,725,310.77        6.74
 8.500...................     214      27,350,182.39       12.53
 8.625...................     120      13,277,903.68        6.08
 8.750...................     181      20,366,232.40        9.33
 8.875...................     118      13,202,150.54        6.05
 8.950...................       1          85,452.81        0.04
 9.000...................      77       9,205,189.07        4.22
 9.125...................      32       4,118,432.18        1.89
 9.250...................      25       3,256,598.04        1.49
 9.375...................      15       2,191,364.45        1.00
 9.500...................      25       3,320,291.76        1.52
 9.625...................      10       1,341,407.62        0.61
 9.750...................      16       2,296,791.83        1.05
 9.875...................       4         407,150.73        0.19
10.000...................       3         347,990.64        0.16
10.125...................       1         124,702.03        0.06
10.250...................       2         346,045.03        0.16
10.375...................       1         163,933.05        0.08
                              ---    ---------------       -----
   Total.................   1,750    $218,321,648.82      100.00%
                              ---    ---------------       -----
                              ---    ---------------       -----

                  PASS-THROUGH RATES OF THE GROUP III LOANS
------------------------------------------------------------------
                               AGGREGATE
                               PRINCIPAL                WEIGHTED
                            BALANCE OF THE   WEIGHTED    AVERAGE
                               MORTGAGE      AVERAGE    SCHEDULED
                                 LOANS       MORTGAGE   REMAINING
         RANGE OF              AS OF THE     INTEREST     TERM
  PASS-THROUGH RATES (%)     CUT-OFF DATE     RATES    (IN MONTHS)
------------------------------------------------------------------
6.001 - 6.250.............. $    512,250.22    6.624%      355
6.251 - 6.500..............    1,352,348.93    6.700       352
6.501 - 6.750..............    4,487,603.18    7.049       354
6.751 - 7.000..............    6,882,182.55    7.221       358
7.001 - 7.250..............   66,771,095.24    7.889       358
7.251 - 7.500..............   46,093,342.18    8.363       358
7.501 - 7.750..............   50,047,053.55    8.552       358
7.751 - 8.000..............   29,750,748.03    8.821       358
8.001 - 8.250..............    9,203,246.98    9.207       358
8.251 - 8.500..............    1,404,933.59    9.606       357
8.501 - 8.750..............    1,272,648.27    9.657       358
8.751 - 9.000..............      419,494.07   10.118       356
9.001 - 9.250..............      124,702.03   10.125       356
                                                            --
                            ---------------  --------
   Total................... $218,321,648.82    8.302%*     358*
                            ---------------
                            ---------------

* Represents a weighted average (by principal balance) of all the Group III
  Loans.

     As of the Cut-Off Date, the Pass-Through Rates for the Group III Loans ranged from approximately 6.025% per annum to approximately 9.125% per annum, with a weighted average of approximately 7.468% per annum.

             ORIGINAL PRINCIPAL BALANCES OF THE GROUP III LOANS
--------------------------------------------------------------------
                                        AGGREGATE       PERCENTAGE
                                        PRINCIPAL         OF THE
                                     BALANCE OF THE     AGGREGATE
                                        MORTGAGE        PRINCIPAL
                          NUMBER OF       LOANS       BALANCE OF ALL
    RANGE OF ORIGINAL     MORTGAGE      AS OF THE       GROUP III
   PRINCIPAL BALANCES       LOANS     CUT-OFF DATE        LOANS
--------------------------------------------------------------------
$ 50,000 or less.........     104    $  4,199,464.80        1.92%
$ 50,001 -  75,000.......     239      15,218,257.47        6.97
$ 75,001 - 100,000.......     301      26,486,807.05       12.13
$100,001 - 150,000.......     576      70,954,174.43       32.50
$150,001 - 200,000.......     333      57,453,650.23       26.32
$200,001 - 250,000.......     193      42,782,883.32       19.60
$250,001 - 300,000.......       3         837,295.85        0.38
$350,001 - 400,000.......       1         389,115.67        0.18
                              ---    ---------------       -----
   Total.................   1,750    $218,321,648.82      100.00%
                              ---    ---------------       -----
                              ---    ---------------       -----

     As of the Cut-Off Date, the principal balances of the Group III Loans ranged from approximately $16,554 to $389,115 with an average of approximately $124,755.

           YEARS OF INITIAL MONTHLY PAYMENTS FOR THE GROUP III
                               LOANS
--------------------------------------------------------------------
                                        AGGREGATE       PERCENTAGE
                                        PRINCIPAL         OF THE
                                     BALANCE OF THE     AGGREGATE
                                        MORTGAGE        PRINCIPAL
                          NUMBER OF       LOANS       BALANCE OF ALL
     YEAR OF INITIAL      MORTGAGE      AS OF THE       GROUP III
     MONTHLY PAYMENT        LOANS     CUT-OFF DATE        LOANS
--------------------------------------------------------------------
1997.....................       1    $     43,062.50        0.02%
1998.....................     121      14,597,419.54        6.69
1999.....................   1,628     203,681,166.78       93.29
                              ---    ---------------       -----
   Total.................   1,750    $218,321,648.82      100.00%
                              ---    ---------------       -----
                              ---    ---------------       -----

            CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP III LOANS
--------------------------------------------------------------------
                                        AGGREGATE       PERCENTAGE
                                        PRINCIPAL         OF THE
                                     BALANCE OF THE     AGGREGATE
                                        MORTGAGE        PRINCIPAL
                          NUMBER OF       LOANS       BALANCE OF ALL
         CURRENT          MORTGAGE      AS OF THE       GROUP III
LOAN-TO-VALUE RATIOS (%)    LOANS     CUT-OFF DATE        LOANS
--------------------------------------------------------------------
60.00% or less...........     158    $ 16,705,157.18        7.65%
60.01 -  70.00%..........     196      22,734,224.10       10.41
70.01 -  75.00%..........     289      34,476,188.38       15.79
75.01 -  80.00%..........     491      64,833,215.65       29.70
80.01 -  85.00%..........      73       9,399,230.15        4.31
85.01 -  90.00%..........     429      54,818,911.24       25.11
90.01 -  95.00%..........     106      14,130,248.80        6.47
95.01 - 100.00%..........       8       1,224,473.32        0.56
                              ---    ---------------       -----
   Total.................   1,750    $218,321,648.82      100.00%
                              ---    ---------------       -----
                              ---    ---------------       -----

     At origination, the weighted average Loan-to-Value Ratio of the Group III Loans was approximately 78.9%. As of the Cut-Off Date, the weighted average Loan-to-Value Ratio of the Group III Loans was approximately 78.8%.

          TYPES OF MORTGAGED PROPERTIES SECURING GROUP III LOANS
--------------------------------------------------------------------
                                        AGGREGATE       PERCENTAGE
                                        PRINCIPAL         OF THE
                                     BALANCE OF THE     AGGREGATE
                                        MORTGAGE        PRINCIPAL
                          NUMBER OF       LOANS       BALANCE OF ALL
                          MORTGAGE      AS OF THE       GROUP III
     PROPERTY TYPES         LOANS     CUT-OFF DATE        LOANS
--------------------------------------------------------------------
Single Family Detached...   1,249    $158,115,075.59       72.42%
Duplex...................     115      14,941,971.45        6.84
Triplex..................      41       5,971,280.02        2.74
Fourplex.................      39       5,905,421.18        2.70
Townhouse................      15       1,528,462.19        0.70
Condominium..............     115      10,988,972.59        5.03
Planned Unit
 Development.............     127      16,626,329.15        7.62
Hi-Rise Condo............       4         361,028.16        0.17
Housing Cooperatives.....      45       3,883,108.49        1.78
                              ---    ---------------       -----
   Total.................   1,750    $218,321,648.82      100.00%
                              ---    ---------------       -----
                              ---    ---------------       -----

                                 LOAN GROUP III

             GEOGRAPHIC DISTRIBUTION OF THE GROUP III LOANS BY
                               STATE
--------------------------------------------------------------------
                                        AGGREGATE       PERCENTAGE
                                        PRINCIPAL         OF THE
                                     BALANCE OF THE     AGGREGATE
                                        MORTGAGE        PRINCIPAL
                          NUMBER OF       LOANS       BALANCE OF ALL
                          MORTGAGE      AS OF THE       GROUP III
          STATE             LOANS     CUT-OFF DATE        LOANS
--------------------------------------------------------------------
Alabama..................       1    $    142,174.72        0.07%
Alaska...................       3         326,250.00        0.15
Arizona..................      90       9,928,686.64        4.55
Arkansas.................       4         359,363.68        0.16
California...............     418      60,221,286.17       27.58
Colorado.................      73       9,761,736.72        4.47
Connecticut..............      45       4,971,713.39        2.28
Delaware.................       4         422,672.63        0.19
District of Columbia.....       5         653,181.81        0.30
Florida..................     121      12,088,201.66        5.54
Georgia..................      55       6,566,455.25        3.01
Hawaii...................      19       3,111,608.57        1.43
Idaho....................      12       1,089,541.71        0.50
Illinois.................      31       4,029,106.38        1.85
Indiana..................       6         480,058.96        0.22
Iowa.....................       3         295,179.87        0.14
Kansas...................       1         107,898.81        0.05
Kentucky.................       4         392,175.57        0.18
Louisiana................       5         457,124.26        0.21
Maine....................       6         577,311.12        0.26
Maryland.................      23       2,889,755.06        1.32
Massachusetts............      53       6,907,472.26        3.16
Michigan.................      22       2,688,834.73        1.23
Minnesota................      18       2,023,034.60        0.93
Mississippi..............       3         298,479.52        0.14
Missouri.................      10       1,071,510.12        0.49
Montana..................      13       1,631,480.84        0.75
Nebraska.................       5         432,960.16        0.20
Nevada...................      33       3,923,293.28        1.80
New Hampshire............      12    1,450,932.64...        0.66
New Jersey...............      92      11,536,113.67        5.28
New Mexico...............      10    1,113,427.45...        0.51
New York.................     156      20,552,911.31        9.41
North Carolina...........      26       3,384,865.68        1.55
Ohio.....................      17       1,538,425.53        0.70
Oklahoma.................       6         592,680.02        0.27
Oregon...................      54       6,959,218.07        3.19
Pennsylvania.............      34       4,367,911.92        2.00
Rhode Island.............       8         764,465.48        0.35
South Carolina...........       8         869,343.56        0.40
South Dakota.............       1          45,799.71        0.02
Tennessee................       2         299,974.77        0.14
Texas....................      75       7,189,328.27        3.29
Utah.....................      40       4,924,279.91        2.26
Vermont..................       3         387,145.34        0.18
Virginia.................      40       4,943,193.29        2.26
Washington...............      72       8,762,040.34        4.01
West Virginia............       2         152,629.91        0.07
Wisconsin................       6         638,413.46        0.29
                              ---    ---------------       -----
   Total.................   1,750    $218,321,648.82      100.00%
                              ---    ---------------       -----
                              ---    ---------------       -----

     No more than approximately 0.5% of the Group III Loans will be secured by Mortgaged Properties in any one California zip code area, and no more than approximately 0.5% of the Group III Loans will be secured by Mortgaged Properties in any single zip code area outside of California.

                      ORIGINAL TERMS OF THE GROUP III LOANS
--------------------------------------------------------------------
                                        AGGREGATE       PERCENTAGE
                                        PRINCIPAL         OF THE
                                     BALANCE OF THE     AGGREGATE
                                        MORTGAGE        PRINCIPAL
                          NUMBER OF       LOANS       BALANCE OF ALL
        LOAN TERM         MORTGAGE      AS OF THE       GROUP III
       (IN MONTHS)          LOANS     CUT-OFF DATE        LOANS
--------------------------------------------------------------------
240......................       4    $    599,302.94        0.27%
300......................       3         396,783.18        0.18
354......................       1         131,974.31        0.06
360......................   1,742     217,193,588.39       99.48
                              ---    ---------------       -----
   Total.................   1,750    $218,321,648.82      100.00%
                              ---    ---------------       -----
                              ---    ---------------       -----

               SCHEDULED MATURITY YEARS OF THE GROUP III LOANS
--------------------------------------------------------------------
                                        AGGREGATE       PERCENTAGE
                                        PRINCIPAL         OF THE
                                     BALANCE OF THE     AGGREGATE
                                        MORTGAGE        PRINCIPAL
                          NUMBER OF       LOANS       BALANCE OF ALL
                          MORTGAGE      AS OF THE       GROUP III
    YEAR OF MATURITY        LOANS     CUT-OFF DATE        LOANS
--------------------------------------------------------------------
2018.....................       1    $    128,744.91        0.06%
2019.....................       3         470,558.03        0.22
2023.....................       1         115,767.03        0.05
2024.....................       2         281,016.15        0.13
2027.....................       1          43,062.50        0.02
2028.....................     209      26,255,192.39       12.03
2029.....................   1,533     191,027,307.81       87.50
                              ---    ---------------       -----
   Total.................   1,750    $218,321,648.82      100.00%
                              ---    ---------------       -----
                              ---    ---------------       -----

     The weighted average (by principal balance) remaining term (adjusted for Curtailments) of the Group III Loans as of the Cut-Off Date is approximately
357.8 months.

     The latest scheduled maturity of any of the Group III Loans is May 2029.

             DOCUMENTATION PROGRAM TYPES OF THE GROUP III LOANS
--------------------------------------------------------------------
                                        AGGREGATE       PERCENTAGE
                                        PRINCIPAL         OF THE
                                     BALANCE OF THE     AGGREGATE
                                        MORTGAGE        PRINCIPAL
                          NUMBER OF       LOANS       BALANCE OF ALL
   LOAN DOCUMENTATION     MORTGAGE      AS OF THE       GROUP III
      PROGRAM TYPES         LOANS     CUT-OFF DATE        LOANS
--------------------------------------------------------------------
Full Documentation.......     436    $ 49,867,778.26       22.84%
No Documentation.........     403      49,416,468.99       22.63
No Ratio.................      57       7,727,258.87        3.54
Reduced Documentation....     854     111,310,142.70       50.98
                              ---    ---------------       -----
   Total.................   1,750    $218,321,648.82      100.00%
                              ---    ---------------       -----
                              ---    ---------------       -----

     As of the Cut-Off Date, the weighted average of the Loan-to-Value Ratios of the Group III Loans originated under a reduced or no documentation program was approximately 78.6%.

     As of the Cut-Off Date, the weighted average of the Loan-to-Value Ratios of the Group III Loans originated under a no ratio program was approximately 71.5%.

     Under a no ratio program, income information is not obtained from the related Mortgagors or verified.

                           PURPOSE OF THE GROUP III LOANS
--------------------------------------------------------------------
                                        AGGREGATE       PERCENTAGE
                                        PRINCIPAL         OF THE
                                     BALANCE OF THE     AGGREGATE
                                        MORTGAGE        PRINCIPAL
                          NUMBER OF       LOANS       BALANCE OF ALL
                          MORTGAGE      AS OF THE       GROUP III
     PURPOSE OF LOAN        LOANS     CUT-OFF DATE        LOANS
--------------------------------------------------------------------
Purchase Loans...........     960    $116,578,957.91       53.40%
Rate/Term Refinancings...     266      35,530,012.06       16.27
Cash Out Refinancings....     524      66,212,678.85       30.33
                              ---    ---------------       -----
   Total.................   1,750    $218,321,648.82      100.00%
                              ---    ---------------       -----
                              ---    ---------------       -----

                    OCCUPANCY STATUS OF THE GROUP III LOANS
--------------------------------------------------------------------
                                        AGGREGATE       PERCENTAGE
                                        PRINCIPAL         OF THE
                                     BALANCE OF THE     AGGREGATE
                                        MORTGAGE        PRINCIPAL
                          NUMBER OF       LOANS       BALANCE OF ALL
                          MORTGAGE      AS OF THE       GROUP III
    OCCUPANCY STATUS        LOANS     CUT-OFF DATE        LOANS
--------------------------------------------------------------------
Owner Occupied...........   1,335    $175,978,505.29       80.61%
Owner Occupied - 2nd
 Home....................      44       4,724,878.78        2.16
Non-Owner................     371      37,618,264.75       17.23
                              ---    ---------------       -----
   Total.................   1,750    $218,321,648.82      100.00%
                              ---    ---------------       -----
                              ---    ---------------       -----

                                 LOAN GROUP IV

               MORTGAGE INTEREST RATES OF THE GROUP IV LOANS
------------------------------------------------------------------
                                      AGGREGATE
                                      PRINCIPAL       PERCENTAGE
                                   BALANCE OF THE       OF THE
                                      MORTGAGE        AGGREGATE
                        NUMBER OF       LOANS         PRINCIPAL
   MORTGAGE INTEREST    MORTGAGE      AS OF THE     BALANCE OF ALL
       RATES (%)          LOANS     CUT-OFF DATE    GROUP IV LOANS
------------------------------------------------------------------
6.750..................     60     $ 22,615,897.96       14.95%
6.875..................    101       39,419,260.85       26.06
7.000..................     58       24,548,925.52       16.23
7.125..................     53       17,769,388.91       11.75
7.250..................     74       26,462,968.55       17.49
7.375..................     31       12,134,210.73        8.02
7.500..................      8        3,552,537.93        2.35
7.625..................      3        1,321,289.05        0.87
7.750..................      8        3,120,913.26        2.06
7.875..................      1          346,021.51        0.23
                            --     ---------------       -----
   Total...............    397     $151,291,414.27      100.00%
                           ---     ---------------       -----
                           ---     ---------------       -----

                   PASS-THROUGH RATES OF THE GROUP IV LOANS
------------------------------------------------------------------
                               AGGREGATE
                               PRINCIPAL                WEIGHTED
                            BALANCE OF THE   WEIGHTED    AVERAGE
                               MORTGAGE      AVERAGE    SCHEDULED
                                 LOANS       MORTGAGE   REMAINING
                               AS OF THE     INTEREST     TERM
  PASS-THROUGH RATES (%)     CUT-OFF DATE     RATES    (IN MONTHS)
------------------------------------------------------------------
6.500...................... $151,291,414.27    7.053%      357
                            ---------------      ---        --
                            $151,291,414.27    7.053%*     357*
                            ---------------
                            ---------------

* Represents a weighted average (by principal balance) of all the Group IV
  Loans.

     The Pass-Through Rate for each Group IV Loan is 6.500% per annum.

                ORIGINAL PRINCIPAL BALANCES OF THE GROUP IV
                              LOANS
------------------------------------------------------------------
                                      AGGREGATE
                                      PRINCIPAL       PERCENTAGE
                                   BALANCE OF THE       OF THE
                                      MORTGAGE        AGGREGATE
                        NUMBER OF       LOANS         PRINCIPAL
   RANGE OF ORIGINAL    MORTGAGE      AS OF THE     BALANCE OF ALL
  PRINCIPAL BALANCES      LOANS     CUT-OFF DATE    GROUP IV LOANS
------------------------------------------------------------------
$ 50,000 or less.......      1     $     40,000.00        0.03%
$ 50,001 -  75,000.....      1           53,950.00        0.04
$ 75,001 - 100,000.....      1           77,939.15        0.05
$100,001 - 150,000.....      3          362,801.02        0.24
$150,001 - 200,000.....      3          532,778.97        0.35
$200,001 - 250,000.....     21        5,090,150.96        3.36
$250,001 - 300,000.....    124       34,403,576.20       22.74
$300,001 - 350,000.....     72       23,359,825.72       15.44
$350,001 - 400,000.....     50       18,756,147.52       12.40
$400,001 - 450,000.....     37       15,779,435.36       10.43
$450,001 - 500,000.....     24       11,444,672.23        7.56
Over $500,000..........     60       41,390,137.14       27.36
                           ---     ---------------       -----
   Total...............    397     $151,291,414.27      100.00%
                           ---     ---------------       -----
                           ---     ---------------       -----

     As of the Cut-Off Date, the principal balances of the Group IV Loans ranged from approximately $40,000 to approximately $1,118,112 with an average of approximately $381,086.

            YEARS OF INITIAL MONTHLY PAYMENT OF THE GROUP IV
                              LOANS
------------------------------------------------------------------
                                      AGGREGATE
                                      PRINCIPAL       PERCENTAGE
                                   BALANCE OF THE       OF THE
                                      MORTGAGE        AGGREGATE
                        NUMBER OF       LOANS         PRINCIPAL
    YEAR OF INITIAL     MORTGAGE      AS OF THE     BALANCE OF ALL
    MONTHLY PAYMENT       LOANS     CUT-OFF DATE    GROUP IV LOANS
------------------------------------------------------------------
1998...................      3     $  1,486,655.64        0.98%
1999...................    394      149,804,758.63       99.02
                           ---     ---------------       -----
   Total...............    397     $151,291,414.27      100.00%
                           ---    ---------------       -----
                           ---    ---------------       -----

            CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP IV LOANS
------------------------------------------------------------------
                                      AGGREGATE
                                      PRINCIPAL       PERCENTAGE
                                   BALANCE OF THE       OF THE
                                      MORTGAGE        AGGREGATE
                        NUMBER OF       LOANS         PRINCIPAL
 CURRENT LOAN-TO-VALUE  MORTGAGE      AS OF THE     BALANCE OF ALL
      RATIOS (%)          LOANS     CUT-OFF DATE    GROUP IV LOANS
------------------------------------------------------------------
60.00 or less..........     63     $ 24,791,981.96       16.39%
60.01-70.00............     70       29,191,444.06       19.29
70.01-75.00............     94       38,804,512.17       25.65
75.01-80.00............    114       42,561,612.60       28.13
80.01-85.00............     10        2,841,250.55        1.88
85.01-90.00............     23        6,768,421.96        4.47
90.01-95.00............     23        6,332,190.97        4.19
                           ---     ---------------       -----
   Total...............    397     $151,291,414.27      100.00%
                           ---     ---------------       -----
                           ---    ---------------        -----

     At origination, the weighted average Loan-to-Value Ratio of the Group IV Loans was approximately 71.4%. As of the Cut-Off Date, the weighted average Loan-to-Value Ratio of the Group IV Loans was approximately 71.3%.

             TYPES OF MORTGAGED PROPERTIES SECURING GROUP IV
                              LOANS
------------------------------------------------------------------
                                      AGGREGATE
                                      PRINCIPAL       PERCENTAGE
                                   BALANCE OF THE       OF THE
                                      MORTGAGE        AGGREGATE
                        NUMBER OF       LOANS         PRINCIPAL
                        MORTGAGE      AS OF THE     BALANCE OF ALL
    PROPERTY TYPES        LOANS     CUT-OFF DATE    GROUP IV LOANS
------------------------------------------------------------------
Single Family
 Detached..............    382     $146,883,037.53       97.09%
Duplex.................      8        2,336,849.41        1.54
Townhouse..............      1          174,232.07        0.12
Condominium............      3        1,050,563.48        0.69
Planned Unit
 Development...........      1          257,935.57        0.17
Hi-Rise Condominium....      2          588,796.21        0.39
                           ---     ---------------       -----
   Total...............    397     $151,291,414.27      100.00%
                           ---    ---------------       -----
                           ---    ---------------       -----

                                 LOAN GROUP IV

             GEOGRAPHIC DISTRIBUTION OF THE GROUP IV LOANS BY
                               STATE
-------------------------------------------------------------------
                                       AGGREGATE       PERCENTAGE
                                       PRINCIPAL         OF THE
                                    BALANCE OF THE     AGGREGATE
                                       MORTGAGE        PRINCIPAL
                         NUMBER OF       LOANS       BALANCE OF ALL
                         MORTGAGE      AS OF THE        GROUP IV
         STATE             LOANS     CUT-OFF DATE        LOANS
-------------------------------------------------------------------
Arizona.................      5     $  1,529,544.34        1.01%
California..............    157       66,541,502.23       43.98
Colorado................      8        2,180,047.06        1.44
Connecticut.............     14        5,162,540.05        3.41
Delaware................      3        1,159,113.90        0.77
Florida.................      6        1,847,546.93        1.22
Georgia.................      9        2,928,213.04        1.94
Illinois................     11        4,382,180.03        2.90
Kansas..................      1          300,000.00        0.20
Kentucky................      2          578,504.60        0.38
Maine...................      1          321,455.21        0.21
Maryland................      9        3,557,514.34        2.35
Massachusetts...........     25        9,082,411.55        6.00
Michigan................      6        1,880,292.25        1.24
Minnesota...............      3          802,466.55        0.53
Nevada..................      1          315,727.93        0.21
New Jersey..............     50       17,101,980.00       11.30
New York................     12        4,174,789.78        2.76
North Carolina..........      1          337,965.83        0.22
Ohio....................      9        3,666,511.54        2.42
Oklahoma................      1          274,580.20        0.18
Oregon..................      4        1,573,956.85        1.04
Pennsylvania............     24        9,962,533.83        6.58
South Carolina..........      1          244,212.80        0.16
Tennessee...............      2          827,995.12        0.55
Texas...................      8        2,568,254.28        1.70
Utah....................      1          275,520.95        0.18
Vermont.................      1          291,000.00        0.19
Virginia................      6        2,035,555.26        1.35
Washington..............     15        5,023,497.82        3.32
Wisconsin...............      1          364,000.00        0.24
                            ---     ---------------       -----
   Total................    397     $151,291,414.27      100.00%
                            ---     ---------------       -----
                            ---     ---------------       -----

     No more than approximately 3.2% of the Group IV Loans will be secured by Mortgaged Properties in any one California zip code area, and no more than approximately 0.8% of the Group IV Loans will be secured by Mortgaged Properties in any single zip code area outside of California.

                      ORIGINAL TERMS OF THE GROUP IV LOANS
-------------------------------------------------------------------
                                       AGGREGATE       PERCENTAGE
                                       PRINCIPAL         OF THE
                                    BALANCE OF THE     AGGREGATE
                                       MORTGAGE        PRINCIPAL
                         NUMBER OF       LOANS       BALANCE OF ALL
       LOAN TERM         MORTGAGE      AS OF THE        GROUP IV
      (IN MONTHS)          LOANS     CUT-OFF DATE        LOANS
-------------------------------------------------------------------
240.....................      6     $  2,109,132.27        1.39%
300.....................      4        1,253,099.13        0.83
360.....................    387      147,929,182.87       97.78
                             --     ---------------       -----
   Total................    397     $151,291,414.27      100.00%
                             --     ---------------       -----
                             --     ---------------       -----

               SCHEDULED MATURITY YEARS OF THE GROUP IV LOANS
-------------------------------------------------------------------
                                       AGGREGATE       PERCENTAGE
                                       PRINCIPAL         OF THE
                                    BALANCE OF THE     AGGREGATE
                                       MORTGAGE        PRINCIPAL
                         NUMBER OF       LOANS       BALANCE OF ALL
                         MORTGAGE      AS OF THE        GROUP IV
    YEAR OF MATURITY       LOANS     CUT-OFF DATE        LOANS
-------------------------------------------------------------------
2019....................      6     $  2,109,132.27        1.39%
2024....................      4        1,253,099.13        0.83
2028....................      8        3,025,080.70        2.00
2029....................    379      144,904,102.17       95.78
                             --     ---------------       -----
   Total................    397     $151,291,414.27      100.00%
                             --     ---------------       -----
                             --     ---------------       -----

     The weighted average (by principal balance) remaining term (adjusted for Curtailments) of the Group IV Loans as of the Cut-Off Date is approximately
356.7 months.

     The latest scheduled maturity of any of the Group IV Loans is April 2029.

             DOCUMENTATION PROGRAM TYPES OF THE GROUP IV LOANS
-------------------------------------------------------------------
                                       AGGREGATE       PERCENTAGE
                                       PRINCIPAL         OF THE
                                    BALANCE OF THE     AGGREGATE
                                       MORTGAGE        PRINCIPAL
                         NUMBER OF       LOANS       BALANCE OF ALL
   LOAN DOCUMENTATION    MORTGAGE      AS OF THE        GROUP IV
     PROGRAM TYPES         LOANS     CUT-OFF DATE        LOANS
-------------------------------------------------------------------
Full Documentation......    301     $116,757,977.29       77.17%
Reduced Documentation...     96       34,533,436.98       22.83
                             --     ---------------       -----
   Total................    397     $151,291,414.27      100.00%
                             --     ---------------       -----
                             --     ---------------       -----

     As of the Cut-Off Date, the weighted average of the Loan-to-Value Ratios of the Group IV Loans originated under a reduced or no documentation program was approximately 71.5%.

                           PURPOSE OF THE GROUP IV LOANS
-------------------------------------------------------------------
                                       AGGREGATE       PERCENTAGE
                                       PRINCIPAL         OF THE
                                    BALANCE OF THE     AGGREGATE
                                       MORTGAGE        PRINCIPAL
                         NUMBER OF       LOANS       BALANCE OF ALL
                         MORTGAGE      AS OF THE        GROUP IV
    PURPOSE OF LOAN        LOANS     CUT-OFF DATE        LOANS
-------------------------------------------------------------------
Purchase Loans..........    146     $ 54,126,406.30       35.78%
Rate/Term
 Refinancings...........    212       82,860,112.89       54.77
Cash Out Refinancings...     39       14,304,895.08        9.46
                             --     ---------------       -----
   Total................    397     $151,291,414.27      100.00%
                             --     ---------------       -----
                             --     ---------------       -----


                    OCCUPANCY STATUS OF THE GROUP IV LOANS
-------------------------------------------------------------------
                                       AGGREGATE       PERCENTAGE
                                       PRINCIPAL         OF THE
                                    BALANCE OF THE     AGGREGATE
                                       MORTGAGE        PRINCIPAL
                         NUMBER OF       LOANS       BALANCE OF ALL
                         MORTGAGE      AS OF THE        GROUP IV
    OCCUPANCY STATUS       LOANS     CUT-OFF DATE        LOANS
-------------------------------------------------------------------
Owner Occupied..........    393     $150,698,525.12       99.61%
Non-Owner Occupied......      4          592,889.15        0.39
                             --     ---------------       -----
   Total................    397     $151,291,414.27      100.00%
                             --     ---------------       -----
                             --     ---------------       -----

                                                                      APPENDIX C

                 PLANNED AND TARGETED PRINCIPAL BALANCE TABLES

                                                                AGGREGATE CLASS PRINCIPAL BALANCE
                                                                OF THE CLASS I-A-2, CLASS I-A-5,       AGGREGATE PRINCIPAL BALANCE
                                                                  CLASS I-A-6, CLASS I-A-7 AND       OF THE CLASS I-A-3 CERTIFICATES
DISTRIBUTION DATE                                                   CLASS I-A-8 CERTIFICATES              AND COMPONENT I-A-1-5
-------------------------------------------------------------   ---------------------------------    -------------------------------
Initial Balance..............................................            $186,684,062.00                     $222,651,000.00
May 25, 1999.................................................             186,684,062.00                      221,392,744.73
June 25, 1999................................................             186,684,062.00                      219,946,997.10
July 25, 1999................................................             186,684,062.00                      218,314,554.62
August 25, 1999..............................................             186,684,062.00                      216,496,454.63
September 25, 1999...........................................             186,684,062.00                      214,493,974.21
October 25, 1999.............................................             186,684,062.00                      212,308,629.47
November 25, 1999............................................             186,684,062.00                      209,942,174.40
December 25, 1999............................................             186,684,062.00                      207,396,599.19
January 25, 2000.............................................             186,684,062.00                      204,674,128.01
February 25, 2000............................................             186,684,062.00                      201,777,216.33
March 25, 2000...............................................             185,007,808.57                      200,384,801.13
April 25, 2000...............................................             183,243,340.12                      198,911,751.88
May 25, 2000.................................................             181,391,554.89                      197,360,298.34
June 25, 2000................................................             179,453,407.55                      195,732,829.22
July 25, 2000................................................             177,429,908.42                      194,031,887.75
August 25, 2000..............................................             175,322,122.67                      192,260,166.81
September 25, 2000...........................................             173,131,169.38                      190,420,503.65
October 25, 2000.............................................             170,858,220.67                      188,515,874.22
November 25, 2000............................................             168,504,500.64                      186,549,387.13
December 25, 2000............................................             166,071,284.29                      184,524,277.23
January 25, 2001.............................................             163,559,896.49                      182,443,898.84
February 25, 2001............................................             160,971,710.68                      180,311,718.64
March 25, 2001...............................................             158,308,147.77                      178,131,308.25
April 25, 2001...............................................             155,570,674.76                      175,906,336.52
May 25, 2001.................................................             152,760,803.44                      173,640,561.54
June 25, 2001................................................             149,880,089.05                      171,337,822.37
July 25, 2001................................................             146,997,372.58                      169,066,096.89
August 25, 2001..............................................             144,112,932.12                      166,825,630.54
September 25, 2001...........................................             141,247,559.76                      164,636,169.90
October 25, 2001.............................................             138,401,133.27                      162,496,868.49
November 25, 2001............................................             135,573,531.25                      160,406,892.20
December 25, 2001............................................             132,764,633.07                      158,365,419.03
January 25, 2002.............................................             129,974,318.91                      156,371,639.01
February 25, 2002............................................             127,202,469.72                      154,424,753.95
March 25, 2002...............................................             124,448,967.24                      152,523,977.33
April 25, 2002...............................................             121,713,693.97                      150,668,534.13
May 25, 2002.................................................             118,996,533.19                      148,857,660.63
June 25, 2002................................................             116,297,368.96                      147,090,604.30
July 25, 2002................................................             113,616,086.06                      145,366,623.61
August 25, 2002..............................................             110,952,570.06                      143,684,987.89
September 25, 2002...........................................             108,306,707.27                      142,044,977.18
October 25, 2002.............................................             105,678,384.73                      140,445,882.05
November 25, 2002............................................             103,067,490.24                      138,887,003.51
December 25, 2002............................................             100,473,912.33                      137,367,652.80
January 25, 2003.............................................              97,897,540.26                      135,887,151.30
February 25, 2003............................................              95,338,264.01                      134,444,830.33
March 25, 2003...............................................              92,795,974.30                      133,040,031.07

                                                                AGGREGATE CLASS PRINCIPAL BALANCE
                                                                OF THE CLASS I-A-2, CLASS I-A-5,       AGGREGATE PRINCIPAL BALANCE
                                                                  CLASS I-A-6, CLASS I-A-7 AND       OF THE CLASS I-A-3 CERTIFICATES
DISTRIBUTION DATE                                                   CLASS I-A-8 CERTIFICATES              AND COMPONENT I-A-1-5
-------------------------------------------------------------   ---------------------------------    -------------------------------
April 25, 2003...............................................            $ 90,270,562.53                     $131,672,104.38
May 25, 2003.................................................              87,761,920.86                      130,340,410.68
June 25, 2003................................................              85,269,942.12                      129,044,319.81
July 25, 2003................................................              82,794,519.87                      127,783,210.90
August 25, 2003..............................................              80,335,548.34                      126,556,472.23
September 25, 2003...........................................              77,892,922.48                      125,363,501.13
October 25, 2003.............................................              75,466,537.92                      124,203,703.80
November 25, 2003............................................              73,056,290.98                      123,076,495.24
December 25, 2003............................................              70,662,078.65                      121,981,299.10
January 25, 2004.............................................              68,283,798.61                      120,917,547.54
February 25, 2004............................................              65,921,349.19                      119,884,681.15
March 25, 2004...............................................              63,574,629.43                      118,882,148.80
April 25, 2004...............................................              61,243,538.98                      117,909,407.52
May 25, 2004.................................................              58,964,146.53                      117,004,230.60
June 25, 2004................................................              56,700,032.16                      116,127,460.12
July 25, 2004................................................              54,451,097.12                      115,278,578.00
August 25, 2004..............................................              52,217,243.33                      114,457,073.88
September 25, 2004...........................................              49,998,373.31                      113,662,445.02
October 25, 2004.............................................              47,794,390.26                      112,894,196.13
November 25, 2004............................................              45,605,197.98                      112,151,839.36
December 25, 2004............................................              43,430,700.90                      111,434,894.11
January 25, 2005.............................................              41,270,804.08                      110,742,886.97
February 25, 2005............................................              39,125,413.20                      110,075,351.61
March 25, 2005...............................................              36,994,434.55                      109,431,828.66
April 25, 2005...............................................              34,877,775.02                      108,811,865.66
May 25, 2005.................................................              32,786,745.88                      108,226,712.46
June 25, 2005................................................              30,724,781.18                      107,649,025.66
July 25, 2005................................................              28,721,203.67                      107,048,960.65
August 25, 2005..............................................              26,774,427.28                      106,427,588.69
September 25, 2005...........................................              24,882,908.22                      105,785,945.78
October 25, 2005.............................................              23,045,143.82                      105,125,033.66
November 25, 2005............................................              21,259,671.48                      104,445,820.82
December 25, 2005............................................              19,525,067.57                      103,749,243.43
January 25, 2006.............................................              17,839,946.44                      103,036,206.32
February 25, 2006............................................              16,202,959.41                      102,307,583.87
March 25, 2006...............................................              14,612,793.79                      101,564,220.88
April 25, 2006...............................................              13,068,171.92                      100,806,933.47
May 25, 2006.................................................              11,641,607.16                      100,005,335.21
June 25, 2006................................................              10,256,009.65                       99,192,787.84
July 25, 2006................................................               8,910,245.31                       98,369,989.63
August 25, 2006..............................................               7,603,210.77                       97,537,614.10
September 25, 2006...........................................               6,333,832.50                       96,696,310.75
October 25, 2006.............................................               5,101,066.06                       95,846,705.79
November 25, 2006............................................               3,903,895.29                       94,989,402.83
December 25, 2006............................................               2,741,331.56                       94,124,983.55
January 25, 2007.............................................               1,612,413.06                       93,254,008.39
February 25, 2007............................................                 516,204.05                       92,377,017.13
March 25, 2007...............................................                       0.00                       90,946,323.77
April 25, 2007...............................................                       0.00                       89,025,343.99
May 25, 2007.................................................                       0.00                       87,167,835.45
June 25, 2007................................................                       0.00                       85,334,654.68

                                                                AGGREGATE CLASS PRINCIPAL BALANCE
                                                                OF THE CLASS I-A-2, CLASS I-A-5,       AGGREGATE PRINCIPAL BALANCE
                                                                  CLASS I-A-6, CLASS I-A-7 AND       OF THE CLASS I-A-3 CERTIFICATES
DISTRIBUTION DATE                                                   CLASS I-A-8 CERTIFICATES              AND COMPONENT I-A-1-5
-------------------------------------------------------------   ---------------------------------    -------------------------------
July 25, 2007................................................            $          0.00                     $ 83,525,444.46
August 25, 2007..............................................                       0.00                       81,739,852.39
September 25, 2007...........................................                       0.00                       79,977,530.88
October 25, 2007.............................................                       0.00                       78,238,137.09
November 25, 2007............................................                       0.00                       76,521,332.82
December 25, 2007............................................                       0.00                       74,826,784.49
January 25, 2008.............................................                       0.00                       73,154,163.06
February 25, 2008............................................                       0.00                       71,503,143.96
March 25, 2008...............................................                       0.00                       69,873,407.03
April 25, 2008...............................................                       0.00                       68,264,636.46
May 25, 2008.................................................                       0.00                       66,709,171.91
June 25, 2008................................................                       0.00                       65,173,150.73
July 25, 2008................................................                       0.00                       63,656,287.34
August 25, 2008..............................................                       0.00                       62,158,299.98
September 25, 2008...........................................                       0.00                       60,678,910.68
October 25, 2008.............................................                       0.00                       59,217,845.16
November 25, 2008............................................                       0.00                       57,774,832.83
December 25, 2008............................................                       0.00                       56,349,606.71
January 25, 2009.............................................                       0.00                       54,941,903.39
February 25, 2009............................................                       0.00                       53,551,462.98
March 25, 2009...............................................                       0.00                       52,178,029.06
April 25, 2009...............................................                       0.00                       50,821,348.63
May 25, 2009.................................................                       0.00                       49,481,172.08
June 25, 2009................................................                       0.00                       48,157,253.12
July 25, 2009................................................                       0.00                       46,849,348.74
August 25, 2009..............................................                       0.00                       45,557,219.17
September 25, 2009...........................................                       0.00                       44,280,627.86
October 25, 2009.............................................                       0.00                       43,019,341.37
November 25, 2009............................................                       0.00                       41,773,129.41
December 25, 2009............................................                       0.00                       40,541,764.71
January 25, 2010.............................................                       0.00                       39,325,023.06
February 25, 2010............................................                       0.00                       38,122,683.21
March 25, 2010...............................................                       0.00                       36,934,526.86
April 25, 2010...............................................                       0.00                       35,760,338.61
May 25, 2010.................................................                       0.00                       34,599,905.90
June 25, 2010................................................                       0.00                       33,453,019.02
July 25, 2010................................................                       0.00                       32,319,471.02
August 25, 2010..............................................                       0.00                       31,199,057.69
September 25, 2010...........................................                       0.00                       30,091,577.55
October 25, 2010.............................................                       0.00                       28,996,831.76
November 25, 2010............................................                       0.00                       27,914,624.13
December 25, 2010............................................                       0.00                       26,844,761.05
January 25, 2011.............................................                       0.00                       25,787,051.47
February 25, 2011............................................                       0.00                       24,741,306.87
March 25, 2011...............................................                       0.00                       23,707,341.21
April 25, 2011...............................................                       0.00                       22,684,970.93
May 25, 2011.................................................                       0.00                       21,674,014.84
June 25, 2011................................................                       0.00                       20,674,294.19
July 25, 2011................................................                       0.00                       19,685,632.54
August 25, 2011..............................................                       0.00                       18,707,855.80
September 25, 2011...........................................                       0.00                       17,740,792.15

                                                                AGGREGATE CLASS PRINCIPAL BALANCE
                                                                OF THE CLASS I-A-2, CLASS I-A-5,       AGGREGATE PRINCIPAL BALANCE
                                                                  CLASS I-A-6, CLASS I-A-7 AND       OF THE CLASS I-A-3 CERTIFICATES
DISTRIBUTION DATE                                                   CLASS I-A-8 CERTIFICATES              AND COMPONENT I-A-1-5
-------------------------------------------------------------   ---------------------------------    -------------------------------
October 25, 2011.............................................            $          0.00                     $ 16,784,272.03
November 25, 2011............................................                       0.00                       15,838,128.12
December 25, 2011............................................                       0.00                       14,902,195.28
January 25, 2012.............................................                       0.00                       13,976,310.53
February 25, 2012............................................                       0.00                       13,060,313.03
March 25, 2012...............................................                       0.00                       12,154,044.06
April 25, 2012...............................................                       0.00                       11,257,346.94
May 25, 2012.................................................                       0.00                       10,370,067.07
June 25, 2012................................................                       0.00                        9,492,051.84
July 25, 2012................................................                       0.00                        8,623,150.66
August 25, 2012..............................................                       0.00                        7,763,214.87
September 25, 2012...........................................                       0.00                        6,912,097.76
October 25, 2012.............................................                       0.00                        6,069,654.53
November 25, 2012............................................                       0.00                        5,235,742.26
December 25, 2012............................................                       0.00                        4,410,219.87
January 25, 2013.............................................                       0.00                        3,592,948.13
February 25, 2013............................................                       0.00                        2,783,789.59
March 25, 2013...............................................                       0.00                        1,982,608.60
April 25, 2013...............................................                       0.00                        1,189,271.25
May 25, 2013.................................................                       0.00                          403,645.35
June 25, 2013 and thereafter.................................                       0.00                                0.00

                                 INDEX OF TERMS

     Set forth below is a list of certain of the more significant terms used in this Prospectus Supplement and the pages on which the definitions of such terms can be found.

                                                  PAGE
                                                  ----
Available Distribution Amount..................   S-55
Bankruptcy Coverage............................   S-54
BPA............................................   S-63
Certificates...................................   S-24
Certificate Principal Balance..................   S-26
Class I-A-4 Accretion Termination Date.........   S-38
Class I-A-4 Accrual Amount.....................   S-38
Class I-A-10 Liquidation Amount................   S-41
Class I-A-10 Priority Amount...................   S-41
Class I-P Fraction.............................   S-41
Class I-P Mortgage Loan........................   S-41
Class I-P Principal Distribution Amount........   S-41
Class II-P Fraction............................   S-42
Class II-P Mortgage Loan.......................   S-42
Class II-P Principal Distribution Amount.......   S-42
Class III-P Fraction...........................   S-42
Class III-P Mortgage Loan......................   S-42
Class III-P Principal Distribution Amount......   S-42
Class IV-A-4 Liquidation Amount................   S-44
Class IV-A-4 Priority Amount...................   S-44
Class Principal Balance........................   S-25
Closing Date...................................   S-24
Company........................................   S-24
Component......................................   S-26
Component I-A-1-5 Accretion Termination Date...   S-39
Component I-A-1-5 Accrual Amount...............   S-39
Curtailments...................................   S-38
Cut-Off Date...................................   S-21
Determination Date.............................   S-55
Distribution Date..............................   S-28
Due Date.......................................   S-22
Excess Liquidation Proceeds....................   S-56
Fraud Coverage.................................   S-54
Group I Senior Percentage......................   S-41
Group I Senior Prepayment Percentage...........   S-47
Group I Senior Principal Distribution Amount...   S-40
Group II Senior Percentage.....................   S-42
Group II Senior Prepayment Percentage..........   S-47
Group II Senior Principal Distribution
  Amount.......................................   S-42
Group III Senior Percentage....................   S-43
Group III Senior Prepayment Percentage.........   S-47
Group III Senior Principal Distribution
  Amount.......................................   S-42

                                                  PAGE
                                                  ----
Group IV Senior Percentage.....................   S-44
Group IV Senior Prepayment Percentage..........   S-47
Group IV Senior Principal Distribution
  Amount.......................................   S-44
Group C-B Credit Support Depletion Date........   S-32
Group C-B Subordinate Principal Distribution
  Amount.......................................   S-45
Group C-B Subordinate Principal Prepayments
  Distribution Amount..........................   S-45
Group D-B Credit Support Depletion Date........   S-32
Group D-B Subordinate Principal Distribution
  Amount.......................................   S-46
Group D-B Subordinate Principal Prepayments
  Distribution Amount..........................   S-46
Interest Only Certificates.....................   S-25
Liquidated Mortgage Loan.......................   S-38
Liquidation Principal..........................   S-38
Loss Severity Percentage.......................   S-68
Master Servicing Fee...........................   S-57
Modeling Assumptions...........................   S-64
Mortgage Loan Schedule.........................   S-21
Mortgage Loans.................................   S-24
Mortgage Pool..................................   S-21
Mortgaged Properties...........................   S-21
Offered Certificates...........................   S-25
PACs...........................................   S-25
Pass-Through Rate..............................   S-35
Payoff.........................................   S-38
Prepayment Period..............................   S-38
Principal Only Certificates....................   S-25
Principal Payment Amount.......................   S-38
Principal Prepayment Amount....................   S-38
Pro Rata Allocation............................   S-53
SPA............................................   S-62
Special Hazard Coverage........................   S-54
Special Retail Certificates....................   S-25
Stated Principal Balance.......................   S-35
Step Down Percentage...........................   S-41
Stripped Interest Rate.........................   S-34
Subordinate Component Balance..................   S-35
Subordination Level............................   S-31
TACs...........................................   S-25
Trust..........................................   S-24
Trustee........................................   S-24

                                   PROSPECTUS
                         PNC MORTGAGE SECURITIES CORP.
                         DEPOSITOR AND MASTER SERVICER
                       MORTGAGE PASS-THROUGH CERTIFICATES

                         PNC MORTGAGE SECURITIES CORP. MAY PERIODICALLY ISSUE CERTIFICATES REPRESENTING INTERESTS IN A TRUST THAT CONSISTS PRIMARILY OF MORTGAGE LOANS. THE CERTIFICATES WILL BE ISSUED IN SERIES, AND EACH SERIES OF CERTIFICATES WILL REPRESENT INTERESTS IN A DIFFERENT TRUST ESTABLISHED BY PNC MORTGAGE SECURITIES CORP.

                         EACH TRUST WILL CONSIST OF:

                          a pool of mortgage loans secured by residential properties, which may include cooperative apartments, described in detail in the accompanying prospectus supplement.

                          related property and interests; and

                          other property as described in the accompanying prospectus supplement.

                         THE CERTIFICATES IN A SERIES:

                          will represent interest in a trust and will be paid only from the assets of that trust; and

                          may be divided into multiple classes of certificates, and, if so, each class may:

                            receive a different fixed or variable rate of interest;

                            be subordinated to other classes of certificates in that series;

                            represent interests in only certain of the assets of the trust;

                            receive principal at different times; and

                            have different forms of credit enhancement.

The certificates may be offered to the public through different methods as described in 'Methods of Distribution' in this prospectus. PNC Capital Markets Inc., an affiliate of PNC Mortgage Securities Corp., may act as agent or underwriter in connection with the sale of the certificates. This prospectus and the accompanying prospectus supplement may be used by PNC Capital Markets, Inc. in secondary market transactions in connection with the offer and sale of any certificates. PNC Capital Markets, Inc. may act as principal or agent in such transactions and such sales will be made at prevailing market prices or otherwise.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                January 27, 1999

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING
ON PAGE 5 IN THIS PROSPECTUS.
A certificate will represent an interest only in the trust created for that series of certificates. A certificate will not represent an interest in or an obligation of PNC Mortgage Securities Corp., PNC Bank Corp. or any of their affiliates.
This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to your series of certificates and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption 'Index of Terms' beginning on page 81.

                               TABLE OF CONTENTS

                                                    PAGE
                                                    ----
RISK FACTORS.....................................     5
THE MORTGAGE POOLS...............................     8
     General.....................................     8
     Conversion of Mortgage Loans................    11
USE OF PROCEEDS..................................    12
YIELD CONSIDERATIONS.............................    12
     General.....................................    12
     Effective Interest Rate.....................    12
MATURITY, AVERAGE LIFE AND PREPAYMENT
  ASSUMPTIONS....................................    14
     Redemption of Certificates or Underlying
       Mortgage Loans............................    15
THE COMPANY......................................    15
     Mortgage Purchase Program...................    15
     Loan Standards..............................    16
     Credit, Appraisal and Underwriting
       Standards.................................    16
     Seller Warranties and Indemnification of the
       Company...................................    17
     Relationships with Affiliates...............    18
DESCRIPTION OF CERTIFICATES......................    18
     General.....................................    18
     Assignment of Mortgage Loans................    19
     Substitution of Mortgage Loans..............    21
     Representations and Warranties..............    21
     Servicing...................................    22
     Retained Yield..............................    23
     Payments on Mortgage Loans; Custodial
       Accounts for P&I, Investment Account,
       Certificate Account and Reserve Account...    24
     Distributions on Certificates...............    28
     Reports to Certificateholders...............    29
     Advances....................................    30
     Collection and Other Servicing Procedures...    31
     Servicing Compensation and Payment of
       Expenses..................................    32
     Evidence as to Compliance...................    34
     Certain Matters Regarding the Master
       Servicer, the Servicer, the Certificate
       Administrator and the Company.............    34
     Events of Default...........................    35
     Rights Upon Event of Default................    36
     Amendment...................................    37
     List of Certificateholders..................    37
     Termination.................................    37
     Redemption Agreement........................    38
     Put Option..................................    38
     The Trustee.................................    38

                                                    PAGE
                                                    ----
PRIMARY INSURANCE, FHA MORTGAGE INSURANCE, VA
  MORTGAGE GUARANTY, HAZARD INSURANCE; CLAIMS
  THEREUNDER.....................................    39
     Primary Insurance...........................    39
     FHA Mortgage Insurance......................    40
     VA Mortgage Guaranty........................    41
     Hazard Insurance............................    41
DESCRIPTION OF CREDIT ENHANCEMENTS...............    43
     Mortgage Pool Insurance.....................    44
     Subordination...............................    45
     The Fraud Bond..............................    46
     The Bankruptcy Bond.........................    46
     Special Hazard Insurance....................    47
     Letter of Credit............................    48
     Reserve Fund................................    48
     Certificate Insurance Policies..............    48
     Maintenance of Credit Enhancements; Claims
       Thereunder and Other Realization Upon
       Defaulted Mortgage Loans..................    48
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS......    51
     Cooperative Loans...........................    51
     Tax Aspects of Cooperative Ownership........    52
     Foreclosure.................................    53
     Foreclosure on Shares of Cooperatives.......    54
     Rights of Redemption........................    55
     Anti-Deficiency Legislation and Other
       Limitations on Lenders....................    55
     Enforceability of Certain Provisions........    56
     Applicability of Usury Laws.................    56
     Alternative Mortgage Instruments............    57
     Environmental Risks.........................    57
ERISA CONSIDERATIONS.............................    58
     Plan Asset Regulation.......................    59
     Underwriter's Exemption.....................    59
     Other Exemptions............................    61
     Insurance Company General Accounts..........    61
     Representations from Investing Plans........    62
     Tax-Exempt Plan Investors...................    62
     Consultation with Counsel...................    62
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........    63
     Classification of REMIC Trust Funds.........    63
     Characterization of Investments in REMIC
       Certificates..............................    63
     Taxation of Owners of REMIC Regular
       Certificates..............................    64
          Original Issue Discount................    64

                                                    PAGE
                                                    ----
          Market Discount and Premium............    68
          Realized Losses........................    69
          Callable Class Certificates............    69
     Taxation of Owners of REMIC Residual
       Certificates..............................    71
          General................................    71
          Taxable Income or Net Loss of the REMIC
            Trust Fund...........................    71
          Basis Rules and Distributions..........    72
          Excess Inclusions......................    72
          Noneconomic REMIC Residual
            Certificates.........................    73
          Tax-Exempt Investors...................    74
          Real Estate Investment Trusts..........    74
          Mark-to-Market Rules...................    74
     Sales of REMIC Certificates.................    74
     Pass-Through of Servicing Fees..............    76
     Prohibited Transactions and Other Possible
       REMIC Taxes...............................    76
                                                    PAGE
                                                    ----
     Termination of a REMIC Trust Fund...........    76
     Reporting and Other Administrative Matters
       of REMICs.................................    77
     Backup Withholding with Respect to REMIC
       Certificates..............................    77
     Foreign Investors in REMIC Certificates.....    77
          REMIC Regular Certificates.............    77
          REMIC Residual Certificates............    78
     New Withholding Regulations.................    78
     State and Local Taxation....................    79
     Call Right..................................    79
METHODS OF DISTRIBUTION..........................    79
TRANSFERABILITY OF CERTIFICATES..................    80
LEGAL MATTERS....................................    80
FINANCIAL INFORMATION............................    80
ADDITIONAL INFORMATION...........................    80
INDEX OF TERMS...................................    81

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS (IN ADDITION TO THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT) IN DECIDING WHETHER TO PURCHASE ANY OF THE CERTIFICATES.

LACK OF SECONDARY MARKETS MAY LIMIT YOUR ABILITY  A secondary market for the certificates of any series may not
TO RESELL YOUR CERTIFICATES                       develop. If a secondary market does develop, it might not
                                                  continue or it might not be sufficiently liquid to allow you to resell any of your certificates. An underwriter may decide to establish a secondary market for a particular series of
                                                  certificates. If so, the prospectus supplement for that series of certificates will indicate this intention. However, no
                                                  underwriter will be obligated to do so. The certificates will not be listed on any securities exchange.

THERE IS NO SOURCE OF PAYMENTS FOR YOUR           When you buy a certificate, you will not own an interest in PNC
CERTIFICATES OTHER THAN PAYMENTS ON THE MORTGAGE  Mortgage Securities Corp., PNC Bank Corp or any of their
LOANS IN THE TRUST                                affiliates. You will own an interest in the Trust established for that series of certificates. Your payments come only from assets in the Trust. Therefore, the mortgagors' payments on the mortgage loans included in the Trust (and any credit
                                                  enhancements) will be the sole source of payments to you. If those amounts are insufficient to make required payments of interest or principal to you, there is no other source of
                                                  payments.
                                                  Moreover, no governmental agency either guarantees or insures payments on the Certificates or any of the mortgage loans.
                                                  PNC Securities Corp. and/or the Servicers will have limited obligations. These will usually include:
                                                  the obligation under certain circumstances to repurchase the mortgage loans if there has been a breach of representations and warranties;
                                                  advancing payments on the mortgage loans when the mortgagor is delinquent if the applicable Master Servicer believes the
                                                   advance is recoverable; and
                                                  various servicing and/or administrative obligations made in the
                                                   Pooling Agreement and/or servicing contracts.

YOU BEAR THE RISK OF CERTAIN MORTGAGOR DEFAULTS;  Because your certificates represent an interest in the mortgage
CERTAIN OF THE MORTGAGE LOANS MAY BE ESPECIALLY   loans, your investment may be affected by a decline in real
PRONE TO DEFAULTS                                 estate values and changes in individual mortgagor's financial conditions. Investors should be aware that value of the
                                                  mortgaged properties may decline. If the outstanding balance of a mortgage loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses. If the res idential real estate market experiences an overall decline in property values, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent your
                                                  certificates are not covered by credit enhancements, you will bear all of the risks resulting from defaults by mortgagors. In addition, certain types of mortgage loans which have higher than average rates of default may be

                                                  included in the Trust that issues your certificate. The
                                                  following types of loans may be included:
                                                  mortgage loans that are subject to 'negative amortization'. The principal balances of such loans may be increased to amounts greater than the value of the underlying property. This
                                                   increases the likelihood of default;
                                                  mortgage loans that do not fully amortize over their terms to maturity which are sometimes referred to as balloon loans.
                                                   Such loans require a large payment at their stated maturity.
                                                   These loans involve a greater degree of risk because the
                                                   ability of a mortgagor to make this final payment typically depends on the ability to refinance the loan or sell the
                                                   related mortgaged property;
                                                  mortgage loans that provide for escalating or variable payments by the mortgagor. The mortgagor may have qualified for such loans based on an income level sufficient to make the initial payments only. As the payments increase, the likelihood of default will increase; and
                                                  mortgage loans that are concentrated in certain regions, States or zip code areas of the United States. Such geographic units may experience weak economic conditions and housing markets.
                                                   This may cause higher rates of loss and delinquency.
                                                  See 'Description of the Mortgage Pools' in the prospectus
                                                  supplement to see if any of these or other types of special risk loans are present in the mortgage pool applicable to your certificates.

CREDIT ENHANCEMENTS MAY BE LIMITED OR REDUCED     The prospectus supplement related to your certificates may
AND THIS MAY CAUSE YOUR CERTIFICATES TO BEAR      specify that credit enhancements will provide some protection
MORE RISK OF MORTGAGOR DEFAULTS                   to cover certain losses on the underlying mortgage loans. The forms of credit enhancement include (but are not limited to)
                                                  the following: subordination of one or more classes of
                                                  certificates to other classes of certificates in the same
                                                  series; an insurance policy on a particular class of
                                                  certificates; a letter of credit; a mortgage pool insurance policy; a special hazard insurance policy; a fraud bond; a bankruptcy bond; a reserve fund; or any combination thereof.
                                                  See 'Description of the Credit Enhancements' herein. See also
                                                  'Credit Enhancements' in the prospectus supplement in order to see what forms of credit enhancements apply to your
                                                  certificates.

                                                  Regardless of the form of credit enhancement, an investor
                                                  should be aware that:
                                                  The amount of coverage is usually limited;
                                                  The amount of coverage will usually be reduced over time
                                                   according to a schedule or formula;
                                                  The particular form of credit enhancements may provide coverage only to certain types of losses on the mortgage loans, and not to other types of losses;

                                                  The particular form of credit enhancements may provide coverage only to certain certificates and not other certificates of the same series; and
                                                  If the applicable rating agencies believe that the rating on the certificates will not be adversely affected, certain types of credit enhancements may be reduced or terminated.

IF THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS  The yield to maturity of your certificates will depend
IS DIFFERENT THAN EXPECTED, YOUR YIELD MAY BE     primarily on the price you paid for your certificates and the
CONSIDERABLY LOWER THAN ANTICIPATED               rate of principal payments on the mortgage loans in the
                                                  applicable Trust. The rate of principal payments includes
                                                  scheduled payments of interest and principal, prepayments, liquidations dues to defaults and repurchases. If the rate of prepayments on the mortgage loans related to your certificates is higher or lower than anticipated, the yield to maturity may be adversely affected. The yield on some types of certificates are more sensitive to variations in prepayments than others.
                                                  For example, certificates that receive only payments of
                                                  interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments is high or if a
                                                  redemption or call feature of the certificates or the
                                                  underlying mortgage loans occurs, the holders of such
                                                  certificates may not fully recoup their initial investment. See
                                                  'Yield Considerations' and 'Maturity, Average Life and
                                                  Prepayment Assumptions' in this prospectus. See also 'Risk
                                                  Factors' and 'Yield and Prepayment Considerations' in the
                                                  prospectus supplement for more information concerning the
                                                  prepayment risks pertaining to your certificates.

THE REDEMPTION OF THE CERTIFICATES OR THE         Your certificates may be subject to redemption or other call
UNDERLYING MORTGAGE LOANS WILL AFFECT YOUR YIELD  features. Likewise, the underlying mortgage loans may be subject to a call feature which would result in the retirement of the certificates. Such an event would affect the average life and yield of each class of certificates in such series.
                                                  See 'Yield Considerations' and 'Maturity, Average Life and
                                                  Prepayment Assumptions' in this prospectus.

                              THE MORTGAGE POOLS*

GENERAL

     Unless otherwise indicated in the applicable Prospectus Supplement, each Mortgage Pool will consist entirely of either fixed- or adjustable-rate mortgage loans (the 'Mortgage Loans') evidenced by promissory notes (the 'Mortgage Notes') secured by first mortgages, deeds of trust or security deeds (the 'Mortgages') on one- to four-family residential properties or multi-family residential properties (the 'Mortgaged Properties'). The types of Mortgaged Properties securing the Mortgage Loans in each Mortgage Pool may include (a) owner occupied, (i) attached or detached single-family residences, including residences in planned unit developments, (ii) two- to four-family primary residences and (iii) condominiums or other attached dwelling units, (b) second/vacation homes and nonowner occupied residences, and (c) leasehold in the underlying Mortgaged Property and such other types of homes or dwellings as are set forth in the related Prospectus Supplement. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, a Mortgage Pool may contain cooperative apartment loans ('Cooperative Loans') evidenced by promissory notes ('Cooperative Notes') secured by security interests in shares issued by private cooperative housing corporations (each, a 'Cooperative') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used herein, unless the context indicates otherwise, 'Mortgage Loans' includes Cooperative Loans, 'Mortgaged Properties' includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, 'Mortgage Notes' includes Cooperative Notes and 'Mortgages' includes a security agreement with respect to a Cooperative Note.

     The Mortgage Loans to be purchased by PNC Mortgage Securities Corp. (the 'Company') for inclusion in a Mortgage Pool will be screened and underwritten in accordance with the standards set forth herein under 'The Company -- Mortgage Purchase Program' and ' -- Credit, Appraisal and Underwriting Standards'. The Mortgage Loans in each Mortgage Pool will be originated by or purchased from lending institutions which meet the requirements set forth under 'The
Company -- Mortgage Purchase Program' (such institutions, 'Sellers'). Generally, with respect to each Series, the Company, another entity set forth in the related Prospectus Supplement (who will generally be a Seller) (a 'Servicing Entity') or the Company together with such Servicing Entity will be responsible for the servicing and administration of the Mortgage Loans (in such capacity, each of the Company and/or such Servicing Entity, a 'Master Servicer') and the Sellers will perform certain servicing functions with respect to the Mortgage Loans (in such capacity, 'Seller/Servicers'), which term includes related servicing corporations, agents and replacement servicers designated by the Company. In the event that both the Company and a Servicing Entity are acting as Master Servicers with respect to a single Series, (i) each of the Company and such Servicing Entity will act as Master Servicer only for a specific group or groups of Mortgage Loans in the related Mortgage Pool (a 'Mortgage Loan Servicing Group') as set forth in the related Prospectus Supplement, (ii) the duties, obligations and liabilities of each the Company and such Servicing Entity shall relate only to its respective Mortgage Loan Servicing Group, and
(iii) the Company, unless otherwise specified in the related Prospectus Supplement, will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust Fund and provide certain other services specified in the Pooling Agreement (in such capacity, the 'Certificate Administrator'). Unless otherwise specified in the related Prospectus Supplement, in the event that a Servicing Entity is the only Master Servicer with respect to any Series, such Servicing Entity will be the Certificate Administrator with respect to such Series. If so specified in the applicable Prospectus Supplement, however, (i) the servicing of the Mortgage Loans will be performed by the Seller which sold the Mortgage Loans to the Company for inclusion in the Trust Fund, or by a qualified servicer selected by the Company (either entity acting in such capacity, the 'Servicer'), (ii) there will not be a Master Servicer and (iii) the Company will act as the Certificate Administrator. The Servicer and the Certificate Administrator may perform their respective servicing and administrative responsibilities through agents or

------------
* Whenever in this Prospectus the terms 'Mortgage Pool', 'Certificates' and 'Trust Fund' are used, those terms apply, unless the context indicates otherwise, to one specific Mortgage Pool, to the Series of Certificates representing undivided interests in the related Trust Fund and to the related Trust Fund, respectively. Similarly, the term 'Certificate Interest Rate' will refer to the rate of interest borne by the Certificates of one specific Series (or borne by one Class of Certificates of one specific Series).

independent contractors, but shall not thereby be released from any of their obligations under the Pooling Agreement. See 'Description of Certificates -- Servicing'. The applicable Prospectus Supplement will set forth information respecting the number and principal amount of Mortgage Loans which were originated for the purpose of (a) purchasing and (b) refinancing the related Mortgaged Properties.

     To the extent specified in the applicable Prospectus Supplement, Mortgage Loans with loan-to-value ratios and/or principal balances exceeding certain limits will be covered partially by Primary Insurance Policies. A Mortgage Pool may include Mortgage Loans insured by the Federal Housing Administration ('FHA') or guaranteed by the Department of Veterans Affairs ('VA'), which loans will be covered by FHA insurance policies ('FHA Insurance Policies') and VA guaranties ('VA Guaranties'), respectively. Mortgage Loans guaranteed by the VA ('VA Loans') may also be covered by supplemental Primary Insurance Policies. In addition, if specified in the applicable Prospectus Supplement, the Company or a Servicing Entity, as applicable, as Master Servicer, the Seller or the Servicer, as applicable, may obtain or establish one or more credit enhancements for a Mortgage Pool. Any such credit enhancement will be described in the applicable Prospectus Supplement. Such credit enhancements may be limited to one or more Classes of Certificates and may include, but will not necessarily be limited to, any of the following: a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Fraud Bond, a Bankruptcy Bond, a Letter of Credit, a Reserve Fund, a certificate insurance policy, or any combination of the foregoing. Coverage of certain risks of default or loss may also be provided to a particular Class or Classes of Certificates by the subordination in right of payment of one or more Classes of Certificates of the same Series to the right of holders of such Class or Classes of Certificates to receive payments. See 'Description of Credit Enhancements'.

     Unless otherwise specified in the related Prospectus Supplement for any Series of Certificates, all Mortgage Loans will be of one or more of the following types of Mortgage Loans of varying terms at origination:

          (1) fully amortizing Mortgage Loans, each providing for interest (the 'Mortgage Interest Rate') at a fixed rate and level monthly payments of principal and interest over the term of such Mortgage Loan;

          (2) Mortgage Loans, each with an adjustable Mortgage Interest Rate, which may include graduated payment Mortgage Loans and other Mortgage Loans providing for negative amortization;

          (3) Mortgage Loans with either fixed or adjustable Mortgage Interest Rates, that do not provide for level monthly payments of principal and interest and/or do not provide for amortization in full by their maturity dates;

          (4) fixed-rate Mortgage Loans that do not provide for amortization in full by their maturity dates and which may at the end of their terms be converted by the Mortgagors to fully amortizing adjustable-rate Mortgage Loans, provided that certain conditions are met; and

          (5) any other type of Mortgage Loan described in the applicable Prospectus Supplement.

     If so specified in the related Prospectus Supplement for any Series of Certificates, a Mortgage Pool may contain Mortgage Loans which include provisions whereby the Seller or a third party partially subsidizes the monthly payments of the Mortgagor during the initial portion of the term of the Mortgage Loan, the difference to be made up from a fund (the 'Buydown Fund') contributed by the Seller or a third party at the time of origination of the Mortgage Loan (a 'Buydown Loan'). A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The applicable Prospectus Supplement or Current Report on Form 8-K will contain information with respect to any Buydown Loans, including information on the interest rate initially payable by the Mortgagor, annual increases in the interest rate, the length of the buydown period and the Buydown Fund. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not correct, the possibility of defaults on Buydown Loans is increased.

     The aggregate principal balances of the Mortgage Loans in each Mortgage Pool on the date specified in the related Prospectus Supplement as the Cut-Off Date will be at least $5,000,000. Unless otherwise specified in the Prospectus Supplement of a particular Series, each Mortgage Loan at origination will have an outstanding principal balance of not less than $30,000 nor more than $1,000,000. With respect to each Mortgage Pool, unless otherwise specified in the related Prospectus Supplement, all principal and interest payments on the Mortgage Loans due prior to the Cut-Off Date will have been made.

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

     For each Mortgage Pool, the related Prospectus Supplement will generally contain specific information as of the Cut-Off Date regarding (i) the aggregate principal balance of the Mortgage Loans; (ii) the range of Mortgage Interest Rates or initial Mortgage Interest Rates borne by the Mortgage Loans; (iii) the month and year in which the first monthly payments occur, and the latest maturity of the Mortgage Loans; (iv) the largest and smallest principal balances of the Mortgage Loans at origination; (v) the aggregate principal balance of all Mortgage Loans having loan-to-value ratios at origination exceeding 80%; (vi) the types of dwellings constituting the Mortgaged Properties securing the Mortgage Loans; (vii) the percentage of the Mortgage Loans (by principal balance) of nonowner occupied and of second and vacation properties; (viii) the geographic distribution of the Mortgage Loans, prepared on a state-by-state basis for states containing 5% or more of the Mortgage Pool; and (ix) the number and aggregate principal balance of Buydown Loans.

     Specific information with respect to the Mortgage Loans in a particular Mortgage Pool and the applicable credit enhancements which is not included in the related Prospectus Supplement will generally be included in a Current Report on Form 8-K which will be available to purchasers of the Certificates at or before the time of initial issuance of the related Series of Certificates, and which will be filed with the Securities and Exchange Commission (the 'Commission') within 15 days thereafter.

     The Company and/or a Servicing Entity, as applicable, as Master Servicer, has entered or will enter into a contract with each related Seller/Servicer to perform, as an independent contractor, certain servicing functions for such Master Servicer subject to its supervision and may enter into a contract with an independent entity to perform administration functions for the Mortgage Pools (or, if applicable, the Mortgage Loan Servicing Group), subject to such Master Servicer's supervision. Unless otherwise specified in the applicable Prospectus Supplement, such Master Servicer will reserve the right to remove any related Seller/Servicer of any Mortgage Loan at any time if such Master Servicer considers such removal to be in the best interests of Certificateholders. In such event, such Master Servicer would continue to be responsible for servicing such Mortgage Loan and may designate a replacement Seller/Servicer (which may include the Company or the related Servicing Entity, as applicable, or an affiliate of the Company or Servicing Entity, as applicable). Each Master Servicer may perform its administrative and servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities under the Pooling Agreement. Each Master Servicer will receive a fee (the 'Master Servicing Fee') for its services. In the event that both the Company and a Servicing Entity are acting as Master Servicers for a Series, unless otherwise specified in the related Prospectus Supplement, the Master Servicing Fee for each of the Company and such Servicing Entity will only relate to its respective Mortgage Loan Servicing Group. The Seller/Servicers will perform certain servicing functions for the Company pursuant to servicing contracts (the 'Servicing Contracts') with a Master Servicer and will receive a fee for acting as the primary servicer of the related Mortgage Loans (the 'Servicing Fee'). The fees to a Master Servicer and the Seller/Servicers will be paid from the difference between the Mortgage Interest Rates on each Mortgage Loan (or Mortgage Loan Servicing Group, if applicable) and the Pass-Through Rate with respect to such Mortgage Loan.

     If so specified in the applicable Prospectus Supplement, there will be no Master Servicer for a particular Series of Certificates. In such event, (i) the servicing of the Mortgage Loans will be performed by the Servicer specified in the applicable Prospectus Supplement, (ii) there will not be a Master Servicer, and (iii) the Certificate Administrator will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust Fund and provide certain other administrative services specified in the Pooling Agreement. The Servicer and the Certificate Administrator may perform their respective servicing and administrative responsibilities through agents or independent contractors, but shall not thereby be released from any of their respective responsibilities under the Pooling Agreement. With respect to such Series of Certificates, the Servicer will receive the Servicing Fee and, with respect to each such Series and each Series in which both the Company and a Servicing Entity are acting as Master Servicers, the Certificate Administrator will receive a fee for its services (the 'Certificate Administrator Fee'), each of which will be paid from the difference between the Mortgage Interest Rate on each Mortgage Loan and the Pass-Through Rate with respect to such Mortgage Loan.

     Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will represent undivided interests in a trust (the 'Trust Fund') consisting of the Mortgage Loans included in the Mortgage Pool for that Series and related property. Certain Series will be enhanced by mortgage loan insurance or other forms of credit enhancement, in each case as more fully described herein under the captions 'Description of Certificates' and 'Description of Credit Enhancements' and/or in the related Prospectus

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

Supplement. When each Series of Certificates is issued, the Company will cause the Mortgage Loans in the Mortgage Pool for that Series to be assigned to an independent bank or trust company as trustee (the 'Trustee') for the benefit of the holders of Certificates of that Series, and the Master Servicer or the Servicer will be responsible for servicing the Mortgage Loans pursuant to a separate pooling and servicing agreement ('Pooling Agreement') for the Series.

     The Company's assignment of the Mortgage Loans to the Trustee will be without recourse, and the Company's obligations with respect to the Mortgage Loans will, unless otherwise indicated in the Prospectus Supplement for a Series of Certificates, be limited to any representations and warranties made by it in, as well as its contractual obligations under, the Pooling Agreement for each Series. These obligations consist primarily of the obligation to administer and, if applicable, service the Mortgage Loans. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer and unless otherwise stated in the Prospectus Supplement for such Series, in the event of delinquencies in payments on the Mortgage Loans in any Mortgage Pool (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers), to advance cash ('Advances') in the amounts described herein under 'Description of Certificates -- Advances', to the extent such Advances are not made by the Seller/ Servicers and, if the Company and a Servicing Entity are acting as Master Servicers for such Series, to the extent that such Advances relate to a Mortgage Loan in their respective Mortgage Loan Servicing Group. Any such Advances by a Master Servicer will be limited to amounts which, in the judgment of such Master Servicer, ultimately will be reimbursable with respect to such Mortgage Pool (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers) from Mortgagor payments or under any applicable Mortgage Pool Insurance Policy, any applicable Special Hazard Insurance Policy, any Primary Insurance Policy, FHA Insurance Policy or VA Guaranty issued with respect to a Mortgage Loan, any applicable Letter of Credit, Reserve Fund or any other applicable policy of insurance, any subordination feature described herein or the proceeds of liquidation of a Mortgage Loan. See 'Description of Credit Enhancements'. Unless otherwise specified in the applicable Prospectus Supplement, each Seller/Servicer will be obligated, in the event of delinquencies on the Mortgage Loans serviced by it in any Mortgage Pool, to make Advances limited to amounts which, in its judgment, after consultation with the Master Servicer (or the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers), ultimately will be reimbursable from the sources stated above. If so specified in the applicable Prospectus Supplement, neither a Master Servicer nor any Seller/Servicers will be obligated to make Advances with respect to Mortgage Loans delinquent longer than the time period specified in such Prospectus Supplement. See 'Description of Certificates -- Advances' and 'Description of Credit Enhancements'. A Master Servicer is obligated to remit to Certificateholders of a Series all amounts relating to the Mortgage Loans (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers) to the extent such amounts have been collected or advanced by the Seller/Servicers or advanced by such Master Servicer and are due Certificateholders pursuant to the terms of the Pooling Agreement for such Series. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, unless otherwise stated in the applicable Prospectus Supplement, the Servicer will be obligated to make Advances in the amounts described herein under 'Description of Certificates -- Advances', limited to amounts which, in the judgment of the Servicer, ultimately will be reimbursable with respect to such Mortgage Pool from any of the sources stated above.

CONVERSION OF MORTGAGE LOANS

     The Prospectus Supplement for certain Series of Certificates representing undivided interests in a Trust Fund consisting of adjustable-rate Mortgage Loans may provide that some or all of the Mortgage Loans in the related Mortgage Pool may have a conversion feature. Unless otherwise specified in the related Prospectus Supplement, each such Mortgage Loan may be converted at the Mortgagor's option at any time during a specified initial period to a fixed-rate Mortgage Loan, subject to the Seller/Servicer's or the Servicer's determination that the Mortgagor has met certain payment history requirements and the payment of a conversion fee ('Conversion Fee') to the Seller/Servicer or the Servicer, as applicable. Unless otherwise specified in the applicable Prospectus Supplement, upon any such conversion, the Company or the Servicing Entity, as applicable, as Master Servicer, or the Seller with respect to Series of Certificates as to which there will be no Master Servicer, will repurchase the Mortgage Loan from the Mortgage Pool at its then outstanding principal balance, plus interest at the Mortgage Interest Rate on such Mortgage Loan to the date of repurchase. The amounts distributable to Certificateholders of different Classes, if applicable, upon such repurchase, and the portion of the Conversion Fee to be passed through to Certificateholders, if any, will be set forth in the Prospectus Supplement for each such Series of Certificates.

                                USE OF PROCEEDS

     All of the net proceeds to be received from the sale of each Series of the Certificates will be used by the Company to purchase the Mortgage Loans related to that Series or to return to the Company the amounts previously used to effect such purchases, the costs of carrying the Mortgage Loans until sale of the Certificates and other expenses connected with pooling the Mortgage Loans and issuing the Certificates, or for general corporate purposes. The Company expects to issue Certificates in Series from time to time as part of its continuing program of acquiring Mortgage Loans and selling Certificates. See 'The
Company -- Mortgage Purchase Program'.

                              YIELD CONSIDERATIONS

GENERAL

     The yield to maturity on any Certificate will depend on the purchase price paid by the Certificateholder, the effective interest rate of the Certificate and the weighted average life of the Mortgage Loans underlying the Certificate. See 'Maturity, Average Life and Prepayment Assumptions' for a discussion of weighted average life. Any prepayment of a Mortgage Loan, liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity or otherwise) or, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans will have the effect of passing through to Certificateholders amounts of principal which would otherwise be passed through in amortized increments over the remaining term of such Mortgage Loan. The effect of such prepayments on the yield to maturity to Certificateholders depends on several factors. For example, if the Certificates are purchased above par (i.e., for more than 100% of the outstanding principal balance of the Mortgage Loans they represent), such prepayments will tend to decrease the yield to maturity. If the Certificates were purchased at a discount (i.e., for less than 100% of such outstanding principal balance), such prepayments will tend to increase the yield to maturity. See 'Certain Legal Aspects of the Mortgage
Loans -- Enforceability of Certain Provisions' for a description of certain provisions of each Mortgage Loan and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the Mortgage Loans. See also 'Description of Certificates -- Termination' for a description of the repurchase of the Mortgage Loans in any Mortgage Pool when the aggregate outstanding principal balance thereof is less than a specified percentage of the aggregate outstanding principal balance of the Mortgage Loans in such Mortgage Pool on the related Cut-Off Date.

     The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans (including, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans) may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof (including, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans), the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a Series of Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

EFFECTIVE INTEREST RATE

     Unless otherwise specified in the applicable Prospectus Supplement, each monthly interest payment on a Mortgage Loan is calculated as 1/12 of the applicable Mortgage Interest Rate multiplied by the unpaid principal balance outstanding on the first day of the month after application of principal payments made on such date. Unless otherwise specified in the applicable Prospectus Supplement, the Certificate Interest Rate for each Class of Certificates will be calculated on the basis of the 'Pass-Through Rate' for the related Mortgage Loans. With

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

respect to a Series of Certificates as to which the Company will act as Master Servicer, the 'Pass-Through Rate' for any Mortgage Loan will equal the related Mortgage Interest Rate less the sum of the Servicing Fee and the Master Servicing Fee for such Mortgage Loan. With respect to a Series of Certificates as to which the Company will not act as Master Servicer, the 'Pass-Through Rate' for any Mortgage Loan will equal the related Mortgage Interest Rate less the sum of the Servicing Fee and the Certificate Administrator Fee for such Mortgage Loan.

     As described in the applicable Prospectus Supplement, in certain events, if the amounts available for distribution in respect of interest are not sufficient to cover the total of all accrued and unpaid interest at the Pass-Through Rate, the available amount will be distributed to the Certificateholders pro rata in accordance with their respective interests or in an order of priority described in the applicable Prospectus Supplement.

     For the sale of Certificates under this Prospectus, the Company may establish one or more Mortgage Pools having a variable, as opposed to a fixed, Pass-Through Rate. A Mortgage Pool with a variable Pass-Through Rate may be composed of Mortgage Loans that have adjustable Mortgage Interest Rates, or of Mortgage Loans with fixed Mortgage Interest Rates if the amount to be passed through is determined on a Mortgage Loan-by-Mortgage Loan basis as the Mortgage Interest Rate minus specified fees for servicing and administrative compensation, which may include any of the Servicing Fee, the Master Servicing Fee and the Certificate Administrator Fee, for each such Mortgage Loan, as set forth in the Prospectus Supplement, or as otherwise determined as described in the applicable Prospectus Supplement. Because the Mortgage Interest Rates may vary in such a Mortgage Pool, and the servicing and administrative compensation generally will be fixed, the Pass-Through Rate will be affected by disproportionate principal prepayments among Mortgage Loans bearing different Mortgage Interest Rates and, consequently, the yield to maturity Certificateholders will be affected. The characteristics of any such variable-rate Mortgage Pools will be described in the applicable Prospectus Supplement. Although Mortgage Interest Rates in a fixed Pass-Through Rate Mortgage Pool may vary from Mortgage Loan to Mortgage Loan, disproportionate principal prepayments among the Mortgage Loans bearing different Mortgage Interest Rates will not affect the return to Certificateholders.

     For any Series of Certificates, the effective yield to maturity to Certificateholders generally will be slightly lower than the yield to maturity otherwise produced by the applicable Pass-Through Rate because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest to Certificateholders at the applicable Pass-Through Rate generally will be made on a later day, which, unless otherwise specified in the applicable Prospectus Supplement, will be the 25th day (or, if such day is not a business day, the next succeeding business day) of the month following the month of accrual.

     When a prepayment in full (a 'Payoff') is made by a Mortgagor on a Mortgage Loan during a month, the Mortgagor is charged interest on the days in the month actually elapsed up to the date of the Payoff at the daily interest rate (determined by dividing the Mortgage Interest Rate by 365, or 360 in the case of Payoffs received on a date on which the monthly payment for such Mortgage Loan is due (a 'Due Date')) which is applied to the principal amount of the Mortgage Loan so prepaid. Similarly, when a Mortgage Loan is liquidated under a Mortgage Pool Insurance Policy during a month, the pool insurer will pay interest on the Mortgage Loan only to the date the claim is paid. Also, when a partial principal prepayment (a 'Curtailment') is made on a Mortgage Loan together with the scheduled Monthly Payment for a month on or after the related Due Date, the Mortgagor does not pay interest on the prepaid amount, and therefore Certificateholders will not receive any interest on such prepaid amount.

     Unless otherwise specified in the applicable Prospectus Supplement, to the extent that Compensating Interest (as defined below) is not paid, the effect of a Payoff or such a liquidation will be to reduce slightly the amount of interest passed through on the next Distribution Date, because interest on the principal amount of the Mortgage Loan so prepaid was paid only to the date of such Payoff or liquidation and not to the end of the month of prepayment. Unless otherwise specified in the applicable Prospectus Supplement, the following will apply:
Payoffs received during the period from the first day of a calendar month through the 14th day of such month will be passed through, without Compensating Interest and without interest accrued from the first day of such month to the date of the Payoff, on the Distribution Date in such month, and Payoffs received during the period from the 15th day of a calendar month through the last day of such month will be passed through, with Compensating Interest and with interest at the applicable Pass-Through Rate attributable to interest paid through the date of the Payoff by the Mortgagors on the Distribution Date in the following month. Proceeds of Mortgage Loans liquidated under a Mortgage Pool Insurance Policy during a month will be passed through, with

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Compensating Interest and interest at the applicable Pass-Through Rate attributable to interest paid by the pool insurer under an applicable Mortgage Pool Insurance Policy, on the Distribution Date in the following month.

     Unless otherwise specified in the applicable Prospectus Supplement, the following will apply: 'Compensating Interest' will consist of a full month's payment of interest at the applicable Pass-Through Rate on a Mortgage Loan for which a Payoff is made or which is liquidated, less the interest at the applicable Pass-Through Rate attributable to interest paid by the Mortgagor or by the pool insurer under an applicable Mortgage Pool Insurance Policy through the date of Payoff. Compensating Interest on liquidated Mortgage Loans will be passed through to Certificateholders, together with any interest at the applicable Pass-Through Rate attributable to interest paid by the pool insurer under any applicable Mortgage Pool Insurance Policy to the date of liquidation on the Distribution Date of the month following liquidation. Compensating Interest on Payoffs will be paid on a Distribution Date only with respect to Payoffs received during the period from the 15th day of the preceding calendar month through the last day of such preceding month. The applicable Pooling and Servicing Agreement will specify any limitations on the extent of or source of funds available for payments of Compensating Interest.

               MATURITY, AVERAGE LIFE AND PREPAYMENT ASSUMPTIONS

     The Mortgage Loans at origination will have varying maturities as more fully described in the applicable Prospectus Supplement. The Company expects that most such Mortgage Loans will have maturities at origination of either 10 to 15 years or 20 to 30 years and that such Mortgage Loans may be prepaid in full or in part at any time, generally without penalty. The prepayment experience or, if applicable, the occurrence of a redemption or other call feature of the Certificates of a Series or the underlying Mortgage Loans will affect the lives of the Certificates. The Company anticipates that a substantial number of Mortgage Loans will be paid in full prior to their scheduled maturity.

     A number of factors, including homeowner mobility, economic conditions, enforceability of 'due-on-sale' clauses, assumability of the Mortgage Loans, mortgage market interest rates and the general availability of mortgage funds affect prepayment experience. Generally, each Mortgage executed in connection with a fixed-rate Mortgage Loan, except for FHA-insured or VA-guaranteed Mortgage Loans, will contain 'due-on-sale' provisions permitting the holder of the Mortgage Note to accelerate the maturity of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. With respect to Series of Certificates as to which the Company will act as Master Servicer, the Master Servicer will agree that it or the applicable Seller/Servicer will enforce any 'due-on-sale' clause contained in any such Mortgage to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that neither the Master Servicer nor the Seller/Servicer will take any action in relation to the enforcement of any 'due-on-sale' provision which would impair or threaten to impair any recovery under any related Primary Insurance Policy or Mortgage Pool Insurance Policy. With respect to Series of Certificates as to which the Company will not act as Master Servicer, the Servicer will agree to enforce any 'due-on-sale' clause in the instances and to the extent described in the preceding sentence. However, a Mortgage Pool may contain fixed-rate Mortgage Loans which will allow a subsequent owner of a Mortgaged Property, if credit underwriting standards are met, to assume such fixed-rate Mortgage Loan without enforcement of any 'due-on-sale' clause. With respect to Mortgage Loans bearing adjustable Mortgage Interest Rates, unless otherwise specified in the related Prospectus Supplement, the related Mortgages will generally provide that such Mortgage Loans are assumable by creditworthy subsequent owners without enforcement of any 'due-on-sale' clause. An assumption of a Mortgage Loan may have the effect of increasing the life of such Mortgage Loan.

     'Weighted average life' refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal will be repaid to the Certificateholders. The weighted average life of the Certificates will be influenced by the rate at which principal on the Mortgage Loans in the Mortgage Pool is paid, which may be in the form of (i) scheduled amortization or (ii) Curtailments and Payoffs (collectively 'Principal Prepayments'). Based upon published information, the rate of prepayments on fixed- and adjustable-rate conventional one- to four-family mortgage loans has fluctuated significantly in recent years. The Company believes such fluctuation is due to a number of factors, including those discussed above, and that such factors will also affect the prepayment experience on the Mortgage Loans in any Mortgage Pool. Accordingly, the Company cannot predict what future prepayment experience will be or what the resulting weighted average life

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might be. However, principal prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus and in each Prospectus Supplement, unless otherwise indicated therein (the
'Basic Prepayment Assumption' or 'BPA'), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new Mortgage Loans. The BPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the Mortgage Loans, such prepayment model assumes a constant prepayment rate of 6.0% per annum. Varying prepayment assumptions are often expressed as percentages of the BPA (e.g., at 150% of the BPA, assumed prepayments during the first month of a pool would be 0.3% per annum, each month thereafter the rate of prepayments would increase by 0.3% per annum, and in the 30th and succeeding months the rate would be 9% per annum).
The Prospectus Supplement or Current Report on Form 8-K for each Series of Certificates may contain a table setting forth the projected weighted average life of each Class of Certificates of such Series and the percentage of the original principal amounts or notional principal amounts of each such Class that would be outstanding on specified Distribution Dates for such Series, based on the assumptions set forth with respect to the BPA deemed appropriate by the Company and specified therein.

REDEMPTION OF CERTIFICATES OR UNDERLYING MORTGAGE LOANS

     If so specified in the Prospectus Supplement for a Series, the Certificates of such Series or the underlying Mortgage Loans may be subject to redemption at the direction of the holder of certain redemption rights, beginning on the Distribution Date and subject to payment of the redemption price and other conditions specified in the related Prospectus Supplement. A redemption would result in the concurrent retirement of all outstanding Certificates of the Series and would decrease the average lives of such Certificates, perhaps significantly. The earlier after the Closing Date that a redemption occurs, the greater would be such effect. In general, a redemption is most likely to occur if prevailing interest rates have declined. The holder of the redemption right may also be a Holder of one or more Classes of the related Series, which may affect such holder's decision whether to direct a redemption. The effect of a redemption of the Certificates or underlying Mortgage Loans on interest payments on the Classes of Certificates of a Series will be described in the related Prospectus Supplement. See 'Description of the Certificates -- Redemption Agreement' and 'The Mortgage Pools -- General'.

                                  THE COMPANY

     The Company, a Delaware corporation, is a wholly-owned indirect subsidiary of PNC Bank Corp., a bank holding company. The Company was organized for the purpose of providing mortgage lending institutions, including affiliated institutions, with greater financing and lending flexibility by purchasing mortgage loans from such institutions and issuing mortgage-backed securities. The Company's principal executive offices are located at 75 North Fairway Drive, Vernon Hills, Illinois 60061, telephone (847) 549-6500.

MORTGAGE PURCHASE PROGRAM

     Set forth below is a description of the principal aspects of the Company's purchase program for Mortgage Loans eligible for inclusion in a Mortgage Pool. The Company will represent and warrant to the Trustee that each Mortgage Pool will consist of Mortgage Loans purchased from one or more institutions ('Sellers') which are (i) state-chartered or federally-chartered savings and loan associations, banks or similar financial institutions whose deposits or accounts are insured by the Federal Deposit Insurance Corporation ('FDIC') or, if specified in the applicable Prospectus Supplement or Current Report on Form 8-K, substantially similar deposit insurance approved by any applicable rating agency, (ii) approved as mortgagees by the FHA ('FHA-Approved Mortgagees'),
(iii) approved by the Federal National Mortgage Association ('FNMA') as mortgagees ('FNMA-Approved Mortgagees') or by the Federal Home Loan Mortgage Corporation ('FHLMC') as mortgagees ('FHLMC-Approved Mortgagees'), or any successor entity to either, (iv) assignees of FHA-Approved Mortgagees, FNMA-Approved Mortgagees or FHLMC-Approved Mortgagees, (v) the FDIC or the Resolution Trust Corporation, (vi) entities which have purchased Mortgage Loans from institutions described in clauses (i)-(v) above or (vii) such other entities as may be described in the applicable Prospectus Supplement. The institutions described in clauses (i)-(v) of the preceding sentence will collectively be referred to herein as

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'Lenders'. The Company has approved (or will approve) individual institutions as eligible Lenders by applying certain criteria, including the Lender's depth of mortgage origination experience, servicing experience and financial stability.
In general, each Lender must have experience in originating and servicing conventional residential mortgages and must have a net worth acceptable to the Company. Each Lender is required to use the services of qualified underwriters, appraisers and attorneys. Other factors evaluated by the Company in approving Lenders include delinquency and foreclosure ratio performances.

LOAN STANDARDS

     The Mortgage Loans to be included in each Mortgage Pool will be loans with fixed or adjustable rates of interest secured by first mortgages, deeds of trust or security deeds on residential properties with original principal balances which generally did not exceed 95% of the value of the Mortgaged Properties, unless such loans are FHA-insured or VA-guaranteed. Generally, each Mortgage Loan having a loan-to-value ratio at origination and as of the Cut-Off Date in excess of 80% or which is secured by a second or vacation home will be covered by a Primary Insurance Policy, FHA Insurance Policy or VA Guaranty insuring against default all or a specified portion of the principal amount thereof. See 'Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard Insurance; Claims Thereunder'. Each mortgage insurer must be a Qualified Insurer (defined herein to mean a mortgage guaranty insurance company which is duly qualified as such under the laws of each state in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact a mortgage guaranty insurance business and to write the insurance provided by the Primary Insurance Policy or the Mortgage Pool Insurance Policy, as the case may be, and which is approved as an insurer by FHLMC, FNMA or any successor entity to either, and by the Company).

     The Mortgage Loans to be included in each Mortgage Pool will be 'one- to four-family' mortgage loans, which means permanent loans (as opposed to construction or land development loans) secured by Mortgages on non-farm properties, including attached or detached single-family or second/vacation homes, two- to four-family primary residences and condominiums or other attached dwelling units, including individual condominiums, row houses, townhouses and other separate dwelling units even when located in buildings containing five or more such units. Each Mortgage Loan must be secured by an owner occupied primary residence or second/vacation home, or by a nonowner occupied residence. The Mortgaged Property may not be a mobile home.

CREDIT, APPRAISAL AND UNDERWRITING STANDARDS

     The Mortgage Loans to be included in each Mortgage Pool will be subject to the various credit, appraisal and underwriting standards described herein. The Company's credit, appraisal and underwriting standards with respect to certain Mortgage Loans will generally conform to those published in the Company's Selling Guide (together with the Company's Servicing Guide, the 'Guide', as modified from time to time). The credit, appraisal and underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the Company's mortgage pass-through certificates. The Mortgage Loans may be underwritten by the Company or by designated third parties.

     In addition, the Company may purchase Mortgage Loans which do not conform to the underwriting standards set forth in the Guide. Such Mortgage Loans may be purchased in negotiated transactions from Sellers who will represent that the Mortgage Loans have been originated in accordance with credit, appraisal and underwriting standards agreed to by the Company. The Company will generally review only a limited portion of the Mortgage Loans in any delivery of such Mortgage Loans for conformity with the applicable credit, appraisal and underwriting standards. Certain other Mortgage Loans will be purchased from Sellers who will represent that the Mortgage Loans were originated pursuant to credit, appraisal and underwriting standards determined by a mortgage insurance company acceptable to the Company. The Company will accept a certification from such insurance company as to a Mortgage Loan's insurability in a mortgage pool as of the date of certification as evidence that such Mortgage Loan conforms to applicable underwriting standards. Such certifications will likely have been issued before the purchase of the Mortgage Loans by the Company. The Company will perform only random quality assurance reviews on Mortgage Loans delivered with such certifications.

     The credit, appraisal and underwriting standards utilized in negotiated transactions and the credit, appraisal and underwriting standards of insurance companies issuing certificates may vary substantially from the credit, appraisal and underwriting standards set forth in the Guide. All of the credit, appraisal and underwriting

                                       16



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standards will provide an underwriter with sufficient information to evaluate the borrower's repayment ability and the adequacy of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement will not distinguish among the various credit, appraisal and underwriting standards applicable to the Mortgage Loans nor describe any review for compliance with applicable credit, appraisal and underwriting standards performed by the Company. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable credit, appraisal and underwriting standards in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

     The Company's underwriting standards are intended to evaluate the prospective Mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed Mortgaged Property as collateral. In the loan application process, prospective Mortgagors will be required to provide information regarding such factors as their assets, liabilities, income, credit history, employment history and other related items. Each prospective Mortgagor will also provide an authorization to apply for a credit report which summarizes the Mortgagor's credit history. With respect to establishing the prospective Mortgagor's ability to make timely payments, the Company will require evidence regarding the Mortgagor's employment and income, and of the amount of deposits made to financial institutions where the Mortgagor maintains demand or savings accounts. In some instances, Mortgage Loans which were originated under a Limited Documentation Origination Program may be sold to the Company. For a mortgage loan originated under a Limited Documentation Origination Program to qualify for purchase by the Company, the prospective mortgagor must have a good credit history and be financially capable of making a larger cash down payment, in a purchase, or be willing to finance less of the appraised value, in a refinancing, than would otherwise be required by the Company. Currently, the Company's underwriting standards provide that only mortgage loans with certain loan-to-value ratios will qualify for purchase. If the mortgage loan qualifies, the Company waives some of its documentation requirements and eliminates verification of income and employment for the prospective mortgagor.

     The Company's underwriting standards generally follow guidelines acceptable to FNMA and FHLMC. In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property.

     Certain states where the Mortgaged Properties may be located are 'anti-deficiency' states where, in general, lenders providing credit on one- to four-family properties must look solely to the property for repayment in the event of foreclosure. See 'Certain Legal Aspects of the Mortgage
Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders'. The Company's underwriting standards in all states (including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

SELLER WARRANTIES AND INDEMNIFICATION OF THE COMPANY

     With respect to Series of Certificates as to which the Company will be the only Master Servicer or with respect to each Series as to which the Company and a Servicing Entity will act as Master Servicers, each Seller generally will make representations and warranties with respect to Mortgage Loans or the Mortgage Loans in the Company's Mortgage Loan Servicing Group, respectively, sold by it to the Company for inclusion in the Trust Fund which the Company deems sufficient to permit it to make its representations and warranties in respect of such Mortgage Loans to the Trustee and the Certificateholders under the Pooling Agreement. See 'Description of Certificates -- Representations and Warranties' below. Each Seller will also make certain other representations and warranties regarding Mortgage Loans sold by it. Upon the breach of any representation or warranty made by a Seller that materially and adversely affects the interests of the Certificateholder in a Mortgage Loan (other than those breaches which have been cured), the Company may require the Seller to repurchase the related Mortgage Loan. In addition, each Seller will agree to indemnify the Company against any loss or liability incurred by the Company on account of any breach of any representation or warranty made by the Seller, any failure to disclose any matter that makes any such representation and warranty misleading, or any

                                       17



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

inaccuracy in information furnished by the Seller to the Company, including any information set forth in this Prospectus or in any Prospectus Supplement. See 'Description of Certificates -- Assignment of Mortgage Loans' and
' -- Representations and Warranties'.

     With respect to Series of Certificates as to which there will be no Master Servicer, the Seller which sold the Mortgage Loans to the Company for inclusion in the Trust Fund will make representations and warranties to the Company with respect to such Mortgage Loans, and the Company will assign such representations and warranties to the Trustee and the Certificateholders under the Pooling Agreement. With respect to each Series of Certificates as to which a Servicing Entity will be a Master Servicer, such Servicing Entity which sold the Mortgage Loans or the Mortgage Loan Servicing Group, as applicable, to the Company for inclusion in the Trust Fund will make representations and warranties to the Company with respect to such Mortgage Loans or Mortgage Loans in the related Mortgage Loan Servicing Group, as applicable, and the Company will assign such representations and warranties to the Trustee and the Certificateholders under the Pooling Agreement. Upon the breach of any representation or warranty made by such Seller or Servicing Entity that materially and adversely affects the interests of the Certificateholder in a Mortgage Loan (other than those breaches which have been cured), the Seller or Servicing Entity will be required to repurchase the related Mortgage Loan. See 'Description of Certificates -- Assignment of Mortgage Loans' and ' -- Representations and Warranties'.

RELATIONSHIPS WITH AFFILIATES

     PNC Mortgage Corp. of America, an affiliate of the Company, may be a Seller, a Seller/Servicer or a Servicer. Two of the Company's directors are also directors of PNC Mortgage Corp. of America.

                          DESCRIPTION OF CERTIFICATES

     Each Series of Certificates will be issued pursuant to a separate Pooling Agreement. With respect to Series of Certificates as to which there will be a Master Servicer, the Pooling Agreement will be between the Company, as Depositor and, if applicable, as Master Servicer, the Servicing Entity, if applicable, as Master Servicer, and the Trustee named in the Prospectus Supplement, and the Mortgage Loans will be serviced by Seller/Servicers pursuant to selling and servicing contracts ('Selling and Servicing Contracts') between the Company or the Servicing Entity, as applicable, and such Seller/Servicers, or will be serviced by servicers pursuant to servicing arrangements approved by the Company or the Servicing Entity, as applicable. With respect to Series of Certificates as to which there will be no Master Servicer, the Pooling Agreement will be among the Company, as Depositor and Certificate Administrator, the Servicer and the Trustee named in the Prospectus Supplement. A form of Pooling Agreement and a form of the Selling and Servicing Contract are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following discussion summarizes certain provisions expected to be contained in each Pooling Agreement which governs the Trust Funds consisting principally of one-to four-family residential properties. The applicable Prospectus Supplement will describe material features of the related Pooling Agreement, which may differ from the features described below. The following summary and the summary contained in a Prospectus Supplement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each particular Series and of the applicable Selling and Servicing Contracts or similar contracts.

GENERAL

     The Certificates of each Series will represent undivided interests in the Trust Fund created pursuant to the Pooling Agreement for such Series. The Trust Fund for each Series will consist, to the extent provided in the Pooling Agreement, of (i) such Mortgage Loans as from time to time are subject to the Pooling Agreement (exclusive of any related Retained Yield (described below), except as otherwise specified in the related Prospectus Supplement), (ii) such assets as from time to time are held in the Certificate Account (described below) and the Custodial Accounts for P&I (described below) related to such Mortgage Loans (exclusive of any Retained Yield, except as otherwise specified in the related Prospectus Supplement), (iii) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (iv) any combination, as specified in the related Prospectus Supplement, of a Letter of Credit, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Fraud Bond, Reserve Fund or other type of credit enhancement as described under 'Description of Credit Enhancements', (v) any private mortgage pass-through certificates or any certificates

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

issued by the FHLMC, the FMNA or the Government National Mortgage Association described in the applicable Prospectus Supplement, and (vi) such other assets or rights as are described in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest, and certain of which may be subordinated to others. Any such Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinated Classes of a given Series of Certificates may or may not be offered by the same Prospectus Supplement as the senior Classes of such Series.

     The Certificates will be freely transferable and exchangeable for Certificates of the same Series and Class at the office set forth in such Certificates, provided, however, that certain Classes of Certificates may be subject to transfer restrictions set forth in such Certificates and described in the applicable Prospectus Supplement. A reasonable service charge may be imposed for any registration of exchange or transfer of Certificates, and the Company may require payment of a sum sufficient to cover any tax or other governmental charge. If specified in the applicable Prospectus Supplement, one or more Classes of Certificates for any Series may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.

     Unless otherwise indicated in the applicable Prospectus Supplement, beginning with the month following the month in which the Cut-Off Date occurs for a Series of Certificates, distributions of principal and interest (or, where applicable, principal only or interest only) on each Class of Certificates will be made either by the Trustee, the Master Servicer or the Certificate Administrator, as applicable, acting on behalf of the Trustee or a paying agent appointed by the Trustee (the 'Paying Agent') on the 25th day (or if such 25th day is not a business day, the business day immediately following such 25th day) of each calendar month (the 'Distribution Date') to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the 'Record Date'). Distributions for each Series will be made by wire transfer in immediately available funds for the account of, or by check mailed to, each Certificateholder of record; provided, however, that, unless otherwise specified in the related Prospectus Supplement, the final distribution in retirement of the Certificates for each Class of a Series will be made only upon presentation and surrender of the Certificates at the office or agency of the Company or the Trustee specified in the notice to Certificateholders of such final distribution.

ASSIGNMENT OF MORTGAGE LOANS

     The Company will cause the Mortgage Loans to be assigned to the Trustee, together with all principal and interest on the Mortgage Loans other than principal and interest due on or before the Cut-Off Date. The Company or a Servicing Entity, as applicable, will expressly reserve its or a Seller's rights in and to any Retained Yield, which accordingly will not constitute part of the Trust Fund. In addition, the applicable Prospectus Supplement may specify that the Seller will retain the right to a specified portion of either principal or interest, or both. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates or cause the Certificates to be authenticated and delivered to the Company or its designated agent in exchange for the Trust Fund. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement for the related Series. Unless otherwise specified in the related Prospectus Supplement, such schedule will include information as of the close of business on the Cut-Off Date as to the principal balance of each Mortgage Loan, the Mortgage Interest Rate and the maturity of each Mortgage Note, the Seller/Servicer's or the Servicer's Servicing Fee, whether a Primary Insurance Policy has been obtained for each Mortgage Loan and the then-current scheduled monthly payment of principal and interest for each Mortgage Loan.

     In addition, the Company, a Servicing Entity or a Servicer, as the case may be, will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee the Mortgage Note, an assignment to the Trustee of the Mortgage in a form for recording or filing as may be appropriate in the state where the Mortgaged Property is located, the original recorded Mortgage with evidence of recording or filing indicated thereon, a copy of the title insurance policy or other evidence of title and evidence of any Primary Insurance Policy, FHA Insurance Policy or VA Guaranty for such Mortgage Loan, if applicable; or, in the case of each Cooperative Loan, the related Cooperative Note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related blank stock powers, and a copy of the original filed financing statement together with assignments thereof from the applicable Seller to the Trustee in a form sufficient for filing. In certain

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instances where original documents respecting a Mortgage Loan may not be available prior to execution of the Pooling Agreement, the Company, such Servicing Entity or such Servicer will deliver such documents to the Trustee within 270 days thereafter unless, as set forth in the Pooling Agreement, the county recorder has not yet returned such Mortgage Loan. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage
Note is not delivered to the Trustee if the Company delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Company, such Servicing Entity or such Servicer will agree to repurchase or substitute for such a Mortgage Loan in certain circumstances (see 'Description of Certificates -- Representations and Warranties').

     In instances where, due to a delay on the part of the title insurer, a copy of the title insurance policy for a particular Mortgage Loan cannot be delivered to the Trustee prior to or concurrently with the execution of the Pooling Agreement, the Company will provide a copy of such title insurance policy to the Trustee within 90 days after the Company's receipt of the original recorded Mortgage, any intervening recorded assignments or other documents necessary to issue such title insurance policy.

     The Trustee will review the mortgage documents within 45 days of receipt thereof to ascertain that all required documents have been properly executed and received. The Trustee will hold such documents for each Series in trust for the benefit of Certificateholders of such Series. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, if any document is found by the Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loans (or the related Mortgage Loan Servicing Group for such Series if both the Company and a Servicing Entity are acting as Master Servicers) identified in the Pooling Agreement, the Trustee will notify the Company or such Servicing Entity, as applicable. If the Company or such Servicing Entity, as applicable, cannot cure such defect, the Company or such Servicing Entity, as applicable, will substitute a new mortgage loan meeting the conditions set forth in the Pooling Agreement (see ' -- Substitution of Mortgage Loans' below) or repurchase the related Mortgage Loan from the Trustee at a price equal to 100% of the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon at the applicable Pass-Through Rate through the last day of the month of such repurchase. With respect to Series of Certificates as to which there will be no Master Servicer, if a defect of the type described in the preceding sentence is discovered by the Trustee and cannot be cured by the Seller, the Seller will substitute a new mortgage loan or repurchase the related Mortgage Loan from the Trustee upon the terms described in the preceding sentence. The purchase price of any Mortgage Loan so repurchased will be passed through to Certificateholders as liquidation proceeds in accordance with the procedures specified under ' -- Distributions on Certificates'. This substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for such a defect in a constituent document.

     An assignment of each Mortgage Loan to the Trustee will be recorded or filed except in states where, in the written opinion of counsel admitted to practice in such state acceptable to the Company and the Trustee, such filing or recording is not required to protect the Trustee's interest in the Mortgage Loan against sale, further assignment, satisfaction or discharge by the Seller, the Seller/Servicers, the Servicer, the Company, the Servicing Entity or the Master Servicer.

     Buydown Funds provided by the Sellers or other parties for any Buydown Loans included in a Mortgage Pool may be deposited on the date of settlement of the sale of the Certificates to the original purchasers thereof (the 'Closing Date') into either (a) a separate account (the 'Buydown Fund Account') maintained (i) with the Trustee or another financial institution approved by the Company or Servicing Entity, as applicable, as Master Servicer, (ii) within FDIC insured accounts (or other insured accounts acceptable to the rating agency or agencies) held and monitored by a Servicer or (iii) in a separate non-trust account without FDIC or other insurance in an institution having the highest unsecured long-term debt rating by the rating agency or agencies (or such other institution acceptable to the rating agency or agencies) or (b) held in a Custodial Account for P&I or a Custodial Account for Reserves and monitored by a Servicer. Since Buydown Funds may be funded at either the par values of future payment subsidies or funded in an amount less than the par values of future payment subsidies and determined by discounting such par values in accordance with interest accruing on such values, Buydown Fund Accounts may be non-interest-bearing or may bear interest. In no event will the amount held in any Buydown Fund Account exceed the level of deposit insurance covering such account. Accordingly, more than one such account may be established.

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SUBSTITUTION OF MORTGAGE LOANS

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or the Servicing Entity, as applicable, may substitute an eligible mortgage loan for a defective Mortgage Loan (or, if applicable, a Mortgage Loan in its related Mortgage Loan Servicing Group) in lieu of repurchasing such defective Mortgage Loan or the related Mortgaged Property (a) within three months after the Closing Date for the related Series of Certificates, and (b) within two years after such Closing Date, if the related Mortgage Loan is a 'defective obligation' within the meaning of Section 860G(a)(4)(A)(ii) of the Code. Any mortgage loan, to be eligible for substitution, must fit within the general description of the Mortgage Loans set forth herein and in the related Prospectus Supplement. With respect to Series of Certificates as to which there will be no Master Servicer, the Seller or the Servicer, as specified in the related Prospectus Supplement, may substitute an eligible mortgage loan for a defective Mortgage Loan in lieu of repurchasing such defective Mortgage Loan or the related Mortgaged Property in the circumstances and to the extent described in the two preceding sentences. See 'The Mortgage Pools'.

REPRESENTATIONS AND WARRANTIES

     Unless otherwise stated in the applicable Prospectus Supplement, in the Pooling Agreement for each Series of Certificates as to which the Company will act as a Master Servicer, the Company will represent and warrant to the Trustee with respect to (a) all Mortgage Loans if it is the only Master Servicer and (b) the Mortgage Loans in its Mortgage Loan Servicing Group if both the Company and a Servicing Entity are acting as Master Servicers, among other things, that (i) the information set forth in the schedule of Mortgage Loans is true and correct in all material respects; (ii) except in the case of Cooperative Loans, a lender's title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and each such policy or other evidence of title is valid and remains in full force and effect; (iii) if a Primary Insurance Policy, FHA Insurance Policy or VA Guaranty is required with respect to such Mortgage Loan, such policy or guaranty is valid and remains in full force and effect as of the Closing Date; (iv) immediately upon the transfer and assignment of the Mortgage Loans to the Trust, the Trustee will have good title to the Mortgage Loans; (v) as of the Closing Date, the Mortgage Notes are subject to no offsets, defenses or counterclaims, except to the extent that the buydown agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor; (vi) except in the case of Cooperative Loans, as of the Closing Date, each Mortgage is a valid first lien on an unencumbered estate in fee simple or leasehold interest in the Mortgaged Property (subject only to (a) liens for current real property taxes and special assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal, (c) exceptions set forth in the title insurance policy covering such Mortgaged Property and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage); (vii) as of the Closing Date, each Mortgaged Property is free of damage and is in good repair, except for ordinary wear and tear; (viii) as of the time each Mortgage Loan was originated, the Mortgage Loan complies with all applicable state and federal laws, including usury, equal credit opportunity, disclosure and recording laws; (ix) as of the Closing Date, there are no delinquent tax or assessment liens against any Mortgaged Property; and (x) unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan was originated and will be serviced by (a) an institution which is a member of the Federal Reserve System or the deposits of which are insured by the FDIC,
(b) an institution which is a member of the Federal Home Loan Bank System, (c) an institution which is a FHA-Approved Mortgagee, (d) an institution which is a FNMA-Approved Mortgagee, or (e) an institution which is a FHLMC-Approved Mortgagee. The applicable Prospectus Supplement and Pooling Agreement may set forth additional representations and warranties of the Company. In addition, with respect to any Mortgage Loan as to which the Company delivers to the Trustee or the custodian an affidavit certifying that the original Mortgage Note has been lost or destroyed, if such Mortgage Loan subsequently is in default and the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note, the Company will be obligated to repurchase or substitute for such Mortgage Loan in the manner described below. However, the Company will not be required to repurchase or substitute for any Mortgage Loan as described above if the circumstances giving rise to such requirement also constitute fraud in the origination of the related Mortgage Loan.

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     If the Mortgage Loans include Cooperative Loans, representations and warranties with respect to title insurance or hazard insurance will not be given. Generally, a Cooperative itself is responsible for the maintenance of hazard insurance for property owned by such Cooperative, and the borrowers (tenant-stockholders) of such Cooperative do not maintain hazard insurance on their individual dwelling units. Title insurance is not obtained for Cooperative Loans because such loans are not secured by real property. See 'Certain Legal Aspects of the Mortgage Loans -- Cooperative Loans'.

     With respect to Series of Certificates as to which the Company will not act as a Master Servicer, the Seller or the Servicing Entity, as applicable, which sold the Mortgage Loans to the Company for inclusion in the Trust Fund will make representations and warranties to the Company with respect to such Mortgage Loans substantially similar to those indicated in the second preceding paragraph, and the Company will assign such representations and warranties to the Trustee and the Certificateholders under the Pooling Agreement. The applicable Prospectus Supplement and Pooling Agreement may set forth additional representations and warranties of the Seller, the Servicing Entity and/or the Company.

     In the event of the discovery by the Company, the Servicing Entity or the Servicer of a breach of any representation or warranty which materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan, or the receipt of notice of such a breach from the Trustee, the Company, the Servicing Entity or the Seller, as the case may be, will cure the breach, substitute a new mortgage loan for such Mortgage Loan or repurchase such Mortgage Loan, or any Mortgaged Property acquired with respect thereto, on the terms set forth above under ' -- Assignment of Mortgage Loans'. The proceeds of any such repurchase will be passed through to Certificateholders as liquidation proceeds. This substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach.

     Under the Pooling Agreement, the Company or a Servicing Entity, as Master Servicer, or the Servicer with respect to Series of Certificates for which there will be no Master Servicer, will have the right, but not the obligation, to purchase any Mortgage Loan (or, if applicable, Mortgage Loan in the Company's or Servicing Entity's Mortgage Loan Servicing Group), subject to the limitations set forth in the Pooling Agreement, from the applicable Mortgage Pool in the event that such Mortgage Loan becomes 90 days or more delinquent; provided, that the aggregate purchase price of the Mortgage Loans so repurchased (as set forth in the Pooling Agreement) shall not exceed one-half of one percent (0.50%) of the aggregate Principal Balance of all Mortgage Loans as of the Cut-Off Date.

SERVICING

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, pursuant to the Pooling Agreement the Company or Servicing Entity, as applicable, as Master Servicer, will be responsible for servicing and administering the Mortgage Loans, or the Mortgage Loans in its respective Mortgage Loan Servicing Group, as applicable, but will be permitted to contract with the Seller/Servicer from whom each Mortgage Loan was purchased, or another eligible servicing institution, to perform such functions under the supervision of the Master Servicer as more fully described below.

     In the contract pursuant to which each Seller/Servicer will perform its servicing duties, which contract will generally be the Selling and Servicing Contract, each Seller/Servicer will agree, subject to the general supervision of the Company or Servicing Entity, as applicable, as Master Servicer, or its respective agent, to perform diligently all services and duties customary to the servicing of mortgage loans. Such Master Servicer or its agent will monitor each Seller/Servicer's performance and, unless otherwise specified in the applicable Prospectus Supplement, such Master Servicer will have the right to remove and substitute a replacement Seller/Servicer at any time if it considers such removal to be in the best interest of Certificateholders. The duties performed by the Seller/Servicers include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of insurance claims and, if necessary, foreclosure. In the event a Selling and Servicing Contract is terminated by the Company or Servicing Entity, as applicable, as Master Servicer, for any reason, such Master Servicer may procure a substitute Seller/Servicer, which may be an affiliate of such Master Servicer. During the period necessary to effect the execution and implementation of a contract with such substitute Seller/Servicer, all duties and responsibilities of the Seller/Servicer under the terminated Selling and Servicing Contract will be performed by such Master Servicer. In such event, such Master Servicer will be entitled to retain the same Servicing Fee as was paid to the Seller/Servicer under such terminated Selling and Servicing Contract.

                                       22



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

     With respect to Series of Certificates as to which there will be no Master Servicer, pursuant to the Pooling Agreement the servicing of the Mortgage Loans will be performed by the Servicer, and the Company (as Certificate Administrator) will calculate amounts distributable to the Certificateholders, prepare tax returns on behalf of the Trust Fund and provide certain other administrative services specified in the Pooling Agreement. With respect to a Series as to which the Company and the Servicing Entity will act as Master Servicers, unless otherwise specified in the applicable Prospectus Supplement, the Company will also act as the Certificate Administrator. Unless otherwise specified in the related Prospectus Supplement, with respect to a Series as to which a Servicing Entity is the only Master Servicer, such Servicing Entity shall act as the Certificate Administrator. The Servicer will generally perform the same services and duties as a Seller/Servicer under a Selling and Servicing Agreement, as well as certain services of a Master Servicer described herein. The Trustee or its agent will monitor the Servicer's performance and, unless otherwise specified in the applicable Prospectus Supplement, the Trustee will have the right to remove and substitute a replacement servicer, which may be the Company or an affiliate of the Company, to assume the servicing obligations of the Servicer at any time if it considers such removal to be in the best interests of Certificateholders. During the period necessary to effect the execution and implementation of a contract with such substitute servicer, certain duties and responsibilities of the Servicer under the Pooling Agreement will be performed by the Trustee. In such event, the Trustee will be entitled to retain the same Servicing Fee as was to be paid the Servicer under the Pooling Agreement. The obligation of the Trustee or a replacement servicer to perform the servicing duties of the Servicer will not, however, require such party to cure any defect with respect to any Mortgage Loan, or substitute a new mortgage loan for or repurchase a Mortgage Loan as to which there has been a breach of a representation or warranty made by the Seller or to cure any breach of a servicing covenant made by the former Servicer.

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, each Seller/Servicer will retain as its Servicing Fee a portion of the interest payable on each Mortgage Loan serviced by it. The Servicing Fee will be established by the Company or a Servicing Entity, as applicable, either as a fixed rate or as a rate calculated as the difference between interest at the Mortgage Interest Rate and interest at the rate required to be passed through to the Company or Servicing Entity, as applicable, as Master Servicer (the 'Net Rate'). Unless otherwise set forth in the applicable Prospectus Supplement, the Servicing Fee will be no less than 0.25% per annum for each individual Mortgage Loan serviced. In addition, unless otherwise set forth in the Prospectus Supplement, the Seller/Servicer will retain late charges, assumption fees and similar charges to the extent collected from Mortgagors. The Company expects that such fees and charges will be negligible in amount. Unless otherwise provided in the applicable Prospectus Supplement, each of the Company and Servicing Entity, as applicable, as Master Servicer, will retain as its Master Servicing Fee an amount which will be calculated as a per annum percentage for each Mortgage Loan plus an amount calculated to reimburse the Company or Servicing Entity, as applicable, as Master Servicer, for the expenses required to be borne by it, which, unless otherwise set forth in the applicable Prospectus Supplement, will include the Trustee's fees and premiums on or other expenses relating to any Mortgage Pool Insurance Policy and/or other credit enhancements.

     With respect to Series of Certificates as to which there will be no Master Servicer, the Servicer will receive a Servicing Fee, as established in the applicable Pooling Agreement, which, unless otherwise indicated in the applicable Prospectus Supplement, will be no less than 0.25% per annum for each individual Mortgage Loan serviced and with respect to each such Series and each Series as to which both the Company and a Servicing Entity are acting as Master Servicers, the Certificate Administrator will retain as its Certificate Administrator Fee an amount which will be calculated as a per annum percentage for each Mortgage Loan plus an amount calculated to reimburse the Certificate Administrator for payment by it of the Trustee's fees.

RETAINED YIELD

     For certain Series, the Company, a Servicing Entity or a Seller may retain a portion of the interest payable on each Mortgage Loan (the 'Retained Yield'). The Retained Yield will either be set as a fixed rate or will be calculated by subtracting the Master Servicing Fee and the Certificate Interest Rate from the Net Rate or, if applicable, by subtracting the Servicing Fee, the Certificate Administrator Fee and the Certificate Interest Rate from interest at the Mortgage Interest Rate. Unless otherwise specified in the applicable Prospectus Supplement, any such Retained Yield and any earnings from reinvestments thereof will not be part of the Trust Fund. The

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

Company, the Servicing Entity or the Seller, as the case may be, may at its option transfer to a third party all or a portion of the Retained Yield for a Series of Certificates.

PAYMENTS ON MORTGAGE LOANS; CUSTODIAL ACCOUNTS FOR P&I,
INVESTMENT ACCOUNT, CERTIFICATE ACCOUNT AND RESERVE ACCOUNT

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, pursuant to the Servicing Contract each Seller/Servicer will agree to establish and maintain for the Master Servicer (or for the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers for such Series) a special custodial account for principal and interest (the 'Custodial Account for P&I'), into which it will deposit on a daily basis (unless otherwise specified in the applicable Prospectus Supplement) the following payments and collections received subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off
Date) with respect to the Mortgage Loans serviced by it:

          (i) All payments on account of principal and interest, including Principal Prepayments;

          (ii) All net proceeds received in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise (hereinafter referred to as 'Liquidation Proceeds'), or under any applicable credit enhancements or title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property (hereinafter referred to as 'Insurance Proceeds');

          (iii) Any Advances of such Seller/Servicer's funds (such Advances to be deposited prior to the Withdrawal Date, as defined below); and

          (iv) All proceeds of any Mortgage Loans or property acquired in respect thereof repurchased as required for defects in documentation, breach of representations or warranties, or otherwise.

     Each Seller/Servicer has the option of either (i) depositing gross interest collections in the Custodial Account for P&I, subject to withdrawal of its related Servicing Fees, or (ii) deducting its Servicing Fees from gross interest collections prior to deposit in such account.

     On the Withdrawal Date or, with the Master Servicer's approval (or the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers), on a daily basis, each Seller/Servicer may withdraw the following amounts from its Custodial Account for P&I:

          (i) Amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which the Seller/Servicer has made an unreimbursed Advance;

          (ii) Amounts to reimburse the Seller/Servicer for Advances the Master Servicer (or the related Master Servicer if both the Company and a Servicing Entity are acting as Master Servicers) has determined to be otherwise nonrecoverable; and

          (iii) Amounts in respect of Servicing Fees previously deposited.

     The Company and/or the Servicing Entity, as applicable, will require that deposits in each Custodial Account for P&I be held (a) in a trust account in the corporate trust department of the Trustee or another financial institution approved by the Company or Servicing Entity, as applicable, as Master Servicer, such that the rights of the Company or Servicing Entity, as applicable, as Master Servicer, the Trustee and the Certificateholders will be fully protected against the claims of any creditors of the Servicer and of any creditors or depositors of the institution in which such account is maintained, (b) in FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the rating agency or agencies) created maintained and monitored by a Servicer or (c) in a separate non-trust account without FDIC or other insurance in an institution having an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of the rating agency or agencies (or such other institution acceptable to the rating agency or agencies). If a Custodial Account for P&I is insured by the FDIC and at any time the amount in such account exceeds the limits of insurance on such account, the Seller/Servicer shall be required to withdraw such excess from such account and remit it to the Company or Servicing Entity, as applicable, for deposit in the Investment Account described below.

     With respect to Series of Certificates as to which the Company and/or the Servicing Entity, as applicable, will act as Master Servicer and unless otherwise specified in the related Prospectus Supplement, not later than the 20th day of each month (or the preceding business day if such 20th day is not a business day) (the 'Withdrawal Date'), the Company or Servicing Entity, as applicable, will withdraw or direct the withdrawal from any funds in the Custodial Account for P&I maintained by each related Seller/Servicer an amount representing:

          (i) Scheduled installments of principal and interest on the Mortgage Loans received or advanced by such Seller/Servicer which were due on the first day of the current month, net of Servicing Fees due the Seller/Servicer and less any amounts to be withdrawn later by the Company or Servicing Entity, as applicable, from any applicable Buydown Fund Account;

          (ii) Proceeds of liquidations of Mortgage Loans received by the Seller/Servicer in the immediately preceding calendar month, with interest to the date of liquidation, net of Servicing Fees due such Seller/Servicer and less any amounts to be withdrawn later by the Company or Servicing Entity, as applicable, from any applicable Buydown Fund Account;

          (iii) Principal due to Payoffs received during the period from the 15th of the immediately preceding calendar month through the 14th of such calendar month; in each case with interest at the applicable Pass-Through Rate attributable to interest paid by the Mortgagor through the date of the Payoff (provided, however, that in the case of Payoffs received between the first day and the 14th day of any month, interest accrued from the first day of such month to the date of such Payoff will not be paid to the Certificateholders), less any amounts to be withdrawn later by the Company or Servicing Entity, as applicable, from any applicable Buydown Fund Account; and

          (iv) Curtailments received by such Seller/Servicer on such Mortgage Loans in the immediately preceding calendar month.

     All amounts withdrawn from the Custodial Accounts for P&I, together with any Insurance Proceeds or Liquidation Proceeds (including any amounts paid in respect of repurchase obligations on defective Mortgage Loans or otherwise) not otherwise applied by Seller/Servicers and amounts withdrawn from any Buydown Fund Account, if applicable, shall be immediately deposited into the Investment Account (or if both the Company and a Servicing Entity are acting as Master Servicers, the related Investment Account).

     Under the Pooling Agreement for each Series of Certificates as to which the Company will act as Master Servicer, the Master Servicer or the related Seller/Servicer is permitted to make the following withdrawals from the Buydown Fund Account or Custodial Account for P&I, as applicable:

          (i) To deposit in the Investment Account the amount necessary in order to supplement payments received on Buydown Loans;

          (ii) In the event of a Payoff of any Buydown Loan, to apply the remaining related Buydown Funds to reduce the required amount of such Payoff (or, if the Mortgagor has made a Payoff equal in amount to the total unpaid principal balance, to refund such remaining Buydown Funds to the person entitled to receive such Buydown Funds);

          (iii) In the event of foreclosure or liquidation of any Buydown Loan, to deposit the remaining related Buydown Funds in the Investment Account; and

          (iv) To clear and terminate the portion of any account representing Buydown Funds.

     Unless otherwise specified in the applicable Prospectus Supplement, the Company or Servicing Entity, as applicable, as Master Servicer, may invest funds withdrawn from the Custodial Accounts for P&I each month and remitted to the related Master Servicer, as well as any Insurance Proceeds, Liquidation Proceeds and Buydown Funds, for its own account and at its own risk, for the period from the Withdrawal Date to the next Distribution Date, or for such longer or shorter period as may be specified in the applicable Prospectus Supplement (in each case, the 'Investment Period'). Notwithstanding the foregoing, in the event that both the Company and a Servicing Entity are acting as Master Servicers with respect to any Series, each of the Company and such Servicing Entity may only invest funds described in the preceding sentence to the extent that such funds relate to Mortgage Loans in its respective Mortgage Loan Servicing Group. Investment of such funds shall be made through an account in the name of the Company or Servicing Entity, as applicable, as Master Servicer, and the Trustee (an 'Investment Account') (or, if both the Company and a Servicing Entity are acting as Master Servicers, to the extent that such funds relate to Mortgage Loans in its respective Mortgage Loan Servicing Group), which shall be maintained in the trust department of a bank acceptable to any applicable rating agency or agencies for the Series of Certificates. The Investment Account may be a commingled account with other similar accounts maintained by the Company or Servicing Entity, as applicable, as Master Servicer, and invested for its own account; provided, that the maintenance of such a commingled account has been approved by any applicable rating agency or agencies for the Series of Certificates. Unless otherwise specified in the applicable Prospectus Supplement, the investment of funds in the Investment Account shall be limited to the investments described below.

     On the last day of the Investment Period, the Company or Servicing Entity, as applicable, as Master Servicer, will withdraw from the Investment Account (or, if both the Company and a Servicing Entity are acting as Master Servicers, the related Investment Account) all funds due to be distributed to Certificateholders, and shall deposit such funds, together with any Advances required to be made by it, in the Certificate Account described below.

     Unless otherwise specified in the applicable Prospectus Supplement, the investment of funds in an Investment Account shall be limited to one or more of the following investments ('Eligible Investments') which shall in no event mature later than the next Distribution Date:

          (i) Obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

          (ii) Repurchase agreements on obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States; provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time assigned such ratings as may be required by the applicable rating agency or agencies for the Series of Certificates at the date of acquisition thereof;

          (iii) Federal funds, certificates of deposit, time deposits and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state thereof; provided that the debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, debt obligations of the bank holding company) have been assigned such ratings as may be required by the applicable rating agency or rating agencies for the Series of Certificates at the date of acquisition thereof;

          (iv) Obligations of, or guaranteed by, any state of the United States or the District of Columbia receiving the highest long-term debt ratings available for such securities by the applicable rating agency or rating agencies for the Series of Certificates;

          (v) Commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been assigned such ratings as may be required by the applicable rating agency or rating agencies for the Series of Certificates; or

          (vi) Securities (other than stripped bonds or stripped coupons) bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each applicable rating agency or rating agencies for the Series of Certificates in its highest long-term unsecured rating category; provided, however, that securities issued by any such corporation will not be investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Investment Account or the Certificate Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Investment Account and the Certificate Account;

          (vii) Units of taxable money market funds or mutual funds, which funds have been rated by each applicable rating agency or rating agencies for the Series of Certificates in its highest rating category or which have been designated in writing by each such rating agency or rating agencies as Eligible Investments with respect to this definition; or

          (viii) such other investments bearing interest or sold at a discount the investment in which will not, as evidenced by a letter from each applicable rating agency or rating agencies for the Series of Certificates, result in the downgrading or withdrawal of the rating or ratings assigned to the Certificates by such rating agency or rating agencies.

     Not later than the Distribution Date for a Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will withdraw from the

Investment Account (or, if both the Company and a Servicing Entity are acting as Master Servicers, the related Investment Account) all amounts required to be distributed on such Distribution Date and deposit such amounts into a separate non-interest-bearing trust account (the 'Certificate Account') in the corporate trust department of the Trustee or another depository institution acceptable to the applicable rating agency or rating agencies.

     Under the Pooling Agreement for each Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will be authorized to make the following withdrawals from the Certificate Account (provided, however, that if both the Company and a Servicing Entity are acting as Master Servicers, each of the Company's and Servicing Entity's right to any such withdrawals will be limited to proceeds received in respect of Mortgage Loans in its respective Mortgage Loan Servicing Group):

          (i) To reimburse the Company or Servicing Entity, as applicable, as Master Servicer, or the applicable Servicer for Advances made pursuant to the Pooling Agreement or a Selling and Servicing Contract, the Company's or Servicing Entity's right to reimburse itself or such Servicer pursuant to this paragraph (i) being limited to amounts received on particular Mortgage Loans (including, for this purpose, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of principal and/or interest respecting which any such Advance was made;

          (ii) To reimburse the Company or Servicing Entity, as applicable, as Master Servicer, or the applicable Servicer for amounts expended by or for the account of the Company or Servicing Entity, as applicable, as Master Servicer, pursuant to the Pooling Agreement or amounts expended by such Servicer pursuant to the Selling and Servicing Contracts in connection with the restoration of property damaged by an Uninsured Cause (as defined in the Pooling Agreement) or in connection with the liquidation of a Mortgage Loan;

          (iii) To pay to the Company or Servicing Entity, as applicable, as Master Servicer, the Master Servicing Fee, net of Compensating Interest reduced by Payoff Earnings and Payoff Interest (each as defined herein or in the Pooling Agreement), as to which no prior withdrawals from funds deposited by the Master Servicer have been made;

          (iv) To reimburse the Company or Servicing Entity, as applicable, as Master Servicer, or the applicable Servicer for advances which the Company or Servicing Entity, as applicable, has determined to be Nonrecoverable Advances;

          (v) To pay to the Company or Servicing Entity, as applicable, as Master Servicer, reinvestment earnings deposited or earned in the Certificate Account (net of reinvestment losses) to which the Company or Servicing Entity, as applicable, is entitled and to reimburse the Company or Servicing Entity, as applicable, for expenses incurred by and reimbursable to the Company or Servicing Entity, as applicable, pursuant to the Pooling Agreement;

          (vi) To deposit amounts in the Investment Account representing amounts in the Certificate Account not required to be on deposit therein at the time of such withdrawal; and,

     after making or providing for the above withdrawals,

          (vii) To clear and terminate the Certificate Account upon liquidation of all Mortgage Loans or other termination of the Trust Fund.

     Each of the Company and Servicing Entity, as applicable, may also establish with the Trustee for a Series of Certificates as to which it is acting as a Master Servicer a Reserve Account if required to assure timely distributions of principal and interest, as a condition to obtaining a specified rating for such Certificates or to provide for the expenses of the Trust Fund. Any such Reserve Account so established will be described in the applicable Prospectus Supplement.

     With respect to Series of Certificates as to which there will be no Master Servicer, unless otherwise specified in the applicable Prospectus Supplement, the Custodial Account for P&I, the Buydown Fund Account and the Reserve Account will be established by the Servicer, and the required and permitted deposits into and withdrawals from such accounts set forth above will be made by the Servicer. The Servicer shall deposit any required Advances in the Custodial Account for P&I on the Withdrawal Date. The withdrawal of funds and their deposit into the Investment Account on the Withdrawal Date, as described above, will also be effected by the Servicer. The Investment Account described above will be established by the Certificate Administrator and the Trustee, and investments of amounts therein in Eligible Investments will be directed by the Certificate

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

Administrator for its own account and at its own risk. The Certificate Administrator will make the required withdrawal from the Investment Account on the last day of the Investment Period for deposit in the Certificate Account, as described above. Authorized withdrawals from the Certificate Account for the purposes described above will be made by the Certificate Administrator. Other than as set forth in this paragraph, unless the context otherwise requires, references above to 'Master Servicer' or 'Seller/Servicer', and to 'Master Servicing Fee' shall refer instead to 'Servicer' and 'Servicing Fee', respectively.

DISTRIBUTIONS ON CERTIFICATES

     For each Series, on each Distribution Date commencing in the month following the month in which the Cut-Off Date occurs (or such other time as may be set forth in the applicable Prospectus Supplement), the Trustee, the Master Servicer (if there will be only one Master Servicer) or the Certificate Administrator, as applicable, acting on behalf of the Trustee or the Paying Agent will withdraw from the Certificate Account and distribute to Certificateholders of record on the applicable Record Date, and to holders of residual interests, if any, who are entitled to receive such distributions pursuant to the terms of the applicable Pooling Agreement, to the extent of their entitlement thereto, an amount in the aggregate equal to the sum of:

          (i) All scheduled payments of principal and interest at the Pass-Through Rate either collected from the Mortgagors on the Mortgage Loans prior to the related Determination Date (as defined below) or advanced by the Company or Servicing Entity, as applicable, the Servicer or the Seller/Servicers;

          (ii) Scheduled amounts of Buydown Funds respecting Buydown Loans (not withdrawn and remitted by the Servicer or the related Seller/Servicer, as applicable);

          (iii) All Curtailments received on the Mortgage Loans in the month prior to the month in which the Distribution Date occurs (the 'Distribution Period');

          (iv) All Insurance Proceeds or Liquidation Proceeds received during the Distribution Period, together with interest at the applicable Pass-Through Rate to the extent described herein under 'Yield Considerations -- Effective Interest Rate'; and

          (v) All Payoffs received during the period from the 15th day of the immediately preceding calendar month through the 14th day of such calendar month; in each case together with interest at the applicable Pass-Through Rate to the extent described under 'Yield Considerations -- Effective Interest Rate' herein;

     less the sum of:

          (a) Previously unreimbursed Advances made by the Company or Servicing Entity, as applicable, as Master Servicer, the Seller/Servicers or the Servicer on Mortgage Loans which are considered by the Master Servicer or the Servicer, as the case may be, as of the Distribution Date to be nonrecoverable;

          (b) Amounts expended by the Seller/Servicers, the Company or Servicing Entity, as applicable, as Master Servicer or the Servicer in connection with the preservation or restoration of property securing Mortgage Loans which have been liquidated and related liquidation expenses; and

          (c) Amounts representing other expenses of the Master Servicer, the Seller/Servicers or the Servicer, reimbursable pursuant to the Pooling Agreement;

provided, however, that in the event that both the Company and a Servicing Entity are acting as Master Servicers for any Series, any amounts retained on behalf of any of the Company, such Servicing Entity or a related Seller/Servicer pursuant to clauses (a), (b) and (c) above shall be limited to amounts received in respect of any Mortgage Loans in its related Mortgage Loan Servicing Group.

     In addition, if the Master Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, is obligated to do so under the applicable Pooling Agreement, such Master Servicer or the Servicer, as the case may be, shall include with any such distribution an Advance equal to principal payments and interest payments (adjusted to the applicable Pass-Through Rate or Rates) due on the first day of the month in which the Distribution Date occurs and not received as of the close of business on the Withdrawal Date, subject to such Master Servicer's or Servicer's determination that such payments are recoverable from future payments or collections on the Mortgage Loans, any subordination feature or Insurance Proceeds or Liquidation Proceeds. See ' -- Advances' below.

     The method of allocating the amount withdrawn from the Certificate Account on each Distribution Date to principal and interest (or, where applicable, to principal only or interest only) on a particular Series of Certificates will be described in the applicable Prospectus Supplement. Distributions of interest on each Class of Certificates will be made prior to distributions of principal thereon. Each Class of Certificates may have a different Certificate Interest Rate, and each Certificate Interest Rate may be fixed, variable or adjustable. The applicable Prospectus Supplement will specify the Certificate Interest Rate for each Class, or in the case of a variable or adjustable Certificate Interest Rate, the initial Certificate Interest Rate and the method for determining the Certificate Interest Rate.

     On each Distribution Date for a Series of Certificates, the Trustee, the Master Servicer (if there will be only one Master Servicer) or the Certificate Administrator, as applicable, on behalf of the Trustee or the Paying Agent, as the case may be, will distribute to each holder of record on the Record Date, an amount equal to the Percentage Interest (as defined below) represented by the Certificate held by such holder multiplied by the sum of the Class Principal Distribution Amount (as defined below) for such Class and, if such Class is entitled to payments of interest on such Distribution Date, one month's interest at the applicable Certificate Interest Rate on the principal balance or notional principal balance of such Class specified in the applicable Prospectus Supplement, less (unless otherwise specified in the related Prospectus Supplement) such Class's pro rata share of the sum of (i) the shortfalls in collections of interest on Payoffs with respect to which distribution is to be made on such Distribution Date, if any, (ii) the amount of any deferred interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of the Certificates on the related Due Date, (iii) one month's interest at the applicable Pass-Through Rate on the amount of any Curtailments received on the Mortgage Loans in the month preceding the month of the distribution and
(iv) any other interest shortfalls (including, without limitation, shortfalls arising out of application of the Soldiers' and Sailors' Relief Act or similar legislation or regulations as in effect from time to time) allocable to Certificateholders which are not covered by advances or applicable credit enhancements, in each case in such amount as is allocated to such Class on the basis set forth in the related Prospectus Supplement. The 'Percentage Interest' represented by a Certificate of a particular Class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the aggregate initial amount or notional amount of all the Certificates of such Class. The 'Class Principal Distribution Amount' for a Class of Certificates for any Distribution Date will be the portion, if any, of the Principal Distribution Amount (as defined in the related Prospectus Supplement) allocable to such Class for such Distribution Date, as described in the related Prospectus Supplement.

     In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof with respect to each such Class shall be as provided in the related Prospectus Supplement. Distributions in respect of principal of any Class of Certificates will be made on a pro rata basis among all of the Certificates of such Class.

     With respect to Series of Certificates as to which there will be only one Master Servicer and except as otherwise provided in the applicable Pooling Agreement, not later than the tenth day preceding each Distribution Date (the 'Determination Date'), such Master Servicer will furnish to the Trustee (and to any Certificateholder upon request) a statement setting forth the aggregate amount to be distributed on such Distribution Date to each Class of Certificates, on account of principal and/or interest, stated separately. With respect to Series of Certificates as to which there will be no Master Servicer, or as to which both the Company and a Servicing Entity will act as Master Servicers, the Certificate Administrator will provide the statements described in the preceding sentence.

REPORTS TO CERTIFICATEHOLDERS

     For each Series of Certificates, with each distribution to Certificateholders from the Certificate Account, the Trustee, or the Master Servicer (if there will be only one Master Servicer) or Certificate Administrator, as applicable, on behalf of the Trustee, will forward to each Certificateholder a statement or statements with respect to the related Trust Funds setting forth the information specifically described in the related Pooling Agreement, which generally will include the following with respect to such Series of Certificates:

          (i) the beginning principal balance or notional principal balance representing the ending balance from the prior statement;

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          (ii) the amount, if any, of such distribution principal;

          (iii) the amount, if any, of such distribution allocable to interest on the Mortgage Loans accrued at the applicable Pass-Through Rate on the beginning principal balance or notional principal balance, and, with respect to a Series of Certificates where one or more Classes of such Series are subordinated in right of payment to one or more other Classes of such Series, the amount, if any, of any shortfall in the amount of interest and principal distributed;

          (iv) the total amount distributed;

          (v) the ending principal balance or notional principal balance after the application in (ii) above; and

          (vi) the then applicable Pass-Through Rate or weighted average Pass-Through Rate, calculated as of the close of business on the related Determination Date.

     Upon request, a Certificateholder may receive a monthly report which sets forth (i) the amount of the distribution for such month allocable to Principal Prepayments, miscellaneous post-liquidation collections and Conversion Fees,
(ii) Mortgage Loan delinquencies, indicating the number and aggregate principal amount of Mortgage Loans delinquent one, two and three months, as well as the book value of any Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the Mortgage Loans, (iii) the amount of remaining coverage under any applicable credit enhancements, stated separately, as of the close of business on the applicable Determination Date and (iv) the sum of the Master Servicing Fee and the aggregate Servicing Fees for the month.

     In addition, by the date required by applicable tax law of each year, the Master Servicer with respect to Series of Certificates as to which there will be only one Master Servicer, or the Certificate Administrator with respect to Series of Certificates as to which there will be no Master Servicer or as to which both the Company and a Servicing Entity will act as Master Servicers, will furnish a report to each Certificateholder of record at any time during the preceding calendar year as to the aggregate of amounts reported pursuant to (ii) in the second preceding paragraph above, plus information with respect to the amount of servicing compensation for the related Mortgage Pool, the value of any property acquired by the Trustee through abandonment or foreclosure, deferred interest added to the principal balance or the notional principal balance of each Class of Certificates, as applicable, and such other customary information as the Master Servicer or Certificate Administrator, as applicable, determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such a year.

ADVANCES

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer and unless otherwise stated in the applicable Prospectus Supplement, the Company or Servicing Entity, as applicable, will be obligated under the Pooling Agreement to make Advances (to the extent not previously advanced by the Seller/Servicers as described below). In the event that both the Company and a Servicing Entity are acting as Master Servicers for any Series, unless otherwise specified in the applicable Prospectus Supplement, each of the Company's and such Servicing Entity's obligation to make Advances shall be limited to Mortgage Loans in its respective Mortgage Loans Servicing Group. Such Advances shall be in amounts sufficient to cover any deficiency between the funds scheduled to be received on the Mortgage Loans during the Distribution Period, and amounts withdrawn from the Custodial Accounts for P&I on each Withdrawal Date during the Distribution Period and from any Buydown Fund Account; provided, however, that the Company or Servicing Entity, as applicable, will be obligated to make such Advances only to the extent any such Advance, in the judgment of the Company or Servicing Entity, as applicable, made on the Determination Date, will be reimbursable from any applicable credit enhancements, from Mortgagor payments or from Liquidation Proceeds or Insurance Proceeds of the related Mortgage Loans. In connection with certain credit enhancements, the Company or Servicing Entity, as applicable, may make other advances, such as to pay insurance premiums, real estate property taxes, protection and preservation taxes, sales expenses and foreclosure costs including court costs and reasonable attorneys' fees in connection with a Mortgage Pool Insurance Policy, which shall also constitute 'Advances'. If an Advance made by a Master Servicer later proves unrecoverable, such Master Servicer will be reimbursed from funds in the Certificate Account. Notwithstanding the foregoing, if both the

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Company and a Servicing Entity are acting as Master Servicers for any Series, such right of reimbursement shall be limited to amounts received in respect of Mortgage Loans in its respective Mortgage Loan Servicing Group.

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer and unless otherwise stated in the applicable Prospectus Supplement, each Seller/Servicer will be obligated to advance on the Withdrawal Date its own funds or funds from the Custodial Account for P&I maintained by it equal to the amount of any deficiency between the amount in such Custodial Account for P&I on the Withdrawal Date and the amount due to be remitted to the Company or Servicing Entity, as applicable, on such date. Each Seller/Servicer will advance only funds which the Master Servicer anticipates will be ultimately reimbursable from the sources discussed above. To the extent the Seller/Servicers make such Advances, the Company or Servicing Entity, as applicable, will be relieved of its obligation, if any, to make Advances with respect to the Mortgage Loans respecting which such amounts were advanced. If an Advance made by any Seller/Servicer later proves to be unrecoverable, the Company or Servicing Entity, as applicable, will cause such Seller/Servicer to be reimbursed from funds in the Certificate Account. Notwithstanding the foregoing, if both the Company and a Servicing Entity are acting as Master Servicers, such right of reimbursement shall be limited to amounts received in respect of Mortgage Loans in its respective Mortgage Loan Servicing Group.

     With respect to Series of Certificates as to which there will be no Master Servicer and unless otherwise stated in the applicable Prospectus Supplement, the Servicer will be obligated under the Pooling Agreement to advance on the Withdrawal Date its own funds or funds from the Custodial Account for P&I equal to the amount of any deficiency between the amount in such Custodial Account for P&I on the Withdrawal Date and the amount due to be remitted to the Certificate Administrator on such date. The Servicer will be obligated to make such Advances only to the extent any such Advance, in the judgment of the Servicer made on the related Determination Date, will be reimbursable from any applicable credit enhancements, from Mortgagor payments or from Liquidation Proceeds or Insurance Proceeds of the related Mortgage Loans. In connection with certain credit enhancements, the Servicer may make other advances, such as to pay insurance premiums, real estate property taxes, protection and preservation taxes, sales expenses and foreclosure costs including court costs and reasonable attorneys' fees in connection with a Mortgage Pool Insurance Policy, which shall also constitute 'Advances'. If an Advance made by the Servicer later proves to be unrecoverable, the Servicer will be reimbursed from funds in the Certificate Account.

COLLECTION AND OTHER SERVICING PROCEDURES

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, under the Selling and Servicing Contract each Seller/Servicer agrees to make reasonable efforts to collect all payments called for under the Mortgage Notes and will, consistent with the Selling and Servicing Contract, the Pooling Agreement for any Series and any applicable credit enhancements, follow such collection procedures as it follows or would follow with respect to mortgage loans held for its own account which are comparable to the Mortgage Loans. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Pooling Agreement will require the Servicer to make the same efforts to collect payments on the Mortgage Notes and follow the same collection procedures as would be required of the Servicer if it were a Seller/Servicer under a Selling and Servicing Contract. Consistent with the above, each Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with a Principal Prepayment on a Mortgage Loan and (ii) only upon receiving authorization from the insurer on any applicable Mortgage Pool Insurance Policy or Primary Insurance Policy, and with respect to each Seller/Servicer, from the Master Servicer, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days after the first delinquent due date for payment on any Mortgage Note. Such authorization shall be given by the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer only upon determining that the coverage of such Mortgage Loan by any applicable credit enhancement will not be affected. In the event of any such arrangement, the Company's or Servicing Entity's, as applicable, obligation to make Advances on the related Mortgage Loan, if any, shall continue during the scheduled period to the extent such Advances are not made by the Seller/Servicers.

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

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Selling and Servicing Contract with each Seller/Servicer requires that such Seller/Servicer enforce 'due-on-sale' clauses, where applicable, with respect to the Mortgage Loans on the same basis as with loans in its own portfolio, provided that such clause is not to be enforced if it is unenforceable under applicable law or the terms of the related Mortgage Note or if the coverage of any related credit enhancement would be adversely affected by such enforcement. Subject to the above, if a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Seller/Servicer or the Company or Servicing Entity, as applicable, will be authorized to take or enter into an assumption agreement, pursuant to which the Mortgagor remains liable under the Mortgage Note, from or with the person to whom such Mortgaged Property has been or is about to be conveyed. Any fees collected by a Seller/Servicer for entering into an assumption agreement will be retained by it as additional servicing compensation. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Pooling Agreement will require the Servicer to enforce any 'due-on-sale' clause in the instances and to the extent described in the first sentence of this paragraph, and the Servicer will be authorized to take or enter into an assumption agreement and retain any fees collected for entering into an assumption agreement as additional servicing compensation to the same extent as a Seller/Servicer will be so authorized under a Selling and Servicing Contract.

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, may, or upon receiving authorization from the Company or Servicing Entity, as applicable, as Master Servicer, a Seller/Servicer may, in connection with any such conveyance and only upon assurance that the related Mortgage Loan will continue to be covered by any applicable credit enhancement, release the original Mortgagor from liability upon the Mortgage Note and substitute the new Mortgagor as liable thereon. If required by law or the terms of the related Mortgage Note, the Company or Servicing Entity, as applicable, may allow such release and substitution without the consent of the provider of any applicable credit enhancement. In connection with any such assumption or substitution, the Mortgage Interest Rate borne by the related Mortgage Note may not be changed. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer may in connection with any such conveyance release the original Mortgager from liability upon the Mortgage Note and substitute a new Mortgagor as liable thereon in the instances and to the extent described above in this paragraph with respect to the Company or Servicing Entity, as applicable, as Master Servicer.

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, under each Selling and Servicing Contract the Seller/Servicer is required to establish and maintain a Custodial Account for Reserves into which Mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items to the extent it is consistent with such Seller/Servicer's normal practices to collect payments from Mortgagors to cover tax and insurance expenses. Withdrawals from the Custodial Account for Reserves maintained for Mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the Seller/Servicer out of related assessments for maintaining hazard insurance, to refund to Mortgagors amounts determined to be overages, to pay interest to Mortgagors on balances in the Custodial Account for Reserves, if required, to repair or otherwise protect the Mortgaged Property and to clear and terminate the Custodial Account for Reserves. Each Seller/Servicer is solely responsible for administration of the Custodial Account for Reserves and is expected to make Advances to such account when a deficiency exists therein. With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer will be required to establish and maintain a Custodial Account for Reserves and to make Advances to such account, and will be authorized to make withdrawals from the Custodial Account for Reserves, in the instances and to the extent a Seller/Servicer would be so required and authorized under a Selling and Servicing Contract.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Seller/Servicers' primary compensation for their servicing activities will come from the payment to them or the retention by them, of an amount equal to the Servicing Fee for each Mortgage Loan. The Company's or Servicing Entity's, as applicable, primary compensation for supervising the mortgage servicing

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

and advancing certain expenses of a Mortgage Pool will come from the payment to it, of an amount equal to the Master Servicing Fee with respect to each Mortgage Loan (or a Mortgage Loan in its respective Mortgage Loan Servicing Group) in such Mortgage Pool. The Master Servicing Fee and the Servicing Fee with respect to each payment of interest received on a Mortgage Loan will equal one-twelfth of the annual Master Servicing Fee or Servicing Fee annual percentage, as applicable, set forth in the Pooling Agreement multiplied by the outstanding principal balance of such Mortgage Loan during the month for which such amount is computed. In addition to the Servicing Fee and Master Servicing Fee, the Company, a Servicing Entity or a Seller may retain as its Retained Yield the right to a portion of the interest payable on each Mortgage Loan calculated by subtracting the applicable Pass-Through Rate and related Servicing Fee and Master Servicing Fee from the applicable Mortgage Interest Rate.

     With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer's primary compensation for its servicing activities will come from the payment to it or its retention, with respect to each interest payment on a Mortgage Loan, of an amount equal to the Servicing Fee for such Mortgage Loan. The Servicing Fee with respect to each payment of interest received on a Mortgage Loan will equal one-twelfth of the Servicing Fee annual percentage set forth in the Pooling Agreement multiplied by the outstanding principal balance of such Mortgage Loan during the month for which such amount is computed. In addition to the Servicing Fee, the Company or a Seller may retain as its Retained Yield the right to a portion of the interest payable on each Mortgage Loan calculated by subtracting the related Servicing Fee, the Certificate Administrator Fee and the Certificate Interest Rate from the applicable Mortgage Interest Rate.

     With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer or with respect to each Series as to which both the Company and a Servicing Entity will act as Master Servicers, the Certificate Administrator's compensation for its administrative services will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of an amount equal to the Certificate Administrator Fee for such Mortgage Loan. The Certificate Administrator Fee with respect to each payment of interest received on a Mortgage Loan will equal one-twelfth of the annual Certificate Administrator Fee annual percentage set forth in the Pooling Agreement multiplied by the outstanding principal balance of such Mortgage Loan during the month for which such amount is computed, subject to any minimum fee as will be set forth in the applicable Prospectus Supplement.

     As principal payments are made on each Mortgage Loan, the outstanding principal balance of the Mortgage Loans will decline, and thus compensation to the Seller/Servicers and the related Master Servicer, or to the Servicer and the Certificate Administrator with respect to Series of Certificates for which there will be no Master Servicer or both the Company and a Servicing Entity will act as Master Servicers, and any Retained Yield will decrease as the Mortgage Loans amortize (subject to any minimum levels of such compensation set forth in the applicable Prospectus Supplement). Principal Prepayments and liquidations of Mortgage Loans prior to maturity will also cause servicing compensation to the Seller/Servicers and the Company and/or Servicing Entity, as applicable, as Master Servicer, or to the Servicer and the Certificate Administrator, as applicable, and any Retained Yield to decrease (subject to any minimum levels of such compensation set forth in the applicable Prospectus Supplement).

     In addition to their primary compensation, the Seller/Servicers or the Servicer, as applicable, will retain all prepayment fees, assumption fees and late payment charges, to the extent collected from Mortgagors. The Seller/Servicers' or the Servicer's income from such charges will depend upon their origination and servicing policies.

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will pay all expenses incurred in connection with its activities as Master Servicer (subject to limited reimbursement as described below), which, unless otherwise specified in the applicable Prospectus Supplement, will include payment of the fees and disbursements of the Trustee, payment of premiums of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, certificate insurance policy, Fraud Bond or Bankruptcy Bond or the costs of obtaining or maintaining any Letter of Credit or Reserve Fund and payment of expenses incurred in connection with distributions and reports to Certificateholders of each Series.

     With respect to Series of Certificates as to which there will be no Master Servicer and the servicing of the Mortgage Loans will be performed by the Servicer, the Servicer will pay certain expenses incurred in connection

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

with its activities as Servicer (subject to limited reimbursement as described below), which, unless otherwise specified in the applicable Prospectus Supplement, will include payment of premiums of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, certificate insurance policy, Fraud Bond or Bankruptcy Bond or the costs of maintaining any Letter of Credit or Reserve Fund. The Certificate Administrator will pay the fees and disbursements of the Trustee.

     As set forth in the preceding section, each Master Servicer and the Seller/Servicers, or the Servicer, as applicable, are entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of related defaulted Mortgage Loans. Certificateholders of such Series will suffer no loss by reason of such expenses to the extent claims are paid under any applicable credit enhancements. In the event, however, that claims are not paid under such policies or alternative coverages, or if coverage has been exhausted, Certificateholders of such Series will suffer a loss to the extent that the proceeds of liquidation of a defaulted Mortgage Loan, after reimbursement of each such Master Servicer's and the Seller/Servicer's expenses, or the Servicer's expenses, as applicable, are less than the principal balance of such Mortgage Loan. In addition, each Master Servicer and the Seller/Servicers, or the Servicer, as applicable, are entitled to reimbursement of expenditures incurred by them in connection with the restoration of a related damaged Mortgaged Property, such right of reimbursement being prior to the rights of Certificateholders to receive any related Insurance Proceeds or Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

     Except as may be specified in the applicable Prospectus Supplement, each Pooling Agreement will provide that on or before April 30 of each year, beginning on the first April 30 that is at least six months after the Cut-Off Date, one or more firms of independent public accountants will furnish statements to the Trustee to the effect that, in connection with such firm's examination of the financial statements of the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, as of the previous December 31, nothing came to such firm's attention that indicated that the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, was not in compliance with specified sections of the Pooling Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     Except as may be provided in the applicable Prospectus Supplement, each Pooling Agreement will also provide for delivery to the Trustee of an annual statement signed by an officer of the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, to the effect that, based on a review of the Company's and/or Servicing Entity's, as Master Servicer, or the Servicer's activities during the preceding calendar year, to the best of such officer's knowledge the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, has fulfilled its obligations under the Pooling Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligations, specifying each such default and the nature and status thereof.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE
SERVICER, THE CERTIFICATE ADMINISTRATOR AND THE COMPANY

     Except as may otherwise be specified in the applicable Prospectus Supplement, the Pooling Agreement for each Series will provide that neither the Company nor a Servicing Entity, as applicable, may resign from its obligations and duties thereunder as Master Servicer or, if applicable, Certificate Administrator, or that the Servicer, where applicable, may not resign from its obligations and duties thereunder, except upon determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Company's or Servicing Entity's, as applicable, master servicing obligations and duties, or, where applicable, the Servicer's obligations and duties, under such Pooling Agreement.

     The Pooling Agreement for each Series will provide that neither the Company nor any Master Servicer, or that, where applicable, neither the Servicer nor the Certificate Administrator, nor any director, officer, employee or agent of the Company, any Master Servicer, the Servicer and the Certificate Administrator (where applicable) (the 'Indemnified Parties') will be under any liability to the Trust Fund or the Certificateholders or the Trustee, any Seller/Servicer or others for any action taken by any Indemnified Party, any Seller/Servicer or the Trustee in

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good faith pursuant to the Pooling Agreement, or for errors in judgment;
provided, however, that neither the Company, the Master Servicer, the Servicer nor the Certificate Administrator nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Pooling Agreement relating to each such Series will further provide that any Indemnified Party is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling Agreement for each such Series will provide that neither the Company nor any Master Servicer or, where applicable, neither the Servicer nor the Certificate Administrator, is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Pooling Agreement and which in its opinion may involve it in any expense or liability. The Company or, where applicable, a Master Servicer or the Servicer or the Certificate Administrator, may, however, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Company or, where applicable, a Master Servicer, the Servicer or the Certificate Administrator, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which a Master Servicer, the Servicer or the Certificate Administrator may be merged, converted or consolidated, or any person resulting from any merger, conversion or consolidation to which such Master Servicer, the Servicer or the Certificate Administrator is a party, or any person succeeding to the business of such Master Servicer, the Servicer or the Certificate Administrator, will be the successor of such Master Servicer, the Servicer or the Certificate Administrator, respectively, under the Pooling Agreement.

EVENTS OF DEFAULT

     With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, Events of Default under the Pooling Agreement for each such Series (but, in the event that both the Company and a Servicing Entity are acting as Master Servicers for a Series, such Event of Default shall apply only to the defaulting Master Servicer), unless otherwise specified in the applicable Prospectus Supplement, will include, without limitation, (i) any failure by the Company or Servicing Entity, as applicable, as Master Servicer, to make a required deposit to the Certificate Account or, if the Company or Servicing Entity, as applicable, as Master Servicer, is the Paying Agent, to distribute to Certificateholders of any Class any required payment which continues unremedied for ten days after the giving of written notice of such failure to the Company or Servicing Entity, as applicable, as Master Servicer, by the Trustee, or to the Company or Servicing Entity, as applicable, as Master Servicer, and the Trustee by the holders of Certificates for that Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement; (ii) any failure on the part of the Company or Servicing Entity, as applicable, as Master Servicer, duly to observe or perform in any material respects any other of the covenants or agreements on the part of the Company or Servicing Entity, as applicable, as Master Servicer, contained in the Certificates for that Series or in such Pooling Agreement which continues unremedied for 60 days after the giving of written notice of such failure to the Company or Servicing Entity, as applicable, as Master Servicer, by the Trustee, or to the Company or Servicing Entity, as applicable, as Master Servicer, and the Trustee by the holders of Certificates for that Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Company or Servicing Entity, as applicable, as Master Servicer, indicating insolvency, reorganization or inability to pay its obligations and (iv) any failure of the Company or Servicing Entity, as applicable, to make any Advance (other than a Nonrecoverable Advance) which continues unremedied at the opening of business on the Distribution Date in respect of which such Advance was to have been made. With respect to Series of Certificates as to which there will be no Master Servicer, the Events of Default under the Pooling Agreement for each such Series, unless otherwise specified in the applicable Prospectus Supplement, will be the same failures by or conditions of the Servicer as will

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

constitute Events of Default by a Master Servicer under the Pooling Agreement for each Series of Certificates for which the Company and/or a Servicing Entity will act as Master Servicer, except that an Event of Default created by a failure of a Master Servicer to make a required deposit to the Certificate Account referred to in clause (i) of the immediately prior sentence will instead be the failure of the Servicer to make a required deposit to the Investment Account on the Withdrawal Date. Notwithstanding the foregoing, if an Event of Default described in clause (iv) above occurs, the Trustee will, upon written notice to the Company or Servicing Entity, as applicable, immediately suspend all of the rights and obligations of the Company or Servicing Entity, as applicable, thereafter arising under the Pooling Agreement and the Trustee will act to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (iv) above. The Trustee will permit the Company or Servicing Entity, as applicable, to resume its rights and obligations as Master Servicer under the Pooling Agreement if the Company or Servicing Entity, as applicable, within two Business Days following its suspension, remits to the Trustee the amount of any Advance the nonpayment of which was an Event of Default described in clause (iv) above. If an Event of Default as described in clause (iv) above occurs more than two times in any twelve month period, the Trustee will not be obligated to permit the Company or Servicing Entity, as applicable, to resume its rights and obligations as Master Servicer under the Pooling Agreement.

RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default under the Pooling Agreement for any Series remains unremedied, the Trustee or holders of Certificates for that Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement, may terminate all of the rights and obligations of the defaulting Master Servicer, the Servicer or the Certificate Administrator, as applicable, under such Pooling Agreement and in and to the Trust Fund, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer, the Servicer or the Certificate Administrator, as applicable, under such Pooling Agreement and will be entitled to similar compensation arrangements and limitations on liability. In the event that the Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a housing and home finance institution with a net worth of at least $10,000,000 to act as successor to the defaulting Master Servicer, the Servicer or the Certificate Administrator, as applicable, under such Pooling Agreement. Pending any such appointment, the Trustee is obligated to act in such capacity. In the event the Trustee acts as successor to such Master Servicer or the Servicer, the Trustee will be obligated to make Advances unless it is prohibited by law from doing so. The Trustee and such successor may agree upon the compensation to be paid, which in no event may be greater than the compensation to the Company or Servicing Entity, as applicable, as initial Master Servicer, or with respect to a Series of Certificates as to which there will be no Master Servicer, to the Servicer named in the applicable Prospectus Supplement or the Certificate Administrator, as applicable, under such Pooling Agreement. Subject to certain limitations, holders of Certificates for a Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in the Pooling Agreement for that Series, may direct the action of the Trustee in pursuing remedies and exercising powers under such Pooling Agreement.

     No Certificateholder of any Series will have any right under the applicable Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates for that Series evidencing interests aggregating not less than 25% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement, have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement for any Series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                                       36



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AMENDMENT

     The Pooling Agreement for each Series may be amended by the Company and/or a Servicing Entity and the Trustee, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer (and in the case where both the Company and a Servicing Entity are acting as Master Servicers, the Certificate Administrator), and by the Company, the Servicer, the Certificate Administrator and the Trustee with respect to Series of Certificates as to which there will be no Master Servicer, without the consent of any of the Certificateholders covered by such Pooling Agreement, (i) to cure any ambiguity,
(ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended (the 'Code') or any regulations thereunder, including provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, and (iv) to correct the description of any property at any time included in the Trust Fund, or to assure conveyance to the Trustee of any property included in the Trust Fund. The Pooling Agreement for each Series may also be amended by the Company and the Trustee, with respect to Series of Certificates as to which the Company will act as Master Servicer, and by the Company, the Servicer, the Certificate Administrator and the Trustee with respect to Series of Certificates as to which the Company will not act as Master Servicer, with the consent of the holders of Certificates for that Series evidencing interests aggregating not less than 66% of the Trust Fund, as determined in the manner set forth in such Pooling Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates, the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Series then outstanding.

     The Prospectus Supplement for a particular Series may describe other or different provisions concerning conditions to the amendment of the related Pooling Agreement.

LIST OF CERTIFICATEHOLDERS

     With respect to Series of Certificates as to which the Company will act as a Master Servicer or with respect to a Series where a Servicing Entity is the only Master Servicer, upon written request of the Trustee, the Company or Servicing Entity as applicable, will provide to the Trustee within 30 days after the receipt of such request a list of the names and addresses of all Certificateholders of record of a particular Series or Class as of the most recent Record Date for payment of distributions to Certificateholders of that Series or Class. Upon written request of three or more Certificateholders of record of such a Series of Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement for such Series, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, the Trustee shall promptly request from the Master Servicer a current list and will afford such requesting Certificateholders access to such list promptly upon receipt. With respect to Series of Certificates as to which there will be no Master Servicer, the Company, as Certificate Administrator, will provide the list of names and addresses of the Certificateholders described above in the same manner as so described.

TERMINATION

     The obligations created by the Pooling Agreement for each Series will terminate upon the occurrence of both (i) the later of the maturity or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any Mortgage Loan and (ii) the payment to Certificateholders of each Class, if any, of that Series of all amounts held on behalf of such Certificateholders and required to be paid to them pursuant to such Pooling Agreement. The Pooling Agreement for each Series will permit, but not require, the Company to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to the unpaid principal amount thereof or the Trust Fund's adjusted basis in the Mortgage Loans, as described in the related Prospectus Supplement, in either case together with interest at the applicable Mortgage Interest Rates (which will generally be passed through to Certificateholders at the

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

applicable Pass-Through Rates). The exercise of such right will effect early retirement of the Certificates of such Series, but the Company's right so to repurchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than the percentage specified in the related Prospectus Supplement of the aggregate principal amount of the Mortgage Loans underlying the Certificates of such Series as of the Cut-Off Date. In no event, however, will the trust created by any Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of the issue of the person named in such Pooling Agreement. For each Series, the Trustee will give written notice of termination of the Pooling Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination.

REDEMPTION AGREEMENT

     If so specified in the Prospectus Supplement for a Series, the related Trust Fund will enter into a redemption agreement pursuant to which the counterparty to the agreement will have the right to cause a redemption of the outstanding Certificates of such Series, beginning on the Distribution Date and subject to payment of the redemption price and other conditions specified in the Prospectus Supplement. In general, the redemption price will equal the aggregate outstanding principal balance of all Certificates of such Series (other than such Certificates with a notional principal balance), plus any interest described in the Prospectus Supplement. Payment of the redemption price will be in lieu of any distribution of principal and interest that would otherwise be made on that Distribution Date. Upon a redemption, the holder of the redemption right will receive the assets of the Trust Fund and each Certificateholder will receive the outstanding principal balance of its Certificate (other than a holder of Certificates with a notional principal balance), plus any interest specified in the Prospectus Supplement. See 'Yield, Prepayment and Maturity Considerations' for a discussion of the effects of such a redemption of an investor's yield to maturity. In the case of a Trust Fund for which a REMIC election or elections have been made, the transaction by which the Certificates are retired and the related redemption is conducted will constitute a 'qualified liquidation' under Section 860F of the Code.

PUT OPTION

     If so specified in the Prospectus Supplement for a Series, each Certificateholder of such Series, of a Class of such Series or of a group for such Series will have the option to require the entity named in such Prospectus Supplement to purchase such Certificates in full on the date, at the purchase price and on the terms specified in such Prospectus Supplement.

THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The bank or trust company serving as Trustee may have normal banking relationships with the Company and/or its affiliates. The Trustee will have combined capital and surplus of not less than $50 million.

     The Trustee under each Pooling Agreement may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the applicable Pooling Agreement or if the capital and surplus of the Trustee is reduced below $50 million. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee for the related Series. The Trustee may also be removed at any time by holders of Certificates of a Series evidencing more than 50% of the aggregate undivided interests in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

    PRIMARY INSURANCE, FHA MORTGAGE INSURANCE, VA MORTGAGE GUARANTY, HAZARD
                          INSURANCE; CLAIMS THEREUNDER

     As set forth below, a Mortgage Loan may be required to be covered by a hazard insurance policy and either an FHA Insurance Policy, a VA Guaranty or a Primary Insurance Policy. The following is only a brief description of such coverage and does not purport to describe all of the characteristics of each type of insurance. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers and guarantors. In some cases, however, the issuer of the insurance or guaranty may delegate underwriting authority to the originator of the Mortgage Loan. The descriptions of any insurance coverage in this Prospectus or any Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to such forms of policies, and to such statutes or regulations as may be applicable.

PRIMARY INSURANCE

     Unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Loan with a loan-to-value ratio at origination and at the Cut-Off Date greater than 80% will be covered by a primary mortgage insurance policy (a 'Primary Insurance Policy') providing insurance coverage against default on such Mortgage Loan, in general, of up to 25% of the principal balance of such Mortgage Loan with maintenance requirements in certain cases for the remaining term of such Mortgage Loan, but at least until the loan-to-value ratio drops to 80%. Conversely, Mortgage Loans with lower loan-to-value ratios (up to approximately 80%) may not be covered by any Primary Insurance Policies. Applicable state laws may in some instances limit the maximum coverage which may be obtained with respect to certain Mortgage Loans. Any such policy will be issued by a Qualified Insurer.

     While the terms and conditions of the Primary Insurance Policies will differ, each Primary Insurance Policy will in general provide substantially the following coverage. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan (herein referred to as the 'Loss') will generally consist of the unpaid principal balance of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less
(i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) certain amounts expended by the insured but not approved by the insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

     The issuer of a Primary Insurance Policy will generally be required to pay either: (i) the insured percentage of the Loss; (ii) the entire amount of the Loss, after receipt by the insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale.

     As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the insurer good and merchantable title to, and possession of, the Mortgaged Property. If any Advance to be made (including expenses to be paid) by the Master Servicer as a condition for coverage of a loss by a Primary Insurance Policy is not so made by the Master Servicer because the such Advance has been determined to be nonrecoverable, then such loss will be allocated to the Certificateholders. See 'Description of Certificates -- Advances'.

     For any Certificates offered hereunder as to which the Company and/or a Servicing Entity will act as Master Servicer, the Company or Servicing Entity, as applicable, will cause each Servicer to maintain, or with respect to a Series of Certificates as to which there will be no Master Servicer, the Servicer will maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each Mortgage Loan for which such coverage is required under the standard described above, provided that such Primary Insurance Policy was in place as of the Cut-Off Date and the Company or Servicing Entity, as applicable, had knowledge of such Primary Insurance Policy. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, in the event that the Company or Servicing Entity, as applicable learns that a Mortgage Loan had a loan-to-value ratio at origination and as of the Cut-Off Date in excess of 80% and was not the subject of a Primary Insurance Policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement), then the Company or Servicing Entity, as applicable is required to use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. With respect to Series of Certificates as to which there will be no Master Servicer, in the event the Servicer learns of the lack of a Primary Insurance Policy described in the preceding sentence, the Servicer shall notify the Trustee who shall require the Seller to obtain a Primary Insurance Policy, repurchase the Mortgage Loan or substitute a mortgage loan for the applicable Mortgage Loan. The Company or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will not cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Pooling Agreement unless, in the event that such Series of Certificates was rated at the time of issuance, the replacement Primary Insurance Policy from such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the rating agency or agencies that rated such Series of Certificates for mortgage pass-through certificates having a rating equal to or better than the then-current ratings of such Series of Certificates.

     Evidence of each Primary Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related Mortgage Loan. With respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, under the Selling and Servicing Contract each Seller/Servicer, on behalf of itself, the Company, the related Master Servicer, the Trustee and the Certificateholders, will be required to present claims to the insurer under any Primary Insurance Policy and take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by a Seller/Servicer under such Primary Insurance Policy shall be deposited in the Custodial Account for P&I maintained by such Seller/Servicer on behalf of the Company, the Master Servicer, the Trustee and the Certificateholders. The Company or Servicing Entity, as applicable, will agree to cause each Seller/Servicer not to cancel or refuse to renew any Primary Insurance Policy required to be kept in force by the Pooling Agreement. With respect to Series of Certificates as to which there will be no Master Servicer, under the Pooling Agreement the Servicer will agree not to cancel or refuse to renew any Primary Insurance Policy and will be required to present claims to the insurer under any such Primary Insurance Policy, take steps to permit recovery under any such Primary Insurance Policy and deposit amounts collected thereunder in the Custodial Account for P&I to the same extent as a Seller/ Servicer will be so required under a Selling and Servicing Contract.

     See 'Description of Credit Enhancements -- The Fraud Bond' for a discussion of the possible effect of fraudulent conduct or negligence by the Seller, the Seller/Servicer or the Mortgagor with respect to a Mortgage Loan on the coverage of a Primary Insurance Policy.

FHA MORTGAGE INSURANCE

     The National Housing Act of 1934, as amended (the 'Housing Act'), authorizes various FHA mortgage insurance programs. Some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage Loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by the United States Department of Housing and Urban Development ('HUD'), and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

     Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, must have income within the limits prescribed by HUD at the time of initial occupancy, must occupy the property and must meet requirements for recertification at least annually.

     The regulations governing these programs provide that insurance benefits are payable either (i) upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or (ii) upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

     When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs.

VA MORTGAGE GUARANTY

     The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or, in certain instances, his or her spouse) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The loan-to-value ratios allowed for VA-guaranteed loans are set forth in the FNMA Seller's Guide. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only where the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Insurance Policy may be required by the Company for VA loans in excess of certain amounts. The amount of any such additional coverage will be set forth in the related Prospectus Supplement.

HAZARD INSURANCE

     Unless otherwise specified in the applicable Prospectus Supplement, each Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will cause to be maintained for each Mortgage Loan (other than Cooperative Loans and Mortgage Loans secured by condominium apartments) that it services a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Such coverage will be in an amount not less than the maximum insurable value of the Mortgaged Property or the original principal balance of such Mortgage Loan, whichever is less. As set forth above, all amounts collected by the Company or Servicing Entity, as applicable, as Master Servicer, or a Seller/Servicer, or the Servicer, as applicable, under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Seller/Servicer's or the Servicer's normal servicing procedures) will be deposited in the Custodial Account for

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

P&I. In the event that the Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicer, or the Servicer, as applicable, maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicer, or the Servicer, as applicable, will deposit in the Custodial Account for P&I or the Certificate Account all sums which would have been deposited therein but for such clause. The Company or Servicing Entity, as applicable, as Master Servicer, and each of the Seller/Servicers with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, are required to maintain a fidelity bond and errors and omissions policy with respect to officers and employees which provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in such form and amount as specified in the Servicing Contract or the Pooling Agreement, as applicable.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. The Company or Servicing Entity, as applicable, may require Mortgaged Properties in certain locations to be covered by policies of earthquake insurance, to the extent it is reasonably available. When any improvement to a Mortgaged Property is located in a designated flood area and in a community which participates in the National Flood Insurance Program at the time of origination of the related Mortgage Loan, and flood insurance is required and available, the Pooling Agreement requires the Company or Servicing Entity, as applicable, as Master Servicer, through the Seller/Servicer responsible for servicing such Mortgage Loan, or the Servicer, as applicable, to cause the Mortgagor to acquire and maintain such insurance.

     The hazard insurance policies covering the Mortgaged Properties typically contain a clause which, in effect, requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the larger of (i) the replacement cost of the improvements less physical depreciation, and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Neither the Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will require that a hazard or flood insurance policy be maintained for any Cooperative Loan or Mortgage Loan secured by a condominium apartment. With respect to a Cooperative Loan, generally the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative, and the tenant-stockholders of the Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's cooperative apartment or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note. With respect to a Mortgage Loan secured by a condominium apartment, the condominium owner's association for the related building generally is responsible for maintenance of hazard insurance for such building, and the condominium owners do not maintain individual hazard insurance policies. To the extent that the owner of a Mortgage Loan secured by a condominium apartment and the related condominium owner's association do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of

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

the damaged property, damage to such borrower's condominium apartment or the related building could significantly reduce the value of the Mortgaged Property.

     Since the amount of hazard insurance a Master Servicer or the Seller/Servicers, or the Servicer, as applicable, will cause to be maintained on the Mortgaged Properties declines as the principal balances owing on the related Mortgage Loans decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. See 'Description of Credit Enhancements -- Special Hazard Insurance' for a description of the limited protection afforded by the Special Hazard Insurance Policy, Letter of Credit or Reserve Fund, if any is obtained, against losses occasioned by certain hazards which are otherwise uninsured against, as well as against losses caused by the application of the clause described in the preceding paragraph.

     Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

                       DESCRIPTION OF CREDIT ENHANCEMENTS

     To the extent provided in the applicable Prospectus Supplement, credit enhancement for each Series of Certificates may be comprised of one or more of the following components, each of which will have a dollar limit. Credit enhancement components may include coverage with respect to losses that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses (as defined below) or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a 'Defaulted Mortgage Loss'); (ii) of a type generally covered by a Special Hazard Insurance Policy (any such loss, a 'Special Hazard Loss'); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Interest Rate on a Mortgage Loan or an extension of its maturity (any such loss, a 'Bankruptcy Loss'); (iv) incurred on defaulted Mortgage Loans as to which there was fraudulent conduct or negligence by either the Seller, the Seller/Servicer, the Servicer or the Mortgagor in connection with such Mortgage Loans (any such loss, a 'Fraud Loss'); and (v) attributable to shortfalls in the payment of amounts due to one or more Classes of Certificates. Losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, chemical contamination, errors in design, faulty workmanship or materials or waste by the Mortgagor ('Extraordinary Losses') will not be covered. To the extent that the credit enhancement for any Series of Certificates is exhausted, the Certificateholders will bear all further risks of loss not otherwise insured against.

     As set forth below and in the applicable Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Letter of Credit, Reserve Fund or a Mortgage Pool Insurance Policy,
(ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Letter of Credit, Reserve Fund or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a 'Special Hazard Instrument'); (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Letter of Credit, Reserve Fund or Bankruptcy Bond (any instrument, to the extent providing such coverage, a 'Bankruptcy Instrument') and (iv) coverage with respect to Fraud Losses may be provided by one or more of a Letter of Credit, Reserve Fund or Fraud Bond (any instrument, to the extent providing such coverage, a 'Fraud Instrument'). In addition, if provided in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of subordination of one or more Classes of Certificates to provide credit support to one or more other Classes of Certificates.

     The amounts and types of credit enhancement arrangements as well as the provider thereof, if applicable, with respect to each Series of Certificates will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling Agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. If specified in the applicable Prospectus Supplement, credit support for a Series of Certificates may cover one or more other series of certificates issued by the Company or others.

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     Unless otherwise specified in the applicable Prospectus Supplement, to the extent permitted by any applicable rating agency and provided that the then current ratings of the Certificates are maintained, coverage under any credit enhancement may be cancelled or reduced.

     The descriptions of any credit enhancement instruments included in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of governing documents, copies of which are available upon request.

MORTGAGE POOL INSURANCE

     A mortgage pool insurance policy (a 'Mortgage Pool Insurance Policy') may be obtained for a particular Series of Certificates. Any such policy will be obtained by the Company or the Servicer, as applicable, from a Qualified Insurer for the Mortgage Pool, covering loss by reason of the default in payments on any Mortgage Loans included therein that are not covered as to their entire outstanding principal balances by Primary Insurance, FHA Insurance or VA Guarantees. Each Mortgage Pool Insurance Policy will cover all or a portion of those Mortgage Loans in a Mortgage Pool in an amount to be specified in the applicable Prospectus Supplement or in the related Current Report on Form 8-K. The term 'Mortgage Pool Insurance Policy' wherever used in this Prospectus or any Supplement shall refer to one or more such Mortgage Pool Insurance Policies as the context may require. The identity of the insurer or insurers and certain financial information with respect to the insurer or insurers for each Mortgage Pool will be contained in the applicable Prospectus Supplement or in the related Current Report on Form 8-K. The Trustee will be the named insured under any Mortgage Pool Insurance Policy. A Mortgage Pool Insurance Policy is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon the satisfaction of certain conditions precedent described below.

     Any Mortgage Pool Insurance Policy will provide that no claim may be validly presented thereunder unless (i) hazard insurance on the property securing the defaulted Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid, (ii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-Off Date, (iii) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except permitted encumbrances. Assuming the satisfaction of these conditions, the insurer will have the option to either (i) purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof, plus accrued and unpaid interest at the Mortgage Interest Rate to the date of purchase, less the amount of any loss paid under a Primary Insurance Policy, if any, or (ii) pay the difference between the proceeds received from an approved sale of the property and the principal balance of the defaulted Mortgage Loan, plus accrued and unpaid interest at the Mortgage Interest Rate to the date of payment of the claim, less the amount of such loss paid under a Primary Insurance Policy, if any. In each case, the insurer will reimburse the Master Servicer and the Seller/Servicer, or the Servicer with respect to Series of Certificates for which the Company will not act as Master Servicer, for certain expenses incurred by them.

     An endorsement (an 'Advance Claims Endorsement') may be issued to any Mortgage Pool Insurance Policy which provides that the Insurer will make advances of monthly principal and interest payments on Mortgage Loans as to which the Seller/Servicer, or the Servicer with respect to Series of Certificates for which the Company will not act as Master Servicer, has not received a payment from the related Mortgagor and neither the Seller/Servicer nor the Master Servicer, or the Servicer, as applicable, has advanced such payment. The presence of such endorsement, if any, will be disclosed in the Prospectus Supplement.

     An endorsement may also be issued to any Mortgage Pool Insurance Policy which provides that the insurer will pay claims presented under the Mortgage Pool Insurance Policy although claims made against the applicable Primary Insurance Policy have not been settled due to the insolvency, bankruptcy, receivership or assignment for the benefit of creditors of the issuer of the Primary Insurance Policy. The presence of such endorsement, if any, will be disclosed in the Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, to the extent permitted by any applicable rating agency and provided that the then current ratings of the Certificates are maintained, coverage under any Mortgage Pool Insurance Policy may be cancelled or reduced.

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     The original amount of coverage under any Mortgage Pool Insurance Policy will be reduced over the life of the Certificates by the aggregate dollar amount of claims paid, less certain amounts realized by the insurer upon disposition of foreclosed properties. The amount of claims paid includes certain expenses incurred by the Company or a Servicing Entity, as applicable, as Master Servicer, or the Servicer with respect to Series of Certificates for which there will be no Master Servicer, as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage thereunder will lapse and any further losses will be borne by Certificateholders. In addition, in such event, the Company or a Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, will not be obligated (unless sufficient recoveries from other sources are expected) to make any further Advances, since such Advances would no longer be ultimately recoverable under the Mortgage Pool Insurance Policy. See 'Description of Certificates -- Advances'.

     Since the property subject to a defaulted Mortgage Loan must be restored to its original condition prior to claiming against the insurer, no Mortgage Pool Insurance Policy will provide coverage against hazard losses. As set forth under 'Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard Insurance; Claims Thereunder', the hazard insurance policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes, and even when the damage is covered, may afford recoveries which are significantly less than the full replacement of such losses. Further, any Special Hazard Insurance Policy which may be obtained does not cover all risks, and such coverage will be limited in amount. See ' -- Special Hazard Insurance' below. Certain hazard risks will, as a result, be uninsured against and will therefore be borne by Certificateholders.

     A Mortgage Pool Insurance Policy may include a provision permitting the insurer to purchase defaulted Mortgage Loans from the Trust.

     See ' -- The Fraud Bond' below for a discussion of the possible effect of fraudulent conduct or negligence by the Seller, the Seller/Servicer, the Servicer or the Mortgagor with respect to a Mortgage Loan on the coverage of a Mortgage Pool Insurance Policy.

SUBORDINATION

     If so specified in the applicable Prospectus Supplement, distributions with respect to scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Certificates of a Series (the 'Subordinated Certificates') will instead be payable to holders of one or more other Classes of such Series (the 'Senior Certificates') under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the applicable Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various Classes of Subordinated Certificates and thereafter by the various Classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the applicable Prospectus Supplement. If the aggregate distribution with respect to delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates could experience losses on the Certificates.

     In addition to or in lieu of the foregoing, if so specified in the applicable Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts (the 'Reserve Account') established by the Trustee. If so specified in the applicable Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the Company, a Servicing Entity, the Servicer or the Seller,

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as applicable, or the holders of any Class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

     If specified in the applicable Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

     As between Classes of Senior Certificates and as between Classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the applicable Prospectus Supplement. As between Classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the Prospectus Supplement.

THE FRAUD BOND

     Some or all of the Primary Insurance Policies covering Mortgage Loans in any Mortgage Pool may contain an exclusion from coverage for Fraud Losses. To provide limited protection to Certificateholders against losses in the event that coverage relating to a Mortgage Loan which otherwise would have been available under a Primary Insurance Policy is not ultimately available by reason of such an exclusion, if so specified in the applicable Prospectus Supplement, a Fraud Instrument may be obtained or established by the Company or the Servicer, as applicable, for the Mortgage Pool. The type, coverage amount and term of any such Fraud Instrument will be disclosed in the applicable Prospectus Supplement or in the related Current Report on Form 8-K, and the coverage amount may be cancelled or reduced during the life of the Mortgage Pool, provided that the then current ratings of the Certificates will not be adversely affected thereby. The Company, a Servicing Entity or the Servicer, as applicable, may also replace the initial Fraud Instrument with any other type of Fraud Instrument, provided that the then current ratings of the Certificates will not be adversely affected thereby. The identity of the issuer of any Fraud Bond or the Letter of Credit providing such coverage and certain financial information with respect to such issuer will be contained in the applicable Prospectus Supplement or related Current Report on Form 8-K.

     In addition, the Company understands that, regardless of whether exclusion language such as that described above is included in the insurance documents, it is the policy of some or all issuers of Primary Insurance Policies and of Mortgage Pool Insurance Policies to deny coverage in circumstances involving fraudulent conduct or negligence by either the Seller, the Seller/Servicer, the Servicer or the Mortgagor. It is unclear whether any such denial would be upheld by a court. Neither the repurchase obligation of the Company or the Servicing Entity, as applicable, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Seller with respect to Series of Certificates as to which there will be no Master Servicer, nor any of the Fraud Instruments described above would apply to any such denial of coverage unless, as described above, such denial is based upon a specific exclusion relating to fraudulent conduct or negligence which is included in a Primary Insurance Policy.

THE BANKRUPTCY BOND

     The Prospectus Supplement for certain Series may specify that the Company and/or a Servicing Entity, as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, has undertaken to pay to the Trustee for the benefit of Certificateholders any portion of the principal balance of a Mortgage Loan which becomes unsecured pursuant to a proceeding under Chapter 7, 11 or 13 of the Federal Bankruptcy Code. If such obligation is undertaken, the Company and/or a Servicing Entity, as Master Servicer, or the Servicer, as applicable, will also agree to pay to the Trustee for the benefit of Certificateholders any shortfall in payment of principal and interest resulting from the recasting of any originally scheduled monthly principal and interest payment pursuant to a ruling under the Bankruptcy Code. These payment obligations will be subject to the limitations specified in the applicable Pooling Agreement. The Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will have the option, in lieu of making such payments, to repurchase any Mortgage Loan affected by bankruptcy court rulings. To insure the Company's or Servicing Entity's, as Master Servicer, or the Servicer's obligation to make the payments described above, the Company and/or a Servicing Entity, as Master Servicer, or the Servicer, as applicable, will

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obtain or establish a Bankruptcy Instrument in an initial amount specified in the Prospectus Supplement or in the related Current Report on Form 8-K. The Prospectus Supplement or Current Report on Form 8-K may also specify that, provided that the then current ratings of the Certificates are maintained, coverage under any Bankruptcy Instrument may be cancelled or reduced. The Master Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, may also replace the initial method pursuant to which such coverage is provided with either of the other two alternative methods, provided that the then current ratings of the Certificates will not be adversely affected thereby.

SPECIAL HAZARD INSURANCE

     A Special Hazard Insurance Instrument may be established or obtained by the Company, Servicing Entity or the Servicer, as applicable, for certain Series. Any Special Hazard Insurance Instrument will, subject to limitations described below, protect the holders of the Certificates evidencing such Mortgage Pool from (i) loss by reason of damage to properties subject to defaulted Mortgage Loans covered thereby caused by certain hazards (including earthquakes in some geographic areas, mud flows and floods) not insured against under customary standard forms of fire and hazard insurance policies with extended coverage, and
(ii) loss on such loans caused by reason of the application of the co-insurance clause typically contained in hazard insurance policies. The Company and/or a Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, may also replace the initial method pursuant to which such coverage is provided with either of the other two alternative methods, provided that the then current ratings of the Certificates will not be adversely affected thereby. The Prospectus Supplement or Current Report on Form 8-K may also specify that, provided the then current ratings of the Certificates are maintained, coverage under any Special Hazard Instrument may be cancelled or reduced. Any Special Hazard Insurance Policy will be issued by an insurance company licensed to transact a property and casualty insurance business in each state in which Mortgaged Properties covered thereby are located. The identity of the issuer of any Special Hazard Insurance Policy or the Letter of Credit providing such coverage and certain financial information with respect to such issuer will be contained in the related Prospectus Supplement. No Special Hazard Insurance Instrument will cover Extraordinary Losses.

     Subject to the foregoing limitations, the terms of any Special Hazard Insurance Instrument will provide generally that, where there has been damage to property securing a defaulted Mortgage Loan covered by such instrument and such damage is not fully covered by the hazard insurance policy maintained with respect to such property, the Special Hazard Insurance Instrument will pay either (i) the cost of repair of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of an approved sale of such property, plus accrued interest at the Mortgage Interest Rate to the date of claim settlement and certain expenses incurred in respect of such property, less any net proceeds upon the sale of such property. In either case, the amount paid under any Special Hazard Insurance Instrument will be reduced by the proceeds, if any, received under the hazard insurance policy maintained with respect to such property. It is expected that the Mortgage Pool Insurer, if any, will represent to the Company and/or a Servicing Entity, as Master Servicer, or the Servicer, as applicable, that restoration of the property securing a Mortgage Loan from the proceeds described under (i) above will satisfy the condition under any related Mortgage Pool Insurance Policy that the property securing a defaulted Mortgage Loan be restored before a claim under any such policy may be validly presented in respect of such Mortgage Loan. The payment described under
(ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under any Mortgage Pool Insurance Policy. Therefore, so long as any Mortgage Pool Insurance Policy for a Series of Certificates remains in effect, the decision to pay the cost of repair rather than to pay the unpaid principal balance of the related Mortgage Loan, plus accrued interest and certain expenses, will not affect the amount of the total insurance proceeds paid to the holders of the Certificates of that Series with respect to such Mortgage Loan, but will affect the amount of special hazard insurance coverage remaining under any Special Hazard Insurance Instrument and the coverage remaining under any Mortgage Pool Insurance Policy obtained for that Series.

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LETTER OF CREDIT

     If any component of credit enhancement as to any Series of Certificates is to be provided by a letter of credit (the 'Letter of Credit'), a bank or other entity (the 'Letter of Credit Bank') will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit Bank and certain information with respect thereto, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

     The Letter of Credit may also provide for the payment of Advances which the Company or Servicing Entity, as applicable, as Master Servicer, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, would be obligated to make with respect to delinquent monthly payments.

RESERVE FUND

     If so specified in the related Prospectus Supplement, the Company, a Servicing Entity, the Servicer or the Seller, as applicable, will deposit or cause to be deposited in a reserve fund (a 'Reserve Fund') cash or Eligible Investments in specified amounts, or any other instruments satisfactory to the rating agency or agencies rating the Certificates offered pursuant to such Prospectus Supplement, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on one or more related Classes of Certificates, from Retained Yield, or otherwise. Amounts in a Reserve Fund may be used to provide one or more components of credit enhancement, or applied to reimburse the Company or Servicing Entity, as applicable, as Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund.

     Amounts deposited in any Reserve Fund for a Series of Certificates will be invested in Eligible Investments by, or at the direction of, and for the benefit of the Company or Servicing Entity, as applicable, as Master Servicer, or the Certificate Administrator, as applicable, or any other person named in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, any amounts remaining in the Reserve Fund upon the termination of the Trust Fund will be returned to whomever deposited such amounts in the Reserve Fund.

CERTIFICATE INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, the Company or the Servicer may obtain one or more certificate insurance policies, issued by insurers acceptable to the rating agency or agencies rating the Certificates offered pursuant to such Prospectus Supplement, insuring the holders of one or more Classes of Certificates the payment of amounts due in accordance with the terms of such Class or Classes of Certificates, subject to such limitations and exceptions as are set forth in the applicable Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENTS; CLAIMS THEREUNDER
AND OTHER REALIZATION UPON DEFAULTED MORTGAGE LOANS

     For each Series of Certificates which will be covered by a Mortgage Pool Insurance Policy, or a Letter of Credit established in lieu of such policy (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to keep such Mortgage Pool Insurance Policy or Letter of Credit in full force and effect throughout the term of the Pooling Agreement, unless coverage thereunder has been exhausted through the payment of claims or until such instrument is replaced in accordance with the terms of the Pooling Agreement. Unless otherwise specified in the applicable Prospectus Supplement, the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable,

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will agree to pay the premiums for any Mortgage Pool Insurance Policy, and the fee for any Letter of Credit, on a timely basis. In the event that the insurer under the Mortgage Pool Insurance Policy ceases to be a Qualified Insurer (as defined in the Pooling Agreement), or the Letter of Credit Bank ceases to be acceptable to the agency or agencies, if any, rating the Series, the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, will use its best reasonable efforts to obtain from another Qualified Insurer or letter of credit issuer a replacement policy or letter of credit comparable to the Mortgage Pool Insurance Policy or Letter of Credit which it replaces, with total coverage equal to the then outstanding coverage of the Mortgage Pool Insurance Policy or Letter of Credit, provided that if the cost of the replacement policy or letter of credit is greater than the cost of the Mortgage Pool Insurance Policy or Letter of Credit being replaced, the coverage of the replacement policy or letter of credit for a Series of Certificates may be reduced to a level such that its premium rate or cost does not exceed 150% of the premium rate or cost of the Mortgage Pool Insurance Policy or Letter of Credit for a Series which is rated by one or more rating agencies, or 100% of the premium rate or cost for such policy or Letter of Credit for a Series which is not so rated.

     In addition, the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, may substitute at any time a Mortgage Pool Insurance Policy or Letter of Credit for an existing Mortgage Pool Insurance Policy or Letter of Credit. In no event, however, may the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, provide a Letter of Credit in lieu of a Mortgage Pool Insurance Policy, or vice-versa, or substitute one such instrument for another, except under the circumstances detailed in the preceding paragraph, if such action will impair the then current ratings, if any, of the Certificates.

     Unless otherwise specified in the applicable Prospectus Supplement, each Seller/Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will cause a Primary Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan it services with a loan-to-value ratio in excess of 80%; provided, however, that if the loan-to-value ratio of a Mortgage Loan based on a subsequent appraisal of the Mortgaged Property is less than 80%, such Primary Insurance Policy may be terminated, if so specified in the applicable Prospectus Supplement. Each Seller/Servicer or the Servicer, as applicable, will agree to pay the premium for each Primary Insurance Policy on a timely basis in the event that the Mortgagor does not make such payments. See 'Primary Insurance, FHA Mortgage Insurance, VA Mortgage Guaranty, Hazard Insurance; Claims Thereunder -- Primary Insurance' herein.

     For each Series of Certificates which will be covered by a Special Hazard Insurance Instrument (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or Servicing Entity, as Master Servicer with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to keep such Special Hazard Insurance Instrument in full force and effect throughout the term of the Pooling Agreement, unless coverage thereunder has been exhausted through the payment of claims or until such Special Hazard Insurance Instrument has been replaced in accordance with the terms of the Pooling Agreement. So long as any applicable rating on a Series of Certificates will be maintained, the Company and/or Servicing Entity, as Master Servicer, or the Servicer, as applicable, may at any time replace the initial instrument providing special hazard coverage with either of the other two alternative methods. Unless otherwise specified in the applicable Prospectus Supplement, the Company or Servicing Entity, as Master Servicer, or the Servicer, as applicable, will agree to pay the premium for any Special Hazard Insurance Policy (or Letter of Credit obtained in lieu thereof) on a timely basis. Unless otherwise specified in the applicable Prospectus Supplement, any such policy will provide for a fixed premium rate on the declining balance of the Mortgage Loans. In the event that any Special Hazard Insurance Policy is cancelled or terminated for any reason other than the exhaustion of total policy coverage, the Company, Servicing Entity or the Servicer, as applicable, is obligated either to substitute a Letter of Credit or Reserve Fund or to exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such Special Hazard Insurance Policy with a total coverage which is equal to the then existing coverage of such Special Hazard Insurance Policy; provided, however, that if the cost of any such replacement policy shall be greater than the cost of the original Special Hazard Insurance Policy, the amount of coverage of such replacement policy may be reduced to a level such that the cost shall be equal to the cost of the original Special Hazard Insurance Policy. As indicated above, in lieu of obtaining a replacement Special Hazard Insurance Policy, the Company, Servicing Entity or the Servicer, as applicable, may obtain a Letter of Credit or establish a

                                       49



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Reserve Fund in accordance with terms prescribed by any applicable rating agency so that any rating obtained for the Certificates will not be impaired.

     For each Series of Certificates which will be covered by a Fraud Instrument (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or a Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to maintain and keep any such Fraud Instrument in full force and effect throughout the required term as set forth in the applicable Prospectus Supplement, unless coverage thereunder has been exhausted through the payment of claims. The Company, Servicing Entity or the Servicer, as applicable, will agree to pay the premium for any Fraud Bond or Bankruptcy Bond on a timely basis.

     For each Series of Certificates or Class of Certificates which will be covered by a certificate insurance policy or a Letter of Credit or Reserve Fund (such coverage to be disclosed in the applicable Prospectus Supplement), the Company and/or a Servicing Entity, as Master Servicer, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will exercise its best reasonable efforts to maintain and keep any such certificate insurance policy, Letter of Credit or Reserve Fund in full force and effect throughout the required term set forth in the applicable Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the Company, Servicing Entity or the Servicer, as applicable, will agree to pay the premium for any certificate insurance policy on a timely basis.

     The Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicers, with respect to Series of Certificates as to which the Company will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, on behalf of the Trustee and Certificateholders, will present claims to the issuer of any applicable Primary Insurance Policy, FHA Insurance Policy, VA Guaranty, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Letter of Credit, or under any Reserve Fund or other form of credit enhancement, and will take such reasonable steps as are necessary to permit recovery under such insurance policies or alternative coverages respecting defaulted Mortgage Loans. With respect to any applicable Fraud Bond, Bankruptcy Bond or certificate insurance policy, the Trustee will present claims to the issuer of such bond or policy on behalf of the Certificateholders. As set forth above, all collections by the Company or Servicing Entity, as applicable, as Master Servicer, or the Seller/Servicer, or the Servicer, as applicable, under such policies or alternative coverages that are not applied to the restoration of the related Mortgaged Property are to be deposited in the applicable Custodial Account for P&I, the Investment Account or the Certificate Account, subject to withdrawal as heretofore described.

     If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy (or Letter of Credit or Reserve Fund), as the case may be, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or Primary Insurance Policy, the Company or Servicing Entity, as applicable, as Master Servicer, with respect to Series of Certificates as to which the Company and/or Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Company, Servicing Entity or the Servicer, as applicable, for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds.

     If recovery under any Mortgage Pool Insurance Policy (or Letter of Credit established in lieu of such policy), Primary Insurance Policy, FHA Insurance Policy or VA Guaranty is not available because the Master Servicer, with respect to Series of Certificates as to which the Company and/or a Servicing Entity will act as Master Servicer, or the Servicer with respect to Series of Certificates as to which there will be no Master Servicer, has been unable to make the determinations described in the second preceding paragraph, or otherwise, the Seller/Servicer or the Servicer, as applicable, is, nevertheless, obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest thereon at the applicable Pass-Through Rate (after deduction of the Retained Yield, if any, or a pro rata portion thereof as required by the applicable Pooling

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Agreement), Certificateholders in the aggregate will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Company or Servicing Entity, as applicable, as Master Servicer, and the Seller/Servicer, or the Servicer, as applicable, in connection with such proceedings and which are reimbursable under the Pooling Agreement. In addition, and as set forth above, in the event that the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, has expended its own funds to restore damaged property and such funds have not been reimbursed under any Special Hazard Insurance Policy or Letter of Credit or Reserve Fund, it will be entitled to receive from the Certificate Account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to such expenses incurred by it, in which event the Certificateholders may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Company or Servicing Entity, as applicable, as Master Servicer, and the Seller/Servicers, or the Servicer, as applicable, no insurance payments will result in a recovery to Certificateholders which exceeds the principal balance of the defaulted Mortgage Loan together with accrued and unpaid interest thereon at the applicable Pass-Through Rate. In addition, where property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of any related Mortgage Note together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the insurer will exercise its right under any related Mortgage Pool Insurance Policy to purchase such property and realize for itself any excess proceeds. In addition, with respect to certain Series of Certificates, if so provided in the applicable Prospectus Supplement, the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, may have the option to purchase from the Trust Fund any defaulted Mortgage Loan after a specified period of delinquency. If a defaulted Mortgage Loan is not so removed from the Trust Fund, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Certificateholders will bear such loss. However, if a gain results from the final liquidation of a defaulted Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Company or Servicing Entity, as applicable, as Master Servicer, or the Servicer, as applicable, will be entitled to retain such gain as additional servicing compensation unless the applicable Prospectus Supplement provides otherwise. See 'Description of Credit Enhancements'.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The Mortgages (other than the security agreements with respect to the Cooperative Loans) will be either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is usually the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties; the borrower-homeowner, called the trustor (similar to a mortgagor), a lender, called the beneficiary (similar to a mortgagee), and a third-party grantee, called the trustee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. In some cases, a mortgage will also contain a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, by the express provisions of the deed of trust or mortgage and, in some cases, by the directions of the beneficiary. For purposes of the following discussion, 'mortgagor' shall, as appropriate, refer to a mortgagor or trustor and 'lender' shall refer to a mortgagee or beneficiary. A Mortgage Pool may also contain Cooperative Loans which are described below under ' -- Cooperative Loans'.

COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Loans may also include Cooperative Loans. Each promissory note (a 'Cooperative Note') evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related private cooperative housing corporation (a 'Cooperative') that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon or grant a security interest in the cooperative shares and proprietary lease or occupancy

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agreement, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement (or the filing of the financing statements related thereto) in the appropriate recording office or the taking of possession of the cooperative shares, depending on the law of the state in which the Cooperative is located. Such a lien or security interest is not, in general, prior to liens in favor of the Cooperative for unpaid assessments or common charges.

     Unless otherwise specified in the related Prospectus Supplement, all cooperative buildings relating to the Cooperative Loans are located in the States of New York and New Jersey. Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of a Mortgage Pool, the collateral securing any related Cooperative Loans.

     Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative pursuant to the proprietary lease, which maintenance payment represents such tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the shares of the related Cooperative. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See ' -- Foreclosure on Shares of Cooperatives' below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a 'tenant-stockholder' (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 216(b)(1) of the Code is allowed a deduction under
Section 216(a) of the Code for amounts paid or accrued within his or her taxable year to the

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corporation representing his or her proportionate share of certain interest expenses and certain real estate taxes allowable as deductions to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year to which such interest and tax deductions relate, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE

     Foreclosure may be accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are generally not contested by any of the parties defendant. However, when the lender's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court would issue a judgment of foreclosure and would generally appoint a referee or other court officer to conduct the sale of property.

     In many states, foreclosure of a mortgage or deed of trust may also be accomplished by a nonjudicial sale under a specific provision in the mortgage or deed of trust which authorizes the sale of the property at public auction upon default by the mortgagor. The laws of the various states establish certain notice requirements for non-judicial foreclosure sales. In some states, notice of default must be recorded and sent to the mortgagor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, notice must be provided in some states to certain other persons including junior lienholders and any other individual having an interest in the real property. In some states, the mortgagor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limited attorneys' fees, which may be recovered by a lender. Some states also require a notice of sale to be posted in a public place and published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee with a credit bid in an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure proceedings. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in

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order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the security instrument is not monetary, such as the mortgagor failing to adequately maintain or insure the property or the mortgagor executing a second mortgage or deed of trust affecting the property. Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that mortgagors receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the foreclosure sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

FORECLOSURE ON SHARES OF COOPERATIVES

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay maintenance or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by such tenant-stockholder. Generally, maintenance and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also generally provide that in the event the lender succeeds to the tenant-stockholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In

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determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of creditors selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See ' -- Anti-Deficiency Legislation and Other Limitations on Lenders' below.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, there are statutory periods during which the mortgagor and foreclosed junior lienors may redeem the property from the foreclosure sale. One effect of the statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. As a practical matter, the lender may therefore be forced to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which restrict or eliminate the remedies of a lender under a deed of trust or a mortgage. In some states, statutes limit the right of the lender to obtain a deficiency judgment against the mortgagor following sale under a deed of trust or foreclosure. A deficiency judgment would be a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. Some state statutes also prohibit any deficiency judgment where the loan proceeds were used to purchase an owner-occupied dwelling. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The basic purpose of these statutes is to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in certain circumstances, including circumstances where the disposition of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to collect the full amount of interest due or realize upon its security. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a mortgagor through his or her Chapter 11, Chapter 12 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on the mortgagor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and foreclosure proceedings had occurred prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also held that the terms of a mortgage loan secured by property of the mortgagor may be modified. These courts have held that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the residence and the outstanding balance of

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the loan. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

     The Code provides priority to certain tax liens over the lien of the security instrument. Numerous federal and some state consumer protection laws impose substantive requirements upon lenders in connection with the origination and the servicing of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

     The standard forms of note, mortgage and deed of trust used by lenders generally contain 'due-on-sale' clauses. These clauses permit the lender to accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the property. The enforceability of these clauses was the subject of legislation and litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the 'Garn-St Germain Act') purports to pre-empt state statutory and case law that prohibits the enforcement of 'due-on-sale' clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate. In addition, certain states have continuing restrictions on the enforceability of due-on-sale clauses for certain loans.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings associations and federal savings banks) may not exercise a 'due-on-sale' clause, notwithstanding the fact that a transfer of the property may have occurred. These include intrafamily transfers, certain transfers by operation of law, leases of less than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) and statutes in some states also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a 'due-on-sale' clause. In addition, a few states have exercised their rights under the Garn-St Germain Act to limit the enforceability of the due-on-sale clauses in certain loans made prior to passage of the Garn-St Germain Act. As of the date hereof, certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     A consequence of the inability to enforce a due-on-sale clause may be that a mortgagor's buyer may assume the existing mortgage loan rather than paying it off, if such existing loan bears an interest rate below the current market rate, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable credit enhancements, could result in losses to the Holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board

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(now the Office of Thrift Supervision) has issued regulations governing the implementation of Title V. The statute authorizes any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting discount points or other charges prior to origination on mortgage loans covered by Title V.

     Under the Company's mortgage purchase program, each Lender is required to represent and warrant to the Company that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. Based upon such representations and warranties from the Lenders, the Company will make a similar representation and warranty in the Pooling Agreement for each Series to the Trustee for the benefit of Certificateholders. See 'Description of Certificates -- Representations and Warranties'.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable-rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ('Title VIII'). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property.

     In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator', for costs arising out of releases or threatened releases of hazardous substances that require remedy at a mortgaged property. CERCLA imposes liability for such costs on any and all 'responsible parties', including the current owner or operator of a contaminated property, regardless of whether or not the environmental damage was caused by a prior owner. However, CERCLA excludes from the definition of 'owner or operator' a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not 'participate in the management' of a mortgaged property. The conduct which constitutes 'participation in the management', such that the lender would lose the protection of the exclusion for secured creditors, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Fleet Factors decision.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the 'Asset Conservation Act'), which took effect on

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September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include 'merely having the capacity to influence, or unexercised right to control' operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. It should also be noted, however, that liability for costs associated with the investigation and clean-up of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders, or, alternatively, may not impose liability on lenders at all.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion, therefore, does not apply to liability for clean-up costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ('RCRA'). The United States Environmental Protection Agency ('EPA') has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, or real property containing an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank by the holder of the security interest. Moreover, amendments to RCRA, enacted in 1996, concurrently with the CERCLA amendments discussed in the previous paragraph, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. Again, it should be noted, however, that liability for clean-up of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders or, alternatively, may not impose liability on lenders at all.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environment assessment of the Mortgaged Properties will have been conducted.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), imposes certain restrictions on employee pension and welfare benefit plans subject to ERISA ('ERISA Plans') and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in Section 408 of the Code (collectively, 'Tax-Favored Plans').

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. However, any such plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction restrictions imposed under Section 503 of the Code.

     In addition to imposing general fiduciary standards, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving 'plan assets' of ERISA Plans and Tax-Favored Plans (collectively, 'Plans') and persons ('parties in interest' under ERISA or 'disqualified persons' under the Code (collectively, 'Parties in Interest')) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to penalties and/or excise taxes imposed under ERISA and/or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any such transaction.

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PLAN ASSET REGULATION

     An investment of Plan Assets in Certificates may cause the underlying Mortgage Loans, Cooperative Loans, Agency Securities, Private Securities, and/or other assets held in a Trust Fund to be deemed 'plan assets' of such Plan. The U.S. Department of Labor (the 'DOL') has issued a regulation (the 'DOL Regulation') concerning whether or not the assets of a Plan would be deemed to include an interest in the underlying assets of an entity (such as a Trust
Fund), for purposes of applying the general fiduciary standards of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, when a Plan acquires an equity interest (such as a Certificate) in such entity. Because of the factual nature of certain rules in the DOL Regulation, the assets of a Plan may be deemed to include either (i) an interest in the assets of a entity in which the Plan holds an equity interest (such as a Trust Fund), or (ii) merely the Plan's interest in the instrument evidencing such interest (such as a Certificate). Therefore, neither Plans nor certain entities in which assets of Plans are invested should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulation. For purposes of this section, the term 'plan assets' or 'assets of a Plan' ('Plan Assets') has the meaning specified in the DOL Regulation and includes an undivided interest in the underlying assets of certain entities in which a Plan invests.

     The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust Fund and cause the Company, the Master Servicer, any other Servicer, the Trustee, the obligor under any credit enhancement mechanism and certain of their affiliates to be considered or become Parties in Interest with respect to a Plan investing in the Certificates, whether directly or through an entity holding Plan Assets. In such circumstances, the acquisition or holding of Certificates by or with Plan Assets of the investing Plan could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Code, unless a statutory or administrative exemption is available. Under the DOL Regulation, the assets of a Plan which holds a Certificate would include such Certificate and may also be deemed to include the Mortgage Loans and/or other assets held in the related Trust Fund. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such Plan Assets, the Company, the Master Servicer, any other Servicer, the Trustee, the obligor under any credit enhancement mechanism or any of their affiliates has either (i) investment discretion with respect to such Plan Assets, or (ii) authority or responsibility to give (or regularly gives) investment advice with respect to such Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

     Any person who has discretionary authority or control as to the management or disposition of Plan Assets, or who provides investment advice with respect to Plan Assets for a fee (in the manner described above), is a fiduciary with respect to such Plan Assets. If the Mortgage Loans and/or other assets held in a Trust Fund were to constitute Plan Assets, any party exercising management or discretionary control with respect to such assets may be deemed to be a 'fiduciary' with respect to any investing Plan and subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. In addition, if the Mortgage Loans and/or other assets held in a Trust Fund constitute Plan Assets, the acquisition or holding of Certificates by, on behalf of or with Plan Assets of a Plan, and the operation of such Trust Fund, may be deemed to constitute or result in a prohibited transaction under ERISA and Section 4975 of the Code.

UNDERWRITER'S EXEMPTION

     The DOL has issued essentially identical individual exemptions to various underwriters (collectively, as amended by Prohibited Transaction Exemption ('PTE') 97-34, 62 Fed. Reg. 39021 (July 21, 1997), the 'Underwriter's
Exemption'), which generally exempt from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Code certain transactions, among others, relating to (i) the servicing and operations of pools of certain secured obligations (such as Mortgage Loans) that are held in a trust, and (ii) the purchase, sale and holding of pass-through certificates issued by such trust as to which an underwriter (or its affiliate) which has received an Underwriter's Exemption is the sole underwriter or manager or co-manager of the underwriting syndicate or a placement agent, provided that certain conditions set forth in the Underwriter's Exemption are satisfied. For purposes of this section, the term 'Underwriter' includes both such an underwriter (or affiliate) and any member of the underwriting syndicate or selling group with respect to the Class of Certificates as to which such underwriter (or affiliate) is the manager or a co-manager.

                                       59



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

     Each Underwriter's Exemption sets forth the following eight general conditions, which must be satisfied in order for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief under the Underwriter's Exemption:

          First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

          Second, the Certificates must not evidence rights or interests that are subordinated to the rights and interests evidenced by the other Certificates issued by the same trust.

          Third, the Certificates, at the time of acquisition by a Plan or with Plan Assets, must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. (collectively, the 'Exemption Rating Agencies').

          Fourth, the Trustee must not be an affiliate of any other member of the 'Restricted Group', which consists of any Underwriter, the Company, the Master Servicer, any other Servicer, the Trustee and any mortgagor with respect to assets of a Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets held in the Trust Fund as of the date of initial issuance of the Certificates.

          Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Company pursuant to the assignment of the assets to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer or any other Servicer must represent not more than reasonable compensation for such person's services under the related Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith.

          Sixth, the Plan or other person investing Plan Assets in the Certificates must be an accredited investor (as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended).

          Seventh, (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or with Plan Assets of a Plan; and (iii) certificates in such other investment pools must have been purchased by investors (other than Plans) for at least one year prior to any acquisition of Certificates by or with Plan Assets of a Plan.

          Eighth, the Trustee must not be an affiliate of any other member of the Restricted Group.

     Any fiduciary or other person who proposes to use Plan Assets to acquire Certificates in reliance upon the Underwriter's Exemption must make its own determination as to whether the general conditions set forth above will be satisfied with respect to its acquisition and holding of such Certificates.

     If the general conditions of the Underwriter's Exemption are satisfied, the Exemption may provide exemptive relief from:

          (a) The restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1) through (D) of the Code in connection with the direct or indirect sale, exchange, transfer or holding, or the direct or indirect acquisition or disposition in the secondary market, of Certificates by or with Plan Assets of a Plan, provided that no exemptive relief is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Certificate by or with Plan Assets of a Plan sponsored by any member of the Restricted Group (an 'Excluded Plan'), or by any person who has discretionary authority or renders investment advice for a fee (as described above) with respect to Plan Assets of such Excluded Plan;

          (b) The restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice for a fee (as described above) with respect to the investment of the relevant Plan Assets in the Certificates is a mortgagor with respect to 5% or less of the fair market value of the assets of a Trust Fund (or its affiliate),
     (ii) the direct or indirect acquisition or disposition in the secondary market of Certificates by or with Plan Assets of a Plan, and (iii) the holding of Certificates by or with Plan Assets of a Plan; and

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          (c) The restrictions imposed by Sections 406 and 407(a) of ERISA and
     Section 4975(c) of the Code for certain transactions in connection with the servicing, management and operation of the Mortgage Pools, subject to certain specific conditions which the Company expects will be satisfied if the general conditions of the Underwriter's Exemption are satisfied.

     The Underwriter's Exemption also may provide exemptive relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code if such restrictions would otherwise be deemed to apply merely because a person is deemed to be a Party in Interest with respect to a Plan investing in the Certificates (whether directly or through an entity holding Plan Assets) by virtue of providing services to the Plan (or such Plan Assets), or by virtue of having certain specified relationships to such a person), solely as a result of the Plan's ownership of Certificates.

     Before purchasing a Certificate, a fiduciary or other investor of Plan Assets should itself confirm that (i) the Certificates constitute 'certificates' for purposes of the Underwriter's Exemption, and (ii) the specific and general conditions and other requirements set forth in the Underwriter's Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemption, the fiduciary or other Plan Asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates with Plan Assets.

OTHER EXEMPTIONS

     Any fiduciary or other person who proposes to use Plan Assets to acquire Certificates should consult with its legal counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of exemptive relief under the Underwriter's Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with an acquisition of Certificates representing a beneficial ownership interest in a pool of single-family residential first or second Mortgage Loans, such fiduciary or other Plan Asset investor should also consider the availability of exemptive relief under Prohibited Transaction Class Exemption ('PTCE') 83-1 for certain transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to Certificates evidencing an interest in a Trust Fund which includes Cooperative Loans, Private Securities or certain other assets. In addition, such fiduciary or other Plan Asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The applicable Prospectus Supplement may contain additional information regarding the application of the Underwriter's Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions with respect to the Certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan Asset investor's investment in the Certificates or, even if an exemption were applicable, that such exemption would apply to all prohibited transactions that may occur in connection with such an investment.

INSURANCE COMPANY GENERAL ACCOUNTS

     In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and Section 4975(c) of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL was required to issue final regulations (the '401(c) Regulations') no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA or Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, (i) except as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations, or (ii) unless an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account that support

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insurance policies or annuity contracts issued to a Plan (a) after December 31,
1998, or (b) issued to a Plan on or before December 31, 1998 and with respect to which the insurance company does not comply with the 401(c) Regulations, may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, assets of a separate account are still treated as Plan Assets of any Plan invested in such separate account. An insurance company contemplating the investment of general account assets in Certificates should consult with its legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATIONS FROM INVESTING PLANS

     The exemptive relief afforded by the Underwriter's Exemption will not apply to the purchase, sale or holding of Subordinated Certificates, REMIC Residual Certificates or Certificates evidencing an interest in a Trust Fund which contains a swap or other notional principal contract. Except as otherwise specified in the applicable Prospectus Supplement, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan Assets to acquire such Certificates will not be registered by the Trustee unless the transferee provides the Company and the Trustee with an opinion of counsel satisfactory to the Company and the Trustee, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the acquisition of such Certificates by or on behalf of such Plan or with Plan Assets is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4075 of the Code, and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling Agreement. In lieu of such opinion of counsel, except as otherwise specified in the applicable Prospectus Supplement, the transferee may provide a certification of facts substantially to the effect that the acquisition of Subordinated Certificates by or on behalf of such Plan or with Plan Assets is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling Agreement, and the following conditions are met:
(i) the source of funds used to purchase such Certificates is an insurance company general account (as defined in PTCE 95-60), and (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates.

TAX-EXEMPT PLAN INVESTORS

     A Plan which is exempt from federal income taxation pursuant to Section 501 of the Code generally will be subject to federal income taxation to the extent that its income constitutes unrelated business taxable income (or 'UBTI') within the meaning of Section 512 of the Code. Excess inclusions of a REMIC allocated to a REMIC Residual Certificate held by such a Plan will be considered UBTI and thus will be subject to federal income tax. See 'Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions' and ' -- Tax-Exempt Investors'.

CONSULTATION WITH COUNSEL

     There can be no assurance that the Underwriter's Exemption or any other exemption granted by the DOL will apply with respect to any particular Plan that acquires Certificates (whether directly or through an entity holding Plan Assets) or, even if all of the conditions specified in the Underwriter's Exemption were satisfied, that exemptive relief would be available for all transactions involving a Trust Fund. Prospective Plan Asset investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in Certificates.

     Any fiduciary or other person who proposes to acquire or hold Certificates on behalf of a Plan or with Plan Assets should consult with its legal counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code to the proposed investment and the availability of exemptive relief under the Underwriter's Exemption, PTCE 83-1, Sections I and III of PTCE 95-60, and/or any other class exemption granted by the DOL.

     Any fiduciary or other person who proposes to use Plan Assets to acquire Certificates should consult with its own legal counsel with respect to the potential consequences under ERISA and the Code of the acquisition and ownership of Certificates.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. It does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules and does not address the tax consequences of persons holding Certificates as part of a hedge or hedging transaction. Further, the authorities on which this discussion is based are subject to change or differing interpretations, which changes or differing interpretations could apply retroactively. This discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their own tax advisors in determining the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

     The following discussion addresses certificates ('REMIC Certificates') representing interests in a Mortgage Pool ('REMIC Mortgage Pool') as to which the Company, in the case where the Company will be a Master Servicer for a Series or in the case where there will be no Master Servicer for a Series, or the Servicing Entity, in the case where the Servicing Entity is the only Master Servicer for a Series, will cause to elect treatment as a real estate mortgage investment conduit ('REMIC') under Sections 860A through 860G ('REMIC Provisions') of the Code. Under the REMIC Provisions, REMICs may issue 'regular' interests and must issue one and only one class of 'residual' interests. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a 'REMIC Regular Certificate' and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a 'REMIC Residual Certificate'.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1273 and 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the 'OID Regulations'), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the 'REMIC Regulations'). The OID Regulations generally are effective with respect to debt instruments issued on or after April 4, 1994.

CLASSIFICATION OF REMIC TRUST FUNDS

     With respect to each Series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP, special counsel to the Company, will deliver their opinion generally to the effect that, assuming (i) a REMIC election is made timely in the required form, (ii) each Master Servicer or Servicing Entity, as applicable, complies with all provisions of the related Pooling Agreement, (iii) certain representations set forth in the Pooling Agreement are true, and (iv) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, the related REMIC Mortgage Pool will qualify as a REMIC and the classes of interests offered will be considered to be regular interests or residual interests in that REMIC Mortgage Pool within the meaning of the REMIC Provisions.

     Holders of REMIC Certificates should be aware that, if an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In such event, an entity electing to be treated as a REMIC may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status described below under the heading 'Characterization of Investments in REMIC Certificates'. In the case of an inadvertent termination of REMIC status, the Code provides the Treasury Department with authority to issue regulations providing relief. Any such relief, however, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, REMIC Certificates are not treated for federal income tax purposes as ownership interests in the assets of a REMIC Mortgage Pool. However,
(i) REMIC Certificates held by a domestic building and loan association will constitute a 'regular or residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the Assets would be treated as 'loans . . . secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code
Section 7701(a)(19)(C); and (ii) REMIC Certificates held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code
Section 856(c)(4)(A), and interest on the REMIC Certificates will be

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considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the Assets would be treated as 'interests in real property' as defined in Code Section 856(c)(5)(C) (or, as provided in the Committee Report, as 'real estate assets' as defined in Code
Section 856(c)(5)(B)). Moreover, if 95% or more of the Assets qualify for any of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Investors should be aware that the investment of amounts in any reserve account in assets not so qualifying would, and holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Certificate that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Code
Section 856(c)(4)(A); it is unclear whether such collected payments would be so treated for purposes of Code Section 7701(a)(19)(c)(v), but there appears to be no reason why analogous treatment should not be given to such collected payments under that provision. The determination as to the percentage of the REMIC's assets that will constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The applicable Prospectus Supplement or the related Current Report on Form 8-K for each Series of REMIC Certificates will describe the Assets as of the Cut-Off Date. REMIC Certificates held by certain financial institutions will constitute 'evidence of indebtedness' within the meaning of Code Section 582(c)(1); in addition, REMIC Regular Certificates acquired by a REMIC in accordance with the requirements of Section 860G(a)(3)(C) or Section 860G(a)(4)(B) of the Code will be treated as 'qualified mortgages' for purposes of Code Section 860D(a)(4).

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its Assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

1. Original Issue Discount

     Certain REMIC Regular Certificates may be issued with 'original issue discount' within the meaning of Code Section 1273(a). Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Company will report annually (or more often if required) to the Internal Revenue Service ('IRS') and to Certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See ' -- Reporting and Other Administrative Matters of REMICS' below.

     Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and, to some extent, in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates. Regulations have not yet been proposed or adopted under
Section 1272(a)(6) of the Code. Further, application of the OID Regulations to the REMIC Regular Certificates remains unclear in some respects because the OID Regulations generally purport not to apply to instruments to which Section 1272(a)(6) applies such as REMIC Regular Certificates, and separately because they either do not address, or are subject to varying interpretations with regard to, several relevant issues.

     Code Section 1272(a)(6) requires that a mortgage prepayment assumption ('Prepayment Assumption') be used in computing the accrual of original issue discount on REMIC Regular Certificates and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in

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Treasury regulations. To date, no such regulations have been promulgated. The
Committee Report indicates that the regulations will provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. Unless otherwise specified in the applicable Prospectus Supplement, the Company will use a percentage of the Basic Prepayment Assumption (or such other Prepayment Assumption as may be specified in the applicable Prospectus Supplement) in reporting original issue discount that is consistent with this standard. However, the Company does not make any representation that the Mortgage Loans will in fact prepay at that percentage of the Basic Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a Series of REMIC Certificates will disclose the percentage of the Basic Prepayment Assumption (or such other Prepayment Assumption as may be specified therein) to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

     The total amount of original issue discount on a REMIC Regular Certificate is the excess of the 'stated redemption price at maturity' of the REMIC Regular Certificate over its 'issue price'. Except as discussed in the following two paragraphs, in general, the issue price of a particular Class of REMIC Regular Certificates offered hereunder will be the price at which a substantial amount of REMIC Regular Certificates of that Class are first sold to the public (excluding bond houses and brokers).

     If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the Closing Date to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificate, and as excludible from income when received as a payment of interest on the first Distribution Date. The OID Regulations suggest that some or all of this pre-issuance accrued interest 'may' be treated as a separate asset (and hence not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date. It is unclear how such treatment would be elected under the OID Regulations and whether an election could be made unilaterally by a Certificateholder.

     The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than 'qualified stated interest'. Under the OID Regulations, 'qualified stated interest' is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or
(ii) the current values of a single 'qualified floating rate' or 'objective rate' (each, a 'Single Variable Rate'). A 'current value' is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A 'qualified floating rate' is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the closing date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can be expected to have approximately the same values throughout the term of the Certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the closing date are within 0.25% of each other. A variable rate that is subject to an interest rate cap, floor, 'governor' or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the closing date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An 'objective rate' is a rate (other than a qualified floating rate) determined using a single formula fixed for the life of the Certificate, which is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate),
(ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency, (iii) the yield or changes in price of one or more items of 'actively traded' personal property, (iv) a combination of rates described in (i), (ii) and (iii), or (v) a rate designated by the IRS. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Certificate's term will differ significantly from the average

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value of such rate during the final half of its term. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the closing date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the closing date does not differ from the fixed rate by more than 0.25%. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates, or at (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single 'qualified inverse floating rate' (each, a 'Multiple Variable Rate'). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above). Under these rules, some of the payments of interest on a Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See ' -- Variable Rate Certificates'. REMIC Regular Certificates offered hereby other than Certificates providing for variable rates of interest or for the accretion of interest are not anticipated to have stated interest other than 'qualified stated interest', but if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the Prospectus Supplement. Some or all of the payments on REMIC Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such Certificates.

     Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average life of the REMIC Regular Certificate. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made, and whose denominator is the stated redemption price at maturity of such REMIC Regular Certificate. The IRS may be anticipated to take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any 'teaser' rate, interest holiday or similar provision would be treated as subject to the de minimis rule if the greater of the deferred or foregone interest or the other original issue discount is less than such de minimis amount.

     The OID Regulations generally would treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See 'Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium'.

     Each holder of a REMIC Regular Certificate must include in gross income the sum of the 'daily portions' of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is, unless otherwise stated in the applicable Prospectus Supplement, each period that begins or ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period (beginning on the Closing Date in the case of the first such period). For any accrual period such portion will equal the excess, if any, of (i) the sum of (A) the present value of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period and (B) the distribution made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding

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sentence will be calculated based on (i) the yield to maturity of the REMIC
Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Distribution Date on the REMIC Regular Certificate (notwithstanding that no distribution is scheduled to be made on such date) that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the 'adjusted issue price', by an amount equal to the product of (i) such daily portions and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on or after the day of purchase. The adjusted issue price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions previously made other than distributions of qualified stated interest.

     Variable Rate Certificates. Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to such Certificates. In the absence of other authority, the Company intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest, accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an equivalent fixed rate debt instrument, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the closing date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the closing date, (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate, and (d) for an actual fixed rate, such hypothetical fixed rate as would result under (a) or (b) if the actual fixed rate were replaced by a hypothetical qualified floating rate or qualified inverse floating rate such that the fair market value of the Certificate as of the issue date would be approximately the same as that of an otherwise identical debt instrument providing for the hypothetical variable rate rather than the actual fixed rate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to

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the Certificateholder's taxable income for the taxable period or periods to which such difference relates. Additionally, purchasers of such Certificates should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to provisions of proposed Treasury Regulations applicable to instruments having contingent payments. The application of those provisions to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

2. Market Discount and Premium

     A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, at a purchase price less than the adjusted issue price (as defined under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount') of such REMIC Regular Certificate generally will recognize market discount upon receipt of each distribution of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount, and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to such REMIC Regular Certificate.

     A Certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made for a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Under a statutory de minimis exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC Regular Certificate would be treated in a manner similar to original issue discount of a de minimis amount. See 'Taxation of Holders of REMIC Regular Certificates -- Original Issue Discount'. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount de minimis exception have not been issued in proposed or temporary form, and the precise treatment of de minimis market discount on obligations payable in more than one installment therefore remains uncertain.

     The 1986 Act grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that

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accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     A REMIC Regular Certificate purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as discussed above. The Committee Report indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates.

3. Realized Losses

     Under Code Section 166, both corporate holders of REMIC Regular Certificates and noncorporate holders of REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as a result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Code Section 166 until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate without regard to any reduction in distributions attributable to defaults or delinquencies on the Mortgage Loans or the underlying assets until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

4. Callable Class Certificates

     An entity electing to be treated as a REMIC may either itself directly, or indirectly through the use of a trust owned by such entity, enter into a redemption agreement pursuant to which the counterparty will have the

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right to cause a redemption of the outstanding Certificates (as used herein, each such right a 'Call Right', and each such Certificate, a 'Callable Class Certificate') beginning on the Distribution Date and subject to payment of the redemption price and other conditions that may be specified in the applicable Prospectus Supplement. See 'Description of the Certificates -- Redemption Agreement.' In the event the trust issues the Call Right, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the trust will be treated as a grantor trust under subpart E, part 1 of Subchapter J of the Code and, as a result, the REMIC will be treated as having directly issued the Call Right.

     The REMIC will be treated as (i) owning an interest in the underlying Mortgage Loans and (ii) writing a call option on its interest in the underlying Mortgage Loans, represented by the right of the holder of the Call Right to direct the Depositor to redeem the outstanding Certificates as described under 'Description of the Certificates -- Redemption Agreement'.

     Under these circumstances, the REMIC should be considered to have acquired its interest in the underlying Mortgage Loans for an amount equal to its initial aggregate basis in its assets, determined as described more fully hereunder, plus the fair market value at the time of purchase of such REMIC's assets of the call option the REMIC is deemed to have written, which amount the REMIC is deemed also to have received. Accordingly, the REMIC's basis in its interest in the underlying Mortgage Loans will actually be greater than the aggregate issue price of the REMIC Certificates it issues, resulting in less discount income or greater premium deductions to the REMIC than it would have recognized had the call option not been written. Under current federal income tax law, the REMIC will not be required to include immediately in income the amount of the option premium it is deemed to have received. However, although the treatment of these items is not entirely clear, it appears that as the REMIC receives principal payments on the underlying Mortgage Assets, and if the REMIC sells or distributes in kind any of the underlying Mortgage Loans, the REMIC will be deemed to have received (in addition to the amount of such payment, the sales price or the fair market value of the asset, as the case may be) an amount equal to the corresponding portion of the payment it was deemed to receive at the time the call option was originally written. Accordingly, the amount realized by the REMIC with respect to its interest in the underlying Mortgage Loans, will be greater than the amount of cash received by it, and over the life of the REMIC the entire amount of the deemed payment received when the call option was written will be reported by the REMIC, although not at the times that a corresponding amount of income would be reported based on a constant yield method. Investors should be aware that, subject to certain specific exceptions in the REMIC regulations, it is not anticipated that the REMIC will sell or transfer or otherwise dispose of any of the underlying Mortgage Loans except pursuant to an exercise of the Call Right. See 'Prohibited Transactions and Other Possible REMIC Taxes'. In the event that the holder of the Call Right chooses to effect such a redemption of the underlying Mortgage Loans, the transactions by which the Certificates are retired and the related Trust Fund terminated will constitute a 'qualified liquidation' of the REMIC within the meaning of Section 860F(a)(4) of the Code.

     Taxation of Call Option Premium. Under current federal income tax law, the REMIC will not be required to include immediately in income the option premium with respect to the Call Right that it is deemed to receive. Instead, such premium will be taken into account when the Call Right lapses, is exercised or is otherwise terminated with respect to the REMIC. As indicated above, an amount equal to the option premium that is deemed to be received by the REMIC would be included in the REMIC's basis in the Mortgage Loans. The REMIC's recovery of such basis will not occur at the same rate as its inclusion in income of the option premium.

     As a grantor of an option, the REMIC must include the option premium in income when the option lapses, which with respect to the REMIC is no later than the redemption by a holder of the Call Right. Although the Call Right will not expire by its terms during the period in which the Certificates remain outstanding the Mortgage Assets to which the Call Right relates will be reduced over time through principal payments. Although it is not entirely clear whether the Call Right would thus be deemed to lapse as the Mortgage Loans are paid down, and if so, at what rate, the Depositor intends to report income to the REMIC based on the assumption that the Call Right lapses, and the related premium is recognized by the REMIC, proportionately as principal is paid on the Mortgage Loans (as prepayments prior to the date on which the Call Right may first be exercised or as scheduled principal payments or prepayments after the first date on which the Call Right may be exercised). There is no assurance that the IRS would agree with this method of reporting income from the lapse

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of the Call Right, and furthermore, it should be noted that the IRS currently is examining the rules regarding the taxation of option premiums.

     If the Call Right is exercised, the REMIC will add an amount equal to the unamortized portion of the option premium to the amount realized from the sale of the underlying Mortgage Loans.

     If the REMIC transfers one of the underlying Mortgage Loans, such transfer will be treated as a 'closing transaction' with respect to the option the REMIC is deemed to have written. Accordingly, the REMIC will recognize gain or loss equal to the difference between the unamortized amount of option premium and the amount the REMIC is deemed to pay, under the rules discussed above, to be relieved from its obligations under the option. However, as discussed above, subject to certain specified exceptions (including in connection with the issuance of the Call Right), it is not anticipated that the REMIC will transfer any of the underlying Mortgage Loans. See 'Prohibited Transactions and Other Possible REMIC Taxes'.

     Certificateholders are urged to consult their tax advisors before purchasing an interest in any Callable Class Certificate.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

1. General

     An owner of a REMIC Residual Certificate ('Residual Owner') generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in ' -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules and Distributions', the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention (unless otherwise disclosed in the applicable Prospectus Supplement), its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Owner by virtue of this paragraph will be treated as ordinary income or loss. Purchasers of REMIC Residual Certificates should be aware that taxable income from such Certificates could exceed cash distributions thereon in any taxable year. For example, if Mortgage Loans are acquired by a REMIC at a discount, then the holder of a residual interest may recognize income without corresponding cash distributions. This result could occur because a payment produces recognition of discount on the Mortgage Loan while the payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount. Taxable income may also be greater in earlier years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the lower yielding sequences of Certificates are paid, whereas interest income with respect to any given fixed rate Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     If so specified in the applicable Prospectus Supplement for a Series, the underlying Mortgage Loans may be subject to redemption at the direction of the holder of certain redemption right. As a direct owner in the underlying Mortgage Loans for federal income tax purposes, the REMIC will also be treated as having written the call option on such underlying Mortgage Loans. See 'Callable Class Certificates'.

2. Taxable Income or Net Loss of the REMIC Trust Fund

     The taxable income or net loss of the REMIC Mortgage Pool will reflect a netting of income from the Mortgage Loans, any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC

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Regular Certificates, and deductions and losses allowed to the REMIC Mortgage
Pool. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of any Mortgage Loan's adjusted issue price (as determined under 'Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium') over its fair market value at the time of their transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield and on the Prepayment Assumption. For this purpose, the Company intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Company, it will estimate the value of such retained interests in order to determine the fair market value of the Mortgage Loans for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see ' -- Prohibited Transactions and Other Possible REMIC Taxes', below) will be taken into account. Fourth, the REMIC Mortgage Pool generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2). Fifth, the REMIC Regulations provide that the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the Mortgage Pool level to the servicing fees paid to the Master Servicer or sub-servicers, if any. (See, however, ' -- Pass-Through of Servicing Fees', below.) If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

3. Basis Rules and Distributions

     Any distribution by a REMIC Mortgage Pool to a Residual Owner will not be included in the gross income of such Residual Owner to the extent it does not exceed the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. (See ' -- Sales of REMIC Certificates', below.) The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner (See ' -- Taxation of Owners of REMIC Residual
Certificates -- Daily Portions', above) and decreased by distributions and by net losses taken into account with respect to such interest.

     A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.

     The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate (See
' -- Sales of REMIC Certificates', below). The residual holder does, however, receive reduced taxable income over the life of the REMIC, because the REMIC's basis in the underlying REMIC Mortgage Pool includes the fair market value of the REMIC Regular Certificates and REMIC Residual Certificates.

4. Excess Inclusions

     Any 'excess inclusions' with respect to a REMIC Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the 'daily accruals' for each day during such quarter that such REMIC Residual Certificate was held by such Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term 'applicable federal rate' (generally, an average of current yields on Treasury securities of comparable maturity) (the 'AFR') in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the

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adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold.

     An excess inclusion cannot be offset by deductions, losses or loss carryovers from other activities. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion of such Residual Owner is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See ' -- Foreign Investors in REMIC Certificates'.

     Although it has not done so, the Treasury also has authority to issue regulations that, if REMIC Residual Certificates are found in the aggregate not to have 'significant value', would treat as excess inclusions with respect to such REMIC Residual Certificates the entire daily portion of taxable income for such REMIC Residual Certificates. In order to have significant value, the REMIC Residual Certificates must have an aggregate issue price, at issuance, at least equal to two percent of the aggregate issue prices of all of the related REMIC Regular and Residual Certificates. In addition, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Each Prospectus Supplement pursuant to which REMIC Residual Certificates are offered will state whether such REMIC Residual Certificates will have, or may be regarded as having, 'significant value' under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have 'significant value' will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will have 'significant value' for purposes of the above described rules or that a Residual Owner will receive distributions of amounts calculated pursuant to those assumptions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder.

5. Noneconomic REMIC Residual Certificates

     Under the REMIC Regulations, transfers of 'noneconomic' REMIC Residual Certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax'. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such 'noneconomic' REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate will be considered a noneconomic residual interest unless, at the time of its transfer and based on the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the AFR) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should

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consider the possibility that a purported transfer of such REMIC Residual
Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered 'noneconomic' residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will or will not be considered 'noneconomic' will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will not be considered 'noneconomic' for purposes of the above-described rules or that a REMIC Residual Owner will receive distributions calculated pursuant to such assumptions. See 'Foreign Investors in REMIC Certificates' below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

6. Tax-Exempt Investors

     Generally, tax exempt organizations that are not subject to Federal income taxation on 'unrelated business taxable income' pursuant to Code Section 511 are treated as 'disqualified organizations' under provisions of the 1988 Act. Under provisions of the Pooling Agreement, such organizations generally are prohibited from owning Residual Certificates. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion of such Residual Owner is treated as unrelated business taxable income. See ' -- Sales of REMIC Certificates'.

7. Real Estate Investment Trusts

     If the applicable Prospectus Supplement so provides, a Mortgage Pool may hold Mortgage Loans bearing interest based wholly or partially on Mortgagor profits, Mortgaged Property appreciation, or similar contingencies. Such interest, if earned directly by a real estate investment trust ('REIT'), would be subject to the limitations of Code Sections 856 (f) and 856 (j). Treasury regulations treat a REIT holding a REMIC Residual Certificate for a principal purpose of avoiding such Code provisions as receiving directly the income of the REMIC Mortgage Pool, hence potentially jeopardizing its qualification for taxation as a REIT and exposing such income to taxation as a prohibited transaction at a 100 percent rate.

8. Mark-to-Market Rules

     Treasury regulations provide that any REMIC Residual Certificate acquired after January 3, 1995 will not be treated as a security and therefore generally may not be marked-to-market.

SALES OF REMIC CERTIFICATES

     If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under ' -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules and Distributions', above. Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (ii) the amount actually includible in such holder's income. Except as otherwise provided under ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium' and under Code
Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. The distinction between a capital gain or loss and ordinary income or loss is also relevant for other purposes, including limitations on the use of capital losses to offset ordinary income.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a 'conversion transaction'

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within the meaning of Code Section 1258. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the AFR at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     A taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Omnibus Budget Reconciliation Act of 1993 (the 'Budget Act') revised the rules for deducting interest on indebtedness allocable to property held for investment. Generally, deductions for such interest are limited to a taxpayer's net investment income for each taxable year. As amended by the Budget Act, net investment income for each taxable year includes net capital gain attributable to the disposition of investment property only if the taxpayer elects to have such net capital gain taxed at ordinary income rates rather than capital gains rates.

     If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Code Section 7701(i)) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what the precise nature or effective date of it would be.

     The 1988 Act makes transfers of a residual interest to certain 'disqualified organizations' subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value of the total anticipated excess inclusions (discounted using the applicable Federal rate) with respect to such residual interest for the periods after the transfer. For this purpose, 'disqualified organizations' includes the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical and telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption, and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The Pooling Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void.

     In addition, if a 'pass-through entity' includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a 'pass-through entity' means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity. Legislation presently

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pending before the United States Congress, the Tax Simplification and Technical
Corrections Bill of 1993 (the 'Simplification Act'), would apply this tax on an annual basis to 'large partnerships'. Generally, the Simplification Act would treat partnerships that have, or have had, 250 or more partners as a large partnership for this purpose. The Simplification Act would not limit application of the tax to excess inclusions allocable to disqualified organizations, and in fact would apply the tax to large partnerships having no disqualified organizations as partners. If enacted in its present form, the Simplification Act would apply to partnership taxable years ending on or after December 31, 1994.

PASS-THROUGH OF SERVICING FEES

     The general rule is that Residual Certificateholders take into account taxable income or net loss of the related REMIC Mortgage Pool. Under that rule, servicing compensation of the Company and the subservicers (if any) would be allocated to the holders of the REMIC Residual Certificates, and therefore would not affect the income or deductions of holders of REMIC Regular Certificates. However, in the case of a 'single-class REMIC', such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Certificate who is an individual, estate or trust will be able to deduct such expenses in determining regular tax liability only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts, and such persons should carefully consult with their own tax advisors regarding the advisability of an investment in such Certificates.

     A 'single-class REMIC' is a REMIC that either (i) would be treated as a pass-through trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election, or (ii) is substantially similar to such a pass-through trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, the Company intends to treat a REMIC Mortgage Pool as other than a 'single-class REMIC', consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates and in no part to REMIC Regular Certificates.

PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

     The Code imposes a tax on REMIC Mortgage Pools equal to 100 percent of the net income derived from 'prohibited transactions'. In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the 'start-up day' (the day on which the regular and residual interests are issued), other than pursuant to specified exceptions, and subjects 'net income from foreclosure property' to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

TERMINATION OF A REMIC TRUST FUND

     In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which would be a capital loss) equal to the amount of such excess.

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REPORTING AND OTHER ADMINISTRATIVE MATTERS OF REMICS

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. In addition to those holders of REMIC Regular Certificates to whom information reporting generally applies, certain holders of REMIC Regular Certificates who are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring the face of a REMIC Certificate issued at more than a de minimis discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

     The REMIC Regular Certificate information reports must include a statement of the 'adjusted issue price' of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

     The responsibility for complying with the foregoing reporting rules will be borne by the Company.

     For purposes of the administrative provisions of the Code, REMIC Mortgage Pools will be treated as partnerships and the holders of Residual Certificates will be treated as partners. Unless otherwise stated in the applicable Prospectus Supplement, the Company will file federal income tax information returns on behalf of the related REMIC Mortgage Pool, and will be designated as agent for, and will act on behalf of the 'tax matters person' with respect to the REMIC Mortgage Pool in all respects.

     As agent for the tax matters person, the Company will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as agent for the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

     Payments of interest and principal on REMIC Regular Certificates, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the 'backup withholding tax' under Section 3406 of the Code at a rate of 31 percent if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS IN REMIC CERTIFICATES

1. REMIC Regular Certificates

     Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person, as hereinafter defined (a 'Non-U.S. Person'), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided (a) the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (b) the holder of such Certificate signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such holder, and (c) the last U.S. Person in the chain of payment to the holder received such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under any applicable tax treaty.

     'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership (including any entity treated as a partnership or corporation for federal income tax purposes) created or organized in or under the laws of the United States, any state or the District of Columbia, or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

     Holders of REMIC Regular Certificates should be aware that the IRS might take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the REMIC Residual Certificates of a particular Series of Certificates. Further, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

2. REMIC Residual Certificates

     Amounts paid to a Residual Owner that is a Non-U.S. Person generally will be treated as interest for purposes of applying the withholding tax on Non-U.S. Persons with respect to income on its REMIC Residual Certificate. However, it is unclear whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC, rather than on the Certificate itself. Such payments would thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC would so qualify. Such withholding tax generally would be imposed at a rate of 30 percent but would be subject to reduction under any tax treaty applicable to the Residual Owner. However, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. See ' -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions'.

     Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are not U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to Non-U.S. Persons that have 'tax avoidance potential' are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a Non-U.S. Person would continue to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate. A REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a Non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person, and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30 percent of the accrued excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a Non-U.S. Person.

NEW WITHHOLDING REGULATIONS

     The Treasury Department has issued new regulations (the 'New Regulations') which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New

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Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

STATE AND LOCAL TAXATION

     Many states do not automatically conform to changes in the federal income tax laws. Consequently, a REMIC Mortgage Pool which would not qualify as a fixed investment trust for federal income tax purposes may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of a REMIC Mortgage Pool formed in, owning mortgages or property in, or having servicing activity performed in a state without conforming REMIC provisions in its income or franchise tax law. Further, REMIC Regular Certificateholders resident in nonconforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Investors are advised to consult their tax advisors concerning the state and local income tax consequences of their purchase and ownership of REMIC Regular Certificates.

CALL RIGHT

     The holder of the Call Right will be treated as having purchased a call option on all the underlying Mortgage Loans. The price paid by the holder of the Call Right to purchase such call option will be treated as an option premium and accordingly will be added to the purchase price of the Mortgage Loans (in addition to any exchange fee) if the Mortgage Loans are purchased upon exercise of the Call Right, and will be treated as a loss as the Call Right lapses. For a discussion of when the Call Right may be deemed to lapse, see 'Callable Class Certificates' above. Assuming that the underlying Mortgage Loans, if acquired, would be a capital asset in such holder's hands, then loss recognized with respect to such lapse will be treated as a capital loss.

     In light of the above, a thrift, REMIC, real estate investment trust or regulated investment company should consult its tax advisors before purchasing any Call Class.

                            METHODS OF DISTRIBUTION

     Certificates are being offered hereby in Series from time to time (each Series evidencing a separate Mortgage Pool) through any of the following methods:

          1. By negotiated firm commitment underwriting and public reoffering by underwriters;

          2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

          3. By placement directly by the Company with institutional investors.

     A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Company, or the method by which the price at which the underwriters will sell the Certificates will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Company and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Certificates of such Series if any such Certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     PNC Capital Markets, Inc., an affiliate of the Company, may from time to time act as agent or underwriter in connection with the sale of the Certificates. This Prospectus and the related Prospectus Supplement may be used by PNC Capital Markets, Inc. in connection with offers and sales related to secondary market transactions

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

in any Series of Certificates. PNC Capital Markets, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Underwriters and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the 'Act'), or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Certificates of such Series.

                        TRANSFERABILITY OF CERTIFICATES

     The Company anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Act, in connection with reoffers and sales by them of Certificates. Certain purchasers will be required to give the Company prior notice of their intention to resell their Certificates, and to represent to the Company that they will observe certain Prospectus delivery and anti-manipulative requirements of the Act and the Securities Exchange Act of 1934, as amended. The Company will charge any Certificateholder requesting amended or updated Prospectuses or Prospectus Supplements all expenses incurred by the Company for preparation and delivery of such documents. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or resale.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Thomas G. Lehmann, General Counsel, Vice President and Secretary of the Company, and by its special counsel, Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

                             FINANCIAL INFORMATION

     The Company has determined that its financial statements are not material to the offering made hereby. However, any prospective investor who desires to review financial information concerning the Company will be provided, upon request, with a copy of the consolidated balance sheet of the Company as of December 31, 1997 or the end of its last fiscal year, whichever is later, and a copy of the most recent statement of earnings of the Company. Such requests should be directed to PNC Mortgage Securities Corp., Controller's Department, 75 North Fairway Drive, Vernon Hills, Illinois 60061.

                             ADDITIONAL INFORMATION

     This Prospectus, together with the Prospectus Supplement for each Series of Certificates, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 INDEX OF TERMS

     Set forth below is a list of certain of the more significant terms used in this Prospectus and the pages on which the definitions of such terms may be found.

                                                   PAGE
                                                   ----
Act.............................................    80
Advance Claims Endorsement......................    44
Advances........................................    11
AFR.............................................    72
Asset Conservation Act..........................    57
Bankruptcy Instrument...........................    43
Bankruptcy Loss.................................    43
Basic Prepayment Assumption.....................    15
Buydown Fund....................................     9
Buydown Fund Account............................    20
Buydown Loans...................................     9
Callable Class Certificate......................    70
CERCLA..........................................    57
Certificate Account.............................    27
Certificate Administrator.......................     8
Certificate Administrator Fee...................    10
Certificate Interest Rate.......................     8
Code............................................    37
Commission......................................    10
Company.........................................     8
Compensating Interest...........................    14
Conversion Fee..................................    11
Cooperative.....................................     8
Cooperative Loan................................     8
Cooperative Note................................     8
Curtailment.....................................    13
Custodial Account for P&I.......................    24
Defaulted Mortgage Loss.........................    43
Determination Date..............................    29
Distribution Date...............................    19
Distribution Period.............................    28
DOL.............................................    59
Due Date........................................    13
Eligible Investments............................    26
ERISA...........................................    58
Extraordinary Losses............................    43
FDIC............................................    15
FHA.............................................     9
FHA Approved Mortgagees.........................    15
FHA Insurance Policies..........................     9
FHLMC...........................................    15
FHLMC Approved Mortgagees.......................    15
FNMA............................................    15
FNMA Approved Mortgagees........................    15
Fraud Instrument................................    43
Fraud Loss......................................    43
Garn-St. Germain Act............................    56
Indemnified Parties.............................    34
                                                   PAGE
                                                   ----
Insurance Proceeds..............................    24
Investment Account..............................    25
Investment Period...............................    25
IRS.............................................    64
Lenders.........................................    16
Letter of Credit................................    48
Letter of Credit Bank...........................    48
Liquidation Proceeds............................    24
Loss............................................    39
Master Servicer.................................     8
Master Servicing Fee............................    10
Mortgage Interest Rate..........................     9
Mortgage Loan Servicing Group...................     8
Mortgage Loans..................................     8
Mortgage Notes..................................     8
Mortgage Pool Insurance Policy..................    44
Mortgaged Properties............................     8
Mortgages.......................................     8
Net Rate........................................    23
Non-U.S. Person.................................    77
OID Regulations.................................    63
Parties in Interest.............................    58
Paying Agent....................................    19
Payoff..........................................    13
Plans...........................................    58
Pooling Agreement...............................    11
Prepayment Assumption...........................    64
Primary Insurance Policy........................    39
Principal Prepayment............................    14
PTCE............................................    61
Record Date.....................................    19
Relief Act......................................    56
REMIC...........................................    63
REMIC Certificates..............................    63
REMIC Mortgage Pool.............................    63
REMIC Provisions................................    63
REMIC Regulations...............................    63
Reserve Account.................................    45
Reserve Fund....................................    48
Residual Owner..................................    71
Retained Yield..................................    23
Sellers.........................................     8
Seller/Servicers................................     8
Selling and Servicing Contracts.................    18
Senior Certificates.............................    45
Servicer........................................     8
Servicing Contracts.............................    10
Servicing Entity................................     8

                                       81

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

                                                   PAGE
                                                   ----
Servicing Fee...................................    10
Special Hazard Instrument.......................    43
Special Hazard Loss.............................    43
Subordinated Certificates.......................    45
Trustee.........................................    11
Trust Fund......................................    10
                                                   PAGE
                                                   ----
UCC.............................................    54
Underwriter's Exemption.........................    59
VA..............................................     9
VA Guaranties...................................     9
VA Loans........................................     9
Withdrawal Date.................................    25

                         PNC MORTGAGE SECURITIES CORP.
                         Depositor and Master Servicer

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-4

                                  $978,650,561
                                 (APPROXIMATE)

                          ---------------------------
                             PROSPECTUS SUPPLEMENT
                          ---------------------------

                                  Underwriter
                          DONALDSON, LUFKIN & JENRETTE

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

        WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

        WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

        DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE OFFERED CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE OFFERED CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL AUGUST 15, 1999.




                          STATEMENT OF DIFFERENCES


The dagger symbol shall be expressed as...........................'D'